Exhibit 10.1

WSP CONTRACT NUMBER C100910GSC

for

WASHINGTON REQUEST FOR ELECTRONIC COLLISION

REPORTS (WRECR) PROJECT

Between

The Washington State Patrol

And

Intellinetics, Inc.

Effective Date: 7/28/10

1.	Definition of Terms	1

	Contract Term

2.	Term	3
3.	Survivorship	4

	Pricing, Invoice and Payment

4.	Pricing	4
5.	Advance Payment Prohibited	5
6.	Taxes	5
7.	Invoice and Payment	5
8.	Overpayments to Vendor	6

	Software License

9.	License Grant (required)	6
10.	Freedom of Use	6
11.	Software Ownership (required)	6
12.	Software Specifications	7
13.	Date Warranty (required)	7
14.	Physical Media Warranty	7
15.	No Surreptitious Code Warranty (required)	7
16.	Reauthorization Code Required	8
17.	Software Documentation	8

	Equipment

18.	Title to Equipment	8
19.	Equipment Compatibility/Specifications/Configurations	9
20.	Equipment Installation and Set-up	9
21.	Equipment Warranty	10
22.	Equipment Maintenance	10

	Vendor’s Responsibilities

23.	Shipping and Risk of Loss	11
24.	Statement of Work	11
25.	Training	12
26.	Site Security	12
27.	Installation	12
28.	Standard of Performance and Acceptance	12
29.	Software Warranty	13
30.	Software Upgrades and Enhancements	13
31.	Software Maintenance and Support Services	13
32.	Vendor Commitments, Warranties and Representations (required)	15
33.	Protection of WSP’s Confidential Information (required)	15

	Contract Administration

34.	Legal Notices	16
35.	Vendor Account Manager	17
36.	WSP Project Manager	17
37.	Section Headings, Incorporated Documents and Order of Precedence (required)	17
38.	Entire Agreement (required)	18

i

39.	Authority for Modifications and Amendments	18
40.	Independent Status of Vendor (required)	18
41.	Governing Law (required)	18
42.	Subcontractors	18
43.	Assignment	19
44.	Publicity (required)	19
45.	Review of Vendor’s Records (required)	19
46.	Reporting and Status	20

General Provisions

47.	Patent and Copyright Indemnification (required)	20
48.	Save Harmless (required)	21
49.	Licensing Standards	21
50.	OSHA/WISHA	21
51.	Antitrust Violations	21
52.	Compliance with Civil Rights Laws (required)	21
53.	Severability (required)	22
54.	Waiver (required)	22
55.	Vendor’s Proprietary Information (required)	22

Disputes and Remedies

56.	Disputes (required)	22
57.	Attorneys’ Fees and Costs	22
58.	Non-Exclusive Remedies	23
59	Liquidated Damages	23
60.	Failure to Perform	23
61.	Limitation of Liability (required)	23

Contract Termination

62.	Termination for Default (required)	24
63.	Termination for Convenience	24
64.	Termination for Withdrawal of Authority	24
65.	Termination for Non-Allocation of Funds	25
66.	Termination for Conflict of Interest	25
67.	Termination Procedure	25
68.	Covenant Against Contingent Fees	25

Contract Execution

69.	Authority to Bind	26
70.	Counterparts	26

Schedules

Schedule A—Authorized Product and Price List

Schedule B—Nondisclosure Agreement

Schedule C—Contact Information for Vendor and WSP

Exhibits

Exhibit A     RFP No. C100910GSC

Exhibit B     Vendor’s Proposal dated June 4, 2010

ii

WSP CONTRACT NUMBER C100910GSC

for

Washington Request for Electronic Collision Records (WRECR) Project

PARTIES

This Contract (“Contract”) is entered into by and between the state of Washington, acting by and through Washington State Patrol, an agency of Washington State government (“WSP” or “WSP”) located at PO Box 42602, Olympia WA 98504-2602; and Intellinetics, Inc., a corporation licensed to conduct business in the state of Washington (“Vendor”), located at 2190 Dividend Drive, Columbus OH 43228-3806, for the purpose of purchasing Software licenses, hardware and associated services for the Washington Request for Electronic Collision Records Project.

RECITALS

The State of Washington, acting by and through WSP, issued a Request For Proposals (RFP) No. C100910GSC for the purpose of purchasing Software licenses, hardware and associated services for the WRECR Project. This RFP is incorporated into this Contract as Exhibit A, RFP No. C100910GSC, as amended.

The Vendor submitted a timely Response to the RFP. This response is incorporated into this Contract as Exhibit B, Vendor’s Proposal.

WSP evaluated all properly submitted Responses to the above-referenced RFP and has identified the Vendor as the apparently successful Vendor.

WHEREAS WSP has determined that entering into a contract with the Vendor will meet WSP’s needs and will be in the best interest to the citizens of Washington State;

NOW THEREFORE, WSP awards to the Vendor this Contract, the terms and conditions of which shall govern Vendor’s furnishing to WSP automated records management software and related services. This Contract is not for personal use.

IN CONSIDERATION of the mutual promises as hereinafter set forth, the parties agree as follows:

1.	Definition of Terms.

The following terms as used throughout this Contract shall have the meanings set forth below.

“Acceptance” shall mean that the Software has passed its Acceptance Testing and shall be formalized in a written notice from WSP to Vendor; or, if there is no Acceptance Testing, Acceptance shall occur when the Products are delivered.

“Acceptance Date” shall mean the date WSP sends written notice accepting the Product.

“Business Days and Hours” shall mean Monday through Friday, 8:00 a.m. to 5:00 p.m., Pacific Time, except for holidays observed by the state of Washington.

“Concurrent User” shall mean the number of users accessing each separate module of the Software at the same time.

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“Confidential Information” shall mean information that may be exempt from disclosure to the public or other unauthorized persons under either chapter 42.56 RCW or other state or federal statutes. Confidential Information includes, but is not limited to, names, addresses, Social Security numbers, e-mail addresses, telephone numbers, financial profiles, credit card information, driver’s license numbers, medical data, law enforcement records, agency source code or object code, agency security data, or information identifiable to an individual that relates to any of these types of information.

“Contract” shall mean this document, all schedules and exhibits, and all amendments hereto.

“Delivery Date” shall mean the date by which the Products ordered hereunder must be delivered.

“Effective Date” shall mean the first date this Contract is in full force and effect. It may be a specific date agreed to by the parties; or, if not so specified, the date of the last signature of a party to this Contract.

“Equipment” shall mean the Equipment supplied by the Vendor and associated installation hardware as set forth in this Contract.

“Help Desk” shall mean a service provided by Vendor for the support of Vendor’s Products. WSP shall report warranty or maintenance problems to Vendor’s Help Desk for initial troubleshooting and possible resolution of the problems or for the initiation of repair or replacement services.

“Installation Date” shall mean the date by which all Software ordered hereunder shall be in place, in good working order.

“License” shall mean the rights granted to WSP to use the Software that is the subject of this Contract.

“Order” or “Order Document” shall mean any official document and attachments thereto specifying the Software and/or Services to be licensed or purchased from Vendor under this Contract.

“Price” shall mean charges, costs, rates, and/or fees charged for the Products and Services under this Contract and shall be paid in United States dollars.

“Product(s)” shall mean any Vendor-supplied equipment, Software, and documentation.

“Proprietary Information” shall mean information owned by Vendor to which Vendor claims a protectable interest under law. Proprietary Information includes, but is not limited to, information protected by copyright, patent, trademark, or trade secret laws.

“RCW” shall mean the Revised Code of Washington.

“Schedule A” shall mean the Authorized Product and Price List.

“Schedule B” shall mean the Nondisclosure Agreement.

“Schedule C” shall mean Contact Information for Vendor and WSP

“Services” shall mean those Services provided under this Contract and related to the Software License(s) being purchased that are appropriate to the scope of this Contract and includes such things as installation Services, maintenance, training, etc.

“Software” shall mean the object code version of the Software and associated modules identified in Schedule A, licensed pursuant to this Contract. Embedded code, firmware, internal code, microcode, and any other term referring to software residing in the equipment that is necessary for the proper operation of the equipment is not included in this definition of Software. Software includes all prior, current, and future versions of the Software and all maintenance updates and error corrections, provided the service and maintenance terms of this Contract are in force.

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“Specifications” shall mean the technical and other specifications set forth in RFP No. C100910GSC, Schedule A, and the specifications set forth in Vendor’s Product documentation, whether or not Vendor produces such documentation before or after this Contract’s Effective Date.

“Standard of Performance” shall mean the criteria that must be met before Software Acceptance, as set forth in the section titled Standard of Performance and Acceptance. The Standard of Performance also applies to all additional, replacement or substitute Software and Software that is modified by or with the written approval of Vendor after having been accepted.

“Statement of Work” or “SOW” shall mean a separate statement of the work to be accomplished by Vendor under the terms and conditions of this Contract.

“Subcontractor” shall mean one not in the employment of Vendor, who is performing all or part of the business activities under this Contract under a separate contract with Vendor. The term “Subcontractor” means Subcontractor(s) of any tier.

“Vendor” shall mean Intellinetics, Inc., its employees and agents. Vendor also includes any firm, provider, organization, individual, or other entity performing the business activities under this Contract. It shall also include any Subcontractor retained by Vendor as permitted under the terms of this Contract.

“Vendor Account Manager” shall mean a representative of Vendor who is assigned as the primary contact person whom WSP Project Manager shall work with for the duration of this Contract and as further defined in the section titled Vendor Account Manager.

“Vendor Contracting Officer” shall mean Mr. Matthew Chretien, or the person to whom signature authority has been delegated in writing. This term includes, except as otherwise provided in this Contract, an authorized representative of Vendor Contracting Officer acting within the limits of his/her authority.

“WSP” shall mean the state of Washington, Washington State Patrol, any division, section, office, unit or other entity of WSP or any of the officers or other officials lawfully representing WSP.

“WSP Project Manager” shall mean the person designated by WSP who is assigned as the primary contact person whom Vendor’s Account Manager shall work with for the duration of this Contract and as further defined in the section titled WSP Project Manager.

“WSP Contract Administrator” shall mean that person designated by WSP to administer this Contract on behalf of WSP.

“WSP Contracting Officer” shall mean the Chief of the Washington State Patrol, or the person to whom signature authority has been delegated in writing. This term includes, except as otherwise provided in this Contract, an authorized representative of WSP Contracting Officer acting within the limits of his/her authority.

Contract Term

2.	Term.

a.	Term of Contract for Licensed Software and Equipment Purchases

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Vendor shall have the Software and/or Equipment delivered by the Delivery Date(s) specified in Statement(s) of Work. The Software License Term for any Software licensed for use by WSP under this Contract shall be perpetual; see the License Grant section.

b.	Term of Contract for Maintenance and Support

This Contract’s initial Software maintenance and support term shall be two (2) years, commencing the day following expiration of Vendor’s warranty for the Software. This Contract’s Software maintenance and support term may be extended by three (3) additional one (1) year terms: provided that the extensions shall be at WSP’s option and shall be effected by WSP giving written notice of its intent to extend this Contract to Vendor not less than thirty (30) calendar days prior to the then-current Contract term’s expiration and Vendor accepting such extension prior to the then-current Contract term’s expiration. No change in terms and conditions shall be permitted during these extensions unless specifically agreed to in writing.

3.	Survivorship.

All license and purchase transactions executed pursuant to the authority of this Contract shall be bound by all of the terms, conditions, Prices and Price discounts set forth herein, notwithstanding the expiration of the initial term of this Contract or any extension thereof. Further, the terms, conditions and warranties contained in this Contract that by their sense and context are intended to survive the completion of the performance, cancellation or termination of this Contract shall so survive. In addition, the terms of the sections titled Overpayments to Vendor; License Grant; Software Ownership; Date Warranty; No Surreptitious Codes Warranty; Vendor Commitments, Warranties and Representations; Protection of WSP’s Confidential Information; Section Headings, Incorporated Documents and Order of Precedence; Publicity; Review of Vendor’s Records; Patent and Copyright Indemnification; Vendor’s Proprietary Information; Disputes; and Limitation of Liability, and shall survive the termination of this Contract.

Pricing, Invoice and Payment

4.	Pricing. In accordance with Schedule A, Vendor agrees to provide the Products and Services at the Prices set forth below.

a.	One-Time Costs. WSP shall retain a minimum of 20% of Total Onetime Costs as identified in Schedule A for payment upon final acceptance, excluding Equipment. WSP reserves the right to purchase System Software and Equipment required for this project under other Washington State and/or Western States Contracting Alliance contracts.

b.	Maintenance and Support. Upon expiration of Vendor-provided warranty as set forth in the section titled Software Warranty and upon election by WSP to receive maintenance and support Services from Vendor, WSP shall pay maintenance and support fees to Vendor WSP shall reimburse the Vendor for Software Maintenance as identified in Schedule A.

c.	Vendor agrees all the Prices, terms, warranties, and benefits provided in this Contract are comparable to or better than the terms presently being offered by Vendor to any other governmental entity purchasing the same quantity under similar terms. If during the term of this Contract Vendor shall enter into contracts with any other governmental entity providing greater benefits or more favorable terms than those provided by this Contract, Vendor shall be obligated to provide the same to WSP for subsequent purchases.

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5.	Advance Payment Prohibited. No advance payment shall be made for the Software and Services furnished by Vendor pursuant to this Contract. Notwithstanding the above, maintenance payments may be made in accordance with the Invoice and Payment section above.

6.	Taxes. WSP will pay sales and use taxes, if any, imposed on the Products and Services acquired hereunder. Vendor must pay all other taxes including, but not limited to, Washington Business and Occupation Tax, other taxes based on Vendor’s income or gross receipts, or personal property taxes levied or assessed on Vendor’s personal property. WSP, as an agency of Washington State government, is exempt from property tax.

Vendor shall complete registration with the Washington State Department of Revenue and be responsible for payment of all taxes due on payments made under this Contract.

7.	Invoice and Payment. Vendor will submit properly itemized invoices to WSP Project Manager identified in WSP Project Manager section. Invoices shall provide and itemize, as applicable:

a)	WSP Contract number C100910GSC and SOW number;

b)	Vendor name, address, phone number, and Federal Tax Identification Number;

c)	Description of Software, including quantity ordered;

d)	Date(s) of delivery and/or date(s) of installation and set up;

e)	Price for each item, or Vendor’s list Price for each item and applicable discounts;

f)	Maintenance charges;

g)	Net invoice Price for each item;

h)	Applicable taxes;

i)	Shipping costs;

j)	Other applicable charges;

k)	Total invoice Price; and

I)	Payment terms including any available prompt payment discounts.

Payments shall be due and payable within thirty (30) calendar days after receipt and Acceptance of Software or Services or thirty (30) calendar days after receipt of properly prepared invoices, whichever is later.

WSP shall pay Software maintenance and support charges on an annual basis for the following year. Payment of maintenance service/support of less than one (1) month’s duration shall be prorated at 1/30th of the basic monthly maintenance charges for each calendar day.

Incorrect or incomplete invoices will be returned by WSP to Vendor for correction and reissue.

WSP Contract number C100910GSC must appear on all bills of lading, packages, and correspondence relating to this Contract.

WSP shall not honor drafts, nor accept goods on a sight draft basis.

If WSP fails to make timely payment, Vendor may invoice WSP one percent (1%) per month on the amount overdue or a minimum of one dollar ($1). Payment will not be

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considered late if payment is deposited electronically in Vendor’s bank account or if a check or warrant is postmarked within thirty (30) calendar days of Acceptance of the Software or receipt of Vendor’s properly prepared invoice, whichever is later.

8.	Overpayments to Vendor.

Vendor shall refund to WSP the full amount of any erroneous payment or overpayment under this Contract within thirty (30) days’ written notice. If Vendor fails to make timely refund, WSP may charge Vendor one percent (1%) per month on the amount due, until paid in full.

Software License

9.	License Grant (required).

Vendor grants to WSP a non-exclusive, license to use the Software and related documentation according to the terms and conditions of this Contract.

WSP will not decompile or disassemble any Software provided under this Contract or modify Software that bears a copyright notice of any third party without the prior written consent of Vendor or Software owner.

WSP may copy each item of Software to a single hard drive. WSP will make and maintain no more than one archival copy of each item of Software, and each copy will contain all legends and notices and will be subject to the same conditions and restrictions as the original.

WSP may also make copies of the Software in the course of routine backups of hard drive(s) for the purpose of recovery of hard drive contents. WSP may use backup or archival copies of the Software, without reinstallation or interruption of production copy(ies), for disaster recovery exercises at its disaster recovery site(s), without additional charge. WSP may make these backup or archival copies available to the disaster recovery site(s)’ employees who require use of the Software in order to assist WSP with disaster recovery exercises. WSP agrees that production use of the Software at the disaster recovery site(s) shall be limited to times when WSP’s facilities, or any portion thereof, are inoperable due to emergency situations.

10.	Freedom of Use.

Vendor understands that WSP may provide information processing services to other users that are agencies of state government and other tax-supported entities. Vendor further understands that WSP or other users that are agencies of state government and other tax-supported entities may provide services to the public through Internet applications. Software delivered hereunder may be used in the delivery of these services. Vendor acknowledges and agrees that such use of Software products is acceptable under the licensing agreements contained herein, however, any access to this information using the Software toolset is limited to those seats licensed under this Contract. WSP may move Software from one device to another provided such Software is completely removed from the first device after a reasonable testing period on the new device.

11.	Software Ownership (required).

Vendor shall maintain all title, copyright, and other proprietary rights in the Software. WSP does not acquire any rights, express or implied, in the Software, other than those specified in this Contract. Vendor hereby warrants and represents to WSP that Vendor is the owner of the Software licensed hereunder or otherwise has the right to grant to WSP the licensed

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rights to the Software provided by Vendor through this Contract without violating any rights of any third party worldwide. Vendor represents and warrants that Vendor has the right to license the Software to WSP as provided in this Contract and that WSP’s use of the Software and documentation within the terms of this Contract will not infringe upon any copyright, patent, trademark, or other intellectual property right worldwide or violate any third party’s trade secret, contract, or confidentiality rights worldwide. Vendor represents and warrants that: (i) Vendor is not aware of any claim, investigation, litigation, action, suit or administrative or judicial proceeding pending or threatened based on claims that the Software infringes any patents, copyrights, or trade secrets of any third party, and (ii) that Vendor has no actual knowledge that the Software infringes upon any patents, copyrights, or trade secrets of any third party.

12.	Software Specifications.

All Software will conform to its Specifications. Vendor warrants that the Products delivered hereunder shall perform in conformance with the Specifications and Standard of Performance and Acceptance section.

13.	Date Warranty (required).

Vendor warrants that all Software provided under this Contract: (i) does not have a life expectancy limited by date or time format; (ii) will correctly record, store, process, and present calendar dates; (iii) will lose no functionality, data integrity, or performance with respect to any date; and (iv) will be interoperable with other software used by WSP that may deliver date records from the Software, or interact with date records of the Software (“Date Warranty”). In the event a Date Warranty problem is reported to Vendor by WSP and such problem remains unresolved after three (3) calendar days, at WSP’s discretion, Vendor shall send, at Vendor’s sole expense, at least one (1) qualified and knowledgeable representative to WSP’s premises. This representative will continue to address and work to remedy the failure, malfunction, defect, or nonconformity on WSP’s premises. This Date Warranty shall last perpetually. In the event of a breach of any of these representations and warranties, Vendor shall indemnify and hold harmless WSP from and against any and all harm, injury, damages, costs, and expenses incurred by WSP arising out of said breach.

14.	Physical Media Warranty.

Vendor warrants to WSP that each licensed copy of the Software provided by Vendor is and will be free from physical defects in the media that tangibly embodies the copy (the “Physical Media Warranty”). The Physical Media Warranty does not apply to defects discovered more than thirty (30) calendar days after the date of Acceptance of the Software copy by WSP.

Vendor shall replace, at Vendor’s expense including shipping and handling costs, any Software copy provided by Vendor that does not comply with this warranty.

15.	No Surreptitious Code Warranty (required).

Vendor warrants to WSP that no licensed copy of the Software provided to WSP contains or will contain any Self-Help Code nor any Unauthorized Code as defined below. Vendor further warrants that Vendor will not introduce, via modem or otherwise, any code or mechanism that electronically notifies Vendor of any fact or event, or any key, node, lock, time-out, or other function, implemented by any type of means or under any circumstances, that may restrict WSP’s use of or access to any program, data, or equipment based on any type of limiting criteria, including frequency or duration of use for any copy of the Software provided to WSP under this Contract. The warranty is referred to in this Contract as the “No Surreptitious Code Warranty.”

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As used in this Contract, “Self-Help Code” means any back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than a licensee of the Software. Self-Help Code does not include software routines in a computer program, if any, designed to permit an owner of the computer program (or other person acting by authority of the owner) to obtain access to a licensee’s computer system(s) (e.g., remote access via modem) solely for purposes of maintenance or technical support.

As used in this Contract, “Unauthorized Code” means any virus, Trojan horse, worm or other software routines or equipment components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, equipment, or data; or to perform any other such actions. The term Unauthorized Code does not include Self-Help Code.

Vendor will defend WSP against any claim, and indemnify WSP against any loss or expense arising out of any breach of the No Surreptitious Code Warranty. No limitation of liability, whether contractual or statutory, shall apply to a breach of this warranty.

16.	Reauthorization Code Required.

Vendor’s Software shall not require a reauthorization code in order for the Software to remain functional upon WSP’s movement of the Software to another computer system.

17.	Software Documentation.

Vendor will provide two (2) complete set of documentation for each Software order, including technical, maintenance, and installation information. Vendor shall also provide two (2) complete set of documentation for each updated version of Software that Vendor provides pursuant to the Software Upgrades and Enhancements section. Vendor shall provide the documentation on or before the date Vendor delivers its respective Software. There shall be no additional charge for this documentation or the updates, in whatever form provided. Vendor’s Software documentation shall be comprehensive, well structured, and indexed for easy reference. If Vendor maintains its technical, maintenance and installation documentation on a web site, Vendor may fulfill the obligations set forth in this section by providing WSP access to its web-based documentation information. Vendor may also provide such information on CD-ROM. Vendor grants WSP the right to make derivative works, update, modify, copy, or otherwise reproduce the documentation furnished pursuant to this section at no additional charge.

Equipment

18.	Title to Equipment

a.	Upon successful completion of Acceptance Testing, Vendor shall convey to WSP good title to the Equipment free and clear of all liens, pledges, mortgages, encumbrances, or other security interests.

b.	Transfer of title to the Equipment shall include an irrevocable, fully paid-up, perpetual license to use the internal code (embedded software) in the Equipment. If WSP subsequently transfers title to the Equipment to another entity, WSP shall have the right to transfer the license to use the internal code with the transfer of Equipment title. A subsequent transfer of this software license shall be at no additional cost or charge to either WSP or WSP’s transferee.

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19.	Equipment Compatibility/Specifications/Configurations

a.	Vendor shall notify WSP of the existence of any compatibility issues between Vendor’s Equipment and WSP’s already existing or planned for hardware, software, and cabling. WSP will provide Vendor timely access to necessary areas and Equipment sites and shall provide Vendor with a list of any existing or planned for hardware, software, and cabling, as necessary.

b.	Vendor warrants that each item of Equipment delivered hereunder will conform to that item’s detailed Specifications in all respects including, but not limited to: physical characteristics, operating characteristics, space requirements, power requirements, maintenance or warranty characteristics, modularity, compatibility, and the like, as may be modified in writing and agreed to by the parties.

c.	WSP shall have the right to connect the Equipment purchased hereunder to any equipment manufactured or supplied by others including other computers, peripheral equipment, terminal devices, communications equipment, software and the like that interface with the Equipment purchased hereunder.

d.	If requested by WSP, Vendor agrees to identify, on all items of Equipment supplied under this Contract, all appropriate test points for connecting commercially available equipment monitors designed to measure system capacity, performance, or activity.

20.	Equipment Installation and Set-up

a.	WSP shall prepare the environment to house the Equipment based upon written requirements provided by Vendor in its Response, as modified in writing and agreed to by the parties. Vendor’s specialists shall be available to provide required consultation related to environment preparation at no extra cost to WSP apart from the costs presented in Vendor’s Response. Any requirements for the environment not disclosed in Vendor’s Response will be completed by Vendor at no additional cost to WSP.

b.	Vendor is hereby notified that fiber optic, communications, control systems, and other types of cable (collectively called “cabling”) may be located within WSP’s grounds and facilities.

c.	Before beginning work on or about WSP’s premises, Vendor shall contact the WSP to determine if WSP’s cabling systems will be impacted and to make necessary arrangements.

d.	WSP hereby permits Vendor to interface with such cabling and design engineering systems in support of the delivery of the Products and Services ordered under this Contract.

e.	Vendor shall install the Equipment, ready for Acceptance Testing, on or before the Installation Date(s) specified in Statements of Work. Failure to meet the Installation Date(s) may subject Vendor to liquidated damages and/or termination of an Order or of this Contract and other damages available under law, unless such failure is caused by acts or omissions of WSP.

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f.	After installing the Equipment, Vendor shall provide WSP with documentation of a successful system audit, performed at WSP’s installation site using Vendor’s diagnostic routines, as approved by WSP, that demonstrates that the Equipment meets or exceeds the Specifications. Vendor shall certify to WSP in writing that the Equipment is ready for Acceptance Testing. If after reviewing such documentation WSP agrees that the Equipment is ready for Acceptance Testing, WSP shall begin Acceptance Testing, as set forth in the section titled Standard of Performance and Acceptance.

21.	Equipment Warranty

a.	Vendor warrants that the Equipment shall be in good operating condition and shall conform to the Specifications for a period of one (1) year, the Equipment Warranty Period, commencing upon the first day after Acceptance Date.

b.	During the Equipment Warranty Period, Vendor shall adjust, repair, or replace all Equipment that is defective or not performing in conformance with the Specifications. All costs for such adjustments, repairs, or replacements, including all costs for replacing parts or units and their installation and any transportation and delivery fees, shall be at Vendor’s expense. Any defective Equipment shall be repaired or replaced for WSP so that it conforms to the Specifications.

c.	Vendor agrees that all warranty service provided hereunder shall be performed by manufacturer-trained, certified, and authorized technicians. Vendor further agrees to act as the sole point of contact for warranty service. Vendor warrants that it has or will obtain and pass through to WSP any and all warranties obtained or available from the Original Equipment Manufacturer (OEM), including any replacement, upgraded, or additional Equipment warranties.

d.	WSP agrees that Vendor will not be liable for any damages caused by the WSP’s actions or failure of WSP to fulfill any of its responsibilities for site installation.

22.	Equipment Maintenance

a.	At the expiration of the Warranty Period set forth in the section titled Equipment Warranty, Vendor shall provide maintenance services for the Equipment as described herein, at the Prices set forth on Schedule A.

b.	Vendor shall keep the Equipment in good operating condition or restore it to good working order in accordance with the Specifications or, upon WSP’s prior written approval, to current standards.

c.	Vendor shall provide contracted maintenance support twenty-four (24) hours per day, seven (7) days per week, every day of the year/including all WSP and Vendor recognized holidays.

d.	WSP shall provide Vendor physical access to the Equipment to perform maintenance service. Remote access will be provided in accordance with security policies, standards, and guidelines of WSP and the State of Washington. The WSP will provide all equipment and services necessary for Vendor remote access.

e.	On site remedial maintenance shall be performed within four (4) hours after WSP notification to the Vendor that Equipment is malfunctioning or inoperative. Vendor shall provide WSP with a designated point of contact and shall provide Help Desk services as set forth in the section titled Equipment Warranty.

f.	Malfunctioning Equipment must be repaired or a replacement spare installed by Vendor’s qualified field engineer no later than the close of business on the Business Day following notification of Equipment malfunction. Failure of Vendor to comply with this requirement shall be a Failure to Perform.

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Vendor’s Responsibilities

23.	Shipping and Risk of Loss.

Vendor shall ship all Products purchased pursuant to this Contract, freight prepaid, FOB WSP’s destination. The method of shipment shall be consistent with the nature of the Products and hazards of transportation. Regardless of FOB point, Vendor agrees to bear all risks of loss, damage, or destruction of the Products ordered hereunder that occurs prior to the Delivery Date except loss or damage attributable to WSP’s fault or negligence; and such loss, damage, or destruction shall not release Vendor from any obligation hereunder. After the Delivery Date, the risk of loss or damage shall be borne by WSP, except loss or damage attributable to Vendor’s fault or negligence.

24.	Statement of Work.

All Services shall be performed pursuant to the terms of this Contract and shall be documented in a Statement of Work (SOW) established between WSP and Vendor. The SOW shall at a minimum:

a)	Reference this Contract number C100910GSC;

b)	Define project or task objectives;

c)	Describe the scope of Services or work to be performed;

d)	Identify deliverables and Delivery Date(s);

e)	Specify a timeline and period of performance;

f)	Specify compensation and payment, e.g., the hourly rate and total Vendor hours to be provided or the fixed price for a deliverable (whichever is applicable), total cost of the project, and reimbursable Vendor expenses;

g)	Describe Vendor’s roles and responsibilities and identify specific Vendor staff;

h)	Describe WSP’s roles and responsibilities;

i)	Identify the acceptance criteria for the deliverables;

j)	Provide signature block for both parties.

The first SOW will address the discovery phase in which the Contractor will examine a number of application, architecture, and security requirements associated with the project and make recommendations for the final future WRECR environment. The Contractor will also produce an initial project work plan and schedule depicting tasks from initiation through completion of the project. This document shall serve as the basis for subsequent work orders.

Subsequent SOWs shall govern, at a minimum, production of the following deliverables:

a)	System Design document

b)	Data Conversion Plan document (if necessary)

c)	Test Plan document

d)	Implementation Plan document

e)	Training Plan document

f)	All application software to implement the system as designed

g)	All system software necessary to implement the system as designed

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h)	All hardware components necessary to implement the system as designed

i)	Installation and configuration of all hardware and system software to implement the system as designed

j)	Configuration of application software to implement the system as designed

k)	Provide training to WSP staff as identified in the Training Plan

l)	System documentation

m)	Data conversion as identified in the Data Conversion Plan (if necessary)

n)	System test support

o)	Production cut-over support

p)	Maintenance and support

The terms and conditions of any SOW cannot conflict with the terms and conditions of this Contract. In the event of any conflict, the Contract shall prevail.

25.	Training.

Vendor agrees to provide training that is substantially the same as contained in the Vendor’s Proposal as negotiated in a Statement of Work. A fee may be charged for training, as set forth in Schedule A.

a.	The starting dates of the training will be as agreed by the parties in the Statement(s) of Work. The training fee, whether separately stated under the pricing provisions of this Contract or included in the cost of the Equipment and Software, shall cover all costs of training. WSP shall not be responsible for any additional manufacturer’s costs for training required pursuant to this section.

b.	WSP shall have the right, so long as the Equipment and/or Software purchased hereunder is in use by WSP, to give instruction to WSP’s personnel in all courses described above and all revisions thereto without charge, using materials supplied by Vendor. Such use by WSP of Vendor’s materials shall include the right to reproduce the same solely for the permitted use, which use and reproduction shall not be a violation of or infringement upon any patent, copyright, or other proprietary right of Vendor. Vendor grants to WSP the right to make derivative works, update, modify, copy, or otherwise reproduce the documentation furnished pursuant to this section at no additional charge.

26.	Site Security.

While on WSP’s premises, Vendor, its agents, employees, or Subcontractors shall conform in all respects with physical, fire, or other security regulations.

27.	Installation.

Vendor shall install the Software on WSP’s designated equipment in accordance with Statement(s) of Work under this Contract.

28.	Standard of Performance and Acceptance

a.	This section establishes a Standard of Performance that must be met before Acceptance of the Software by WSP. This Standard of Performance is also applicable to any additional, replacement, or substitute Software and any Software that is modified by or with the written approval of Vendor after having been Accepted.

b.	The Standard of Performance and Acceptance for Software shall be incorporated into this Contract through a mutually agreed upon SOW.

c.	The Acceptance Testing period shall be thirty (30) calendar starting from the day after the Software is installed by the Vendor and WSP certifies that Software is ready for Acceptance Testing. WSP will review all pertinent data and shall maintain appropriate daily records to ascertain whether the Standard of Performance has been met.

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d.	In the event the Software does not meet the Standard of Performance during the initial period of Acceptance Testing, WSP may, at its discretion, continue Acceptance Testing on a day-to-day basis until the Standard of Performance is met. If after sixty (60) calendar days the Software still has not met the Standard of Performance WSP may, at its option: (i) declare Vendor to be in breach of this Contract and terminate this Contract; or, (ii) at the sole option of WSP, demand replacement Software from Vendor at no additional cost to WSP; or, (iii) continue the Acceptance Testing for an additional thirty (30) calendar days. WSP’s option to declare Vendor in breach and terminate this Contract shall remain in effect until exercised or until such time as Acceptance Testing is successfully completed.

e.	The date of Acceptance shall be the first WSP Business Day following the successful Acceptance Testing period and shall be formalized in a notice of Acceptance from WSP to Vendor.

29.	Software Warranty.

Vendor warrants that the Software shall be in good operating condition and shall conform to the Specifications for a period of one (1) year (the Warranty Period). This Warranty Period begins on the first day after the Acceptance Date. Vendor shall replace all Software that is defective or not performing in accordance with the Specifications, at Vendor’s sole expense.

30.	Software Upgrades and Enhancements.

During the maintenance and support term of this Contract, the Vendor shall:

Supply at no additional cost updated versions of the Software to operate on upgraded versions of operating systems, upgraded versions of firmware, or upgraded versions of hardware. The Vendor shall provide updates to the Software only for operating systems that are variants of WSP’s currently installed operating system and that comply with the Vendor’s currently published specifications; and

Supply at no additional cost updated versions of the Software that encompass improvements, extensions, maintenance updates, error corrections, or other changes that are logical improvements or extensions of the original Software supplied to WSP.

31.	Software and Equipment Maintenance and Support Services.

Vendor shall provide a replacement copy or correction service at no additional cost to WSP for any error, malfunction, or defect in Software and/or Equipment that, when used as delivered, fails to perform in accordance with the Specifications and that WSP shall bring to Vendor’s attention. Vendor shall undertake such correction service as set forth below and shall use its best efforts to make corrections in a manner that is mutually beneficial. Vendor shall disclose all known defects and their detours or workarounds to WSP.

In addition, Vendor shall provide the following Services:

a.	Help Desk Services. Vendor shall provide Help Desk Services for reporting errors and malfunctions and troubleshooting problems. Vendor’s Help Desk Services shall be by toll-free telephone lines. Vendor’s Help Desk Services shall include but are not limited to the following Services:

Assistance related to questions on the use of the subject Software;

Assistance in identifying and determining the causes of suspected errors or malfunctions in the Software;

Advice on detours or workarounds for identified errors or malfunctions, where reasonably available;

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Information on errors previously identified by WSP and reported to Vendor and detours to these where available; and

Advice on the completion and authorization for submission of the required form(s) reporting identified problems in the Software to Vendor.

b.	Error and Malfunction Service. In the event WSP’s reported issue has not been resolved during the initial call for assistance, the call enters the following escalation procedure:,

In the event a WSP reported issue has not been resolved during the initial call for assistance, the call enters the call escalation procedure. The initial step is to assign the issue to an appropriate category. The Vendor will respond to and completely correct errors, defects, and malfunctions, in accordance with the following schedule.

CATEGORY	SEVERITY
1	A defect causing administrator abilities to halt- crashes of the administrator’s system, the irrevocable loss or corruption of data, or the loss of administrator critical system or software functionality. No documented work-around is practicable.

2	A defect causing administrator abilities to halt - crashes of the administrator’s system, the irrevocable loss or corruption of data, or the loss of a administrator critical system or software functionality. A documented work-around is practicable.

3	A defect causing the recoverable loss or corruption of data, or the loss of system or software functionality that is not administrator critical but does affect user interface (public facing).

4	A defect that does not materially affect the operation of the system, such as minor imperfections to the user interface or items that function properly but do not meet client requirements.

5	There is no defect; however, the WSP may request a change to the subject item through the requirements change process.

The assigned category will determine the escalated response time.

The Vendor will make an initial response to a Category 1 call within a maximum time-period of four (4) hours after receipt. The Vendor will use extraordinary efforts to provide a fix, work around, or patch to Category 1 bugs within six (6) hours after the bug has been replicated and confirmed by the Vendor. Category 1 calls will be handled on a 24X7X365 basis.

The Vendor will make an initial response to a Category 2 call within a maximum time-period of four (4) hours after receipt. The Vendor will provide a fix, work around, or patch to Category 2 bugs within 1 business day (24) hours after the bug has been replicated and confirmed by the Vendor. Category 2 calls will be handled on a 24x7x365 basis.

The Vendor will make an initial response to a Category 3 call (phone or email) within a maximum time-period of six hours after receipt. The Vendor will make reasonable efforts to identify a resolution to Category 3 calls within three (3) business days.

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The Vendor will make an initial response to a Category 4 call (phone or email) within a maximum time period of 1 business day after receipt. Category 4 calls will be handled on a case-by-case basis and may incorporate Category 4 fixes in the next upcoming release of the product.

The Vendor will make an initial response to a Category 5 call (phone or email) within a maximum time period of 3 business days after receipt. Category 5 calls will be handled on a case-by-case basis.

In the event that a resolution cannot be established for a failure during the troubleshooting process, the Vendor will provide a workaround for any critical or non-critical error in an effort to ensure minimal downtime for the affected agency. This workaround shall be considered “temporary” until a permanent resolution can be distributed.

Each detour or code correction will be made available in the form of either a written correction notice or machine-readable media and will be accompanied by a level of documentation adequate to inform WSP of the problem resolved and any significant operational differences resulting from the correction that is known by Vendor, or

If a detour or code correction is not available the Vendor will provide WSP with a written response describing Vendor’s then-existing diagnosis of the error or malfunction and generally outlining Vendor’s then-existing plan and timetable, subject to WSP’s approval, for correcting or working around the error or malfunction.

c.	Maintenance Release Services. Vendor will provide error corrections and maintenance releases to the Software that have been developed by Vendor at no additional cost to WSP. Such releases shall be licensed to WSP pursuant to the terms and conditions of this Contract. Each maintenance release will consist of a set of programs and files made available in the form of machine-readable media and will be accompanied by a level of documentation adequate to inform WSP of the problems resolved including any significant differences resulting from the release that are known by Vendor. Vendor agrees that each maintenance release of Software will be compatible with the then-current unaltered release of Software applicable to the computer system.

32.	Vendor Commitments, Warranties and Representations (required).

Any written commitment by Vendor within the scope of this Contract shall be binding upon Vendor. Failure of Vendor to fulfill such a commitment may constitute breach and shall render Vendor liable for damages under the terms of this Contract. For purposes of this section, a commitment by Vendor includes: (i) Prices, discounts, and options committed to remain in force over a specified period of time; and (ii) any warranty or representation made by Vendor in its Response or contained in any Vendor or manufacturer publications, written materials, schedules, charts, diagrams, tables, descriptions, other written representations, and any other communication medium accompanying or referred to in its Response or used to effect the sale to WSP.

33.	Protection of WSP’s Confidential Information (required).

a.

Vendor acknowledges that some of the material and information that may come into its possession or knowledge in connection with this Contract or its performance may consist of information that is exempt from disclosure to the public or other unauthorized persons under either chapter 42.56 RCW or other state or federal statutes (“Confidential Information”). Confidential Information includes, but is not limited to, names, addresses, Social Security numbers, e-mail addresses, telephone numbers, financial profiles, credit card information, driver’s license numbers, medical data, law

WSP Contract No. C100910GSC	Page 15 of 33

enforcement records, agency source code or object code, agency security data, or information identifiable to an individual that relates to any of these types of information. Vendor agrees to hold Confidential Information in strictest confidence and not to make use of Confidential Information for any purpose other than the performance of this Contract, to release it only to authorized employees or Subcontractors requiring such information for the purposes of carrying out this Contract, and not to release, divulge, publish, transfer, sell, disclose, or otherwise make the information known to any other party without WSP’s express written consent or as provided by law. Vendor agrees to release such information or material only to employees or Subcontractors who have signed a nondisclosure agreement, the terms of which have been previously approved by WSP. Vendor agrees to implement physical, electronic, and managerial safeguards to prevent unauthorized access to Confidential Information.

b.	Vendor agrees to release Confidential Information or material only to Vendor employees or Subcontractors who have passed a fingerprint-based criminal history background check and signed Schedule C, Nondisclosure Agreement. WSP approval of Vendor staff is contingent on this Subsection. The cost of fingerprint-based criminal history background checks shall be the responsibility of the WSP.

c.	Immediately upon expiration or termination of this Contract, Vendor shall, at WSP’s option: (i) certify to WSP that Vendor has destroyed all Confidential Information; or (ii) return all Confidential Information to WSP; or (iii) take whatever other steps WSP requires of Vendor to protect WSP’s Confidential Information.

d.	WSP reserves the right to monitor, audit, or investigate the use of Confidential Information collected, used, or acquired by Vendor through this Contract. The monitoring, auditing, or investigating may include, but is not limited to, salting databases.

Violation of this section by Vendor or its Subcontractors may result in termination of this Contract and demand for return of all Confidential Information, monetary damages, or penalties.

Contract Administration

34. Legal Notices.

Any notice or demand or other communication required or permitted to be given under this Contract or applicable law shall be effective only if it is in writing and signed by the applicable party, properly addressed, and either delivered in person, or by a recognized courier service, or deposited with the United States Postal Service as first-class mail, postage prepaid to the parties at the addresses provided in this section. For purposes of complying with any provision in this Contract or applicable law that requires a “writing,” such communication, when digitally signed with a Washington State Licensed Certificate, shall be considered to be “in writing” or “written” to an extent no less than if it were in paper form.

To Vendor at:		To WSP at:

	Intellinetics, Inc.		Washington State Patrol
Attn:	Matthew Chretien	Attn:	Mr. Jeff Hugdahl
	2190 Dividend Drive		PO Box 42602
	Columbus OH 43228-3806		Olympia WA 98504-2602
Phone:	(614)921-8170	Phone: (360)596-4052
E-mail:	matt@intellinetics.com	E-mail: jeff.hugdahl@wsp.wa.gov

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Notices shall be effective upon receipt or four (4) Business Days after mailing, whichever is earlier. The notice address as provided herein may be changed by written notice given as provided above.

In the event that a subpoena or other legal process commenced by a third party in any way concerning the Software or Services provided pursuant to this Contract is served upon Vendor or WSP, such party agrees to notify the other party in the most expeditious fashion possible following receipt of such subpoena or other legal process. Vendor and WSP further agree to cooperate with the other party in any lawful effort by the other party to contest the legal validity of such subpoena or other legal process commenced by a third party.

When either the Vendor or WSP changes one of the assignments listed in Schedule C, the responsible party shall notify in writing to all persons with assignments as listed in Schedule C.

35.	Vendor Account Manager.

Vendor shall appoint an Account Manager for WSP’s account under this Contract who will provide oversight of Vendor activities conducted hereunder. Vendor’s Account Manager will be the principal point of contact for WSP concerning Vendor’s performance under this Contract. Vendor shall notify WSP Contract Administrator and Project Manager, in writing, when there is a new Vendor Account Manager assigned to this Contract. The Vendor Account Manager information is:

Vendor Account Manager: Matthew Chretien

Address: 2190 Dividend Drive, Columbus OH 43228-3806

Phone: (614) 921-8170              E-mail: matt@intellinetics.com

36.	WSP Project Manager.

WSP shall appoint Ms. Paula Breshears, who will be WSP Project Manager for this Contract and will provide oversight of the activities conducted hereunder. WSP Project Manager will be the principal contact for Vendor concerning business activities under this Contract. WSP shall notify Vendor, in writing, when there is a new WSP Project Manager assigned to this Contract.

37.	Section Headings, Incorporated Documents and Order of Precedence (required).

The headings used herein are inserted for convenience only and shall not control or affect the meaning or construction of any of the sections. Each of the documents listed below is, by this reference, incorporated into this Contract as though fully set forth herein.

Schedule A;

RFP No. C100910GSC;

Any SOW entered into pursuant to this Contract; and

All Vendor or manufacturer publications, written materials and schedules, charts, diagrams, tables, descriptions, other written representations and any other supporting materials Vendor made available to WSP and used to affect the sale of Software to WSP.

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In the event of any inconsistency in this Contract, the inconsistency shall be resolved in the following order of precedence:

Applicable federal and state statutes, laws, and regulations;

Sections of this Contract;

Any SOW entered into pursuant to this Contract;

RFP No. C100910GSC; and

All Vendor or manufacturer publications, written materials and schedules, charts, diagrams, tables, descriptions, other written representations and any other supporting materials Vendor made available to WSP and used to affect the sale of Software to WSP.

38.	Entire Agreement (required).

This Contract sets forth the entire agreement between the parties with respect to the subject matter hereof and except as provided in the section titled Vendor Commitments, Warranties and Representations, understandings, agreements, representations, or warranties not contained in this Contract or a written amendment hereto shall not be binding on either party. Except as provided herein, no alteration of any of the terms, conditions, delivery, Price, quality, or Specifications of this Contract will be effective without the written consent of both parties.

39.	Authority for Modifications and Amendments.

No modification, amendment, alteration, addition, or waiver of any section or condition of this Contract shall be effective or binding unless it is in writing and signed by WSP and Vendor Contracting Officers. Only WSP Contracting Officer shall have the express, implied, or apparent authority to alter, amend, modify, add, or waive any section or condition of this Contract on behalf of WSP.

40.	Independent Status of Vendor (required).

In the performance of this Contract, the parties will be acting in their individual, corporate or governmental capacities and not as agents, employees, partners, joint ventures, or associates of one another. The parties intend that an independent contractor relationship will be created by this Contract. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purpose whatsoever. Vendor shall not make any claim of right, privilege or benefit which would accrue to an employee under chapter 41.06 RCW or Title 51 RCW.

41.	Governing Law (required).

This Contract shall be governed in all respects by the law and statutes of the state of Washington, without reference to conflict of law principles. However, if the Uniform Computer Information Transactions Act (UCITA) or any substantially similar law is enacted as part of the law of the state of Washington, said statute will not govern any aspect of this Contract or any license granted hereunder, and instead the law as it existed prior to such enactment will govern. The jurisdiction for any action hereunder shall be exclusively in the Superior Court for the state of Washington. The venue of any action hereunder shall be in the Superior Court for Thurston County, Washington.

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42.	Subcontractors.

Vendor may, with prior written permission from WSP Contracting Officer, which consent shall not be unreasonably withheld, enter into subcontracts with third parties for its performance of any part of Vendor’s duties and obligations. In no event shall the existence of a subcontract operate to release or reduce the liability of Vendor to WSP for any breach in the performance of Vendor’s duties. For purposes of this Contract, Vendor agrees that all Subcontractors shall be held to be agents of Vendor. Vendor shall be liable for any loss or damage to WSP, including but not limited to personal injury, physical loss, harassment of WSP employee, or violations of the Patent and Copyright Indemnification, Protection of WSP’s Confidential Information, and Software Ownership sections of this Contract occasioned by the acts or omissions of Vendor’s Subcontractors, their agents or employees. The Patent and Copyright Indemnification, Protection of WSP’s Confidential Information, Software Ownership, Publicity and Review of Vendor’s Records sections of this Contract shall apply to all Subcontractors.

43.	Assignment.

With the prior written consent of WSP Contracting Officer, which consent shall not be unreasonably withheld, Vendor may assign this Contract including the proceeds hereof, provided that such assignment shall not operate to relieve Vendor of any of its duties and obligations hereunder, nor shall such assignment affect any remedies available to WSP that may arise from any breach of the sections of this Contract, or warranties made herein including but not limited to, rights of setoff.

WSP may assign this Contract to any public agency, commission, board, or the like, within the political boundaries of the state of Washington, provided that such assignment shall not operate to relieve WSP of any of its duties and obligations hereunder.

44.	Publicity (required).

The award of this Contract to Vendor is not in any way an endorsement of Vendor or Vendor’s products by WSP and shall not be so construed by Vendor in any advertising or other publicity materials.

Vendor agrees to submit to WSP, all advertising, sales promotion, and other publicity materials relating to this Contract or any Product furnished by Vendor wherein WSP’s name is mentioned, language is used, or Internet links are provided from which the connection of WSP’s name therewith may, in WSP’s judgment, be inferred or implied. Vendor further agrees not to publish or use such advertising, sales promotion materials, publicity or the like through print, voice, the World Wide Web, and other communication media in existence or hereinafter developed without the express written consent of WSP prior to such use.

45.	Review of Vendor’s Records (required).

Vendor and its Subcontractors shall maintain books, records, documents and other evidence relating to this Contract, including but not limited to protection and use of WSP’s Confidential Information, and accounting procedures and practices which sufficiently and properly reflect all direct and indirect costs of any nature invoiced in the performance of this Contract. Vendor shall retain all such records for six (6) years after the expiration or termination of this Contract. Records involving matters in litigation related to this Contract shall be kept for either one (1) year following the termination of litigation, including all appeals, or six (6) years from the date of expiration or termination of this Contract, whichever is later.

All such records shall be subject at reasonable times and upon prior notice to examination, inspection, copying, or audit by personnel so authorized by WSP’s Contract Administrator and/or the Office of the State Auditor and federal officials so authorized by law, rule, regulation or contract, when applicable, at no additional cost to the State. Vendor shall be responsible for any audit exceptions or disallowed costs incurred by Vendor or any of its Subcontractors.

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Vendor shall incorporate in its subcontracts this section’s records retention and review requirements.

It is agreed that books, records, documents, and other evidence of accounting procedures and practices related to Vendor’s cost structure, including overhead, general and administrative expenses, and profit factors shall be excluded from WSP’s review unless the cost or any other material issue under this Contract is calculated or derived from these factors.

Vendor shall provide right of access to its facilities to WSP, or any of WSP’s officers, or to any other authorized agent or official of the state of Washington or the federal government, at all reasonable times, in order to monitor and evaluate performance, compliance, and/or quality assurance under this Contract.

46.	Reporting and Status

Both parties shall communicate regularly about SOW status, problem reports, change requests, general issues, and related matters at least monthly or more often as needed. Such reports shall be made through WSP’s Project Manager and the Vendor Account Manager. Each party shall respond to the other within two business days on any query, issue, or request with status; expected time of answer if not given; and possible course(s) of action.

General Provisions

47.	Patent and Copyright Indemnification (required).

a.	Vendor, at its expense, shall defend, indemnify, and save WSP harmless from and against any claims against WSP that any Product supplied hereunder, or WSP’s use of the Product within the terms of this Contract, infringes any patent, copyright, utility model, industrial design, mask work, trade secret, trademark, or other similar proprietary right of a third party worldwide. Vendor shall pay all costs of such defense and settlement and any penalties, costs, damages and attorneys’ fees awarded by a court or incurred by WSP provided that WSP:

Promptly notifies Vendor in writing of the claim, but WSP’s failure to provide timely notice shall only relieve Vendor from its indemnification obligations if and to the extent such late notice prejudiced the defense or resulted in increased expense or loss to Vendor; and

Cooperates with and agrees to use its best efforts to encourage the Office of the Attorney General of Washington to grant Vendor sole control of the defense and all related settlement negotiations.

b.

If such claim has occurred, or in Vendor’s opinion is likely to occur, WSP agrees to permit Vendor, at its option and expense, either to procure for WSP the right to continue using the Product or to replace or modify the same so that they become noninfringing and functionally equivalent. If use of the Product is enjoined by a court and Vendor determines that none of these alternatives is reasonably available, Vendor, at its risk and expense, will take back the Product and provide WSP a refund. In the case of Product, Vendor shall refund to WSP its depreciated value. No termination charges will be payable on such returned Product, and WSP will pay only those charges that were

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payable prior to the date of such return. Depreciated value shall be calculated on the basis of a useful life of four (4) years commencing on the date of purchase and shall be an equal amount per year over said useful life. The depreciation for fractional parts of a year shall be prorated on the basis of three hundred sixty-five (365) days per year. In the event the Product has been installed less than one (1) year, all costs associated with the initial installation paid by WSP shall be refunded by Vendor.

c. Vendor has no liability for any claim of infringement arising solely from:

Vendor’s compliance with any designs, specifications or instructions of WSP;

Modification of the Product by WSP or a third party without the prior knowledge and approval of Vendor; or

Use of the Product in a way not specified by Vendor;

unless the claim arose against Vendor’s Product independently of any of these specified actions.

48.	Save Harmless (required).

Vendor shall defend, indemnify, and save WSP harmless from and against any claims, including reasonable attorneys’ fees resulting from such claims, by third parties for any or all injuries to persons or damage to property of such third parties arising from intentional, willful or negligent acts or omissions of Vendor, its officers, employees, or agents, or Subcontractors, their officers, employees, or agents. Vendor’s obligation to defend, indemnify, and save WSP harmless shall not be eliminated or reduced by any alleged concurrent WSP negligence.

49.	Licensing Standards.

Vendor shall comply with all applicable local, state, and federal licensing, accreditation and registration requirements and standards necessary in the performance of this Contract. (See, for example, chapter 19.02 RCW for state licensing requirements and definitions.)

50.	OSHA/WISHA.

Vendor represents and warrants that its Products, when shipped, are designed and manufactured to meet then current federal and state safety and health regulations. Vendor agrees to indemnify and hold WSP harmless from all damages assessed against WSP as a result of the failure of the Products furnished under this Contract to so comply.

51.	Antitrust Violations.

Vendor and WSP recognize that, in actual economic practice, overcharges resulting from antitrust violations are usually borne by WSP. Therefore, Vendor hereby assigns to WSP any and all claims for such overcharges as to goods and services purchased in connection with this Contract, except as to overcharges not passed on to WSP resulting from antitrust violations commencing after the date of the bid, quotation, or other event establishing the Price under this Contract.

52.	Compliance with Civil Rights Laws (required).

During the performance of this Contract, Vendor shall comply with all federal and applicable state nondiscrimination laws, including but not limited to: Title VII of the Civil Rights Act, 42 U.S.C. §12101 et seq.; the Americans with Disabilities Act (ADA); and Title 49.60 RCW, Washington Law Against Discrimination. In the event of Vendor’s noncompliance or refusal to comply with any nondiscrimination law, regulation or policy, this Contract may be rescinded, canceled, or terminated in whole or in part under the Termination for Default sections, and Vendor may be declared ineligible for further contracts with WSP.

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53.	Severability (required).

If any term or condition of this Contract or the application thereof is held invalid, such invalidity shall not affect other terms, conditions, or applications which can be given effect without the invalid term, condition, or application; to this end the terms and conditions of this Contract are declared severable.

54.	Waiver (required).

Waiver of any breach of any term or condition of this Contract shall not be deemed a waiver of any prior or subsequent breach. No term or condition of this Contract shall be held to be waived, modified, or deleted except by a written instrument signed by the parties.

55.	Vendor’s Proprietary Information (required).

Vendor acknowledges that WSP is subject to chapter 42.56 RCW and that this Contract shall be a public record as defined in chapter 42.56 RCW. Any specific information that is claimed by Vendor to be Proprietary Information must be clearly identified as such by Vendor. To the extent consistent with chapter 42.56 RCW, WSP shall maintain the confidentiality of all such information marked Proprietary Information. If a public disclosure request is made to view Vendor’s Proprietary Information, WSP will notify Vendor of the request and of the date that such records will be released to the requester unless Vendor obtains a court order from a court of competent jurisdiction enjoining that disclosure. If Vendor fails to obtain the court order enjoining disclosure, WSP will release the requested information on the date specified.

Disputes and Remedies

56.	Disputes (required).

In the event a dispute arises under this Contract, it shall be handled by a Dispute Resolution Panel in the following manner. Each party to this Contract shall appoint one member to the Panel. These two appointed members shall jointly appoint an additional member. The Dispute Resolution Panel shall review the facts, Contract terms and applicable statutes and rules and make a determination of the dispute as quickly as reasonably possible. The determination of the Dispute Resolution Panel shall be final and binding on the parties hereto. WSP and Vendor agree that, the existence of a dispute notwithstanding, they will continue without delay to carry out all their respective responsibilities under this Contract that are not affected by the dispute.

57.	Attorneys’ Fees and Costs.

If any litigation is brought to enforce any term, condition, or section of this Contract, or as a result of this Contract in any way, the prevailing party shall be awarded its reasonable attorneys’ fees together with expenses and costs incurred with such litigation, including necessary fees, costs, and expenses for services rendered at both trial and appellate levels, as well as subsequent to judgment in obtaining execution thereof.

In the event that the parties engage in arbitration, mediation or any other alternative dispute resolution forum to resolve a dispute in lieu of litigation, both parties shall share equally in the cost of the alternative dispute resolution method, including cost of mediator or arbitrator. In addition, each party shall be responsible for its own attorneys’ fees incurred as a result of the alternative dispute resolution method.

WSP Contract No. C100910GSC	Page 22 of 33

58.	Non-Exclusive Remedies.

The remedies provided for in this Contract shall not be exclusive but are in addition to all other remedies available under law.

59.	Liquidated Damages

a.	General. Any delay by the Contractor in meeting the delivery date set forth in this Contract will interfere with the proper implementation of WSP’s programs and will result in loss and damage to WSP. As it would be impracticable to fix the actual damage sustained in the event of any such failure(s) to perform, both parties agree that in the event of any such failure(s) to perform, the amount of damage which will be sustained will be the amount set forth in the following subsections and the parties agree that the Contractor shall pay such amounts as liquidated damages and not as a penalty. Liquidated damages provided under the terms of this Contract are subject to the same limitations as provided in the section titled Limitation of Liability.

b.	Specific. If the Contractor does not deliver the Products as identified in SOW(s), the Contractor shall provide a revised Delivery Date and pay to WSP as fixed and agreed liquidated damages, in lieu of all other damages due to such delay, for each calendar day between the specified Delivery Date and the date that the Contractor actually provides the Products an amount of $100 per day. If the revised Delivery Date is more than thirty (30) calendar days from the original Delivery Date, then by written notice to the Contractor, WSP may immediately terminate the right of the Contractor to provide the Products, and WSP may obtain substitute Products from another vendor. In this event, the Contractor shall be liable for fixed and agreed-upon liquidated damages, in lieu of all other damages due to such delay, in the amount specified above, until the substitute Product(s) is provided, or a maximum of ninety (90) calendar days from the original Delivery Date, whichever occurs first.

60.	Failure to Perform.

If Vendor fails to perform any substantial obligation under this Contract, WSP shall give Vendor written notice of such Failure to Perform. If after thirty (30) calendar days from the date of the written notice Vendor still has not performed, then WSP may withhold all monies due and payable to Vendor, without penalty to WSP, until such Failure to Perform is cured or otherwise resolved.

61.	Limitation of Liability (required).

The parties agree that neither Vendor nor WSP shall be liable to each other, regardless of the form of action, for consequential, incidental, indirect, or special damages except a claim related to bodily injury or death, or a claim or demand based on a Date Warranty or No Surreptitious Code Warranty issue or patent, copyright, or other intellectual property right infringement, in which case liability shall be as set forth elsewhere in this Contract. This section does not modify any sections regarding liquidated damages or any other conditions as are elsewhere agreed to herein between the parties. The damages specified in the sections titled OSHA/WISHA, Termination for Default, and Review of Vendor’s Records are not consequential, incidental, indirect, or special damages as that term is used in this section.

Neither Vendor nor WSP shall be liable for damages arising from causes beyond the reasonable control and without the fault or negligence of either Vendor or WSP. Such causes may include, but are not restricted to, acts of God or of the public enemy, acts of a governmental body other than WSP acting in either its sovereign or contractual capacity, war, explosions, fires, floods, earthquakes, epidemics, quarantine restrictions, strikes,

WSP Contract No. C100910GSC	Page 23 of 33

freight embargoes, and unusually severe weather; but in every case the delays must be beyond the reasonable control and without fault or negligence of Vendor, WSP, or their respective Subcontractors.

If delays are caused by a Subcontractor without its fault or negligence, Vendor shall not be liable for damages for such delays, unless the Services to be performed were obtainable on comparable terms from other sources in sufficient time to permit Vendor to meet its required performance schedule.

Neither party shall be liable for personal injury to the other party or damage to the other party’s property except personal injury or damage to property proximately caused by such party’s respective fault or negligence.

Contract Termination

62.	Termination for Default (required).

If the Vendor violates any material term or condition of this Contract or fails to fulfill in a timely and proper manner its obligations under this Contract, then WSP shall give the Vendor written notice of such failure or violation. The responsible party will correct the violation or failure within thirty (30) calendar days or as otherwise mutually agreed in writing. If the failure or violation is not corrected, this Contract may be terminated immediately by written notice from WSP to the Vendor. WSP reserves the right to suspend all or part of the Contract, withhold further payments, or prohibit Vendor from incurring additional obligations of funds during investigation of any alleged Vendor compliance breach and pending corrective action by Vendor or a decision by WSP to terminate the Contract.

In the event of termination of this Contract by WSP, WSP shall have the right to procure the Products and Services that are the subject of this Contract on the open market and Vendor shall be liable for all damages, including, but not limited to: (i) the cost difference between the original Contract price for the Products and Services and the replacement costs of such Products and Services acquired from another Vendor; (ii) if applicable, all administrative costs directly related to the replacement of this Contract, such as costs of competitive bidding, mailing, advertising, applicable fees, charges or penalties, staff time costs; and, (iii) any other costs to WSP resulting from Vendor’s breach. WSP shall have the right to deduct from any monies due to Vendor, or that thereafter become due, an amount for damages that Vendor will owe WSP for Vendor’s default.

If the Failure to Perform is without the defaulting party’s control, fault, or negligence, the termination shall be deemed to be a Termination for Convenience.

This section shall not apply to any failure(s) to perform that results from the willful or negligent acts or omissions of the aggrieved party.

63.	Termination for Convenience.

When, at the sole discretion of WSP, it is in the best interest of the State, WSP Contracting Officer may terminate this Contract, in whole or in part, by thirty (30) calendar days written notice to Vendor. If this Contract is so terminated, WSP is liable only for payments required by the terms of this Contract for Software and Services received and Accepted by WSP prior to the effective date of termination.

64.	Termination for Withdrawal of Authority.

In the event that WSP’s authority to perform any of its duties is withdrawn, reduced, or limited in any way after the commencement of this Contract and prior to normal completion,

WSP Contract No. C100910GSC	Page 24 of 33

WSP may terminate this Contract by seven (7) calendar days written notice to Vendor. No penalty shall accrue to WSP in the event this section shall be exercised. This section shall not be construed to permit WSP to terminate this Contract in order to acquire similar Services from a third party.

65.	Termination for Non-Allocation of Funds

If funds are not allocated to WSP to continue this Contract in any future period, WSP may terminate this Contract by seven (7) calendar days’ written notice to Vendor or work with Vendor to arrive at a mutually acceptable resolution of the situation. WSP will not be obligated to pay any further charges for Services including the net remainder of agreed to consecutive periodic payments remaining unpaid beyond the end of the then current period. WSP agrees to notify Vendor in writing of such non-allocation at the earliest possible time. No penalty shall accrue to WSP in the event this section shall be exercised. This section shall not be construed to permit WSP to terminate this Contract in order to acquire similar products or services from a third party.

66.	Termination for Conflict of Interest.

WSP may terminate this Contract by written notice to Vendor if WSP determines, after due notice and examination, that any party has violated chapter 42.52 RCW, Ethics in Public Service or any other laws regarding ethics in public acquisitions and procurement and performance of contracts. In the event this Contract is so terminated, WSP shall be entitled to pursue the same remedies against Vendor as it could pursue in the event Vendor breaches this Contract.

67.	Termination Procedure.

In addition to the procedures set forth below, if WSP terminates this Contract, Vendor shall follow any procedures WSP specifies in WSP’s Notice of Termination.

Upon termination of this Contract, WSP, in addition to any other rights provided in this Contract, may require Vendor to deliver to WSP any property, Products, or Work Products specifically produced or acquired for the performance of such part of this Contract as has been terminated.

Unless otherwise provided herein, WSP shall pay to Vendor the agreed-upon price, if separately stated, for the Products or Services received and Accepted by WSP, provided that in no event shall WSP pay to Vendor an amount greater than Vendor would have been entitled to if this Contract had not been terminated. Failure to agree with such determination shall be a dispute within the meaning of the Disputes section of this Contract. WSP may withhold from any amounts due Vendor such sum as WSP determines to be necessary to protect WSP from potential loss or liability.

Vendor shall pay amounts due WSP as the result of termination within thirty (30) calendar days of notice of amounts due. If Vendor fails to make timely payment, WSP may charge interest on the amounts due at one percent (1%) per month until paid in full.

68.	Covenant Against Contingent Fees.

Vendor warrants that no person or selling agency has been employed or retained to solicit or secure this Contract upon any agreement or understanding for a commission, percentage, brokerage, or contingent fee, except bona fide employees or a bona fide established commercial or selling agency of Vendor.

In the event Vendor breaches this section, WSP shall have the right to either annul this Contract without liability to WSP, or, in WSP’s discretion, deduct from payments due to Vendor, or otherwise recover from Vendor, the full amount of such commission, percentage, brokerage, or contingent fee.

WSP Contract No. C100910GSC	Page 25 of 33

Contract Execution

69.	Authority to Bind.

The signatories to this Contract represent that they have the authority to bind their respective organizations to this Contract.

70.	Counterparts.

This Contract may be executed in counterparts or in duplicate originals. Each counterpart or each duplicate shall be deemed an original copy of this Contract signed by each party, for all purposes.

In Witness Whereof, the parties hereto, having read this Contract in its entirety, including all attachments, do agree in each and every particular and have thus set their hands hereunto.

This Contract is effective this 28th day of July, 2010

For the Washington State Patrol:	For Intellinetics, Inc.

D. J. Karnitz	Matthew L. Chretien
Signature	Signature

D. J. Karnitz 7-28-10	Matthew L. Chretien
Print or Type Name Date	Print or Type Name Date

Deputy Chief	President
Title	Title

Approved as to Form

State of Washington Office of the Attorney General

On File
Signature

[ILLEGIBLE]
Print or Type Name

Assistant Attorney General 7/28/10
Title Date

WSP Contract No. C100910GSC	Page 26 of 33

Schedule A

Authorized Product and Price List

Application Software Costs

Application Software Description	Required Quantity	Package Name	Package Cost per License	Total Cost All Licenses	Annual Maintenance Cost
Electronic Collision Report Application—Production
The Main WRECR software platform upon with commercially available and customized components will operate, Enterprise License	1	Intellivue GX Enterprise License (restricted to WRECR solution use).	$50,000	$50,000	$10,000
Automated Redaction Engine for GX	1	Redactivue	Included	Included	Included
Web Services Application Programming Interface	1	ICMCore	Included	Included	Included
Data Import Services for importing reports from WSDOT	1	Content Importer	Included	Included	Included
Electronic Collision Report Application—Development
Custom Winform and web browser based modules for all WSP WRECR requirements not met through Base GX platform	1	N/A	$50,000	$50,000	$10,000
Electronic Collision Report Application—Test
N/A
Electronic Collision Report Application—Other (optional)
N/A
Interfaces
WSDOT Import Services Interface	1	Content Importer Interface	Included	Included	$1,250
OST Bank Processing Interface	1	Bank Care Processing Interface	Included	Included	$3,750
TOTAL				$100,000	$25,000

WSP Contract No. C100910GSC	Page 27 of 33

System Software Costs

System Software Description	Release/Level	Cost	Annual Maintenance Cost
Production
Windows OS	2008	$1,000	N/A
SQL Server	2008 R2 1 CPU	$9,000	N/A
Development
N/A
Test
N/A
Other (optional)
N/A
	TOTAL	$10,000	N/A

System Hardware Costs

Hardware Component Description	Make/Model, Part Number	Required Quantity	Total Purchase Cost	Annual Maintenance Cost
Server- HP DL360,4GB I HP DL360 RAM, 250GB RAIDO Drives, Redundant Power	HP DL360	1	$5,000	$768
Development
N/A
Test
N/A
Other (optional)
N/A
TOTAL			$5,000	$768

Other Implementation Costs

Pre-lmplementation Activities	$5,000
Design	$10,000
Installation	$5,000
Integration	$0
Project Management	$12,500
Training	$2,500
Documentation	$0
Out-of-Pocket-Expenses (travel, per diem, etc.)	$0
TOTAL	$35,000

WSP Contract No. C100910GSC	Page 28 of 33

Hourly Rate for Future Enhancements	$125.00

Total Onetime Costs

Application Software	$100,000
System Software	$10,000
Hardware	$5,000
Other Implementation Costs	$35,000
Subtotal	$150,000
Optional Costs	$0
Total Onetime Costs Including Options	$150,000

Annual Recurring Costs

Application Software Maintenance	$25,000
System Software Maintenance	$0
Hardware Maintenance (3 yr 24x7x4)	$768
Other Recurring Costs	$0
Total Annual Recurring costs	$25,768

WSP Contract No. C100910GSC	Page 29 of 33

Schedule B

Nondisclosure Agreement

As an employee, agent or Subcontractor of the Intellinetics Inc., I acknowledge that some of the material and information that may come into my possession or knowledge in connection with Washington State Patrol Contract Number C100910GSC (Contract) or its performance may consist of information that is exempt from disclosure to the public or other unauthorized persons under either chapter 42.56 RCW or other state or federal statutes (“Confidential Information”). Confidential Information includes, but is not limited to, names, addresses, Social Security numbers, e-mail addresses, telephone numbers, financial profiles, credit card information, driver’s license numbers, medical data, law enforcement records, agency source code or object code,-agency security data, or information identifiable to an individual that relates to any of these types of information.

I agree to hold Confidential Information in strictest confidence and not to make use of Confidential Information for any purpose other than the performance of this Contract, to release it only to authorized employees or Subcontractors requiring such information for the purposes of carrying out this Contract, and not to release, divulge, publish, transfer, sell, disclose, or otherwise make it known to any other party without the Washington State Patrol’s express written consent or as provided by law. I agree to release such information or material only to employees or Subcontractors who have signed a Nondisclosure Agreement substantially the same as this Nondisclosure Agreement. I also agree to implement physical, electronic, and managerial safeguards to prevent unauthorized access to Confidential Information.

Immediately upon expiration or termination of this Contract, my employment with the Intellinetics, Inc., or the contractual relationship with the Intellinetics, Inc. if I am a subcontractor, I shall surrender any and all Confidential Information in my possession to Intellinetics, Inc. for its disposition according to the terms of the Contract.

I understand that I am subject to all applicable state and federal laws, rules, and regulations, including RCW 10.97, violation of which may result in criminal prosecution.

Signature of Employee or Subcontractor

Printed Name and Title

Date

WSP Contract No. C100910GSC	Page 32 of 33

Schedule C

Contact Information for Vendor and WSP

Vendor Account Manager
Name:	Matthew L. Chretien
Address:	2190 Dividend Drive
Columbus, Ohio 43228
Phone:	614-921-8170
Fax:	614-850-2789
E-mail:	matt@intellinetics.com

Vendor Project Manager
Name:	Michael A. Beck
Address:	2190 Dividend Drive
Columbus, Ohio 43228
Phone:	614-921-8170
Fax:	614-850-2789
E-mail:	mbeck@intellinetics.com

WSP Project Manager
Name:	Ms. Paula Breshears
WSP
Physical Address:	Mailing Address:
403 Cleveland Ave SE PO Box 42646
Suite C Olympia WA 98504-2646
Tumwater, WA 98501
Phone:	360-705-5387
Fax:	360-705-5784
E-mail:	paula.breshears@wsp.wa.gov

WSP Contracts Manager
Name:	Mr. Jeff Hugdahl
WSP
Physical Address	Mailing Address:
210-11th Ave SW PO Box 42602
Room 116 Olympia, WA 98504-2602
Olympia WA 98501
Phone:	360-596-4052
Fax:	360-596-4078
E-mail:	jeff.hugdahl@wsp.wa.gov

WSP Billing Address:
Name:	ITD Fiscal Unit
WSP
Address:	PO Box 42622
Olympia WA 98504-2622
Phone:	360-705-5183
Fax:	360- 705-5784

WSP Contract No. C100910GSC	Page 33 of 33

Exhibit A, RFP No. C100910GSC

WSP Contract No. C100910GSC

STATE OF WASHINGTON

Washington State Patrol

RFP No: C100910GSC

Amendment 1

June 3, 2010

Project Title:	Washington Request for Electronic Collision Records

Proposal
Due date:	No later than 5:00 p.m. PST on June 7, 2010
Send to:	Paula Breshears, RFP Coordinator
Information Technology Division
403 Cleveland Ave., Suite C
Tumwater, WA 98501-3311

The following is an amendment to RFP No. C100910GSC. All other terms and conditions of the RFP that have not been revised by this amendment remain in full force and effect.

A.	Vendor Questions and Answers. Per Section VIII.E, Vendor Questions and Answers, below are questions posed by potential vendors responding to this RFP, and the Washington State Patrol’s responses to those questions.

1.

Question: “.... It mentions that funding for the project would expire on September 30th. Does this mean that all functionality must be accepted by that date in order for payment for the functionality to happen? ....”

Answer: The current deadline for funding is September 30’ 2010. However, we understand that this project is large and that having the functionality completed by then may be considered unrealistic by some vendors. We are working with the funding source to acquire an extension. We wanted vendors to be aware of the current funding deadline; however we need vendors to provide us with a realistic timeframe to implement their proposal.

2.	Question: “.... I think the development effort is probably out of our expertise but I started wondering if there might be a design opportunity here. I’d love to learn if there might be an opportunity for us to come in as a subcontractor for this project to establish a great interface....”

Answer: We require vendors to submit a complete proposal for the product described in the RFP. For those vendors that cannot provide a complete solution we suggest partnering with another company to provide a proposal. Please see RFP 2.114 (Third Party Vendor) for more information.

3.	Question: Throughout the WSP WRECR RFP the word “Product” is used. Is it safe to assume the State wants an existing software product that meets or at least approximates the requirements?

Answer: That is our preference, however we are willing to look at custom applications.

4.	Question: Appears that work needs to be done in State facilities (or at least a local presence is required). Should expenses (including service and sales taxes) be included in our price?

Answer: Yes, please include all expenses associated with providing the product.

5.	Question: Is the WSP currently working with a vendor?

Answer: WSP is currently not working with a vendor.

6.	Question: Did the WSP work with a vendor in preparation of this work release?

Answer: WSP did release and Request for Information (RFI) based on the business requirements for this project. The RFP was refined based on responses to the RFI.

7.	Question: Will WSP require a fee for the use of office space for the winning project team?

Answer: There will not be a fee for the use of office space.

8.	Question: “ln regards to the RFP for the development of web-based application to allow public access to collision reports, has Washington State Patrol considered allowing a vendor to provide this service as an application service provider (ASP) or software as a service (SaaS) approach? ...”

Answer: Vendors may propose an ASP solution. However, vendors need to keep in mind that potential legal and continued funding issues would need to be addressed before WSP could enter into a contract for such a proposal.

9.	Question: My firm is preparing a proposal for the Washington State Patrol “WRECR” RFP and we’d like to set up a meeting or conference call to discuss the RFP. I understand you are the primary contact for this RFP, would you be able to help me coordinate?

Answer: WSP is using a Vendor Question and Answers process per Section 2.6 of the RFP in lieu of a vendor conference. Vendor questions needed to be submitted in accordance with the RFP in order to be addressed through this RFP amendment.

10.	Question: How are collision reports captured at the scene by the officer/trooper—on paper or electronically?

Answer: Both. We have troopers who do have computers in their vehicles and do submit collision reports electronically; we also have troopers who do not have computers in their vehicles who submit paper collision reports.

11.	Question: If collision reports are captured at the scene electronically will WSP make the data available to the selected vendor so the data can be used for collision inquires?

Answer: Per the System Requirement Document [SRS] Attachment A of the RFP-All collision data both electronic and paper will be delivered to WSP from Washington State Department of Transportation through a daily feed in a file format that is specified in the SRS. The Contractor will have access to test data.

12.	Question: Will the selected vendor be able to charge a convenience fee for each police report sold through the web portal?

Answer: No.

13.	Question: Will the selected vendor have rights to the data if it is a vendor hosted solution?

Answer: No.

14.	Question: Pg 29-67—Vendor Technical Proposal—is it expected that vendors be able to meet all mandatory requirements marked with asterisks by the Sept 2010 install date or can mandatory requirements be met in the future?

Answer: The mandatory requirements must be met by the time the project is installed. The current deadline for funding is September 30, 2010. However, we understand that this project is large and that having the functionality completed by then may be considered unrealistic by some vendors. We are working with the funding source to acquire an extension. We need vendors to provide us with a realistic timeframe to ensure we get a quality product.

15.	Question: Due to the holiday weekend ahead and the extensive amount of requirements contained in the RFP, we would like to request at least a one week extension on the due date.

Answer: At this time we will be unable to allow for your one week extension: the due date for proposals remains June 7, 2010 by 5:00 pm PST.

16.	Question: “...did something change on this RFP to have it be posted yet again on WEBS? Please advise...”

Answer: Please keep in mind that this is NOT the Request for Information that was published by WSP few months ago; this is an entirely new procurement process.

17.	Question: Section 2.3—User Classes and Characteristics specifies seven types of users, would these types (names/roles) be readily available?

Answer: Specific Names have not been identified for the roles mentioned in Section 2.3 of the Software Requirements Specification (SRS) as these are the business requirements. The names would be done during the functional requirements with the Contractor.

18.	Question: The redaction is based on the identity/authorization of the above users. Will this information be available at the development ?

Answer: The redaction will work as described in Section 5.2 of the Software Requirements Specification (SRS). The application will “know” the role/identity of the user so as to determine the proper redaction use case.

19.	Question: There was no schema that is available for the existing Collision records system. How is the data currently stored?

Answer: The schema for how the collision records will be sent to WSP as described in Section 7.6 of the SRS. A new database will need to be created as WSP will now be storing the data that will come from Washington State Department of Transportation (WSDOT).

20.	Question: Will data migration be a part of the scope of the current development effort.

Answer: Other than the initial file load from WSDOT, no.

21.	Question: Can a third party shopping cart be used to process payments for the collision records?

Answer: Yes. Please see RFP Section 2.114 (Third Party Vendor) for more information about using a third party vendor. The third party will have to adhere to the Office of State Treasurer’s requirements for processing payments.

22.	Question: Section 4.1.2.10 A search query performed by Authorized WSP Collision Records personnel can only be placed in “pending status”. Please confirm if there is a minimum and maximum time limit for this pending status?

Answer: We believe there is some misunderstanding on this requirement. If there is no record found for a specific search by an Authorized WSP Collision Records personnel they, if they choose, can place the “query search” into a pending status to allow for the query to be run again until the record is either found or for 30 days from the date of the collision ( which would be part of the search criteria)

23.	Question: Section 4.2.2.1 says “The product will allow authorized WSP CRD employees to enter information from a check or money order received. This option is only viewable by WSP employees.”. The user types mentions that authorized CRD employees have unrestricted access to CR’s, Could you please clarify in what category do WSP employees fit in ?

Answer: The RFP should have read.... This option is only viewable by WSP CRD Employees.

24.	Question: 4.5.2.3 “The product must provide the ability to enter a pre-assigned account number and password in order to access the billable account” Would the financial institution provide us API’s or service interfaces which would help us provide this functionality.

Answer: The application will not need to interface in this way with a financial system. This will simply be some basic tracking based on an account number provided by our Budget and Fiscal Services (BFS) unit. The application will track that account number’s use of the system and provide a basic invoice which will be handled by an external process to receive payment. This requirement is that the account holder must be able to login to this application with the account number and a password so that searches can be attributed to them. The billable accounts are for high-volume customers who would be billed once a month instead of paying for each individual query as it is performed.

25.	Question: 4.6.1.1.1 “The product must deliver the redacted or non redacted collision report to the requestor in a way that will allow the requestor to print and save locally” Do you have samples of redacted and non-redacted reports which would help us comprehend the reports required?

Answer: Yes, they are available. A redacted sample report is attached to this amendment as Attachment 1; a blank copy of the report is attached to this amendment as Attachment 2.

26.	Question: 4.6.3 Redacting Process is a two step process where the system redacts information and then the WSP staff do a manual redaction. Please confirm if this is correct?

Answer: Only WSP CRD staff will redact.

27.	Question: If the above process is correct we would assume that only authorized WSP CR staff can perform redaction and not WSP staff? Please validate?

Answer: That is correct.

28.	Question: 4.8.3, 4.8.4 It would be assumed that the system should provide information to store the export information based on the schema provided and generate history, audit information and reports (where necessary). Please confirm?

Answer: That is correct.

29.	Question: Can the development be done offshore?

Answer: Yes, as long as there would be onsite presence when needed.

30.	Question: Is onsite presence required? If so, to what extent? Just for requirements gathering and meetings, status updates and during final implementation/training?

Answer: Yes; the extent would be negotiable. We expect the Contractor to be present onsite for some meetings and status updates; during final Implementation/training; and for clarification on the SRS if needed. Requirements gathering has been completed and published in the SRS. If you feel these items can be done without an onsite presence please describe how that can be accomplished in your proposal.

31.	Question: Section 7.3 You have indicated a total budget of US$ 150,000 for the entire project. How is this going to be split for Hardware/software costs?

Answer: We have not determined any split between Hardware and Software costs. We are looking for vendors to propose their solutions and recommendations.

32.	Question: Can we offer our bid only for Software development?

Answer: No; we require you to provide a complete Cost Proposal that addresses all costs associated with implementing the proposal in accordance with Section 7 of the RFP.

33.	Question: Section 2.9.3.1. In case we offer Custom Development, How will our points be scored for Section 5 & Section 6 ?

Answer: You will be scored based on your answers to Sections 5 and 6, as it is stated in the RFP.

34.	Question: Are you particular about an Existing product?

Answer: No, we do not have an existing product in mind.

35.	Question: What will be your preference over an existing Product (with/without customizations) Vs Custom Development?

Answer: Our preference is to use an existing proven product if one is available that meets our needs however we are willing to look at custom applications.

36.	Question: Should the proposal include standard annual maintenance costs outside of what is covered under the 150k budget

Answer: We require you to provide a complete Cost Proposal that addresses all costs associated with implementing the proposal in accordance with Section 7 of the RFP.

37.	Question: What is expected to be covered under the initial warranty period of two years

Answer: Any product you provide us will be covered under the initial warranty.

38.	Question: Does WSP have SQL Server licenses, IIS, or Web Server technologies already in place

Answer: Yes, we do.

39.	Question: Does WSP have a Procurement department? If so, will the vendor need to coordinate purchases with WSP’s Procurement department

Answer: The Contractor will coordinate purchases through the WSP Project Manager who will work with WSP’s procurement offices.

40.	Question: Does WSP already have some servers in place that are available to use for this project? If so, how many and which kind

Answer: Not at this time. We are looking for vendors to propose their solutions and recommendations, and will determine if we have anything to meet their recommendations already on hand.

41.	Question: Would WSP consider a solution that included a front-end Cloud solution

Answer: Not at this time

42.	Question: How many days a week would a vendor need to have a consultant available to be on-site

Answer: We expect the Contractor to be present onsite for some meetings and status updates; during final Implementation/training; and for clarification on the SRS if needed. Requirements gathering has been completed and published in the SRS. If you feel these items can be done without an onsite presence please describe how that can be accomplished in your proposal.

43.	Question: What kind of transactions (check, credit card, Paypal etc.) would WSP prefer this application support?

Answer: Check, Credit Card and Billable (generate statements)

44.	Question: Does WSP have a preferred payment engine

Answer: Please review Section 5.1 starting at question 17 -29 {Payment} of the RFP.

45.	Question: Does WSP have a preference for an Agile/SCRUM Management Process

Answer: WSP does prefer the Agile Management Process.

46.	Question: Will temporary testing environments be provided by WSP until procured systems are available

Answer: Yes, they will be provided to the Contractor.

47.	Question: Will remote users use WSP’s VPN to connect to the WRECR system

Answer: Yes, only WSP CRD employee’s will be using VPN to connect WRECR.

48.	Question: Is there a central store of user accounts and passwords that account information can be pulled from to determine authorization level of the requestor

Answer: For WSP employees, yes. For anyone using the system, no; the user classification is in 2.3 of the Software Requirements Specification (SRS).

49.	Question: What is the expected number of users of the WRECR system

Answer: We do not know how many users would be accessing the system simultaneously.

50.	Question: What is the expected number of daily transactions for the WRECR system

Answer: Our estimate for daily use would be around 400. This is based on the number of internal WSP employees (20) that would access it daily and the amount of requests our Collision Records Division get daily (300+)

51.	Question: Can sample resumes of candidates likely to fill project roles be submitted as part of this RFP response or are specific ones required

Answer: No, we require the specific résumé of the people you are proposing for this project.

52.	Question: Are there existing vendor relationships and or external services that must be evaluated as part of the engagement? If so, who are the existing providers

Answer: WSP is currently not working with a vendor.

53.	Question: If there is an incumbent vendor is there any unhappiness with that provider

Answer: There is no incumbent vendor.

54.	Question: Has WSP collaborated with or discussed this project with any vendor prior to releasing this RFP that will also be eligible to provide a proposal response

Answer: WSP did release and Request for Information (RFI) based on the business requirements for this project.

55.	Question: Is there a person on staff that has dedicated responsibility for this initiative

Answer: WSP formed a project team that includes an executive sponsor, business owner, business lead, and project manager. The project manager has responsibility to ensure initiative is completed on time and all requirements are met.

56.	Question: Do the resources need to be based out of the US or can some offshore resources be utilized to keep cost low as long as there is an on-site resource that fulfills the requirement quoted below. “The Vendor will be required to maintain an on-site presence sufficient to facilitate project communication, knowledge transfer (both business and technical), and complete the analysis and design work with WSP project staff.” 2.17. RESOURCES

Answer: We expect the Contractor to be present onsite for some meetings and status updates; during final Implementation/training; and for clarification on the SRS if needed. Requirements gathering has been completed and published in the SRS. If you feel these items can be done without an onsite presence please describe how that can be accomplished in your proposal.

57.	Question: While onsite interviews will capture initial requirements, to what degree can ongoing work be performed offsite or remotely? Do the resources need to be onsite during all business hours

Answer: We expect the Contractor to be present onsite for some meetings and status updates; during final Implementation/training; and for clarification on the SRS if needed. Requirements gathering has been completed and published in the SRS. If you feel these items can be done without an onsite presence please describe how that can be accomplished in your proposal.

58.	Question: How many Departments / Business Units would be involved in this project? If it is possible to list all these departments, that would be helpful.

Answer: The following units are involved within WSP (but not limited to)

•	Criminal Records Division (CRD)—Business owner
•	Information Technology Division (ITD)
•	Budget and Fiscal Services (BFS)

Other state agencies are (but not limited to)

•	Office of the State Treasurer (OST)
•	Washington State Department of Transportation (WSDOT)

59.	Question: What kind of existing documentation is available, and how readily is it available

Answer: The RFP provides directly or summarizes all documentation available on the project, including the SRS and other documents listed as appendixes in the RFP or the SRS.

60.	Question: Where can we get a copy of the “Certifications and Assurances” document for the Collision Reports project

Answer: The document “Certifications and Assurances” has been added to this amendment as Attachment 3.

STATE OF WASHINGTON
POLICE TRAFFIC COLLISION REPORT

1591971

REPORT NO. E043624

INTERSTATE ☐	CITY STREET ☑	FIRE RESULTED ☐	CASE # 10-194
STATE ROUTE ☐	OTHER ☐	STOLEN VEHICLE ☐	LOCAL AGENCY CODING WA0270400
COUNTY RD ☐	PRIVATE WAY ☐	HIT & RUN INVOLVED ☐	TOTAL # OF UNITS 2 / OBJECT STRUCK

TRIBAL RESERVATION

DATE OF COLLISION (MM-DD-YYYY)	TIME (2400)	COUNTY #	MILES	N/S/E/W	IN/OF	CITY #
2 - 10 - 2010	1840	27			IN ☑	0130

ON (PRIMARY TRAFFIC WAY) INTERSECTION ☐ NON-INTERSECTION ☑

RAINIER STREET — BLOCK NO. ☑ MILE POST ☐ 100

DISTANCE 15.00 MILES ☑ FEET ☐ N ☑ S ☐ E ☐ W ☐ OF (REFERENCE OR CROSS STREET) MAIN STREET

UNIT 01
MOTOR VEHICLE ☑ PEDALCYCLE ☐ DAMAGE THRESHOLD MET YES ☐ NO ☑ PHONE (360) 829-2869

LAST NAME	IRONS
FIRST NAME	JEREMY
MIDDLE INITIAL	N
STREET	1388 COLLINS ROAD
CITY	BUCKLEY
ST	WA
ZIP	98321
CDL / RESTRICTIONS / ENDORSEMENTS	
DRIVER'S LICENSE #	[redacted]
STATE	WA
SEX	M
D.O.B.	[redacted]
ON DUTY	☐
STATUS	
AIRBAG	2
RESTR.	4
EJECT	1
HELMET USE	2
INJURY CLASS	1
NATURE OF INJURIES	
LICENSE PLATE #	637-XUV
STATE	WA
VIN #	IJ4FA49S51P363402
TRAILER PLATE # / STATE	
VEH. YEAR	2010
MAKE	JEEP
MODEL	WRANGLE
STYLE	2T
VEHICLE TOWED	YES ☐ NO ☑
TOWED BY	
GOVT VEHICLE	YES ☐ NO ☑
REGISTERED OWNER INFO.	
LIABILITY INSURANCE IN EFFECT	☑
INSURANCE CO & POLICY #	ALLSTATE 607525329 / EXP: 3-30-10
VEHICLE LEGALLY STANDING	YES ☐ NO ☐
CITATION # / CHARGE	

VEHICLE NO. 1 SHADE IN DAMAGED AREA (9 TOP, 10 BOTTOM)

UNIT 02
MOTOR VEHICLE ☐ PEDALCYCLE ☐ PEDESTRIAN ☑ PROPERTY OWNER ☐ DAMAGE THRESHOLD MET YES ☑ NO ☐ PHONE (253) 880-9041

LAST NAME	GAGE
FIRST NAME	SIERRA
MIDDLE INITIAL	D
STREET	1492 E MAIN STREET BLDG 1 #3
CITY	BUCKLEY
ST	WA
ZIP	98321
CDL / RESTRICTIONS / ENDORSEMENTS	
DRIVER'S LICENSE #	
STATE	
SEX	F
D.O.B.	[redacted]
ON DUTY	☐
STATUS	0
AIRBAG / RESTR. / EJECT / HELMET USE	
INJURY CLASS	7
NATURE OF INJURIES	ABRASION TO BACK OF HEAD AND RIGHT
LICENSE PLATE # / STATE / VIN #	
TRAILER PLATE # / STATE	
VEH. YEAR / MAKE / MODEL / STYLE	
VEHICLE TOWED / TOWED BY / GOVT VEHICLE	
REGISTERED OWNER INFO.	
LIABILITY INSURANCE IN EFFECT	☐
INSURANCE CO & POLICY #	
VEHICLE LEGALLY STANDING	YES ☐ NO ☐
CITATION # / CHARGE	

VEHICLE NO. 2 SHADE IN DAMAGED AREA (9 TOP, 10 BOTTOM)

Left margin codes: 1: 2; 2: 3; 3: 4; 6: 1; 9: 2; 11: 25; 13: 2; 15: 2; 16: 2; 20: 8; 22: 1; 24: 17

Right margin codes: 27: 18; 28: 23; 29: 04; 31: 12; 33: 21; 34: 73; 35: 4; 36: 4; 41: 1

OFFICER'S NAME (PRINT)	BADGE OR ID #	AGENCY
FRAZIER, J	440	WA0270400

PAGE 01 OF 5

PART A 3000-345-150 R (7/06)

STATE OF WASHINGTON
POLICE TRAFFIC
COLLISION REPORT

1591972

CORRECTION

REPORT NO. E043624

CASE # 10-194

ADDITIONAL PERSONS INVOLVED (PASSENGERS AND/OR WITNESSES ONLY)

NAME (LAST, FIRST, MIDDLE INITIAL)	
ADDRESS & PHONE #	
SEX	
D.O.B. MMDDYYYY	- -
PASSENGER ☐ WITNESS ☐	
UNIT #	
SEAT POS.	
AIRBAG	
RESTR.	
EJECT	
HELMET USE	
INJURY CLASS	
NATURE OF INJURIES	

NAME (LAST, FIRST, MIDDLE INITIAL)	
ADDRESS & PHONE #	
SEX	
D.O.B. MMDDYYYY	- -
PASSENGER ☐ WITNESS ☐	
UNIT #	
SEAT POS.	
AIRBAG	
RESTR.	
EJECT	
HELMET USE	
INJURY CLASS	
NATURE OF INJURIES	

NAME (LAST, FIRST, MIDDLE INITIAL)	
ADDRESS & PHONE #	
SEX	
D.O.B. MMDDYYYY	- -
PASSENGER ☐ WITNESS ☐	
UNIT #	
SEAT POS.	
AIRBAG	
RESTR.	
EJECT	
HELMET USE	
INJURY CLASS	
NATURE OF INJURIES	

DIAGRAM

Please see subsequent diagram page

INDICATE NORTH BY ARROW

NARRATIVE

Please see subsequent narrative page(s)

I CERTIFY (DECLARE) UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF WASHINGTON THAT THE FOREGOING IS TRUE AND CORRECT. (RCW 9A.72.085)

INVESTIGATING OFFICER'S SIGNATURE	J FRAZIER
UNIT OR DIST. DET	
DATED	2/23/2010
PLACE SIGNED	
APPROVED BY	NORTHAM, M 438
DATE	
BADGE OR ID #	440
ORI #	WA0270400
TIME POLICE DISPATCHED	6:40 PM
TIME POLICE ARRIVED	6:41 PM

PART B 3000-345-160 R (7/06)

PAGE 2 OF 5

STATE OF WASHINGTON
POLICE TRAFFIC COLLISION REPORT

1591071

REPORT NO.

INTERSTATE ☐ CITY STREET ☐ STATE ROUTE ☐ OTHER ☐ COUNTY RD ☐ PRIVATE WAY ☐

FIRE INVOLVED ☐ STOLEN VEHICLE ☐ HIT & RUN INVOLVED ☐

TRIBAL RESERVATION

CASE #

LOCAL AGENCY CODING

TOTAL # OF UNITS | OBJECT STRUCK

DATE OF COLLISION: M M - D D - Y Y Y Y | TIME (2400) | COUNTY # | MILES | N ☐ S ☐ E ☐ W ☐ | IN ☐ OF ☐ | CITY #

ON (PRIMARY TRAFFIC WAY) | INTERSECTION ☐ | NON-INTERSECTION ☐ | BLOCK NO. ☐ | MILE POST ☐

DISTANCE | MILES ☐ FEET ☐ | N ☐ S ☐ E ☐ W ☐ | OF (REFERENCE OR CROSS STREET)

UNIT 01

MOTOR VEHICLE ☐ | PEDALCYCLE ☐ | DAMAGE THRESHOLD MET YES ☐ NO ☐ | PHONE

LAST NAME | FIRST NAME | MIDDLE INITIAL

STREET NEW ADDRESS ☐

CITY | ST | ZIP

CDL | ENDORSEMENTS | RESTRICTIONS

DRIVER'S LICENSE # | STATE | SEX | D.O.B. MMDDYYYY

ON DUTY ☐ | STATUS | AIRBAG | RESTR | EJECT | HELMET USE | INJURY CLASS | NATURE OF INJURIES

LICENSE PLATE # | STATE | VIN#

TRAILER PLATE # | STATE | TRAILER PLATE # | STATE

VEH. YEAR | MAKE | MODEL | STYLE | VEHICLE TOWED YES ☐ NO ☐ | TOWED BY | GOVT. VEHICLE YES ☐ NO ☐

REGISTERED OWNER INFO.

LIABILITY INSURANCE IN EFFECT ☐ | INSURANCE CO & POLICY #

VEHICLE LEGALLY STANDING YES ☐ NO ☐ | CITATION # | CHARGE

VEHICLE NO. 1
SHADE IN DAMAGED AREA
9 TOP
10 BOTTOM

UNIT 02

MOTOR VEHICLE ☐ | PEDALCYCLE ☐ | PEDESTRIAN ☐ | PROPERTY OWNER ☐ | DAMAGE THRESHOLD MET YES ☐ NO ☐ | PHONE

LAST NAME | FIRST NAME | MIDDLE INITIAL

STREET NEW ADDRESS ☐

CITY | ST | ZIP

CDL | ENDORSEMENTS | RESTRICTIONS

DRIVER'S LICENSE # | STATE | SEX | D.O.B. MMDDYYYY

ON DUTY ☐ | STATUS | AIRBAG | RESTR. | EJECT | HELMET USE | INJURY CLASS | NATURE OF INJURIES

LICENSE PLATE # | STATE | VIN#

TRAILER PLATE # | STATE | TRAILER PLATE # | STATE

VEH. YEAR | MAKE | MODEL | STYLE | VEHICLE TOWED YES ☐ NO ☐ | TOWED BY | GOVT. VEHICLE YES ☐ NO ☐

REGISTERED OWNER INFO.

LIABILITY INSURANCE IN EFFECT ☐ | INSURANCE CO & POLICY #

VEHICLE LEGALLY STANDING YES ☐ NO ☐ | CITATION # | CHARGE

VEHICLE NO. 2
SHADE IN DAMAGED AREA
9 TOP
10 BOTTOM

OFFICER'S NAME (PRINT) | BADGE OR ID # | AGENCY

PAGE 01 OF

PART A 3000-345-153 R (7/06)

DISTRIBUTION: ORIGINAL - WASHINGTON STATE PATROL, P O BOX 42628, OLYMPIA WA 98504-2628;
DUPLICATE COPY - LOCAL LAW ENFORCEMENT AGENCY'S COPY; TRIPLICATE COPY - INVESTIGATOR'S COPY

STATE OF WASHINGTON

Police Traffic Collision Report

Part B

USE THE FOLLOWING CODES FOR STATUS, SEAT POSITION, AIRBAG, RESTRAINT SYSTEMS, EJECTION, HELMET USE AND INJURY CLASS

STATUS OF PEDESTRIAN/ PEDALCYCLIST	SEAT POSITION	AIRBAG	RESTRAINT SYSTEMS	EJECTION	HELMET USE FOR MOTORCYCLISTS, PEDALCYCLISTS, SKATERS OR SKATEBOARDERS	INJURY CLASS
1 Bicyclist 2 Tricyclist 3 Person on Foot 4 Roller Skater / Skateboarder 5 Non-Motorized Wheelchair 6 Motorized Wheelchair 7 Flagger 8 Roadway Worker 9 Emergency Response Personnel 0 Other*	 10 Other Position* 11 Position Unknown 12 Motorcycle 13 Outside of Vehicle	1 Not Air Bag Equipped 2 Not Deployed 3 Deployed - Front 4 Deployed - Side 5 Deployed - Other 6 Deployed - Combination 9 Deployment Unknown	1 No Restraints Used 2 Lap Belt Used 3 Shoulder Belt Used 4 Lap & Shoulder Belt Used 5 Child Infant Seat Used 6 Child Convertible Seat Used 7 Child Built-In Seat Used 8 Child Booster Seat Used 9 Unknown	1 Not Ejected 2 Totally Ejected 3 Partially Ejected 9 Unknown	1 Helmet Used 2 Helmet Not Used 9 Other	1 No Injury 2 Dead at Scene 3 Dead on Arrival 4 Died at Hospital 5 Disabling Injury 6 Non Disabling (Evident Injury) 7 Possible Injury

* DESCRIBE IN THE NARRATIVE.

STATE OF WASHINGTON
POLICE TRAFFIC COLLISION REPORT

1581972

CORRECTION ☐ REPORT NO.

CASE #

ADDITIONAL PERSONS INVOLVED (PASSENGERS AND/OR WITNESSES ONLY)

NAME (LAST, FIRST, MIDDLE INITIAL)

ADDRESS & PHONE # | SEX | D.O.B. MMDDYYYY

PASSENGER ☐ WITNESS ☐ | UNIT # | SEAT POS. | AIRBAG | RESTR. | EJECT | HELMET USE | INJURY CLASS | NATURE OF INJURIES

NAME (LAST, FIRST, MIDDLE INITIAL)

ADDRESS & PHONE # | SEX | D.O.B. MMDDYYYY

PASSENGER ☐ WITNESS ☐ | UNIT # | SEAT POS. | AIRBAG | RESTR. | EJECT | HELMET USE | INJURY CLASS | NATURE OF INJURIES

NAME (LAST, FIRST, MIDDLE INITIAL)

ADDRESS & PHONE # | SEX | D.O.B. MMDDYYYY

PASSENGER ☐ WITNESS ☐ | UNIT # | SEAT POS. | AIRBAG | RESTR. | EJECT | HELMET USE | INJURY CLASS | NATURE OF INJURIES

DIAGRAM

INDICATE NORTH BY ARROW

NARRATIVE

I CERTIFY (DECLARE) UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF WASHINGTON THAT THE FOREGOING IS TRUE AND CORRECT. (RCW 9A.72.085)

INVESTIGATING OFFICER'S SIGNATURE | UNIT OR DIST. DET | DATED | PLACE SIGNED

APPROVED BY | DATE

BADGE OR ID # | ORI # | TIME POLICE DISPATCHED | TIME POLICE ARRIVED

PART B 3000-345-166 R (3/06)

PAGE ☐ OF ☐

DISTRIBUTION: ORIGINAL - WASHINGTON STATE PATROL, P O BOX 42628, OLYMPIA WA 98504-2628;
DUPLICATE COPY - LOCAL LAW ENFORCEMENT AGENCY'S COPY; TRIPLICATE COPY - INVESTIGATOR'S COPY

SUPPLEMENTAL POLICE TRAFFIC COLLISION REPORT

CORRECTION ☐ REPORT NO. 27

CASE #

COMMERCIAL MOTOR CARRIER

1 INTERSTATE ☐ INTRASTATE ☐

UNIT # USDOT ICC # VEHICLE TYPE CARGO BODY TYPE 28

2 CARRIER NAME

3 CARRIER ADDRESS

CITY ST ZIP

4 NAME SOURCE # AXLES GVWR PLACARD ☐ + NAME IF NO NUMBER 29

4a ADDITIONAL UNITS

5 UNIT # MOTOR VEHICLE ☐ PEDAL-CYCLE ☐ PEDESTRIAN ☐ PROPERTY OWNER ☐ DAMAGE THRESHOLD MET YES ☐ NO ☐ PHONE

LAST NAME FIRST NAME MIDDLE INITIAL 30

STREET NEW ADDRESS ☐

6 CITY ST ZIP

CDL ENDORSEMENTS RESTRICTIONS

7 DRIVERS LICENSE # STATE SEX D.O.B. MMDDYYYY 31

8 ON DUTY ☐ STATUS AIRBAG RESTR. EJECT HELMET USE INJURY CLASS NATURE OF INJURIES

9 LICENSE PLATE # STATE VIN# 32

10 TRAILER PLATE # STATE TRAILER PLATE # STATE

11 VEH. YEAR MAKE MODEL STYLE VEHICLE TOWED YES ☐ NO ☐ TOWED BY GOVT VEHICLE YES ☐ NO ☐

12 REGISTERED OWNER INFO SHADE IN DAMAGED AREA

LIABILITY INSURANCE IN EFFECT ☐ INSURANCE CO & POLICY #

13 VEHICLE LEGALLY STANDING YES ☐ NO ☐ CITATION # CHARGE 33

14 UNIT # MOTOR VEHICLE ☐ PEDAL-CYCLE ☐ PEDESTRIAN ☐ PROPERTY OWNER ☐ DAMAGE THRESHOLD MET YES ☐ NO ☐ PHONE 34

15 LAST NAME FIRST NAME MIDDLE INITIAL 35

16 STREET NEW ADDRESS ☐ 36

17 CITY ST ZIP 37

18 CDL ENDORSEMENTS RESTRICTIONS 38

DRIVER'S LICENSE # STATE SEX D.O.B. MMDDYYYY 39

19 ON DUTY ☐ STATUS AIRBAG RESTR. EJECT HELMET USE INJURY CLASS NATURE OF INJURIES 40

20 LICENSE PLATE # STATE VIN#

21 TRAILER PLATE # STATE TRAILER PLATE # STATE

22 VEH. YEAR MAKE MODEL STYLE VEHICLE TOWED YES ☐ NO ☐ TOWED BY GOVT VEHICLE YES ☐ NO ☐

23 REGISTERED OWNER INFO. SHADE IN DAMAGED AREA 41

LIABILITY INSURANCE IN EFFECT ☐ INSURANCE CO & POLICY #

24 VEHICLE LEGALLY STANDING YES ☐ NO ☐ CITATION # CHARGE 42

I CERTIFY (DECLARE) UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF WASHINGTON THAT THE FOREGOING IS TRUE AND CORRECT. (RCW 9A.72.085)

25 INVESTIGATING OFFICER'S SIGNATURE UNIT OR DIST DET DATED PLACE SIGNED

26 BADGE OR ID # ORI # APPROVED BY DATE PAGE OF

2000-345-013 R (7/05)

DISTRIBUTION: ORIGINAL - WASHINGTON STATE PATROL, P O BOX 42628, OLYMPIA WA 98504-2628; DUPLICATE COPY - LOCAL LAW ENFORCEMENT AGENCY'S COPY; TRIPLICATE COPY - INVESTIGATOR'S COPY

Attachment 3—Certifications and Assurances

Amendment 1 to RFP No. C100910GSC

I/we make the following certifications and assurances as a required element of the proposal to which it is attached, understanding that the truthfulness of the facts affirmed here and the continuing compliance with these requirements are conditions precedent to the award or continuation of the related contract(s):

1.	I/we declare that all answers and statements made in the proposal are true and correct.

2.	The prices and/or cost data have been determined independently, without consultation, communication, or agreement with others for the purpose of restricting competition. However, I/we may freely join with other persons or organizations for the purpose of presenting a single proposal.

3.	The attached proposal is a firm offer for a period of 180 days following receipt, and it may be accepted by WSP without further negotiation (except where obviously required by lack of certainty in key terms) at any time within the 180-day period.

4.	In preparing this proposal, I/we have not been assisted by any current or former employee of the state of Washington whose duties relate (or did relate) to this proposal or prospective contract, and who was assisting in other than his or her official, public capacity. (Any exceptions to these assurances are described in full detail on a separate page and attached to this document.)

5.	I/we understand that WSP will not reimburse me/us for any costs incurred in the preparation of this proposal. All proposals become the property of WSP, and I/we claim no proprietary right to the ideas, writings, items, or samples, unless so stated in this proposal.

6.	Unless otherwise required by law, the prices and/or cost data which have been submitted have not been knowingly disclosed by the Proposer and will not knowingly be disclosed by him/her prior to opening, directly or indirectly to any other Proposer or to any competitor.

7.	I/we agree that submission of the attached proposal constitutes acceptance of the solicitation contents and the attached Personal Service Contract General Terms and Conditions. If there are any exceptions to these terms, I/we have described those exceptions in detail on a page attached to this document.

8.	No attempt has been made or will be made by the Proposer to induce any other person or firm to submit or not to submit a proposal for the purpose of restricting competition.

9.	I/we certify that neither the Proposer nor its principals are presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participating in any contract resulting from this procurement by any federal department or agency. Further, if awarded a contract the Proposer agrees not to enter into any arrangements or other contracts with any party that is on the “General Service Administration List of Parties Excluded from Federal Procurement or Non-procurement Programs” which can be found at www.epls.gov.

Signature of Proposer

Title	Date

Criminal Records Division

WASHINGTON REQUEST FOR

ELECTRONIC COLLISION REPORTS

PROJECT (WRECR)

Request for

Proposal

May 17, 2010

No use or disclosure of the information contained herein is permitted without prior written consent.

Request for Proposal WRECR

1.	Introduction	5

	1.1. Overview	5
	1.2. Project Background	5
	1.3. Project Approach	5
	1.4. Project objectives	6

2.	Provisos of the RFP	7

	2.1. Acquisition Coordinator	7
	2.2. RFP Submittal	7
	2.3. Acquisition Method and Process	8
	2.4. Response Due Date	8
	2.5. RFP Schedule	8
	2.6. Vendor Questions and Answers	8
	2.7. Completeness of Response	9
	2.8. RFP Process	9
	2.9. Response Evaluation Process	10
	2.10. Response Part of Contract	13
	2.11. Authorized WSP Representatives	14
	2.12. Amendments	14
	2.13. Response Property of the WSP	14
	2.14. Third Party Vendor	14
	2.15. Use of WSP Facilities - Contract Period	14
	2.16. Mandatory BackGround Check	15
	2.17. Resources	15
	2.18. WSP Staff Involvement in Project	15
	2.19. General Payment Terms	15
	2.20. Response Organization and Number of Copies	16
	2.21. Delivered Response	17
	2.22. Answers to All Sections/Subsections/Appendices Required	17
	2.23. Supplemental Material	17

WRECR - RFP	Page 2

Request for Proposal WRECR

	2.24.	Proprietary or Confidential Information	18
	2.25.	Contractual Language	18
	2.26.	Payment Processing	18
	2.27.	Optional Vendor Debriefing	19
	2.28.	Protest Procedure	19
	2.29.	Insurance Coverage	21

3.	WSP Technical Environment		24

	3.1.	WSP Software Standards	24
	3.2.	Database Source for Collision Records	27
	3.3.	Server Environment for Project	27

4.	Vendor Response		28

	4.1.	Vendor Response to “Vendor Technical Proposal”	28
	4.2.	Vendor Response to “Vendor management Proposal”	29
	4.3.	Vendor Response to “Vendor Cost Proposal”	29
	4.4.	Vendor Response to “Vendor Project management Proposal”	29

5.	Vendor Technical Proposal		30

	5.1.	General System Requirements	30
	5.2.	System Management	61

6.	Vendor Management Proposal		69

	6.1.	Contact Information	69
	6.2.	Additional Vendor Questions	69

7.	Vendor Cost Proposal		74

	7.1.	Payment For Project Deliverables	74
	7.2.	Acceptance Period	74
	7.3.	Cost REsponse	74
	7.4.	Identification of Costs	75

WRECR - RFP	Page 3

Request for Proposal WRECR

8. Project Management Proposal	76

Appendix A—Software Requirement Specification	79
Appendix B—Cash Purchase Response	80
Appendix C—Sample WSP Contract	81

WRECR - RFP	Page 4

Request for Proposal WRECR

1.	Introduction

1.1.	OVERVIEW

The Washington State Patrol (WSP) Criminal Records Division (CRD) Collision Records Section completes approximately 50,000 requests for copies of collision reports annually. These requests come from individuals involved in a collision, parents or legal guardians of a minor driver; insurers, attorneys or other authorized representatives of a driver involved; or law firms doing research. The response to each request is a manual process of searching, redacting, and collecting fees averaging 1 hour production time each to complete. They are currently able to complete these requests within 21 days; however, this is directly related to the staffing level.

1.2.	PROJECT BACKGROUND

The WSP has received federal funding through the Washington Traffic Safety Commission (WTSC) to improve response times to the public and decrease workload for Section staff. The WSP CRD is the business owner for the project with direct interaction with WSP Budget and Fiscal Services (BFS), WSP Public Disclosure, WSP Information Technology Division (ITD), WTSC, Washington State Department of Transportation (WSDOT) Transportation Data Office, and WSDOT Office of Information Technology.

The WSP intends to hire a vendor to develop a web-based application to allow public access to collision reports through the Internet. The application must provide a parameter search for collision reports, automated redacting and printing of selected reports, on-line payment of user fees, and satisfy all public disclosure and records retention requirements. WSP’s collision reporting database will be the source of the collision reports for the WRECR application with daily feeds from WSDOT.

1.3.	PROJECT APPROACH

The project approach is to hire a vendor to implement a web-based application to allow public access to collision reports through the Internet. Although WSP’s prefers to have the commercially available solution that might require some customization to meet all of our needs, we will review custom applications as well. The application must provide a parameter search for collision reports, automated redaction and assembly of selected reports, on-line payment of fees, and satisfy all public disclosure and records retention requirements. WSP’s collision reporting database will be the source of the collision reports for the WRECR application with daily feeds from WSDOT. The environment and application will all be housed at WSP.

WRECR - RFP	Page 5

Request for Proposal WRECR

The timeline for this project is based on when the grant funding expires. The grant expires on September 30th, 2010. There is a possibility of a short extension within 2010. However this is not a guarantee, so every effort of a September 30th project completion should be made. It is further anticipated that WSP will pursue annual support agreements with the vendor, beyond the length of the coverage of the initial warranty period.

This acquisition will establish the following WRECR environment:

•	A database that will contain the collision records, allow for querying of these records based on specific search parameters.

•	A Redaction application—that will automatically redact using specific parameters and also allow for manual redaction.

•	A Retention tool that will meet the retention requirements discussed in the document and in the Software Requirements Specification located in Appendix A.

With the WRECR environment in place WSP expects to accomplish the following functions/activities:

•	A way for the Requestor to query the collision report database by date and Driver Name along with other parameters to obtain specific collision reports.

•	A way to process payments before the collision record is viewed.

•	To have the system redact along with manual redaction of a collision report based on information provided by Requestor.

•	The ability to exchange data with external systems.

•	The ability to generate reports, invoices and logs daily, weekly or monthly.

1.4.	PROJECT OBJECTIVES

The objectives for the WRECR project are to:

•	Procure an WRECR environment system that:

➢	Complies with the WSP requirements as defined in this RFP.

➢	Is flexible enough to grow and change with future Collision Records technical and functional requirements (i.e., it is scalable).

➢	Provides a high level of availability and reliability.

➢	Provides a high level of user/client satisfaction and is easy to learn and operate.

•	Enter into a business relationship with a WRECR project Vendor that:

➢	Has a history of successful implementations of similar applications and redaction application with government agencies.

➢	Has long-term viability as a company.

➢	Commits to a program of long-term customer satisfaction and support.

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Request for Proposal WRECR

2.	Provisos of the RFP

2.1.	ACQUISITION COORDINATOR

The Acquisition Coordinator is the sole point of contact for all official, written communications throughout the proposal development phase of this acquisition process. All WSP amendments or waivers to the requirements of this document will be distributed under signature of the Acquisition Coordinator.

The Acquisition Coordinator will assure that all Vendors are provided equal opportunity for access to WSP resources during proposal development (if necessary). To that end, Vendors are specifically directed to contact the Acquisition Coordinator, or specified designee(s), to coordinate scheduling of meeting, conferences, or discussions with WSP personnel related to this RFP.

Unauthorized contact with other WSP employees relative to this RFP could result in information not being relayed to the appropriate parties and will not be in the best interest of the WSP or potential Vendors.

Verbal communications will be considered unofficial and non-binding on the WSP. Vendors should rely only on written statements issued by the Acquisition Coordinator.

Ms. Paula Breshears, Acquisition Coordinator

Information Technology Division

403 Cleveland Avenue SE, Suite C

Tumwater, Washington 98501

paula.breshears@wsp.wa.gov

Telephone:    360.705.5387

Fax:               360.705.5784

2.2.	RFP SUBMITTAL

WSP will make no payment for any costs incurred in the preparation and submittal of your response.

No Obligation to Issue Solicitations or Contracts—This RFP does not obligate the State of Washington or WSP to issue a solicitation or contract for services specified herein. Only the execution of a written contract will obligate the WSP in accordance with the terms and conditions contained in such contract.

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Request for Proposal WRECR

WSP hereby invites you (here after referred to as the “Vendor”) to submit a proposal in response to the requirements and general information requested within this document.

2.3.	ACQUISITION METHOD AND PROCESS

This RFP allows WSP to select the Apparent Successful Vendor (ASV) for the development and implementation of the Washington Request for Electronic Collision Reports system. WSP has advertised to identify potential Vendors and has also directly contacted Vendors who WSP believes may wish to participate. Vendors are allowed to “team up” to provide improved solutions that are in the best interest of the State and the Vendor(s). In all instances of Vendor teaming, one Vendor must serve as the prime contractor and bear the responsibility for successful performance in this engagement.

2.4.	RESPONSE DUE DATE

The RFP’s response components, plus any associated literature, are due to the Acquisition Coordinator by 5:00 PM, PT on June 7, 2010.

2.5.	RFP SCHEDULE

The following table provides dates for RFP activities.

Event	Date	Vendor Time Deadline

Issue RFP	05/17/2010

Vendor Questions Due	05/27/2010	5:00 PM, PST

WSP Answers to Vendor Questions	06/01/2010

RFP Responses Due	06/07/2010	5:00 PM, PST

Evaluate RFP Responses and Score	06/08/2010 - 06/10/2010

Develop Recommendation	06/11/2010

Announce Apparent Successful Vendor	06/15/2010

Vender De-brief Period	06/16/2010 - 06/22/2010	5:00 PM, PST

Protest Period	06/23/2010 - 06/29/2010	5:00 PM, PST

Negotiate Contract begins	06/30/10

WSP reserves the right to revise the above schedule.

2.6.	VENDOR QUESTIONS AND ANSWERS

Specific questions concerning this RFP should be submitted via e-mail to the Acquisition Coordinator. Questions must be received by the Acquisition Coordinator no later than 5:00 p.m. PT on May 27, 2010. A consolidated list of questions posed by Vendors along with WSP’s answers to those questions will be provided via e-mail and posted on the State of Washington’s General Administration website for Washington’s Electronic Business Solution (WEBS) resource center at http://www.ga.wa.gov/webs/ on June 1, 2010. A Vendor Conference to address questions may be scheduled, if WSP deems it necessary.

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Request for Proposal WRECR

2.7.	COMPLETENESS OF RESPONSE

Failure to provide an adequate answer to any section or subsection that requests information or solicits an answer may cause the proposal to be deemed non-responsive and be disqualified from the evaluation process.

By virtue of the submission of a response to this RFP, the Vendor warrants that the requirements of this RFP have been read and understood.

2.8.	RFP PROCESS

The entire acquisition process is detailed as follows:

2.8.1.	Release RFP

The RFP includes agency background, project scope and objectives, business and technical requirements, proposal evaluation criteria and methodology, and other pertinent acquisition details.

2.8.2.	Vendor Response to RFP

Vendors must provide a written response to the RFP. These responses must include all elements identified in the WSP Requirements, General Information Request, and Vendor’s Cost Proposal sections of the RFP.

2.8.3.	Withdrawal of Response

Vendors may withdraw submitted responses at any time up to the response due date and time identified in the Section 2.4 “Response Due Date”. To accomplish this, a written request signed by an authorized representative of the Vendor must be submitted to the RFP Coordinator. WSP will accept a faxed or e- mailed letter of withdrawal. After withdrawing a previously submitted response, the Vendor may submit another response at any time up to the response due date and time.

2.8.4.	Evaluation/Clarification

WSP staff will evaluate the Vendor responses to the RFP. During this period WSP may also ask clarifying question of any or all Vendors.

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Request for Proposal WRECR

2.8.5.	Final Score Compilation

The final score shall be computed by the RFP Acquisition Coordinator and shall be the sum of the various sections of the response and the Vendor demonstration (if conducted). Refer to Section 2.9, “Response Evaluation Process”, for additional information. The final score will be used to identify the Apparent Successful Vendor and will include reference scores.

2.8.6.	Announcement of Apparent Successful Vendor

WSP will consider all information and will announce the firm that has been selected as the Apparent Successful Vendor. Contract negotiations will begin following the vender de-brief and protest periods.

2.9.	RESPONSE EVALUATION PROCESS

The evaluation team makeup will be determined by WSP, but will include representatives from WSP business and technical units. The team will consider how well the Vendor’s response meets all requirements detailed in this RFP. Because of the potential diversity of skills within the evaluation team it is important that responses be clear and complete so that the evaluators can adequately understand all aspects of the proposal.

WSP’s evaluation process will include, but not be limited to, evaluating Vendor information, written responses to the RFP, references and other public information available regarding the Vendor and its products.

WSP reserves the right, at its sole discretion, to reject any and all proposals received without penalty and not to issue a contract as a result of this RFP.

The evaluation process is described below.

2.9.1.	Screening

Responses will be reviewed by the team to determine if they are complete and provide all response components identified in Section 5, “Vendor Technical Proposal”, Section 6, “Vendor Management Proposal”, Section 7, “Vendor Cost Proposal” and Section 8,” Vendor Project Management;

Responses determined not to be in substantial compliance will be rejected from further evaluation.

2.9.2.	Points of Clarification

While the WSP reserves the right for its evaluation team to contact Vendors for clarification, Vendors should not assume that deficient answers will result in clarification requests. Clarification is not a Vendor’s right, it is WSP’s right, and WSP expects to be very stringent in the exercise of this right.

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Request for Proposal WRECR

2.9.3.	Qualitative Review and Scoring

Responses which pass the Screening will be evaluated and scored based on Vendor’s answers to the specific requirements of the RFP. The evaluators will consider how well the Vendor’s response meets the RFP requirements. It is important that the responses be clear and complete, so that the evaluators can adequately understand all aspects of the RFP response.

2.9.3.1.	Section Points

For each section listed, points will be given for evaluation purposes.

SECTION 5— “Vendor Technical Proposal”	Possible Points
General System Requirements	350
System Management	150
Sub Total	500

SECTION 6— “Vendor Management Proposal”	Possible Points
Contact Information	1
Additional Vendor Questions:
• System Questions	90
• Corporate Information	20
• Product Support	19
• Environment and Architecture	60
• Vendor References	100
• Miscellaneous Questions	10
Sub Total	300

SECTION 7— “Vendor Cost Proposal”	Possible Points
Vendor Cost Proposal	300
Sub Total	300

SECTION 8— “Vendor Project Management Proposal”	Possible Points
• Project Management	10
• Status Reporting	10
• Quality Assurance	10
• Project Schedule	100
• Phase Duration	100
• Risk Management Approach	10
• Proposed Project Staff	10
• Implementation Approach	50
Sub Total	300
Total Points for Proposal	1400

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Request for Proposal WRECR

The responses will be evaluated strictly in accordance with the requirements set forth in this RFP and any amendments thereto.

2.9.3.2.	Scoring Strategy

Each scored item will be awarded points by each evaluator, or by the team in total. Points will be assigned based on the evaluator’s interpretation of the effectiveness and efficiency of the Vendor’s response to each requirement. In order to receive the most points possible Vendors are encouraged to provide as much clarifying detail as possible in the “Comments” column of Section 5, “Vendor Technical Proposal” without being overly verbose. The following items define the scoring strategy:

Highest Points	Response indicates excellent capability and support of the requirements identified in the RFP. Response stands above all others. There are no critical shortfalls (10 points).
Fewer Points	Response is above expectations. May have shortfalls in a few non-critical areas (8 points).
Fewer Points	Response is at expectation and for most areas meets desired quality. May exhibit some shortfalls in a few non-critical areas (6 points).
Fewer Points	Response meets minimum expectations and is generally adequate. May exhibit shortfalls in performance in non-critical areas (4 points).
Fewer Points	Response information is incomplete, or deficiencies exist. Fails to establish minimum expectations (2 points).
Lowest Points	Response is not complete and serious shortfalls in capability exist (0 points).

2.9.3.3.	Vendor Cost Proposal Computation

The score for the cost proposal will be computed by dividing the lowest cost bid received by the Vendor’s total cost bid. The resultant number will be multiplied by the maximum possible points for the cost proposal section.

2.9.4.	Preliminary Score Computations

The preliminary score shall be computed by the Acquisition Coordinator and shall be the sum of the Vendor Technical Proposal, the Vendor Management Proposal, the Vendor Cost Proposal and Vendor Project Management scores.

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Request for Proposal WRECR

The preliminary score will be used to determine if the Vendor demonstration option would be required, this is at WSP’s discretion. If not, WSP will proceed directly to announcement of Apparent Successful Vendor.

If WSP does not receive an acceptable proposal for any part listed in the RFP, WSP may eliminate that part of the RFP from evaluation.

2.9.5.	Evaluation of References

Vendors will be required to submit three (3) business references to the Acquisition Coordinator. These references may be contacted and asked questions similar to the following:

•	Did the Vendor provide the functional requirements of the project for which they were hired?

•	Did the project come in as quoted and on time?

•	Were there any problems or issues and how did the Vendor resolve them?

•	Were you satisfied with the Vendor’s problem resolution?

•	Are you satisfied with the product or deliverables that they provided?

•	Do you recommend them?

Coordinator will contact the references, if vendor is identified as a finalist, and ask them to rate / score the Vendor on the elements previously discussed in Section 2.9 “Response Evaluation”.

2.9.6.	Final Score Compilation

The final score shall be computed by the Acquisition Coordinator and shall be the sum of the various sections of the response, the optional vendor demonstration and reference scores. The final score will be used to identify the Apparent Successful Vendor.

2.10.	RESPONSE PART OF CONTRACT

The general conditions and specifications of this RFP, and the successful Vendor’s response, will become part of the contract. Additionally, WSP may choose to verify any or all Vendor representations that appear in the response. Failure of the Vendor to produce results promised in the response or in actual use may result in elimination of the Vendor from the evaluation process or in contract cancellation or termination.

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Request for Proposal WRECR

2.11.	AUTHORIZED WSP REPRESENTATIVES

The Chief of WSP, or designee, are the only individuals who may legally commit WSP to the expenditure of funds for this acquisition. No cost chargeable to the proposed contract may be incurred before the receipt of a fully executed contract.

2.12.	AMENDMENTS

The WSP reserves the right to change the acquisition process schedule or issue amendments to the acquisition documents at any time. The WSP also reserves the right to cancel or reissue the acquisition documents.

If it is necessary to revise any part of this RFP, a formal notice of RFP amendment (in sequential number order) will be made available.

All responses to this RFP shall be based on the material contained in this RFP, and associated amendments, if any.

2.13.	RESPONSE PROPERTY OF THE WSP

All materials submitted in response to this acquisition become the property of the WSP. Selection or rejection of the response does not affect this right. The WSP reserves the right to return materials to Vendors.

2.14.	THIRD PARTY VENDOR

WSP will accept responses that include third party equipment and/or software only if the proposing Vendor agrees to act as prime contractor and guarantor for all proposed equipment and software. Vendors must disclose the use of any third party Vendor equipment or software and indicate willingness to assume prime contractor responsibility.

2.15.	USE OF WSP FACILITIES—CONTRACT PERIOD

During certain phases of the project (e.g., installation), the WSP will provide a reasonable work place environment for Vendor personnel assigned to the project. This facility will include office space and individual workstation furniture, conference room availability, telephones, consumable supplies needed in performance of the project, and access to copy and facsimile machines.

The WSP will not provide any clerical staff support to the Vendor. Vendor personnel may use the telephone (for local calls) and other equipment in accordance with procedures established for State personnel.

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Request for Proposal WRECR

The Vendor will be required in the Contract to use the facilities only for the WRECR project related activities, to comply with WSP standards and practices pertaining to physical security and access control, and to comply with data security and integrity standards. WSP retains the right to audit the Vendor for compliance with these standards and practices.

2.16.	MANDATORY BACKGROUND CHECK

WSP requires a fingerprint based background check on any of the Apparent Successful Vendor’s (ASV) employees and subcontractors providing services under any Contract resulting from this RFP. At WSP’s request, the ASV, ASV employees and subcontractors providing services under such contracts must agree to authorize the release of their own criminal history information to WSP. Failure to authorize the release of this information shall result in the immediate termination of the Contract. Apparent Successful Vendor’s (ASV) employees and subcontractors must meet WSP’s Human Resources standards for contractors. Failure to meet standards shall result in the immediate termination of the Contract.

The ASV will be required to complete and sign a Non-Disclosure Agreement (NDA) with WSP.

2.17.	RESOURCES

The Vendor will be required to maintain an on-site presence sufficient to facilitate project communication, knowledge transfer (both business and technical), and complete the analysis and design work with WSP project staff.

2.18.	WSP STAFF INVOLVEMENT IN PROJECT

WSP will provide staff to serve as resources to the Vendor for the setup, configuration, and implementation process of the system. WSP staff will assist the Vendor in the setup, configuration, and implementation process, as well as being available to answer questions, provide opinions about Vendor plans, validate Vendor assumptions, and receive knowledge transfer from the Vendor. Vendors will have to schedule time with this staff as most of them will have other duties.

2.19.	GENERAL PAYMENT TERMS

This acquisition process will result in a fixed fee, deliverables-based contract. Vendors must submit their pricing information in the formats provided within the Cash Purchase Response found in Section 7, “Vendor Cost Proposal”.

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Request for Proposal WRECR

2.19.1.	No Separate Charge for Vendor Expenses

Vendor shall pay Vendor’s out-of-pocket expenses incurred in connection with providing the services and shall be responsible for payment of all expenses related to salaries, benefits, employment taxes, and insurance for its staff. All other costs to the Vendor (e.g., travel and living expenses/per diem) are to be considered as overhead to the cost of the deliverables and will not be separately reimbursed.

2.19.2.	Tax Liability

Vendors will be required to collect and pay Washington State sales or use tax on applicable charges for goods or services acquired by WSP. Such sales or use tax must be separately listed in the Vendor’s proposed pricing to be charged to WSP.

2.19.3.	Allowable Pricing Information

The Vendor’s deliverables must provide the purchase price, maintenance, and installation cost for each equipment item, software product, and service proposed. This cost information is essential in order for WSP to appropriate the necessary funding and establish project budgets.

All elements of recurring and nonrecurring costs, which must be borne by WSP, must also be identified. This includes, but is not limited to, hardware maintenance, software maintenance, version upgrades, system engineering, manuals and documentation, consultation, training, conversion, shipping/delivery charges, installation costs, testing, and taxes.

The Cash Purchase Response found in Section 7, “Vendor Cost Proposal”, will be used to provide this information.

2.19.4.	WSP Right to Acquire Hardware and/or Software

WSP reserves the right to acquire equipment (i.e., servers) and software proposed by the Vendor from alternate sources. Such acquisitions will be identical to those items proposed by the Vendor or will be agreed upon with the Vendor if not identical. WSP reserves the right to work with the Vendor to ensure that purchase and license terms negotiated with third party vendors is at least comparable to what WSP would expect to obtain if WSP negotiated separately.

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Request for Proposal WRECR

2.20.	RESPONSE ORGANIZATION AND NUMBER OF COPIES

Responses must be submitted as follows:

•	1 electronic copy of all required information shall be submitted on a CD, in Microsoft Word 2000 (or higher) or Adobe Acrobat 5.0 (or higher) PDF file format
•	1 unbound paper copy of the entire response, including the Certifications and Assurances with original signatures

•	Vendor Technical Proposal Response—4 paper copies

•	Vendor Management Proposal Response—4 paper copies

•	Vendor Cost Proposal Response—4 paper copies

2.21.	DELIVERED RESPONSE

The Acquisition Coordinator must receive the Vendor’s response, in its entirety, on or before the date and time specified in Section 2.4 “Response Due Date”. Responses arriving after the deadline may be returned, unopened, to the Vendor. They will be declared non-responsive and will not be evaluated. All responses and accompanying documentation become the property of the WSP, and the WSP shall decide their final disposition.

Responses are to be delivered to the address shown below. Vendors assume the risk of the method of delivery chosen. The WSP assumes no responsibility for delays caused by any delivery service. Postmarking by the due date will not substitute for actual response receipt. Late responses will not be evaluated nor will additional time be granted to any Vendor. Responses shall not be delivered by facsimile or e-mail transmission.

Delivery Location:

Ms. Paula Breshears, Acquisition Coordinator

Information Technology Division

403 Cleveland Avenue SE, Suite C

Tumwater, Washington 98501

2.22.	ANSWERS TO ALL SECTIONS/SUBSECTIONS/APPENDICES REQUIRED

An answer must be provided for every section, subsection or appendix that requests information or solicits an answer. Failure to provide an adequate answer to any such section or subsection that requests information or solicits an answer may cause the proposal to be deemed non-responsive and be disqualified from the evaluation process.

2.23.	SUPPLEMENTAL MATERIAL

The Vendor may submit materials such as brochures, articles, specifications, and report samples that the Vendor believes to be helpful subject to the following:

•	Such supplemental materials will not qualify as substitutes for direct answers within the response

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Request for Proposal WRECR

The Apparent Successful Vendor will support bankcard processing as a secondary payment option. The ASV is required to the state’s Mandatory Use Contract for merchant bankcard services. The Office of the State Treasurer (OST) has a mandatory use contract for merchant bankcard services to be used by all state agencies accepting bankcards as payment. As authorized by law, the merchant bankcard services are procured by OST through a competitive bid process approximately every 7 years. The current agreement is with Bank of America Merchant Services (BAMS) and requires that BAMS merchant id numbers be used. The agreement does allow the choice of a wide range of processors, and all prospective vendors are required to confirm that they are certified to one of the processors available through the State contract with BAMS. The names of specific platforms and processors to which vendors are certified are required in order to confirm that the vendors are compatible with what is offered to the State under the current contract with BAMS. Bank Card payments processing must also follow Payment Card Industry (PCI) Standards both current and any future standards

2.27.	OPTIONAL VENDOR DEBRIEFING

Vendors who submit a response may request an optional debriefing conference to discuss the evaluation of their response. The requested debriefing conference must occur on or before the date specified in the Section 2.5 “RFP Schedule”. The request must be in writing addressed to the RFP Coordinator within three business days of announcement of the apparently successful Vendor. WSP will accept the request via fax or e-mail. The debriefing will occur within five business days of the request. The debriefing will not include any comparison between the Vendor’s response and any other responses submitted. Debriefing conferences will be conducted by telephone and will be scheduled for a maximum of one (1) hour.

2.28.	PROTEST PROCEDURE

This procedure is available to Vendors who submitted a response to this solicitation document and who have participated in a debriefing conference. Upon completing the debriefing conference, the Vendor is allowed five (5) business days to file a protest of the acquisition with the WSP Budget and Fiscal Services (BFS) Administrator-at the address below:

WSP Budget and Fiscal Services
ATTN: BFS Administrator
Mailing Address:	Street Address:
P.O. Box 42602	210—11th Avenue SW, Room 116
Olympia, WA 98504-2602	Olympia, Washington 98504
Phone: (360) 596-4043

Vendors protesting this procurement shall follow the procedures described below. Protests that do not follow these procedures shall not be considered. This protest procedure constitutes the sole administrative remedy available to Vendors under this procurement.

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Request for Proposal WRECR

All protests must be in writing and signed by the protesting party. The protest must state the grounds for the protest with specific facts and complete statements of the action(s) being protested. A description of the relief or corrective action being requested should also be included. All protests shall be addressed to the WSP BFS Administrator. Only protests stipulating an issue of fact concerning the following subjects shall be considered:

•	A matter of bias, discrimination or conflict of interest on the part of the evaluator;

•	Errors in computing the score;

•	Non-compliance with procedures described in the procurement document or WSP policy.

Protests not based on procedural matters will not be considered. Protests will be rejected as without merit if they address issues such as: 1) an evaluator’s professional judgment on the quality of a proposal, or 2) WSP’s assessment of its own and/or other agencies needs or requirements.

Upon receipt of a protest, a protest review will be held by WSP. The Chief of WSP or an employee delegated by the Chief of WSP who was not involved in the procurement will consider the record and all available facts and issue a decision within five business days of receipt of the protest. If additional time is required, the protesting party will be notified of the delay. In the event a protest may affect the interest of another Vendor which submitted a proposal, such Vendor will be given an opportunity to submit its views and any relevant information on the protest to the WSP BFS Administrator.

The final determination of the protest shall:

•	Find the protest lacking in merit and uphold WSP’s action; or

•	Find only technical or harmless errors in WSP’s acquisition process and determine the WSP to be in substantial compliance and reject the protest; or

•

Find merit in the protest and provide options to WSP, including correcting errors and reevaluating all proposals; reissuing the solicitation document; or making other findings and determining other courses of action as appropriate.

If WSP determines that the protest is without merit, WSP will enter into a contract with the apparently successful contractor(s). If the protest is determined to have merit, one of the alternatives noted in the preceding paragraph will be taken.

If the protesting Vendor is not satisfied with WSP’s decision, it may appeal to the Washington State Department of Information Services (DIS). Written notice of appeal to DIS must be received by DIS within five (5) business days after the Vendor receives procedure constitutes the sole administrative remedy available to Vendors under this procurement.

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Request for Proposal WRECR

All protests must be in writing and signed by the protesting party. The protest must state the grounds for the protest with specific facts and complete statements of the action(s) being protested. A description of the relief or corrective action being requested should also be included. All protests shall be addressed to the WSP Business Office Manager. Only protests stipulating an issue of fact concerning the following subjects shall be considered:

•	A matter of bias, discrimination or conflict of interest on the part of the evaluator;

•	Errors in computing the score;

•	Non-compliance with procedures described in the procurement document or WSP policy.

Protests not based on procedural matters will not be considered. Protests will be rejected as without merit if they address issues such as: 1) an evaluator’s professional judgment on the quality of a proposal, or 2) WSP’s assessment of its own and/or other agencies needs or requirements.

Upon receipt of a protest, a protest review will be held by WSP. The Chief of WSP or an employee delegated by the Chief of WSP who was not involved in the procurement will consider the record and all available facts and issue a decision within five business days of receipt of the protest. If additional time is required, the protesting party will be notified of the delay. In the event a protest may affect the interest of another Vendor which submitted a proposal, such Vendor will be given an opportunity to submit its views and any relevant information on the protest to the WSP Business Office Manager.

The final determination of the protest shall:

•	Find the protest lacking in merit and uphold WSP’s action; or

•	Find only technical or harmless errors in WSP’s acquisition process and determine the WSP to be in substantial compliance and reject the protest; or

•

Find merit in the protest and provide options to WSP, including correcting errors and reevaluating all proposals; reissuing the solicitation document; or making other findings and determining other courses of action as appropriate.

If WSP determines that the protest is without merit, WSP will enter into a contract with the apparently successful contractor(s). If the protest is determined to have merit, one of the alternatives noted in the preceding paragraph will be taken.

If the protesting Vendor is not satisfied with WSP’s decision, it may appeal to the Washington State Department of Information Services (DIS). Written notice of appeal to DIS must be received by DIS within five (5) business days after the Vendor receives notification of WSP’s decision. In conducting its review, DIS will consider all available relevant facts. DIS will resolve the appeal in one of the following ways:

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Request for Proposal WRECR

•	Find that the protest lacks merit and upholding WSP’s action.
•	Find only technical or harmless errors in WSP’s acquisition process, determining WSP to be in substantial compliance, and rejecting the protest; or
•

Find merit in the protest and provide options to WSP, including correcting errors and reevaluating all proposals; reissuing the solicitation document; or making other findings and determining other courses of action as appropriate.

DIS will issue a written decision within five business days after receipt of the notice of appeal, unless more time is needed. The protesting Vendor will be notified if additional time is necessary. DIS’ determination is final; no further administrative appeal is available.

2.29.	INSURANCE COVERAGE

The Contractor is to furnish WSP with a certificate(s) of insurance executed by a duly authorized representative of each insurer, showing compliance with the insurance requirements set forth below. The Contractor shall, at its own expense, obtain and keep in force insurance coverage which shall be maintained in full force and effect during the term of the contract. The Contractor shall furnish evidence in the form of a Certificate of Insurance that insurance shall be provided, and a copy shall be forwarded to WSP within fifteen (15) days of the contract effective date.

2.29.1.	Liability Insurance

2.29.1.1.	Commercial General Liability Insurance

The Contractor shall maintain commercial general liability (CGL) insurance and, if necessary, commercial umbrella insurance, with a limit of not less than $1,000,000 per each occurrence. If CGL insurance contains aggregate limits, the General Aggregate limit shall be at least twice the “each occurrence” limit. CGL insurance shall have products-completed operations aggregate limit of at least two times the “each occurrence” limit. CGL insurance shall be written on ISO occurrence form CG 00 01 (or a substitute form providing equivalent coverage). All insurance shall cover liability assumed under an insured contract (including the tort liability of another assumed in a business contract), and contain separation of insured’s (cross liability) condition.

Additionally, the Contractor is responsible for ensuring that any subcontractors provide adequate insurance coverage for the activities arising out of subcontracts.

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Request for Proposal WRECR

2.29.1.2.	Business Auto Policy

As applicable, the Contractor shall maintain business auto liability and, if necessary, commercial umbrella liability insurance with a limit not less than $1,000,000 per accident. Such insurance shall cover liability arising out of “Any Auto.” Business auto coverage shall be written on ISO form CA 00 01, 1990 or later edition, or substitute liability form providing equivalent coverage.

2.29.2.	Additional Provisions

Above insurance policy shall include the following provisions:

2.29.2.1.	Additional Insured

WSP, its elected and appointed officials, agents and employees shall be named as an additional insured on all general liability, excess, umbrella and property insurance policies. All insurance provided in compliance with this contract shall be primary as to any other insurance or self-insurance programs afforded to or maintained by WSP.

2.29.2.2.	Cancellation

WSP shall be provided written notice before cancellation or non-renewal of any insurance referred to therein, in accord with the following specifications. Insurers subject to 48.18 RCW (Admitted and Regulation by the Insurance Commissioner): The insurer shall give WSP 45 days advance notice of cancellation or non-renewal. If cancellation is due to non-payment of premium, WSP shall be given 10 days advance notice of cancellation. Insurers subject to 48.15 RCW (Surplus lines): WSP shall be given 20 days advance notice of cancellation. If cancellation is due to non-payment of premium, WSP shall be given 10 days advance notice of cancellation.

2.29.2.3.	Identification

Policy must reference WSP’s contract number and the agency name.

2.29.2.4.	Insurance Carrier Rating

All insurance and bonds should be issued by companies admitted to do business within the State of Washington and have a rating of A-, Class VII or better in the most recently published edition of Best’s Reports. Any exception shall be reviewed and approved by WSP Risk Manager, or the Risk Manager for the State of Washington, before the contract is accepted or work may begin. If an insurer is not admitted, all insurance policies and procedures for issuing the insurance policies must comply with Chapter 48.15 RCW and 284-15 WAC.

2.29.2.5.	Excess Coverage

By requiring insurance herein, WSP does not represent that coverage and limits will be adequate to protect Contractor and such coverage and limits shall not limit Contractor’s liability under the indemnities and reimbursements granted to WSP in this contract.

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Request for Proposal WRECR

2.29.3.	Worker’s Compensation Coverage

The Contractor will at all times comply with all applicable workers’ compensation, occupational disease, and occupational health and safety laws, statutes, and regulations to the full extent applicable. WSP will not be held responsible in any way for claims filed by the Contractor or their employees for services performed under the terms of this contract.

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Request for Proposal WRECR

3. WSP Technical Environment

3.1.	WSP SOFTWARE STANDARDS

Software Standards - March 2010
Category	Subcategory	Product
Desktop/Laptop

	Word Processing	Microsoft Office 2007

	Spreadsheet	Microsoft Office 2007

	Presentation	Microsoft Office 2007

	Database	Microsoft Access 2003

	Diagramming	Microsoft Visio 2007

	Org charts	Microsoft Visio 2007 / Org Plus

	Project Management	Microsoft Project 2007

	E-mail	Microsoft Outlook 2007

	Calendar	Microsoft Outlook 2007

	Remote Access	Windows XP

	Host emulation	Attachmate EXTRA Personal Client 6.7

	Operating System	Windows XP

	Internet Browser	Microsoft Internet Explorer 8.0

Java Virtual Machine (current version from Sun)

	Internet Tools	Adobe Reader (current version)

Adobe Acrobat Professional (current version)

	Software Distribution	Microsoft SCCM Client 2007

	Antivirus	Symantec Corporate Edition 10.1.9.9000

	Anti-Malware	Microsoft Defender

	Mind Mapping	Mind Mapper Pro (current version)

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Request for Proposal WRECR

	Firewall	Cisco Security Agent v5.2

	Network Access Control	Cisco Clean Access Agent

	Dist Defragmentation	PerfectDisk v10.0
Desktop/Laptop Options

	Compression Utility	WinZip

	Encryption	WinZip/EasyCrypto

	Mileage Estimator	Microsoft Streets and Trips

	Database	Microsoft SQL Server Express Edition

	VPN Client	Cisco Systems VPN Client 5.x.560

	Report Generation	Seagate Crystal Reports v11.0

Microsoft SQL Reporting Services

	Criminal Justice Software	Open Query v2.8.1

CAD Client

Basic Client for CAD server v1.5.2.9

AWW v3.2.1

ATM (Advanced Tactical Mapping) v5.4.2

WebMSS Terminal v2.0

	Redacting Software for Electronic Documents	Redax

	Vin Assist	Vin Assist
Mobile Environment

	In-Car Digital Video	Coban

	SECTOR	SECTOR

	CVD	FMCSA software including:

Aspen

CAPRI

ERG 2008 from USDOT
Server

	Operating System	Windows Server 2008 R2

	Database	Microsoft SQL Server 2008

	Backup Software	Tivoli 5.4

	E-Mail	Microsoft Exchange Server 2007

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Request for Proposal WRECR

	Web Server	Microsoft Internet Information Services (IIS) 7.5

HTTP Server (comes with ApacheWebsphere)

	Web Application Server	WebSphere v6.1

	Antivirus	Symantec AntiVirus Corporate Edition v10.2.4.4000

	Clustering	Windows Failover Clustering

	Firewall	Cisco Security Agent v5.2

	Team & Document Collaberation	Microsoft Office SharePoint Server

	Patch Management	Windows Server Update Services

	Software Distribution	System Center Configuration Manager 2007 R2

	Monitoring	ipMonitor

HP Systems Insight Manager

IBM Total Storage Productivity Center (TPC)
Development Environment

Client - Server

	Development Tools	Microsoft Visual Studio .NET 2008

.NET Framework 3.5

RAD 6

Remedy 6.3

	Version Control Software	Microsoft Visual SourceSafe

Concurrent Versioning System WT (CVS) v2.5.013

Web

	Development tools	Adobe Dreamweaver Studio

Adobe PhotoShop CS

Office SharePoint Designer

	Content Management software	DIS Standard
Other Software

	Digital Video Redaction	Adobe Photoshop Elements 8

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Request for Proposal WRECR

3.2.	DATABASE SOURCE FOR COLLISION RECORDS

The main source for criminal record information will come from the Washington State Department of Transportation [WSDOT] data sources. We will receive a daily feed from WSDOT to refresh the WRECR system database.

3.3.	SERVER ENVIRONMENT FOR PROJECT

WSP will determine if new servers are required for the WRECR project. There is the possibility that WSP has current servers that could be used for WRECR that are currently residing in the data center. If new servers are required WSP is responsible for purchasing and installing all “standard” server software—e.g., operating system, anti-virus, backup, etc. However, it will be the responsibility of the Vendor to provide WSP with estimates on required storage capacity, processor speed, memory, etc. so WSP can purchase equipment that meets the requirements of the application and project

The Vendor must provide WSP with a list of software that must be purchased expressly for this project—such as MS SQL Server licenses. This information must be included in Section 7, “Vendor Cost Proposal”.

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Request for Proposal WRECR

4.	Vendor Response

The Vendor shall complete the following sections of this RFP without altering the format or entering exhaustive comments:

•	Section 5—“Vendor Technical Proposal”
•	Section 6—“Vendor Management Proposal”
•	Section 7—“Vendor Cost Proposal”
•	Section 8—“Vendor Project Management”

The Vendor shall then return the completed sections to the Acquisition Coordinator by the date identified in this RFP in Section 2.5.

Sections 5, 6, 7 and 8 will be evaluated and scored as described in Section 2.9, “Response Evaluation Process”.

4.1.	VENDOR RESPONSE TO “VENDOR TECHNICAL PROPOSAL”

The system requirements, found in Section 5, “Vendor Technical Proposal”, contain requirements broken out into two areas:

•	General System Requirements
•	System Management

There are six columns in the “Vendor Technical Proposal” section. The first column describes the desired requirement to be met. Please make note, the requirements that contain a ** at the beginning of the request are mandatory requirements.

The next four columns identify the Vendor’s ability to meet the stated requirement and are described as follows:

•	“Available”—Meets the stated requirement. Your product is in full compliance with this request and it is a standard feature “out of the box”.

•	“Partially Meets”—Partially meets stated requirement. Identify your level of compliance, noncompliance, and customizing required in order to fully meet this requirement.

•	“Future Release”—Stated requirement will be met by a future release. Include the expected date of the future release in the “comment” column.

•	“Not Available”—Does not meet stated requirement.

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Request for Proposal WRECR

The last column, “Comments” is available to the Vendor to include any brief notes or additional information if applicable for each requirement. In order to receive the most points possible Vendors are encouraged to provide as much clarifying detail as possible without being overly verbose. Please describe ALL differences between your product and the requirement in this column (do not merely indicate “comply”). Describe any additional attributes your product provides that “exceed” the identified requirement. Be specific!!! (Attach additional cross referenced pages if more space is necessary).

4.2.	VENDOR RESPONSE TO “VENDOR MANAGEMENT PROPOSAL”

Section 6, “Vendor Management Proposal” contains two areas where additional information is being requested of the Vendor:

•	Contact Information
•	Additional Vendor Questions:

✓System Questions

✓Corporate Information

✓Product Support

✓Environment and Architecture

Again, the Vendor is to respond to each request (or question) without altering the format or entering exhaustive comments.

4.3.	VENDOR RESPONSE TO “VENDOR COST PROPOSAL”

Section 7, “Vendor Cost Proposal”, contains an Excel worksheet for the Vendor to provide a pricing deliverable. The Vendor is to follow the format provided.

4.4.	VENDOR RESPONSE TO “VENDOR PROJECT MANAGEMENT PROPOSAL”

Section 8, “Vendor Project Management” Vendors must provide their approach to project management related to this project that includes elements of project management, status reporting, quality assurance (QA), and scheduling.

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Request for Proposal WRECR

5.   Vendor Technical Proposal

The following is a list of preliminary functional requirements for the proposed WRECR system. Please complete the following lists by checking the appropriate column to indicate whether or not the product you are offering is able to satisfy the listed requirements.

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓
QUERY

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓

1.      **The product must provide a method to collect Requestor information. Requestor information includes;

•      Person or company name

•      Current Date

•      Physical Address

•      Mailing address

•      City

•      State

•      Zip Code

•      Phone Number

•      FAX Number

•      E-mail address

•      File, Policy, or Claim Number

•      Client Name

•      Answer to the question “What is the Requestor’s interest in this collision.”

[SR  4.1.2.1]

2. The product must analyze the Information entered by the Requestor and supply context specific messages for those requestors. [SR 4.1.2.2]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓

3.      **The product must provide a method to enter search parameters using Date and Driver Name. Additional information would include any of the below parameters. The product shall provide the following options to search the database:

•      Driver Name (Last, First, MI)

•      Driver License Number

•      Registered Owner (RO)

•      Date of Birth (DOB)

•      Location (City or County)

•      Roadway

•      Collision Date Range *

•      Collision Number

•      Injury Indicator

•      Fatality Indicator

•      Agency Identifier [for Law Enforcement Agencies]

* NOTE—The date range is up to 10 days prior to the date chosen [SR 4.1.2.3]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓
4. The product must analyze the Information and search parameters entered by the Requestor and supply context specific error messages for those found invalid. [SR 4.1.2.4]
5. The product must search the collision report database using search parameters supplied by the Requestor and display a pick list of records that match the parameters. [SR 4.1.2.5]
6. The name search should use a phonetic or “Soundex” type search of the database to retrieve records with like-sounding names or names with minor misspellings. [SR 4.1.2.6]

7. The product must provide a method for the requestor to select a record from the “pick list” and add to a shopping cart for later processing. [SR 4.1.2.7]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓
8. The product must provide a method for the requestor to review and edit the shopping cart. [SR 4.1.2.8]

9. The product must provide a method for the Requestor to process all selected records in the shopping cart. [SR 4.1.2.9]

10. The product will have the ability to place a query request in “pending status” if no record is found by Authorized WSP Collision Records personnel only. [SR 4.1.2.10]

11. The product will have the ability to place an end date on pending status request to allow the request to be automatically removed from a status of pending. [SR 4.1.2.11]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓

12.    Returned information [pick list] will contain the following:

•    Total number of matching records

•    Collision Report number*

•    Collision Date

•    County the collision occurred in

•    Name of Roadway

•    driver # 1 last name

•    driver # 2 last name

•    driver # 3 last name

•    Injury = Yes or No

•    Fatality = Yes or No

* NOTE—The collision report number will only be provided during the returned information if it was provided during initial search.

[SR 4.1.2.12]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓

13.    **Authorized WSP Collision Records personnel will have the ability to enter check number or money order number to a requestor’s information. This option is only viewable by WSP employees.

[ i.e. If a check is mailed in and an Authorized WSP Collision Records staff is manually processing a request for a collision record -the check number will be entered under requestor information] without processing check or money order at that time.

         [SR 4.1.2.13 & SR 4.2.2.1]

14. **This product must capture physical address when capturing Requestor information. Mailing address is optional. [SR5.2.8]

15. **Allow Requestor to choose only one of the below to answer “How Were you Involved in This Collision” [SR5.2.9]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

16. **The product will allow WSP employee to search by any date range [SR5.2.10]

PAYMENT

17.    **The product must provide a way to release the collision report record for either Redaction (Section 4.5.1 of the Software Requirement Specification) or viewing once payment has been authorized by customer.

[SR  4.2.2.2]

18. **The product must charge the billable account a configurable amount for each collision report record requested. [SR 4.2.2.3]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release,	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

19.    ** The product must process Bank Card payments per the Office of State Treasurer (OST).

a.      The OST has a mandatory use contract for each merchant bankcard services to be used by all state agencies accepting bankcards as payment. As authorized by law, the merchant bankcard services are procured by OST through a competitive bid process approximately every 7 years. The current agreement is with Bank of America Merchant Services (BAMS) and requires that BAMS merchant id numbers be used. The agreement does allow the choice of a wide range of processors, and all prospective vendors are required to confirm that they are certified to one of the processors available through the State contract with BAMS.

The names of specific platforms and processors to which vendors are certified are required in order to confirm that the vendors are compatible with what is offered to the State under the current contract with BAMS.

Bank Cards payment processing must meet the Payment Card Industry (PCI) Standards both current and any future standards that may be implemented.

[SR 4.3.2.1]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

20.    **Process ACH payments per Office of State Treasurer (OST) and NACHA Operating rules Industry Standards;

a.      ACH payments will be processed through the OST concentration account banking services contract.

b.      Vendor / product will adhere to the NACHA ACH Operating Rules

c.      Vendor / product will produce a NACHA formatted file and transmit to State Treasurer’s Office for further processing by the state’s concentration bank.

[SR4.4.2.1]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

21.    The product will allow for a “checkout” default payment type. This default needs to be configurable.

a.      The “default” will be to an ACH payment screen when customers select the “Pay now”. Bank Card should be presented as a secondary payment option. Account login shall be the third payment option.

[SR4.4.2.1]

22.    Provide a visual reference for end user’s entering their bank’s routing number and checking account number.

a.      Example: Picture of an example check with the appropriate numbers highlighted

[SR4.4.2.2]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

23.    Product shall validate the bank routing number entered by the customer from the Receiving Depository Financial Institution (RDFI)

a.      Example: Require the customer to re-enter their bank routing number for RDFI

[SR4.4.2.2]

24. **Allow the Requestor to pay for selected records via billable account. [SR4.5.2.1]

25. **The product must provide each batch request its own unique identifier. a. Example: a group of 14 record request would all be done under the same order number [SR4.5.2.2]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

26. **The product must provide the ability to enter a pre-assigned account number and password in order to access the billable account [SR4.5.2.3]

27.    **The product must provide the ability to generate monthly statements. Each statement will contain the collision records unique identifier, date requested, individual amount, total amount, account information

[i.e.  Company name, address etc]

[SR4.5.2.4]

28.    **The product must process bank card transactions using a processor that is part of OST’s Bank of America Merchant Services. WSP will provide the vendor the final processor prior to contract negations.

a.      Currently WSP is using CyberSource for Bank Card processing

b.      A new processor is currently being reviewed. [First Data]

[SR5.2.11]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

29. **Authorized WSP Collision Records personnel will have the ability to process a check or money order at the time of entry. a. No cash will be accepted over the counter. [SR5.3.1]

REDACTION

30. The product must deliver the redacted or non redacted collision report to the requestor in a way that will allow the requestor to print and save locally [SR4.6.1.1.1]

31. The product must provide notification to a requestor when a redacted or non redacted collision report is ready to be viewed [SR4.6.1.1.2]

32. The product must be able to categorize based on criteria in section 5.2.1 -5.2.5 of Appendix A -System Requirement Specification. [SR4.6.2.2.1]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

33. **The product will have the ability to redact a batch of requests or a single request. [SR4.6.3.2.1]

34. **The product will automatically redact specific items within an image. See section 5.2-5.5 of Appendix A-System Requirement Specification. [SR4.6.3.2.2]

35. The product will have the ability to place a system redacted collision record in a “queue” for review and manual redaction. [SR4.6.3.2.3]

36. **The product will have the ability to initiate system redaction on requested report [s] [SR4.6.3.2.4]

37. **The product will allow an authorized WSP employee to view redacted or un-redacted report[s] [SR4.6.3.2.5]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

38. **The product will allow an authorized WSP employee to redact or un-redact any field or area [SR4.6.3.2.6]

39. The product will allow an authorized WSP employee to print or e-mail from a queue [SR4.6.3.2.7]

40. The product will have the ability to place a requested collision report in a “queue” for manual redaction [SR4.6.3.2.8]

41. **The product will have the ability to redact a batch of requests or a single request [SR4.6.3.4.1]

42. **The product will automatically redact specific items within an image. See section 5.2-5.5 of Appendix A-System Requirement Specification. [SR4.6.3.4.2]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

43.    Persons who are entitled to receive a full

         collision report without redaction:

•      County Prosecuting Attorney

•      Chief of Police

•      County Sheriff

•      Director of the Department of Licensing

•      Chief of the Washington State Patrol

•      Commissioned Officers

•      Driver(s) involved in the collision

•      The legal guardian or, if a minor, the parent(s) of driver(s) involved in the collision

•      Persons injured in the collision

•      The legal guardian or, if a minor, the parent(s) of persons injured in the collision

•      Owner(s) of vehicle(s) involved in the collision, including both the legal and registered owner

•      Owner(s) of property damaged in the collision

•      Authorized representatives of any of the above interested parties with written permission

•      Persons with a “proper interest,” such as:

¡       Federal, state and local agencies authorized by statute to obtain collision information for their official use.

[ILLEGIBLE]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

44.    **If the requestor is not entitled to view the full record of an Adult Driver, Pedalcyclist, Pedestrian, or Property Owner the following information must be redacted on the PTCR image:

•    Driver’s License Number

•    Date of Birth

•    Convictions or Pending Prosecution information

•    Social Security Number

[SR5.2.2]

45.    **If the requestor is not entitled to view the full record of a Passenger or Witness the following information must be redacted on the PTCR image:

•    Date of Birth

•    Convictions or Pending Prosecution information

•    Social Security Number

[SR5.2.3]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

46.    **If the requestor is not entitled to view the full record of a Juvenile (under 18 at time of collision ) Driver, Pedalcyclist, Pedestrian, or Property Owner the following information must be redacted on the PTCR Image:

•      Driver License Number

•      Date of Birth

•      Convictions or Pending Prosecution information

•      Social Security Number

[SR5.2.4]

47.    **If the requestor is not entitled to view the full record of a Juvenile (under 18 at time of collision ) Passenger, or Witness the following information must be redacted on the PTCR Image:

•      Date of Birth

•      Convictions or Pending Prosecution information

•      Social Security Number

[SR5.2.5]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

48. **When a requester is flagged as “Authorized Representatives” and chooses to continue without written permission they will then be categorized as “Non Authorized” [SR5.2.7]

IMPORT/EXPORT

49.    **Provide a means for automatic import of WSDOT of collision records from transfer file. See Section 7.6 of Appendix A—Software Requirement Specification Document for the structure of this file.

[SR4.8.2.1]

50.    The automatic import must be able to combine multiple separate “tiff” image files into a single Portable Document Format (PDF) document for each collision report consisting of one page for each Tiff image in the proper page order

[SR4.8.2.2]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

51. **The Product must be able to determine if a record in the data file is new or modified [SR4.8.2.3]

52.    **If a record is modified, the product must import the record in compliance with the retention rules stated elsewhere in this specification.

Clarification:

Data feeds from WSDOT will be sending Supplemental data feeds for Collision Reports to correct or add information to an existing collision report; these supplemental reports must be able to be link to the report with a date received.

NOTE: Retention for public disclosure; requires the record to be maintained for 6 years. And the original report can be disseminated and then a supplemental report is sent changing the date of the report. We should be able to view and see that the original report was received on one date and the supplemental report was received on a different date.

[SR4.8.2.4]

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

53. **The Import process must be able to run on a configurable schedule [SR4.8.2.5]

54.    **Provide a means for authorized staff to extract billable account information to be exported to the WSP Budget and Fiscal accounts receivable system. See Section 7.6 of Appendix A—Software Requirement Specification Document for the structure of this file.

[SR4.8.3.1]

55.    Provide a means for External Sources to import data files.

Example;

OST will provide a NACHA formatted file of all ACH Returns which were not processed—this needs to match up to the WRECR transactions for that day or requested report per requested parameters

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Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

56. OST requires that all Import /Exports go through the Department of Information Services (DIS) secure FTP site. a. WSP will provide the user name and password for this site to vendor.

57. Capture export transactions for audit purposes [SR4.8.3.2 and SR 4.8.4.2]

LOGGING

58. Provide a means for logs/reports to be viewed on on-screen [SR4.9.1 & 4.11.1.1]

59. Provide a means for printing reports [SR4.9.2 & 4.11.1.2]

60. **The system must create a record showing who has accessed the system and what operations he or she has performed during a given period of time. [SR4.9.1.3]

WRECR - RFP	Page 52

Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

61. The system must capture the history of actions taken [I.e. the user, time stamp; data added, deleted or changed, original data if changed] [SR4.9.1.4]

62. The system must provide a searchable transaction log [SR4.9.1.5]

63. The system must provide a searchable audit log [SR4.9.1.6]

64. The system must allow for the logs to be archived [SR4.9.1.7]

65. The system must ensure logs are secured – (i.e. the logs are non editable) [SR4.9.1.8]

66. Provide the ability to view on screen, print and archive [SR4.9.1.8]

WRECR - RFP	Page 53

Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

ERROR HANDLING

67.    This product must allow for different error handling

Examples;

•    Entered information incorrectly message 1 is displayed

•    Incomplete information entry message 2 is displayed

•    Missing field information message 3 is displayed

[SR4.10.1.2]

68. Error handling will be determined by where the Requestor is within the product. In most cases 2 attempts (initial request plus 1) then redirection [SR4.10.1.3]

WRECR - RFP	Page 54

Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

69. In case of an error, the system should produce a suitable error log record which helps to determine the cause of an error [SR4.10.14]

70. In case of ACH Return items such Non-sufficient funds [NSF] and Account Closed (called Returns) the system should produce a suitable error log

REPORTING

71. Provide a means of exporting reports to the Portable Document Format (PDF) [SR4.11.1.3]

72. Provide a means of exporting reports to Microsoft Excel [SR4.11.1.4]

WRECR - RFP	Page 55

Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

73. Provide a means for an authorized user to enter report parameters including start times, time span, requested for, etc. [SR4.11.1.5]

74. Provide a means for standard correspondence to have auto fill capability [SR4.11.1.6]

75. The product shall provide a screen where invoice information can be added or modified (i.e. Budget and Fiscal’s mailing address, WSP contact name and phone number) [SR4.11.1.7]

Provide individual reports that capture the following:

76. Deposit Summary, Fiscal Summary, Billed Account Summary, Invoice Log, Adjustment report See Appendix B of Appendix A—Software Requirement Specification for Sample Reports [SR4.11.1.8]

WRECR - RFP	Page 56

Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

77.    Provide combined reports: (1) Detail report, deposit summary, cards received, fiscal summary, billed account; (2) Monthly report, deposit summary, and fiscal summary, billed account report

[SR4.11.1.9]

78. Provide an Agency Account Record report [SR4.11.1.10]

79. **Generate and print monthly invoices See Appendix B of Appendix A- Software Requirement Specification for Sample Reports [SR4.11.1.11]

80. Provide a report of all budget distribution codes [SR4.11.1.12]

81. **Provide cover letters, specific letters or other forms that are provided to Requestor See Appendix B of Appendix A- Software Requirement Specification for Sample Reports [SR4.11.1.13]

WRECR - RFP	Page 57

Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

82. **Provide a report on which retained documents are at the end of their retention period and when they will expire [SR4.11.1.14]

83. Provide a report with the type of Requestors that are requesting reports—based on the “how are you involved in the collision” response [SR4.11.1.15]

84. Provide a report on all released and non-released requests for all entitled parties and the number of the actual reports provided [SR4.11.1.16]

85. Provide a report for the number of collision reports purchased per day, per month, per year [SR4.11.1.17]

86. Provide a report for the number of searches requested but not purchased per day, per month, per year [SR4.11.1.18]

WRECR - RFP	Page 58

Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

87. Provide a report for the number of requests that were directed to contact Collision Records [SR4.11.1.19]

88. Provide a report for pending requests, pending request by end date [SR4.11.1.20]

RETENTION

89. **The document that was presented to the Requestor shall be captured and unaltered for a total of 7 years. [ 6 years plus 1 year] [SR 5.4.1.1]

90. **The date/time for retention begins when the document is presented to the Requestor for viewing [SR 5.4.1.2]

PUBLIC DISCLOSURE

WRECR - RFP	Page 59

Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

91. **The collision record, as it was presented to the Requestor, will be captured un-altered for a total of 7 years [SR 5.4.2.1]

92. **The original collision record will also be flagged for retention and remained unaltered for a total of 7 years [SR 5.4.2.2]

93. **Retention time begins when the last action is taken on the record [SR 5.4.2.3]

94.    Retention for public disclosure requires the record to be maintained for 6 years plus 1year. The original report can be disseminated and then a supplemental report is sent changing the date of the report. We should be able to view and see the original report was received on one date and the supplemental report was received on a different date.

WRECR - RFP	Page 60

Request for Proposal WRECR

5.1.	GENERAL SYSTEM REQUIREMENTS

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓
OTHER

95.    **The database used to display collision records to the WEB Requestor must be the same database that Internal WSP Employees of Collision Records use to address walk-in, phone-in, and Public Disclosure Requestors.

[SR 5.1.6]

5.2. SYSTEM MANAGEMENT
REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓	.
1. Ability to provide an environment that supports multiple users from multiple remote locations

2. **Ability to provide Authorized WSP employees remote access for inquiries, data entry, report generation, etc

WRECR - RFP	Page 61

Request for Proposal WRECR

5.2.	SYSTEM MANAGEMENT

REQUIREMENT	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓

3. **Ability to provide security and system controls to limit access [SR 5.1]

4. Ability to provide browser based interface

5. Ability to assign multiple levels of security to users [SR 5.5.1]

6. **Ability for an administrator to define data fields [SR 5.5.2 and SR 5.5.3]

7. **Compatible with all WSP hardware and software standards [SR 2.4.1 and 2.4.2]

8. Ability to provide 24x7 technical support

9. Ability to provide 24x7 access to data from remote connections

WRECR - RFP	Page 62

Request for Proposal WRECR

5.2.	SYSTEM MANAGEMENT

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓

10. **Provide a means for a System Administrator to maintain user accounts including the specification of an account number, account name, address, telephone number, e-mail address etc [SR4.12.2.1]

11. **Provide a means for a System Administrator to create or maintain billing accounts including user login name, user name, telephone number, authorizations, etc [SR4.12.2.2]

12. **Provide a means for a System Administrator to configure the amount to be debited from the requestors account per collision report [SR4.12.2.3]

WRECR - RFP	Page 63

Request for Proposal WRECR

5.2.	SYSTEM MANAGEMENT

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓

13.    **Provide a means for a System Administrator to add, change, or remove (from viewing) items from the system’s configuration tables without a coding change

Example:

•      Increase the amount to be charged per record from $5.00 to $9.50

•      Add a new “type” to the “how are you involved in this collision question such as “employee”

         [SR4.12.2.5]

14. **Provide a means for the System Administrator to view system details of imports / exports information (i.e. last date and time imported, record[s] count,) [SR4.12.2.6]

15. ** If import or export file is “blank” or contains no records then an error report is generated.

WRECR - RFP	Page 64

Request for Proposal WRECR

5.2.	SYSTEM MANAGEMENT

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓

16. Allow Authorized WSP Collision Records personnel to add, update, delete and query agency account information [SR4.13.2.1]

17.    **Allow Authorized WSP Collision Records personnel to adjust an account balance. The product shall capture the reason for the adjustment (i.e. debits, credits, or refunds) and comments

[SR4.13.2.2]

18. **Allow Authorized WSP Collision Records personnel to flag the account for either Redaction or Non Redaction for all requests made by the Requestor [SR4.13.2.3]

19. **Allow Authorized WSP Collision Records personnel to add a pre assigned account number to the account. (The account number will be assigned by the WSP Budget and Fiscal unit) [SR4.13.2.4]

WRECR - RFP	Page 65

Request for Proposal WRECR

5.2.	SYSTEM MANAGEMENT

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓

20. Allow Authorized WSP Collision Records to reset the password for the Billable Account System Admin [SR4.13.2.5]

21. Allow an Authorized Billable Account System Admin to change passwords associated with their account [SR4.13.2.6]

22. Allow an Authorized Billable Account System Admin to add, update, and delete users [SR4.13.2.7]

23 **The product must require user WSP employees’ name/password to access the system [SR5.1.1]

WRECR - RFP	Page 66

Request for Proposal WRECR

5.2.	SYSTEM MANAGEMENT

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓

24.    The product must follow ISB standards for any password required (i.e. a system administrator account or anyone with access to financial info will need a password that expires after X amount of days

[SR5.1.2]

25. The password must be strengthened and must comply with Industry standards [SR5.1.3]

26. The product must provide the means for assigning and updating security and access authority for individuals, entities, and applications accessing features and data [SR5.1.4]

27. **The product must encrypt attachments that are sent via e-mail [SR5.1.5]

WRECR - RFP	Page 67

Request for Proposal WRECR

5.2.	SYSTEM MANAGEMENT

REQUIREMENTS	Available	Partially Meets	Future Release	Not Available	Comments
	✓	✓	✓	✓

28.    The product must request a “delivery” receipt for each e-mail that is sent. This receipt must be stored with the record and on the same retention schedule

(See 6.1 for retention details of the Software Requirement Specification ~ located in Appendix A of this RFP)

[SR5.1.6]

WRECR - RFP	Page 68

Request for Proposal WRECR

6.	Vendor Management Proposal

6.1.	CONTACT INFORMATION

Provide the following information on the single point of contact in your company for questions as it relates to this RFP. If your responses or part of you solution is dependent upon third-party vendors, please include their contact information as well.

Company Name:
Telephone Number:
Contact Person:
Telephone Number:
FAX Number:
Electronic Mail ID:

6.2.	ADDITIONAL VENDOR QUESTIONS

6.2.1.	System Questions

Question	Response

1.      What “performance attributes” does your company use to verify or validate the accuracy of your application? Please explain each of your performance attributes and how they fit into the overall system performance testing.

2. How does your company manage “design” planning—do you need to do “site inspection/assessment” prior to identifying the approach and equipment needed for the application?

3. Do you have a management pack available for System Center Operations Manager?

4. Do you have “canned” reports that can be generated from the data collected or is it up to the purchaser to develop reports from the data in the SQL database?

5. What type of system/equipment training do you provide and what are the durations??

6. What redaction methods does your proposed redaction tool use? Example -text based, text pattern, zoned etc.

WRECR - RFP	Page 69

Request for Proposal WRECR

Question	Response
7. Please describe how your redaction tools “redacts” information. Example—do you cover up the “item” or do you remove the “item”?

8. Does your redaction tool come with pre-determined patterns or will it be configured. A pre-determined patter would be a social security Number [SSN] for example.

9. The collision report will be an image, please explain how your redaction tool will find the “item” within the image.

10. Please explain how your redaction tool will handle images that are poorly scanned, hard to read, etc.

11. Please explain how your redaction tool will do a system redaction then proceed to allow a manual redaction.

12. Does the redaction tool you are proposing have the ability to turn on/ turn off redaction?

Example—We have 4 items to redact—do we have to redact each item individually < 4 clicks> or can we highlight the 4 times and then redact everything at once? < 1 click>

13. Is your redaction tool a third party vender tool or an in-house application?

14. If a third party vender—how long have you been associated with this vender?

15. If a third party vender—how many projects have you implemented together?

16. What is your recommendation for WSP’s requirement of a retention tool and its associated requirements [questions 86-91]?

17. The web application that you are proposing is it a commercially available solution that might require some customization to meet all of our needs or is it a custom application?

18. Please describe what Bank Card processing platforms you have used in the past.

19. Are you familiar with CyberSource or First Data as part of Bank Card processing? If so how.

20. What Bank do you usually use to process payments?

WRECR - RFP	Page 70

Request for Proposal WRECR

6.2.2.	Corporate Information

Question	Response
1. Describe the support offerings that your company provides. Do you support the product with internal support staff or through a third party?

2. How many installations of your system do you have?

3. How many installations have you performed in the last 24 months?

4. How long has your company been in business?

5. How many employees do you have?

6. Describe your target market/typical customer both in terms of industry and size.

7. Describe at least two installations of your system that are of the type and size of the project being proposed by WSP.

8.      Provide a reference (company name, location, contact name, etc.) where your system is in operation, that is similar to our proposed solution, which would allow us to do a site visit and see the working product.

9. In consideration of your company’s current workload, how soon would your company be able to start full-time work on this project?

10. Has your company worked with government agencies before? If so, which ones?

11.    Has your company implemented payment processes through government agencies before? Example—implementing ACH through the Office of State Treasures or Bank Cards through a Budget and Fiscal division?

6.2.3.	Version Releases

Question	Response
1. Approximately how often are major versions of equipment and/or back office software released?
2. Approximately how often are minor versions of equipment and/or back office software released?

WRECR - RFP	Page 71

Request for Proposal WRECR

Question	Response
3. What are your plans for future enhancements of the system (both equipment and back office software)?

4. What is the latest version of your system and how many sites are using this version?

6.2.4.	Product Support

Question	Response
1. Where are your technical support locations?

2. What is the native operating system (including version and release) for your back office software? 32 bit or 64 bit?

3. Will your back office software run on VMware and or Hyper-V on 64 bit machines?

4. If you answered no to question 2, do you have plans to catch up? By when?

5. How do you publish and distribute software patches?

6. How do you publish documentation (e.g., HTML, PDF file, hard copy, etc?)

7. Is your technical support organization in-house or outsourced to a third-party?

8. Describe software support including: support tiers, response times, support hours, resolution assurance, change requests.

9. Describe the warranty coverage for your system.

10. Describe the on-going maintenance services, and their associated fees, that your company would make available to WSP.

WRECR - RFP	Page 72

Request for Proposal WRECR

6.2.5.	Environment and Architecture

Question	Response
1. What is the native operating system for your back office software 32 bit or 64 bit?

2. Will your back office software run on VMware and or Hyper-V on 64 bit machines?

3. If you answered no to question 3, what are you plans to catch up?

4. Do you support the Microsoft SQL Server platform 2008, and XP?

5. How many Microsoft SQL Server database installations of your system are currently in production?

6. Based on the information within this RFI, what would be your recommended architectural design for this project

7. Based on your recommended architecture please provide an itemized list of the hardware and software components you believe will be needed for the WRECR project solution.

6.2.6.	Miscellaneous

Question	Response
1. Did you thoroughly review the WRECR Software Requirements Specifications—Appendix A?

WRECR - RFP	Page 73

Request for Proposal WRECR

7.	Vendor Cost Proposal

The evaluation process is designed to award this procurement not necessarily to the Vendor of least cost, but rather to the Vendor whose proposal best meets the requirements of this RFP. Vendors are encouraged to submit proposals which are consistent with State government efforts to conserve state resources.

WSP is interested in understanding all costs associated with the Management Response and Technical Response sections of proposals for the Washington Request for Electronic Collision Reports Project. WSP reserves the right to utilize the state’s enterprise software licensing or hardware contracts for the procurement of the new WRECR solution.

WSP requires a deliverables-based milestone payment plan, with the largest percentage (not less than 20 percent of the total value of the contract) of the disbursement being made upon final testing and acceptance. No single deliverable cost prior to the final deliverable should be greater than 10 percent of the total value of the contract. The final deliverable, which constitutes and will be part of final acceptance of the entire system, must be included and must be priced at least 20 percent of the total contract.

7.1.	PAYMENT FOR PROJECT DELIVERABLES

Vendor payments will be paid thirty (30) days following receipt and satisfactory acceptance of project deliverables or invoices as applicable.

Specific payment amounts and project deliverables will be negotiated with the Apparent Successful Vendor.

7.2.	ACCEPTANCE PERIOD

With respect to this RFP, the proposal and associated prices must remain valid for 180 days following receipt of the proposal, except for any price reductions that may occur during the interim.

7.3.	COST RESPONSE

The available state funding is limited to $150,000.00 for the entire investment in the following components:

•	Custom Application (if applicable).

•	Application software.

•	System software.

•	System hardware.

•	Implementation.

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Request for Proposal WRECR

See Sections A, B, C, and D of Cost Forms: Cash Purchase Response (APPENDIX B). Venders shall bid a fixed price for these components. Bids exceeding this limit will be rejected as nonresponsive.

7.4. IDENTIFICATION OF COSTS

Identify all costs including expenses to be charged for performing the services necessary to accomplish the objectives described in this RFP. Your quotation must include all staff costs, administrative costs, travel costs, and any other expenses necessary to accomplish the tasks and to produce the deliverables under contract. Vendors are required to collect and pay Washington State sales tax, if applicable.

Vendors are required to submit a completed copy of Cost Forms: Cash Purchase Response (APPENDIX B) for their proposed solutions.

NOTES:

•	The vendor’s solution must be deliverable-based, and each deliverable must receive a final acceptance.

•

All Cost Response sections delivered will be considered to include a not-to-exceed price for delivering all required services in order to ensure complete and successful implementation and ongoing operation of the proposed solution.

•	Vendors must include all implementation costs for the entire project from discovery through final acceptance to post-acceptance maintenance support.

•

The vendor’s solution proposal should also address the issues and costs of transfer of system licensing and code ownership to Washington State. In this case, the WRECR application vendor will supply all source code in English.

•	WSP should be provided with the option to procure only select elements of a total proposal at the costs quoted for those specific elements.

•

The state of Washington belongs to the Western States Contracting Alliance (WSCA). If the vendor proposes hardware that is available via the WSCA contract, the WSCA contract price is less than the vendor price, and the vendor will support the hardware, then WSP will purchase the hardware through WSCA.

WRECR - RFP	Page 75

Request for Proposal WRECR

8.	Project Management Proposal

8.1.1.	Project Management

Vendors must provide an overview of how they will successfully manage the complex aspects of budget, scope, and schedule management. In addition, vendors need to describe the project management methodology to be utilized, including a description of any supporting software. This discussion will include information about overall project management techniques, issue management approaches, weekly status reporting, and staffing. WSP prefers the use of Microsoft Project 2003 as the project scheduling software.

8.1.2.	Status Reporting

Vendors should describe the process of providing project status updates to WSP. The vendor project manager will report to the WSP project manager weekly by e-mail and a minimum of once a month in person[ if applicable] or via phone to update WSP on completed tasks, review the progress of uncompleted tasks, clarify requirements, and discuss other issues related to the WRECR project. The vendor project manager will report project status to the project Executive Steering Committee as necessary.

8.1.3.	Quality Assurance

Vendors must describe the QA process to be utilized for the project tasks, schedule, deliverables, and testing in order to ensure that work related to the production of acceptable deliverables is on track and expectations are met or exceeded. The QA process is expected to be proactive so as to ensure not only that the schedule is met but also that product and service quality is maintained.

8.1.4.	Project Schedule

Vendors must describe the process of developing the schedule, including the identification of all major phases, tasks, and subtasks. For each identified task or subtask, vendors should include the following information:

•	Resource assignments (e.g., vendor staff, local agency staff).

•	Milestones.

•	Time frames.

¡	Assume 10 business days for WSP review on each iteration of a deliverable.

•	Deliverables.

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Request for Proposal WRECR

8.1.5.	Phase Duration

WSP is interested in implementing this project as quickly as possible. WSP prefers a project schedule that is realistic and reflects the shortest reasonable time frame based on the offeror’s experience with projects of similar size and complexity and its capacity to successfully deliver proposed outcomes.

Please provide a schedule that reflects the most expeditious and reasonable time frame possible. For your final schedule, describe your delivery approach, your assumptions and needs, and any additional risks or work requirements that will be important for WSP to understand in working with you to ensure successful delivery.

8.1.6.	Risk Management Approach

Vendors must provide their approach to risk management that minimally identifies all risks associated with implementing WRECR, the methods proposed to mitigate each risk, the probability that each risk will occur (i.e., high, medium, low), and the impact each risk can have on the project (i.e., high, medium, low).

8.1.7.	Proposed Project Staff

Vendors must provide an outline of all proposed individuals, including their major areas of responsibility during the project and the percentage of time that each will be dedicated to the project.

Specific guidelines for the vendor’s project manager include the following:

•	Must be able to demonstrate a history of successful projects of similar size, nature, and complexity.

•	Must have a bachelor’s degree or equivalent work experience.

•	Must be able to demonstrate a minimum of 3 years’ project management experience.

Though not required, Project Management Professional (PMP) certification from the Project Management Institute, Inc. (PMI) would be a value-added qualification.

Resumes of all key proposed personnel are required and must include the following, at a minimum:

•	Experience with the vendor.

•	Experience with projects related to public safety, especially message switch solutions.

•	Experience with projects similar in size, scope, and complexity to this project.

•	System design and development experience.

•	System implementation and support experience.

•	System integration experience.

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Request for Proposal WRECR

Vendors shall indicate any industry-acknowledged certifications (e.g., Capability Maturity Model Integration [CMMI], PMP, International Organization for Standardization [ISO]) that their organizations or key proposed personnel have attained or are actively pursuing.

The description of experience must include specific responsibilities of vendor personnel and the number of years of their experience.

Each project referenced in a resume should include the customer name, customer reference (including current telephone number), and time period of the project, as well as a very brief project description. Limit references to the last 5 years.

It is important to note that WSP reserves the right to approve or reject any changes to the vendor’s key personnel after the contract award. WSP also reserves the right to require key personnel changes, with reasonable notice to the vendor, following contract award if WSP determines that such changes are in the best interest of the project.

8.1.8. Implementation Approach

Vendors must provide their approaches to implementation of the proposed WRECR solution, outlining the steps from the time of contract signing through complete acceptance and go-live of the future WRECR infrastructure in the production environment.

WRECR - RFP	Page 78

Request for Proposal WRECR

Appendix A—Software Requirement Specification

This link is the approved version of the Software Requirement Specification (SRS) for the WRECR project. If you have trouble opening this document please notify the Acquisition Coordinator. Their contact information is in section 2.1 of this document.

WRECR - RFP	Page 79

Washington State Patrol

Washington Requests for

Electronic Collision Records

(WRECR)

Software

Requirements

Specification

By the

Information Technologies Division

Planning and Project Office

March 16, 2010

WRECR	Software Requirements Specification

Revision History

Version	Date	Description	Name
1.0	04/01/2009	Original	Steve Cole
1.1	01/13/2010	Updated Original	Paula Breshears
1.2	01/19/2010	Continue update original based on feedback obtained from meeting on 12/19/2010	Paula Breshears
1.3	01/21/2010	Continue to update original based on feedback	Paula Breshears
1.4	01/25/2010	Continue to update original based on feedback	Paula Breshears
1.5	01/27/2010	Continue to update original based on feedback	Paula Breshears
1.6	02/02/2010	Continue to update original based on feedback	Paula Breshears
1.7	02/16/2010	Continue to update original based on feedback	Paula Breshears
1.8	02/22/2010	Continue to update original based on feedback	Paula Breshears
1.9	03/01/2010	Final updates based on feedback	Paula Breshears
1.10	03/02/2010	Ready for Signatures	Paula Breshears
2.0	03/08/2010	Updated from feedback before Signatures are obtained	Paula Breshears
2.1	03/16/2010

Updated number sequence for 4.1.2.3-4.1.2.14

And 4.5.2.3 and 4.5.2.4

And 4.6.3.2.4 -4.6.2.8

And 5.1.3-5.1.6

Changed the word Automatic to Automated (reference ACH)

Changed OFM reference to OST 4.3.1 and 4.3.2

Added verbiage to 4.8.4

Created 4.8.4.3 and 4.10.1.5

Changed all references of Bank of America to

state’s concentration bank per OST request

Paula Breshears

Information Technology Division	March 16, 2010	Page i
Planning and Project Office		SRS version 2.1

WRECR	Software Requirements Specification

1 Introduction	4
1.1 Purpose	4
1.2 Intended Audience	4
1.3 Project Background	4
1.4 Reference Material	5

2 General Description	6
2.1 Product Scope	6
2.2 Product Function Flow Diagrams	8
2.3 User Classes and Characteristics	10
2.4 Operating Environment	10
2.5 Documentation	11

3 External Interface Requirements	12
3.1 User Interfaces	12

4 Product Features	13
4.1 Query Collision Records	13
4.2 Process to Select Payment type	16
4.3 Process Selected Records Using Bank Card	16
4.4 Process Selected Records Using Automated Clearing House (ACH)	17
4.5 Process Selected Records Using a Billable Account	18
4.6 Redaction	19
4.8 Import/Export	22
4.9 Logs	23
4.10 Error Handling	23
4.11 Reports	24
4.12 System Administration	25
4.13 Billable Account Maintenance	26

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5 Nonfunctional Requirements	28
5.1 Security Requirements	28
5.2 Business Rules	29
5.3 Payment recording check and money order	30

6 Retention	31
6.1 Retention Overview	31
6.2 Public Disclosure	31
6.3 Other	31

7 APPENDIX A: Data Dictionary	34
7.1 Bank Card Transaction File	34
7.2 Automated Clearing House (ACH) Transaction File	34
7.3 Billable Account Transaction File	34
7.4 Billable Account User File	35
7.5 OFM Accounts Receivable Export File	36
7.6 WSDOT Image and Index Extract Import File	42

8 APPENDIX B: Sample Reports and Responses	45

9 APPENDIX C: Reference Material	49

10 APPENDIX D: Glossary	84

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1 Introduction

This section presents an overview of the software requirements to help the reader understand its purpose, how to use the document, and the business needs which this project is intending to satisfy.

1.1	Purpose

The purpose of the Software Requirements Specification (SRS) is to describe functions and capabilities of the product to be developed. This document is the basis for subsequent project planning, design, development, and contractual agreements related to the Washington Requests for Electronic Collision Records Project. it also is the foundation for product testing and user documentation.

1.2	Intended Audience

This SRS is directed at the following readers:

•

Users and other project stakeholders, to be viewed as an agreement with the Project Team that application requirements are fully and correctly documented to the best of our knowledge and ability at time this document is released.

•	Project Management staff, as a basis for all project planning and scheduling for the remainder of the project

•	Proposing vendors, to be used for developing cost and schedule proposals for their bid documents

•	Contracts staff for both the Washington State Patrol (WSP) and the “Apparent Successful Vendor” for use in developing the contractual agreement

•	Project technical staff, to be viewed as the basis for product design and development

1.3	Project Background

The Washington State Patrol (WSP) Criminal Records Division (CRD) Collision Records Section completes approximately 50,000 requests for copies of collision reports annually. These requests come from individuals involved in a collision, parents or legal guardians of a minor driver; insurers, attorneys, or other authorized representatives of a driver involved; or law firms doing research. The response to each request involves a manual process of searching, redacting, and collecting fees averaging 1 hour production time each to complete. They are currently able to complete these requests within 21 days; however, this is directly related to the staffing level.

The WSP has received federal funding through the Washington Traffic Safety Commission (WTSC) to improve response times to the public and decrease workload for Section staff. The WSP CRD is the business owner for the project with direct interaction with WSP Budget and Fiscal Services (BFS), WSP Public Disclosure, WSP Information Technology Division (ITD), WTSC, WSDOT Transportation Data Office, WSDOT Office of Information Technology.

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1.4	Reference Material

This section presents the documents used in creating the Description of Requirements. The document name and location of the electronic copy have been provided to help the reader understand the currently used material, and the business needs which this project is intending to satisfy.

1.4.1	Request for Copy of Collision Report Form

Appendix C of this document

1.4.2	ACORDE Redaction tool for Public Disclosure Business Requirements—DOT / WSP

{DRAFT May 31st, 2007}

Appendix C of this document

1.4.3	Automated Clearing House File Format Specifications—OST

Appendix C of this document

1.4.4	Automated Clearing House Best Practices from OST

Appendix C of this document

1.4.5	Automated Clearing House Service Level Agreement with OST

{Sample}

Appendix C of this document

1.4.6	Automated Clearing House Service Input Delivery Dates Form from OST

{Sample}

Appendix C of this document

1.4.7	WSP Hardware Standards

Appendix C of this document

1.4.8	WSP Software Standards

Appendix C of this document

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2 General Description

This section presents a high-level overview of the product being specified and the environment in which it will be used, the anticipated users of the product, and the known constraints.

2.1	Product Scope

The WSP intends to hire a vendor to develop a web-based application to allow public access to collision reports through the Internet. The application must provide a parameter search for collision reports, automated redaction and assembly of selected reports, on-line payment of fees, and satisfy all public disclosure and records retention requirements. WSP’s collision reporting database will be the source of the collision reports for the WRECR application with daily feeds from WSDOT.

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2.1.1	Product Functions

Function	Description		Features
Query	Query collision report database		•	Employee Identity authentication
	by Date and Driver Name then		•	Search database using criteria supplied
	any of the following parameters:			by Requestor
	•	Driver Name (Last, First, MI)	•	Provide redaction depending on
	•	Driver License Number		Requestor authorization
	•	Date of Birth	•	Log transactions for public disclosure
	•	Location (City and or County)		and record retention
	• • • •	Roadway Date Collision Number Injury Indicator	• •	Capture Requestor information -log transaction Audits

	•	Fatality Indicator
	•	Agency Identifier

Payment	Process payment before collision		•	Bank Card processing
	report is allowed to be viewed		• • • •	Automated Clearing House (ACH) processing Billable Account processing Received Check [s] / Money Order[s] Audits

Redaction	Redact collision report based on		•	Based on Requestor Identity
	information provided by		•	Log transaction for public disclosure
	Requestor and business			and record retention
	requirements provided in 5.2 of		•	Log image for record retention
	this document		•	Audits

Import/Export	Exchange data with external		•	Import collision report file from WSDOT
	systems		•	Export billable account transactions to Office of Financial Management (OFM) Accounts Receivable system
			•	Export ACH transactions to Office of State Treasure (OST)

Reports	Typical types of Reports		•	Format for on on-screen viewing,
	•	Invoices		printing and downloading
	•	Summary Reports	•	Daily Bank Card transaction
	•	Forms		reconciliation
	•	Transactions logs	•	Monthly Billable Account invoices
	•	Statistic Reports	•	Audits

System	Maintain system tables		•	Billable Account administration
Administration			• • •	Report administration Purge administration Searches without payment

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2.2 Product Function Flow Diagrams

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2.2.2 Internal Staff Flow

Staff Member receives request for collision report
Staff Login
5.1.1
SEARCH Process
4.1
Add Results to Shopping cart
4.1.2.10
No
Start over or Closes web browser
No Record
Pending File
4.1.2.12
Yes
Enter Requestor information
4.1.2.1
Payment Process
5.3.1
Who Is Requestor
Not Authorized
Authorized
Send request to queue for redaction
4.6.2
Retention Process
6.1
Redaction Process
4.6.3
Retention Process
6.1
Deliver Redacted Collision Report to Requestor
Deliver Non Redacted Collision Report to Requestor

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2.3	User Classes and Characteristics

There are seven [7] types of users:

•	An authorized user who can view the full non-redacted collision record for a fee.

•	A non authorized user can view only a redacted version of a collision record for a fee.

•

An authorized representative who can view the full non-redacted collision record for a fee, only after providing a letter of authorization from the involved party or insurance company releasing the information and the entity marks the correct authorization box. [See 5.2.9]

•	Personnel who work for an organization such as an insurance company which is invoiced once a month, through a billing account, for transaction fees.

•	Authorized personnel who works the Federal Government, or a Criminal Justice Agency or a Washington State government agency and is authorized to view full non-redacted records without a fee.

•	Authorized WSP Collision Records personnel have unrestricted access to all collision records.

•	System Administrator—i.e. managing user accounts, viewing reports, etc.

2.4	Operating Environment

The Washington State Patrol supports the following operating environment:

2.4.1	Hardware

•	Servers with Intel based processors

•	Must have the ability to run in a virtualized environment on a Hyper-V Server

•	Must run on 64 bit platform

2.4.2	Software

•	Microsoft Windows Server 2008 or higher

•	Internet Information Services (IIS) based web application server(s)7.0 or higher in Integrated Mode [preferred]

•	Microsoft SQL Server based database [2008 minimum]

•	Microsoft SQL Server Reporting Services

•	Must run on Version 3.5 of the .Net framework or higher

•	Client PCs utilizing any Internet Explorer version 6, 7, and 8; Google Chrome (all versions), and Mozilla FireFox version 3.6 or higher

2.4.3	Interfaces

•	Simple Mail Transport Protocol (SMTP) according to the latest Request For Comment (RFC)

•	Microsoft Exchange Server

•	Secure FTP

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Design and Implementation Constraints

ITD has limited technical resources available to support this product within the environment specified in-section 2.4. The developer must not introduce any new tools, products, or dependencies that require changes to the existing operating environment, or require technical support staff to be specially trained for its support.

The application development environment and databases shall not be proprietary and shall not restrict the State from using the application or data in any current or future application. WSP does not currently have any database(s) fulfilling these requirements and the design and implementation of one or more databases should be considered. The design will also have to take into account the requirements listed in this document such as import /export, retention, payment etc.

The proposed application shall utilize a modern relational database management design (normalized to the third normal form (3NF) and be capable of handling current and future work load and future growth projections.

The database provided with the system shall have the capability to address at least 1 terabyte of stored data.

2.5	Documentation

All application source code and technical documentation must be in English and must be provided to the State in its entirety upon acceptance of the product (excludes third party software). The developer must provide the following documentation as part of the finished product:

•	User’s guide (for each of the identified user classes)

•	Administrator Manual. A description of system administration processes

•	A completed WSP IT System Documentation Standards document

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3	External Interface Requirements

This section specifies any requirements that ensure the new product will connect properly to external components.

3.1	User Interfaces

User interfaces must be developed for the functions described in Section 4. Standard drop-down lists are used wherever possible to present standard values for selection by the User. Command buttons, Pop-up windows, and other aids should be used where possible to make the product easier to use. Online help should be available for each screen developed for this application.

Web page formats must follow the State of Washington guidelines found at the following web site:

http://www.wa.gov/dis/tools/awstyleguide/accessibility.html

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4	Product Features

This section specifies the functional capabilities of the product. These requirements are organized by the major functions described in section 2.2.

4.1	Query Collision Records

4.1.1	Typical Action/Response Sequences

Actor Actions	Product Responses
1. Enter record search parameters.	2. Search database using given criteria. Display pick-list of possible matches.

3. Place selected record in shopping cart for later processing.	4. Save record for later processing and request next action.

5. Request “check out” process with selected records.	6. Request Requestor Information

7. Enter Requestor Information	8. Log per auditing sequences End of Query Collision Sequences

Continue with Determining Redaction Process Typical Action / Response Sequence

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4.1.2	Functional Requirements

Reference	Description
4.1.2.1

The product must provide a method to collect Requestor information. Requestor information includes:

•    Person or company name

•    Current Date

•    Physical Address

•    Mailing address

•    City

•    State

•    Zip Code

•    Phone Number

•    FAX Number

•    E-mail address

•    File, Policy, or Claim Number

•    Client Name

•    Answer to the question “What is the Requestor’s interest in this collision.”

4.1.2.2	The product must analyze the Information entered by the Requestor and supply context specific messages for those requestors.

4.1.2.3

The product must provide a method to enter search parameters using Date and Driver Name. Additional information would include any of the below parameters. The product shall provide the following options to search the database:

•    Driver Name (Last, First, MI)

•    Driver License Number

•    Date of Birth (DOB)

•    Location (City or County)

•    Roadway

•    Collision Date Range *

•    Collision Number

•    Injury Indicator

•    Fatality Indicator

•    Agency Identifier [ for Law Enforcement Agencies]

*       NOTE - The date range is up to 10 days prior to the date chosen

4.1.2.4	The product must analyze the Information and search parameters entered by the Requestor and supply context specific error messages for those found invalid.

4.1.2.5	The product must search the collision report database using search parameters supplied by the Requestor and display a pick list of records that match the parameters.

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Reference	Description
4.1.2.6	The name search should use a phonetic or “Soundex” type search of the database to retrieve records with like-sounding names or names with minor misspellings.

4.1.2.7	The product must provide a method for the requestor to select a record from the “pick list” and add to a shopping cart for later processing.

4.1.2.8	The product must provide a method for the requestor to review and edit the shopping cart.

4.1.2.9	The product must provide a method for the Requestor to process all selected records in the shopping cart.

4.1.2.10	The product will have the ability to place a query request in “pending status” if no record is found by Authorized WSP Collision Records personnel only.

4.1.2.11	The product will have the ability to place an end date on pending status request to allow the request to be automatically removed from a status of pending.

4.1.2.12

Returned information [pick list] will contain the following:

Total number of matching records

Collision Report number*

Collision Date

County the collision occurred in

Name of Roadway

driver # 1 last name

driver # 2 last name

driver # 3 last name

Injury = Yes or No

Fatality = Yes or No

*       NOTE - The collision report number will only be provided during the returned information if it was provided during initial search.

4.1.2.13	Authorized WSP Collision Records personnel will have the ability to enter check number or money order number to a requestors information [ i.e. If a check is mailed in and an Authorized WSP Collision Records personnel is manually doing request for collision record - check number will be entered under requestor information ] without processing check or money order at that time

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4.2	Process to Select Payment type

4.2.1 Typical Action/Response Sequences

Actor Actions	Product Responses
1. Display payment options screen for payment of user fees. Options include: • Bank Card • Automated Clearing House [ACH] • Billable Account • Received Check[s] / Money Order[s]

2. Select payment option	3. Display selected payment option screen.

End of Payment type Sequences

Continue with selected payment type process

4.2.2  Functional Requirements

The product must:

Reference	Description
4.2.2.1	The product will allow authorized WSP CRD employees to enter information from a check or money order received. This option is only viewable by WSP employees.

4.2.2.2	The product must provide a way to release the collision report record for either Redaction (Section 4.5.1) or viewing once payment approved.

4.2.2.3	The product must charge the account a configurable amount for each collision report record requested.

4.3	Process Selected Records Using Bank Card.

4.3.1  Typical Action/Response Sequences

Actor Actions	Product Responses
Refer to Payment Selection Process

1. Select Bank Card payment option	2. Display bank card payment option screen.

3. Enter bank card information.	4. Process Bank Card per OST and Payment Card Industry (PCI) standards (See Appendix A) End of Bank Card Sequences

Continue with 4.5 Redaction

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4.3.2  Functional Requirements

The product must:

Reference	Description
4.3.2.1	The product must process Bank Card payments per Office State Treasurer (OST) and Payment Card Industry (PCI) Standards

4.4	Process Selected Records Using Automated Clearing House (ACH).

4.4.1  Typical Action/Response Sequences

Actor Actions	Product Responses
Refer to Payment Selection Process

2. Select ACH payment option	3. Display ACH payment option screen.

4. Enter bank account information.	5. Process ACH per Office of State Treasurer (OST) and NACHA Operating Rules (See Appendix A) End of ACH Sequences

Continue with 4.5 Redaction

4.4.2  Functional Requirements

The product must:

Reference	Description
4.4.2.1	Process ACH payments per Office of State Treasurer (OST) and NACHA Operating rules Industry Standards [See Appendix A]

4.4.2.2	Provide a visual reference for end user’s entering their bank’s routing number and checking account number. (e.g. a picture of an example check with the appropriate numbers highlighted)

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4.5	Process Selected Records Using a Billable Account.

4.5.1  Typical Action/Response Sequences

Actor Actions	Product Responses
Refer to Payment Selection Process

2. Select Billable Account payment option	3. Display Billable Account payment option screen.

4. Enter billable account number and password	5. Each record request is added the customers account’s for statement documentation End of Billable Account Sequences

Continue with 4.5 Redaction

4.5.2  Functional Requirements

The product must

Reference	Description

4.5.2.1	Allow the Requestor to pay for selected records via billable account.

4.5.2.2	The product must provide each batch request its own unique identifier - [i.e. a group of 14 records request would all be under one "Order number")

4.5.2.3	The product must provide the ability to enter a pre-assigned account number and password in order to access the billable account

4.5.2.4	The product must provide the ability to generate monthly statements. Each statement will contain the collision records unique identifier, date requested, individual amount, total amount, account information [ i.e. Company name, address etc]

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4.6	Redaction

4.6.1	Overview

4.6.1.1	Functional Requirements

The product must:

Reference	Description
4.6.1.1.1	The product must deliver the redacted or non redacted collision report to the requestor in a way that will allow the requestor to print and save locally

4.6.1.1.2	The product must provide notification to requestor when redacted or non redacted collision report is ready to be viewed.

4.6.2	Determining Redaction Process

4.6.2.1	Typical Action/Response Sequences for Determining Redaction

Actor Actions	Product Responses

1.      Requestor Information captured.

2.      Requestor type is determined.

•    Authorized

•    Not Authorized

•    Authorized Representatives

3.      Message based on above categories is displayed.

End of Determining Redaction

4. Requestor chooses to Continue	Continue with Payment Typical Action • Bank Card • ACH • Billable Account

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4.6.2.2 Functional Requirements

The product must:

Reference	Description
4.6.2.2.1	The product must be able to categorize based on criteria in section 5.2.1 - 5.2.5

4.6.3	Redacting Process

4.6.3.1 Typical Action/Response Sequences for Redacting

Actor Actions	Product Responses
1. System redacts information within image. ( see section 5.2-5.5)

2. System redacted image is put into queue for manual redaction process

3. Notification is provided to Requestor

4. WSP staff completes manual redaction	5. Redacted image is released and sent to Requestor

6. Create a transaction log record, audit log record, retention log and public disclosure record(s).

4.6.3.2 Functional Requirements

The product must:

Reference	Description
4.6.3.2.1	The product will have the ability to redact a batch of requests or a single request

4.6.3.2.2	The product will automatically redact specific items within an image. (See section 5.2-5.5)

4.6.3.2.3	The product will have the ability to place a system redacted collision record in a “queue” for manual redaction.

4.6.3.2.4	The product will have the ability to initiate system redaction on requested report [s]

4.6.3.2.5	The product will allow authorized WSP employee to view redacted or un-redacted report[s]

4.6.3.2.6	The product will allow authorized WSP employee to redact or un-redact any field or area

4.6.3.2.7	The product will allow authorized WSP employee to print or e-mail from queue

4.6.3.2.8	The product will have the ability to place a requested collision report in a “queue” for manual redaction

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4.6.3.3 Typical Action/Response Sequences Non Redaction

Actor Actions	Product Responses
1. Non Redacted image is released.

2. Notification is provided to Requestor

3. Create a transaction log record, audit log record, retention log and public disclosure record(s).

4.6.3.4 Functional Requirements

The product must:

Reference	Description
4.6.3.4.1	The product will have the ability to place a requested collision report in a “queue” for delivery.

4.6.3.4.2	The product will allow the requestor to view report upon verification of payment

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4.8	Import/Export

Exchange data with external systems such as: WSDOT, OFM Accounts Receivable, and OST ACH.

4.8.1 Typical Action/Response Sequences

Actor Actions	System Responses
1. Authorized WSP employee requests Import/Export options screen.	2. Display Import/Export options screen.

3. Select a particular import or export function.	4. Display a particular import or export detail screen.

5. Fill in import or export parameters.	6. Edit parameters and perform selected function. 7. Record event in Log.

4.8.2 WSDOT Collision Records Import Functional Requirements

The product must:

Reference	Description
4.8.2.1	Provide a means for automatic import WSDOT of collision records from transfer file. See Appendix A Section 7.6 for the structure of this file.

4.8.2.2	This automatic import must be able to combine multiple separate “tiff’ image files into a single Portable Document Format (PDF) document for each collision report consisting of one page for each Tiff image in the proper page order.

4.8.2.3	Product must be able to determine if a record in the data file is new or modified”

4.8.2.4	“If record is modified, product must import the record in compliance with the retention rules stated elsewhere in this specification”

4.8.2.5	“Import process must be able to run on a configurable schedule”

4.8.3 OFM Accounts Receivable Export Functional Requirements

The product must:

Reference	Description
4.8.3.1	Provide a means for authorized staff to extract billable account information to be exported to the WSP Budget and Fiscal accounts receivable system. See Appendix A Section 7.5 for record layout.

4.8.3.2	Capture export transactions for audit purposes.

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4.8.4 OST ACH Export Functional Requirement

The product must:

Reference	Description
4.8.4.1	Provide a means for authorized staff to extract ACH transaction information to be exported to the Office of State Treasurer for processing. See Appendix C Section C3 for record layout.

4.8.4.2	Capture export transactions for audit purposes.

4.8.4.3	Provide a means for authorized staff to extract ACH cash receipt (A8) which may be provided electronically or hard copy.

4.9	Logs

Transaction[s] requested by a user or system along with the details will be captured.

4.9.1 Functional Requirements

The product must:

Reference	Description
4.9.1.1	Provide a means of viewing on-screen

4.9.1.2	Provide a means of printing reports

4.9.1.3	The system must create a record showing who has accessed the system and what operations he or she has performed during a given period of time.

4.9.1.4	The system must capture the history of actions taken. [I.e. the user, time stamp; data added, deleted or changed, original data if changed]

4.9.1.5	The system must provide a searchable transaction log

4.9.1.6	The system must provide a searchable audit log

4.9.1.7	The system must allow for the logs to be archived

4.9.1.8	The system must ensure logs are secured – (example the logs are non editable)

4.10	Error Handling

Error transaction[s] received by the system along with the details

4.10.1 Functional Requirements

The product must:

Reference	Description
4.10.1.1	Provide the ability to view on screen, print and archive

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Reference	Description
4.10.1.2

This product must allow for different error handling.

    Examples;

o       Entered information incorrectly message 1 is displayed

o       Incomplete information entry message 2 is displayed

o       Missing field information message3 is displayed

4.10.1.3	Error handling will be determined by where the Requestor is within the product. In most cases 2 attempts (initial request plus 1) then redirection.

4.10.1.4	In case of an error, the system should produce a suitable error log which helps to determine the cause of an error.

4.10.1.5	This product must allow for error handling of ACH Return items such as Non Sufficient Funds (NSF) and Account Closed notices.

4.11	Reports

Daily, Weekly and Monthly reports

4.11.1 Functional Requirements

The product must:

Reference	Description
4.11.1.1	Provide a means of viewing reports on-screen

4.11.1.2	Provide a means of printing reports

4.11.1.3	Provide a means of exporting reports to the Portable Document Format (PDF)

4.11.1.4	Provide a means of exporting reports to Microsoft Excel

4.11.1.5	Provide a means for an authorized user to enter report parameters including start times, time span, requested for, etc.

4.11.1.6	Provide a means for standard correspondence to have auto fill capability.

4.11.1.7	The product shall provide a screen where invoice information can be added or modified (i.e. Budget and Fiscal’s mailing address, WSP contact name and phone number)

Provide individual reports that capture the following:

4.11.1.8	Deposit Summary, Fiscal Summary, Billed Account Summary, Invoice Log, Adjustment report. See Appendix B - Sample Reports for examples.

4.11.1.9	Provide combined reports: (1) Detail report, deposit summary, cards received, fiscal summary, billed account; (2) Monthly report, deposit summary, and fiscal summary, billed account report.

4.11.1.10	Provide an Agency Account Record report.

4.11.1.11	Generate and print monthly invoices. See Appendix B - Sample Reports.

4.11.1.12	Provide a report of all budget distribution codes.

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Reference	Description
4.11.1.13	Provide cover letters, specific letters or other forms that are provided to Requestor. See Appendix B - Sample Reports.

4.11.1.14	Provide a report on which retained documents are at the end of their retention period and when they will expire.

4.11.1.15	Provide a report with the type of Requestors that are requesting reports - based on the “how are you involved in the collision” response.

4.11.1.16	Provide a report on all released and non-released requests for all entitled parties and the number of the actual reports provided.

4.11.1.17	Provide a report for the number of collision reports purchased per day, per month, per year.

4.11.1.18	Provide a report for the number of searches requested but not purchased per day, per month, per year

4.11.1.19	Provide a report for the number of requests that were directed to contact Collision Records

4.11.1.20	Provide a report for pending requests, pending request by end date

4.12	System Administration

System maintenance functions.

4.12.1 Typical Action/Response Sequences

Actor Actions	System Responses
1. Select Administrative option from menu.	2. Display selected Administrative option screen.

3. Select a particular system table maintenance function.	4. Display a particular system table detail screen.

5. Enter changes.	6. Edit changes and update table. 7. Create a transaction/audit log of all actions taken.

4.12.2 Functional Requirements

The product must:

Reference	Description
4.12.2.1	Provide a means for a System Administrator to maintain user accounts including the specification of an account number, account name, address, telephone number, e-mail address etc.

4.12.2.2	Provide a means for a System Administrator to create or maintain billing accounts including user login name, user name, telephone number, authorizations, etc.

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Reference	Description
4.12.2.3	Provide a means for a System Administrator to configure the amount to be debited from the requestors account per collision report

4.12.2.4	Provide a means for a System Administrator to configure the time frame on which the records retention data automatically purges. Also to have the ability to manually kick off the retention data purge based upon input parameters. The purge can be initiated either automatically (scheduled ahead) or manually (execute now). The request can be for the actual purge to occur or a count of records affected.

4.12.2.5

Provide a means for a System Administrator to add, change, or remove (from viewing) items from the system’s configuration tables without a coding change.

Example:

o       Increase the amount to be charged per record from $5.00 to $8.50

o       Add a new “type” to the “how are you involved in this collision question such as “employee”

4.12.2.6	Provide a means for the System Administrator to view details of system from imports / exports information (i.e. last date and time imported, record[s] count,)

4.13	Billable Account Maintenance

Maintain billable account information for User fees generated from web query transactions.

4.13.1 Typical Action/Response Sequences

Actor Actions	System Responses
1. Select Billable Account maintenance from Menu	2. Display selected screen .

3. Enter account Information	4. Perform selected function.

4.13.2 Functional Requirements

The product must:

Reference	Description
4.13.2.1	Allow Authorized WSP Collision Records personnel to add, update, delete and query agency account information.

4.13.2.2	Allow Authorized WSP Collision Records personnel to adjust an account balance. The product shall capture the reason for the adjustment (i.e. debits, credits, or refunds) and comments.

4.13.2.3	Allow Authorized WSP Collision Records personnel to flag the account for either Redaction or Non Redaction for all requests made by the Requestor

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Reference	Description
4.13.2.4	Allow Authorized WSP Collision Records personnel to add a pre assigned account number to the account. ( The account number will be assigned by the WSP Budget and Fiscal unit)

4.13.2.5	Allow Authorized WSP Collision Records to reset the password for the Billable Account System Admin

4.13.2.6	Allow an Authorized Billable Account System Admin to change passwords associated with their account

4.13.2.7	Allow an Authorized Billable Account System Admin to add, update, and delete users

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5	Nonfunctional Requirements

5.1	Security Requirements

The product must provide internal security.

Reference	Description
5.1.1	The product must require user WSP employees’ name/password to access the system.

5.1.2	The product must follow PCI standards for any password required (i.e. a system administrator account or anyone with access to financial info will need a password that expires after X amount of days

5.13	The password must be strengthened must comply with Industry standards.

5.1.4	The product must provide the means for assigning and updating security and access authority for individuals, entities, and applications accessing features and data.

5.1.5	The product must encrypt attachments that are sent via e-mail

5.1.6	The product must request a “delivery” receipt for each e-mail that is sent. This receipt must be stored with the record and on the same retention schedule. ( See 6.1 for retention details)

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5.2	Business Rules

The following operating principles shall be applied to the product.

Reference	Description
5.2.1

Persons who are entitled to receive a full collision report without redaction:

o       County Prosecuting Attorney

o       Chief of Police

o       County Sheriff

o       Director of the Department of Licensing

o       Chief of the Washington State Patrol

o       Commissioned Officers

o       Driver(s) involved in the collision

o       The legal guardian or, if a minor, the parent(s) of driver(s) involved in the collision

o       Persons injured in the collision

o       The legal guardian or, if a minor, the parent(s) of persons injured in the collision

o       Owner(s) of vehicle(s) involved in the collision, including both the legal and registered owner

o       Owner(s) of property damaged in the collision

o       Authorized representatives of any of the above interested parties with written permission

o       Persons with a “proper interest,” such as:

a.      Federal, state and local agencies authorized by statute to obtain collision information for their official use.

b.      Traffic safety statistical research groups when a research agreement with the Washington State Patrol/Washington State Department of Transportation is in effect.

o       Third party representatives of any authorized party, including attorneys and insurance companies, with written authorization signed by the attorney or an authorized representative of the insurance company to act as their representative

o       Schools, public or private, having children committed to their custody.

5.2.2

If the requestor is not entitled to view the full record of an Adult Driver, Pedalcyclist, Pedestrian, or Property Owner. The following information must be redacted on the PTCR image:

o       Driver’s License Number

o       Date of Birth

5.2.3	If the requestor is not entitled to view the full record of a Passenger or Witness The following information must be redacted on the PTCR image: o Date of Birth

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5.2.4

If the requestor is not entitled to view the full record of a Juvenile (under 18 at time of collision ) Driver, Pedalcyclist, Pedestrian, or Property Owner the following information must be redacted on the PTCR Image:

o       Driver License Number

o       Date of Birth

o       Convictions or Pending Prosecution information

5.2.5

If the requestor is not entitled to view the full record of a Juvenile (under 18 at time of collision ) Passenger, or Witness the following information must be redacted on the PTCR Image:

o       Date of Birth

o       Convictions or Pending Prosecution information

5.2.6	The database used to display collision records to the WEB Requestor must be the same database that Internal WSP Employees of Collision Records use to address Requestors who walk in and Phone in and Public Disclosure.

5.2.7	When a requester is flagged as “Authorized Representatives” and chooses to continue without written permission they will then be categorized as “Non Authorized”

5.2.8	This product must capture physical address when capturing Requestor information. Mailing address is optional.

5.2.9

Allow Requestor to only choose one of the below to answer “How Were you Involved in This Collision”

o       Driver Involved

o       Legal Guardian

o       Parent of a Minor Driver

o       Injured Passenger

o       Other Person Injured in the Collision

o       Owner of Vehicle Damaged

o       Owner of Property Damaged

o       Insurer of Party Involved

o       Attorney of Driver or Injured Passenger

o       Other Authorized Representative

o       Government Agency

o       OTHER

5.2.10	The product will allow WSP employee to search by any date range

5.2.11	The product must process bank card transactions using CyberSource.

5.3	Payment recording check and money order

Following operating principles shall be applied to the product.

5.3.1	Authorized WSP Collision Records personnel will have the ability to enter check number or money order number to a requestors information along with processing check or money order at that time of entry

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6	Retention

6.1	Retention Overview

The following operating principles shall be applied to the product.

5.4.1.1	The document that was presented to the Requestor shall be captured and un altered for a total of 7 years. [ 6 years plus 1 year]

5.4.1.2	The date/time for retention begins when the document is presented to the Requestor for viewing

6.2	Public Disclosure

5.4.2.1	The collision record, as it was presented to the Requestor, will be captured unaltered for a total of 6 years.

5.4.2.2	The original collision record will also be flagged for retention and remained unaltered for a total of 6 years.

5.4.2.3	Time begins when the last action is taken on the record.

6.3	Other

The following operating principles shall be applied to the product.

5.5.1	The product will be able to distinguish a Authorized WSP CRD employee from a Public user
5.5.2	The system administrator will have the ability to configure which fields are required on information being collected by requestor.

5.5.3	The product will allow an authorized user to update, add, change or delete content within fields without requiring code changes

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Requirements Approval

March 8, 2010

This Requirement Document represents an agreement among the executive steering committee for the Washington Requests for Electronic Collision Reports business requirements. My signature indicates that I have reviewed the Project Business Requirements and concur with its contents.

Martv Knorr	James (Jim) Anderson
Administrator	Administrator
WSP Information Technology Division	WSP Criminal Records Division

Heather Anderson	James (Jim) Morelli
Business Owner	Business Lead
WSP Criminal Records Division	WSP Criminal Records Division

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Appendices

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7	APPENDIX A: Data Dictionary

7.1	Bank Card Transaction File

Bank Card Transaction Record
Field Name	Type	Size	Edit Rules or Range of Values	Occurrences
Transaction Number				Single
Transaction Timestamp	Date/Time			Single
Requestor Name				Single
Bank Card Type
Bank Card Month/Year
Collision Report Number(s)				Multiple
Amount
Authorization Code
Shopper ID
Order ID
AVS Result
Response Code

7.2	Automated Clearing House (ACH) Transaction File

ACH Transaction Record
Field Name	Type	Size	Edit Rules or Range of Values	Occurrences
Transaction Number				Single

7.3	Billable Account Transaction File

Billable Account Transaction Record
Field Name	Type	Size	Edit Rules or Range of Values	Occurrences
Transaction Number				Single

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7.4	Billable Account User File

Billable Account User Record
Field Name	Type	Size	Edit Rules or Range of Values	Occurrences
Account Number				Single

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7.5	OFM Accounts Receivable Export File

The WRECR application must build a transaction file which contains data to be exported into the Accounts Receivable (AR) application. The file is encoded according to ASCII standards and delimited by carriage-return/linefeeds at the record level, and by comma at the field level.

There are three kinds of records contained in each transaction file:

•	Batch—each transaction file contains one and only one batch record.

•	Document—a batch record contains one or multiple document records.

•	Transaction—a document record contains one or multiple transaction records.

The Batch record must always be first in the file. The Batch record must be followed by at least one Document record. A Document must be followed by at least one Transaction record. A Transaction record must be followed by either another Transaction record or a Document record. The Transaction records should pertain to the Document record they follow, as the Account Receivable application assigns the Document’s reference number to its Transactions.

7.5.1	Batch Record

The following table gives the details of Batch records:

Order	Field	Required/Optional/Default	Size or Literal Text	Description

0	Record Type	Required	BATCH

l	Batch Number	Default		Always empty (no spaces)

2	Biennium	Optional	4 bytes, Number, Valid Year date	Set to empty (no spaces)

3	Fiscal Month	Optional	2 bytes, Number, Valid Fiscal Month	Set to empty (no spaces)

4	Batch Category Code	Required	“D” for Normal Debit	Set to empty (no spaces)

5	AR Type	Required	2 bytes	Set to “ID”.

6	Control Total	Required	Max 13 bytes including decimal and two digits right of the decimal	Amount equal to the dollar total of all documents in the batch. Minimum - 0.01 Maximum - 9999999999.99

7	AFRS Batch Handling	Required/Default	1 byte	Defaults to “N” = No Action

8	S.O. Address	Optional	2 bytes	Set to empty (no spaces)

7.5.2	Document Record

The following table gives the details of Document records:

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Order	Field	Required/Optional/Default	Size or Literal Text	Description

0	Record Type	Required	DOCUMENT

1	Document Type	Required	2 bytes	“IN” for Invoice (case sensitive)

2	Document Reference Number	Required	Max 10 bytes Alpha Numeric	InvoiceNumber from the AccountRequestorBatchGroup table.

3	Customer ID	Required	Max 10 bytes Alpha-Numeric	Valid customer id. This is the AccountReceivableID field from the AccountRequestor table.

4	Terms	Optional/Default	2 bytes	Set to empty (no spaces)

5	Document Description	Required	Max 30 bytes Alphanumeric	Set with quotes. Value is: Full name of the month Space 4 digit calendar year Literal = “BackgroundChecks” Example: “December 2006 BackgroundChecks”

6	Document Date	Optional	MM/DD/YY (MM/DD/YYYY)	Set to empty (no spaces)

7	Due Date	Optional	MM/DD/YY (MM/DD/YYYY)	Set to empty (no spaces)

8	Orig Document Amount	Required	Max 13 bytes including decimal and two digits left of the decimal	Amount equal to the dollar total of all transactions in the document. Minimum 0.01; maximum 9999999999.99.

9	Customer Name	Optional	Max 30 bytes	Set to empty (no spaces)

10	Customer Addr1	Optional	Max 30 bytes	Set to empty (no spaces)

11	Customer City	Optional	Max 30 bytes	Set to empty (no spaces)

12	Customer State	Optional	Max 2 bytes	Set to empty (no spaces)

13	Customer Zip	Optional	Max 9 bytes	Set to empty (no spaces)

14	Additional Cust Attn	Optional	Max 30 bytes	Set to empty (no spaces)

15	Additional Cust Name	Optional	Max 30 bytes	Set to empty (no spaces)

16	Additional Cust Addr 1	Optional	Max 30 bytes	Set to empty (no spaces)

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Order	Field	Required/Optional/Default	Size or Literal Text	Description

17	Additional Cust Addr 2	Optional	Max 30 bytes	Set to empty (no spaces)

18	Additional Cust City	Optional	Max 30 bytes	Set to empty (no spaces)

19	Additional Cust State	Optional	Max 2 bytes	Set to empty (no spaces)

20	Additional Cust Zip	Optional	Max 9 bytes	Set to empty (no spaces)

7.5.3 Transaction Record

The following table gives the details of Transaction records

Order	Field	Required/Optional/Default	Size or Literal Text	Description

0	Record Type	Required	TRANSACTION

1	Quantity	Optional	Numeric/Float	Set to empty (no spaces)

2	Unit Price	Optional	Numeric/Float	Set to empty (no spaces)

3	Amount	Required	Numeric/Float	Amount of the transaction. Minimum 0.01; maximum 999999999.99.

4	Transaction Print Amount	Optional	Numeric/Float	Set to the value of Amount (item 3)

5	ARTranCode	Required	3 bytes	Use the AccountBudgetType from the AccountRequestor record, the FeeCode from the DecisionActionDetail table, and the BudgetFundCode Number from the CTBudgetFund table to retrieve the matching ARTranCode from the BudgetFundDistribution table and set the value in the Transaction record.

6	ARAcct Desc	Required	Max 30 bytes (exclusive of quotes, if provided)	Must be set with quotes as it may contain embedded commas. Set to the BudgetFundCode field from the CTBudgetFund code table.

7	Service Date	Optional/Default	MM/DD/YY (MM/DD/YYYY)	Set to empty (no spaces)

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Order	Field	Required/Optional/Default	Size or Literal Text	Description

8	Fund	Required	3 bytes	Set to the Fund field from the CTBudgetFund code table.

9	Appropriation Index	Optional	3 bytes	Set to the APPNIndex from the CTBudgetFund code table. If APPNIndex value is Null, then set to a space with quotes.

10	Program Index	Optional	5 bytes	Set to the PROGIndex from the CTBudgetFund table. If PROGIndex value is Null, then set to a space with quotes

11	Org Index	Optional	4 bytes	Set to empty (no spaces)

12	Project Number	Optional	4 bytes	Set to the Project from the CTBudgetFund table.

13	Subproject	Optional	2 bytes	Set to empty (no spaces)

14	Project Phase	Optional	2 bytes	Set to empty (no spaces)

15	Subobject	Optional	2 bytes	Set to the SubObject from the CTBudgetFund table If SubObject value is Null, then set to a space with quotes

16	Subsubobject	Optional	4 bytes	Set to the SubSubObject from the CTBudgetFund table

17	Major Group	Optional	2 bytes	The MajorGroup from the CTBudgetFund table If MajorGroup value is Null, then set to a space with quotes

18	Major Source	Optional	2 bytes	Set to the MajorSource from the CTBudgetFund table If MajorSource value is Null, then set to a space with quotes

19	Subsource	Optional	6 bytes	Set to the SubSource from the CTBudgetFund table If SubSource value is Null, then set to a space with quotes

20	Alloc Code	Optional	4 bytes	Set to empty (no spaces)

21	Budget Unit	Optional	3 bytes	Set to empty (no spaces)

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Order	Field	Required/Optional/Default	Size or Literal Text	Description

22	MOS	Optional	4 bytes	Set to empty (no spaces)

23	Vendor Number	Optional	10 bytes	Set to empty (no spaces)

24	Vendor Suffix	Optional	2 bytes	Set to empty (no spaces)

25	County	Optional	3 bytes	Set to empty (no spaces)

26	City	Optional	4 bytes	Set to empty (no spaces)

27	Master Index	Optional	8 bytes	Set to empty (no spaces)

28	Workclass	Optional	3 bytes	Set to empty (no spaces)

29	GL Account	Optional	4 bytes	Set to the GLAccount from the CTBudgetFund table. If GLAccount value is Null, then set to a space with quotes

30	GL Subaccount	Optional	6 bytes	Set to empty (no spaces)

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7.5.4	Sample File

The following is an example of a possible transaction file:

Batch,,,,, “ID”, 352116.00,,

Document, “IN”, “I06010465”, “INT040”, , “September

2009CollisionReports”,,,1170.00,,,,,,,,,,,,,

Transaction, , ,1170.00,1170.00, “012”, “225-04-20-FPID”, , “225”,“

”,“00240”,,,,,“ ”,,“04”,“20”,“00FPID”,,,,,,,,,,“ ”,

7.5.4.1 Notes on Sample File

1.	The Batch Number in the above sample file is empty. It is essential that this always be true. If a Batch Number is added it could result in an error.

2.	It is highly recommended that the Biennium and Fiscal Month be blank, as they are in the above sample file. In this case the system assigns the current values to them. They can be assigned values but if the values are closed or in the future the entire batch is rejected.

3.	Trailing commas must be included for all fields not being given a value. Many of these are “unused” fields which represent a feature in the Credit Screen that has not been implemented. Do not put any spaces in fields that are being left empty.

4.	All non-numeric fields must be enclosed in double quotes (“).

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7.6 WSDOT Image and Index Extract Import File

The WRECR application must build a way to import both a daily index file as well as Image file which contains data to from WSDOT application.

The file is delivered daily to WSP in the zip format with the following structure:

7.6.1 WSDOT Daily Index Zip File Structure

•	A folder for each collision record named “imgXXXX” (where XXXX is a unique identifier specific in the Index.xml file below

¡	Each folder will contain one or more image files in the “tiff” image format (one for each page contained within the collision report).

¡	A “Collision_Index.xml” file with information about the collisions and the vehicle occupants as specified below.

¡

An “Index.xml” file with information the collision images contained in this file and a collision report number that can be used to reference the Collision Report data contained in the Collission_Index.xml file.

•	The index files and image files may be one or two directory levels down in the zip files (e.g. it should not be assumed the above files will be at the root directory level within the zip archive).

•	It is possible an index file will contain no records.

•	Index files can also be large and contain thousands of records.

7.6.2 Collision_Index.xml File Structure

<?xml version=“1.0” standalone=“yes” ?>

<Collision_Index>

<xs:schema id=“Collision_Index” xmlns=“ ” xmlns:xs =“http://www.w3.org/2001/XMLSchema”

xmlns:msdata=”urn:schemas-microsoft-cam:xml-msdata”>

<xs:element name=“Collision_Index” msdata: IsDataSet=“true”

msdata: UseCurrentLocale=“true”>

<xs:complexType>

<xs:choice minOccurs=“0” maxOccurs=“unbounded”>

<xs:element name= “collision”>

<xs:complexType>

<xs:sequence>

<xs:element name=“ColliRptNum” type=“xs:string” minOccurs=“0” />

<xs:element name=“CollisionDate” type=“xs:dateTime” minOccurs=“0” />

<xs:element name=“City_Num” type=“xs:string” minOccurs=“0” />

<xs:element name=“County_Num” type=“xs:string” minOccurs=“0” />

</xs:sequence>

</xs:complexType>

</xs:element>

<xs:element name=“Occupants”>

<xs: complexType>

<xs:sequence>

<xs:element name=“ColliRptNum” type=“xs:string” minOccurs= “0” />

<xs:element name=“UnitNumNum” type=“xs:short” minOccurs=“0” />

<xs:element name=“FirstName” type=“xs:string” minOccurs=“0” />

<xs:element name=“MidInit” type=“xs:string” minOccurs=“0” />

<xs:element name=“LastName” type=“xs:string” minOccurs=“0” />

<xs:element name=“BirthDate” type=“xs:dateTime” minOccurs= “0” />

<xs:element name=“Type” type=“xs:string” minOccurs=“0” />

</xs:sequence>

</xs:complexType>

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</xs:element>

</xs:choice>

</xs:complexType>

</xs:element>

<xs:annotation>

<xs:appinfo>

<msdata: Relationship name=“CollisionOccupants” msdata:parent=“Collision”

msdata: child=“Occupants” msdata:parentkey=“ColliRptNum” msdata:childkey=“ColliRptNum”/>

</xs:appinfo>

</xs:annotation>

</xs:schema>

<Collision>

<ColliRptNum>1234567</ColliRptNum>

<CollisionDate>2010-01-01T00:00:00-08:00</CollisionDate>

<City_Num>1234</City_Num>

<County_Num>12</ County_Num>

</Collision>

<Collision>

<ColliRptNum>1234568</ColliRptNum>

<CollisionDate>2010-01-01T00:00:00-09:00</CollisionDate>

<City_Num>1234</City_Num>

<County_Num>12</County_Num>

</Collision>

<Occupants>

<ColliRptNum>2426413</ColliRptNum>

< UnitNumNum>1</UnitNumNum>

<Type>Driver</Type>

</Occupants>

<Occupants>

<ColliRptNum>1234567</ColliRptNum>

<UnitNumNum> 2</UnitNumNum>

<FirstName>JOHN</FirstName>

<MidInit>A</MidInit>

<LastName>DOE</LastName>

<BirthDate>1989-12-11T00:00:00-08:00</BirthDate>

<Type>Driver</Type>

</Occupants>

<Occupants>

<ColliRptNum>1234568</ColliRptNum>

<UnitNumNum>l</UnitNumNum>

<FirstName>JANE </FirstName>

<LastName>DOE </LastName>

<BirthDate>l980-03-23T00:00:00-07:00</BirthDate>

<Type>Driver</Type>

</Occupants>

<Occupants>

<ColliRptNum>1234568</ColliRptNum>

<UnitNumNum> 2 </UnitNumNum>

<FirstName>GEORDE </FirstName>

<MidInit>R</MidInit>

<LastName>DOE </LastName>

<BirthDate>1952-10-24T00:00:00-07:00</BirthDate>

<Type>Driver</Type>

</Occupants>

</Collision_Index>

7.6.3 Index.xml File Structure

< ?xml version=“1.0” standalone=“yes” ?>

<ImageIndexes>

<XS:schema id=“ImageIndexes” xmlns=“ ” xmlns:xs=“http://www.w3.org/2001/XMLSchema” xmlns:msdata=“urn:schemas -microsoft-com:xml-msdata”>

<xs:element name=“ImageIndexes” msdata:IsDataSet=“true” msdata:UseCurrentLocale=“true” >

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<xs:complexType>

<xs:choice minOccurs=“0” maxOccurs=“unbounded”>

<xs:element name=“Index”>

<xs:complexType>

<xs:sequence>

<xs:element name=“CollisionDate” type=“xs:dateTime” minOccurs=“0” />

<xs:element name=“ColliRptNum” type=“xs:string” minOccurs=“0” />

<xs:element name=“DocType” type=“xs:string” minOccurs=“0” />

<xs:element name=“FileDate” type=“xs:dateTime” minOccurs=“0” />

<xs:element name=“RelativePath” type=“xs:string” minOccurs=“0” />

<xs:element name=“FileName” type=“xs:string” minOccurs = “ 0” />

<xs:element name=“PhysicalPath” type=“xs:string” minOccurs=“0” />

<xs:element name=“PageNumber” type=“xs:string” minOccurs=“0” />

</xs:sequence>

</xs:complexType>

</xs:element>

</xs:choice>

</xs:complexType>

</xs:element>

</xs:schema>

<Index>

<CollisionDate>2010-01-01T00:00:00-08:00</CollisionDate>

<ColliRptNum>1234567</ColliRptNum>

<DocType>Officer</DocType>

<FileDate>2010-01-01T00:00:00-08:00</FileDate>

<RelativePath>DOL\imgA541\</RelativePath>

<FileName>imgA542.tif</FileName>

<PhysicalPath>E:\Applications\CLASBatch\DOLImageExport\20091218\DOL\imgA541\imgA542.tif</PhysicalPath>

<PageNumber>1</PageNumber>

</Index>

<Index>

<CollisionDate>2010-01-0lT00:00:00-08:00</CollisionDate>

<ColliRptNum>1234567</ColliRptNum>

<DocType>Officer</DocType>

<FileDate>2010-0l-01T00:00:00-08:00</FileDate>

<RelativePath>DOL\imgA541\</RelativePath>

<FileName>imgA544.tif</FileName>

<PhysicalPath>E:\Applications\CLASBatch\DOLImageExport\20091218\DOL\imgA541\imgA544.tif</Phys icalPath>

<PageNumber>2</PageNumber>

</Index>

<Index>

<!— Each additional image is captured in a separate Index record —>

</Index>

</ImageIndexes>

7.6.4 Draft Design of how process will work

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8	APPENDIX B: Sample Reports and Responses

This appendix contains typical examples of reports that are output of something-yet-to-be named (formerly PIDS). The actual detail, format, field sources are to be determined during the technical design specification definition process.

B1: No Record Found Letter (Sample)

WASHINGTON STATE PATROL

COLLISION RECORD SECTION

NO RECORD FOUND

Based on the information provided in your request, we have been unable to locate a collision report. Please reevaluate the information and only resubmit your original request if there is a correction or additional information that will help in the search of your original request. If you resubmit your request within 30 days of the no record response, it is not necessary to pay another $5.00 fee. If you have any questions, please contact the Washington State Patrol Collision Records Section at (360) 570-2355 and refer to the seven digit number on the upper right hand corner of the request form.

Thank you!

B2: Process Public Disclosure and Collision Record Requests Letter (Sample)

TWO DIFFERENT OFFICES: PROCESS PUBLIC DISCLOSURE REQUESTS AND COLLISION RECORDS REQUESTS.

YOUR REQUEST FOR PUBLIC DISCLOSURE HAS BEEN FORWARDED TO THE WASHINGTON STATE PATROL PUBLIC RECORDS OFFICER AT PO BOX 42631 OLYMPIA WA 98504-2611. A FORM HAS BEEN ATTACHED FOR FUTURE REQUESTS OF ANY INFORMATION OTHER THAN THE COLLISION REPORT.

REQUESTS FOR COLLISION RECORDS SHOULD BE SUBMITTED TO THE WASHINGTON STATE PATROL COLLISON RECORDS REQUEST SECTION

PO BOX 47382 OLYMPIA WA 98504-7382

THANK YOU

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B3: Still No Record Found Letter (Sample)

STILL NO RECORD FOUND

Based on the information provided in your second request, we are still unable to locate a collision report. You may want to contact the original investigating agency to verify that a report was written.

Only resubmit if you can obtain new information. If you have any questions, please contact the WSP Collision Record Unit at (360) 570-2355 and reference the control number on the upper right hand corner of the request form.

Thank you!

B4: Cash Receipt Journal Summary for DISC

DISC (Discover Card)

Washington Stats Patrol

Cash Receipt Journal Summary

Document Date: 2/8/2010	Document #	1360 B	Agency No.
	225WT		2250

BUDGET CODES	DESCRIPTION	FUND	APPN INDEX	PROG INDEX	SUB OBJECT	MAJOR GROUP	MAJOR SOURCE	SUB SOURCE	GL ACCOUNT	TOTAL
FPID	225-08-20-FPID	225		240		04	20	00FPID		$50.00
FPI	225-GL-5151	225				—			5151	$ 0.00

										$50.00

DISC Total Deposit $50.00

Repaired By:	/s/ Bob McGregar	Date:	2/8/2010	Phone:	534-2128

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B5: Cash Receipt Journal Summary for AMEX

AMEX {American Express

Washington State Patrol

Cash Receipt Journal Summary

Document Date:	Document #	1350 B	Agency No.
	225WT		2250

BUDGET CODES	DESCRIPTION	FUND	APPN INDEX	PROG INDEX	SUB OBJECT	MAJOR GROUP	MAJOR SOURCE	SUB SOURCE	GL ACCOUNT	TOTAL
FPID	225-08-20-FPID	225		240		04	20	20FPID		$300.00
FBI	225-GL-5151	225	—			—			5151	$ 0.00
										$300.00

AMEX Total Deposit: $300.00
Prepared by:	/s/ Bob McGregar	Date:	2/8/2010	Phone.	534-2126
Approved by:		Date:

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B6: Detail Report / Debits / Credits

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9 APPENDIX C: Reference Material

Instructions

1.	Complete a separate request form for each collision report requested. For best results, print neatly and provide accurate information.

2.	A $5.00 check or money order made payable to the Washington State Patrol must accompany each request. Do not send cash. This fee is to pay the cost of searching for the report and is not refundable, regardless of whether or not the copy of the report can be provided.

3.	Include a self-addressed envelope for each report requested. Mail to: Washington State Patrol, Collision Records Section, PO Box 47382, Olympia WA 98504-7382 - Phone (360) 570-2355.

Type of Report Requested (Check one box)

☐ Police Traffic Collision Report (Officer’s Report)	☐ Motor Vehicle Collision Report (Non-Police Response)

Washington State Law provides for the release of collision reports only to certain persons (RCW 46.52.080 and 083). Parties not entitled to the complete report will be given information as permitted by RCW 11.02.005, 11.88.010, 13.40.020, 13.50.050, 13.50.100, 42.56, 43.52.070, 46.12.380, 46.52.030, 46.52.080, 46.52.083, 46.52.085, and 46.52.130.

Collision Information (If necessary, use a separate page for additional information.)

Collision Report No. (optional)	Date of Collision	County Where Collision Occurred
Fatality ☐ Yes ☐ No	City Where Collision Occurred	Name of Roadway Where Collision Occurred
Name of Driver or Involved Party Last Name	First Name	MI	WA State Driver’s Lic. No.
Name of Second Driver or Involved Party Last Name	First Name	MI	WA State Driver’s Lic. No.

Requestor Information

Print Name or Firm’s Name		E-Mail Address		Date
Street or PO Box			Phone No.	FAX No.
City/Town	State	ZIP Code	File, Policy, or Claim No.
How Were You Involved in This Collision? (Check One Box)
☐ Driver Involved ☐ Parent of a Minor Driver (Under the age of 18) ☐ Injured Passenger ☐ Parent of Injured Minor Passenger ☐ Other Person Injured in Collision (Specify how you were involved)

☐ Owner of Vehicle Damaged

☐ Owner of Property Damaged

☐ Insurer of Party Involved*

☐ Attorney of Driver or Injured Passenger*

☐ Other Authorized Representative (Authorization Letter Required)

*Client’s Name

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C2: Acorde Redaction Tool for Public Disclosure Business Requirements—DOT/ WSP “DRAFT”

ACORDE REDACTION TOOL FOR PUBLIC DISCLOSURE

BUSINESS REQUIREMENTS—DOT/WSP “DRAFT”

MAY 31, 2007

Background:

The WSP Public Disclosure Unit is required to provide copies of collision reports to the public. Current Public Disclosure laws require certain information to be redacted from the report if the person requesting the report is not entitled by law to receive it. For example, if a person requesting the report was not involved in the collision or a legal representative or guardian of a person involved in a collision, then certain personal information depending on the involved person’s age must be redacted.

Currently this process is done on a report by report basis one field at a time. Even though this process may be appropriate for a single request, it becomes too time consuming and non-productive if a batch of reports is requested.

Starting in 2006 the WSP Public Disclosure office started receiving requests from two law firms. These requests were for all collisions that occurred in a county during a certain timeframe. As a result, Collision Records has to print literally hundreds of reports at a time and has to redact restricted information one field at a time. These types of requests proved to be very time consuming and tapped resources that already had a full workload.

To help address this issue, the business requirements stated below will allow WSP Collision Records staff to utilize the Acorde system to redact certain fields automatically based on the involved person’s age and unit type.

Business Requirements:

A user (staff person) will request a batch of collision reports or a single collision report based on the requirements entered by the user for a batch search (for example: county and date) or single report search. This search will result in all collision reports that are available as soon as they are indexed. There must be a way to electronically document the index of reports that were available on that date for the search criteria entered. When a user brings up the batch in the Acorde viewer, the system must choose a series of options. When one of these options is chosen, the data fields associated with that option must be redacted. The batch to which the system has applied the options will then present each report page for viewing in a Viewer. Another Viewer will present the originally requested matching page that has not been redacted. The user will then have the option of removing or adding redactions using the Acorde tool in any field or area (including narrative and diagram) to the report pages presented in the Viewer to which the system has applied the options. Below is a list of these options, based on current law and practice, with a description of what fields need to be redacted:

•	Option 1—Adult Driver or Pedalcyclist Unit 1: If this option is chosen then the following fields must be redacted on the unit one portion on the Part A of the PTCR image: (See Attachment)

¡	Driver’s License Number

¡	Date of Birth

•

Option 2—Adult Driver, Pedalcyclist, Pedestrian, or Property Owner Unit 2: If this option is chosen then the following fields must be redacted on the unit two portion on the Part A of the PTCR image: (See Attachment)

¡	Driver’s License Number

¡	Date of Birth

•

Option 3—Adult Driver, Pedalcyclist, Pedestrian, or Property Owner Unit 3: If this option is chosen then the following fields must be redacted on the top unit portion on the Supplemental page of the PTCR image: (See Attachment)

¡	Driver’s License Number

¡	Date of Birth

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•

Option 4—Adult Driver, Pedalcyclist, Pedestrian, or Property Owner Unit 4: If this option is chosen then following fields must be redacted on the bottom unit portion on the Supplemental page of the PTCR image. (See Attachment)

¡	Driver’s License Number

¡	Date of Birth

(Options 3 and 4 would apply to any Adult in the Unit Driver, Pedalcyclist, Pedestrian, or Property Owner position on any additional Supplemental pages.)

•	Option 5—Adult Passenger/Witness 1: If this option is chosen then the following fields must be redacted on the top portion on the Part B of the PTCR image: (See Attachment)

¡	Date of Birth

•	Option 6—Adult Passenger/Witness 2: If this option is chosen then the following fields must be redacted on the top portion on the Part B of the PTCR image: (See Attachment)

¡	Date of Birth

•	Option 7—Adult Passenger/Witness 3: If this option is chosen then the following fields must be redacted on the top portion on the Part B of the PTCR image: (See Attachment)

¡	Date of Birth

(Options 5, 6, and 7 would apply to any additional Adult Passenger/Witness on any additional Part B pages.)

•

Option 8—Juvenile Driver (under 18 at time of collision) or Pedalcyclist Unit 1: If this option is chosen then the following fields must be redacted on the unit one portion of the Part A of the PTCR Image: (See Attachment)

¡	Phone Number

¡	Last Name

¡	First Name

¡	Middle Initial

¡	Address

¡	City

¡	State

¡	Zip

¡	Driver License Number

¡	Date of Birth

•

Option 9—Juvenile (under 18 at time of collision) Driver, Pedalcyclist, Pedestrian, or Property Owner Unit 2: If this option is chosen then the following fields must be redacted on the unit two portion of the Part A of the PTCR Image: (See Attachment)

¡	Phone Number

¡	Last Name

¡	First Name

¡	Middle Initial

¡	Address

¡	City

¡	State

¡	Zip

¡	Drivers License Number

¡	Date of Birth

•

Option 10—Juvenile (under 18 at time of collision) Driver, Pedalcyclist, Pedestrian, or Property Owner Unit 3: If this option is chosen then the following fields must be redacted on the top unit portion of the Supplemental page of the PTCR Image: (See Attachment)

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¡	Phone Number

¡	Last Name

¡	First Name

¡	Middle Initial

¡	Address

¡	City

¡	State

¡	Zip

¡	Drivers License Number

¡	Date of Birth

•

Option 11 — Juvenile (under 18 at time of collision) Driver, Pedalcyclist, Pedestrian, or Property Owner Unit 4: If this option is chosen then the following fields must be redacted on the bottom unit portion of the Supplemental of the PTCR Image: (See Attachment)

¡	Phone Number

¡	Last Name

¡	First Name

¡	Middle Initial

¡	Address

¡	City

¡	State

¡	Zip

¡	Drivers License Number

¡	Date of Birth

(Options 10 and 11 would apply to any additional Juvenile Driver in the Unit position on any additional Supplemental pages.)

•

Option 12—Juvenile (under 18 at time of collision) Passenger/Witness 1: If this option is chosen then the following fields must be redacted on the top portion on the Part B of the PTCR image: (See Attachment)

¡	Last Name, First Name, Middle Initial

¡	Address

¡	Date of Birth

•

Option 13—Juvenile (under 18 at time of collision) Passenger/Witness 2: If this option is chosen then the following fields must be redacted on the top portion on the Part B of the PTCR image: (See Attachment)

¡	Last Name, First Name, Middle Initial

¡	Address

¡	Date of Birth

•

Option 14—Juvenile (under 18 at time of collision) Passenger/Witness 3: If this option is chosen then the following fields must be redacted on the top portion on the Part B of the PTCR image: (See Attachment)

¡	Last Name, First Name, Middle Initial

¡	Address

¡	Date of Birth

(Options 5, 6, and 7 would apply to any additional Juvenile Passenger/Witness on any additional Part B pages.

These automated redactions should apply to all three forms of the Police Traffic Collision Report (manual redactions should apply to any page of the report).

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After review, editing, and acceptance by Collision Records staff of each page of the automatically redacted collision reports, these documents and/or batches will be electronically stored to be accessed by staff to present to requesters to view electronically. The requester will view each report to determine which reports he/she wants to order. The name of the viewer and the date of viewing of the report will be automatically and electronically documented to create a record that will remain with the report for six years or until the report is destroyed, whichever is longer (viewed reports must be retained for a period of six years). He/she will check a box to order the report which will then generate and print a Request for Copy of a Collision Report. The requester’s information and the collision report’s index will automatically populate the form used to Request a Copy of a Police Traffic Collision Report. Copies of the collision forms and request forms will be printed by the requester on a printer located nearby but outside the area where the documents are being viewed.

Redacted versions of the collision reports will be electronically stored by selected batch (in the way we store folders of paper reports currently viewed under public disclosure) and accessible by report number.

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C3: Automated Clearing House File Format Specifications

ACH File Format Specifications

9.1.1	Format Requirements

Your ACH file must be delivered to the Office of the State Treasurer properly formatted for transmission to State’s concentration bank. The following technical specifications conform to state’s concentration bank processing requirements as well as NACHA record format specifications. The NACHA record format is a national standard developed to provide uniform processing requirements for all participants and is accepted by all ACH member financial institutions.

9.1.2	Data Specifications

NACHA format designates each field as either numeric or alphameric and the specifications within each of these designations.

NACHA rules allow for the use of special characters within your file. However, the practice is discouraged due to translation issues within the banking community.

Numeric Fields

1.	May only contain numbers 0-9 and hyphens

2.	Right justify all numeric fields

3.	Fill all unused spaces with zeros

4.	Leave all numeric fields unsigned

Alphameric Fields

1.	May contain all permitted characters

2.	Left justify all alphameric fields

3.	Fill all unused spaces with blanks

4.	Use only upper case letters

Field Inclusion Requirements (FIR)

The decision to populate a specific field should be based on NACHA’s field inclusion requirements. NACHA has classified each field as Mandatory (M), Required (R) or Optional (O).

Mandatory:	A Mandatory field is necessary to ensure the proper routing and/or posting of an ACH entry. If a Mandatory field is not included in an ACH entry, that entry, batch, or file will be rejected and returned to the ODFI by the ACH Operator.

Required:	The omission of a required field will not cause an entry to reject at the ACH Operator, but may cause the entry to reject at the RDFI. Fields classified as required should be included to avoid processing problems at the RDFI.

Optional:	NACHA considers the inclusion or omission of an optional data field at your discretion. Be advised that State’s concentration bank’s processing system may require Optional fields to be populated.

9.1.3	Record Types

NACHA has designated six record types within an ACH file. Each record type contains specific information for the processing and routing of the file. Records are 94 characters in length. All record types are required with the exception of Addenda Records.

File Header Record

The File Header Record identifies the Originator and the ODFI. Physical file characteristics, such as file id and file creation date and time, which can be used to identify the file uniquely, are also contained in this record. The File Header Record always carries a record type of one and is often referred to as the ‘one record’.

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Company/Batch Header Record

The Company/Batch Header Record identifies the Originator and briefly describes the purpose of the entry (i.e. ‘PAYROLL’ or ‘TAXES’). It contains the transit routing number of the ODFI for settlement and routing of returns. Additionally, it contains the effective entry date of all entries in the batch. Information contained in the Company/Batch Header Record applies uniformly to all Entry Detail Records in the batch. Some fields from the Company/Batch Header Record may be transcribed to the Receiver’s account statement. The Company/Batch Header Record always carries a record type of five and is often referred to as the ‘five record’.

Entry Detail Record

The Entry Detail Record contains information required to post an entry to a Receiver’s account. This includes transit routing number of the RDFI, Receiver’s account number, transaction code indicating type of entry, and dollar amount. Additionally, the Originator may include information that uniquely identifies the Receiver in their accounting system. The Entry Detail Record always carries a record type of six and is often referred to as the ‘six record’.

Addenda Record

The Addenda Record supplies additional information to the Receiver concerning the preceding Entry Detail Record. Inclusion of an Addenda Record is optional. The Addenda Record always carries a record type of seven and is often referred to as the ‘seven record’.

Company/Batch Control Record

The Company/Batch Control Record contains the counts, hash totals and dollar totals for the preceding detail entries within the indicated batch. The Company/Batch Control Record always carries a record type of eight and is often referred to as the ‘eight record’.

File Control Record

The File Control Record contains dollar, entry and hash total accumulations for the Company/Batch Control Records in the file. The File Control Record always carries a record type of nine and is often referred to as the ‘nine record’.

9.1.4	Transaction Codes

Transaction Codes are two digit designators used to identify the transaction type of an Entry Detail Record. Transaction types include checking, savings, general ledger (GL) or loan payment transactions. Within transaction types, the transaction codes indicate if an entry is a credit, debit, prenote or return entry.

Valid Transaction Codes

Checking	Savings	General Ledger (GL)	Loan
21 Credit Return/NOC	31 Credit Return/NOC	41 Credit Return/NOC	51 Credit Return/NOC
22 Checking Credit	32 Savings Credit	42 GL Credit	52 Loan Payment
23 Credit Prenote	33 Credit Prenote	43 Credit Prenote	53 Credit Prenote
26 Debit Return/NOC	36 Debit Return\NOC	46 Debit Return\NOC	55 Loan Reversal
27 Checking Debit	37 Savings Debit	47 GL Debit	56 Loan Return\ NOC
28 Debit Prenote	38 Debit Prenote	48 Debit Prenote

**NOC — Notice of Change**

9.1.5	Service Class Codes

The service class code identifies the general classification of dollar entries to be exchanged.

•	200 Mixed credit and debit entries

•	220 Credit entries only

•	225 Debit entries only

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9.1.6	Standard Entry Class Code

The Standard Entry Class Code is a three-character mnemonic, which permits various kinds of entries to be distinguished. It is also commonly referred to as the ‘SEC code’. The two most commonly used SEC codes are listed below. Agencies should consult with the Treasurer’s Office on which SEC code best fits their ACH application.

CCD

Cash Concentration or Disbursement. This code identifies debits and credits initiated by an agency to a business, corporation or other government entity. A CCD entry may be accompanied by one Addenda Record and is then referred to as a CCD+ entry.

PPD

Prearranged Payments and Deposits. This code identifies credit and debit entries initiated by an agency to a consumer. It is used for applications such as payroll, benefit disbursements or bill payment. A PPD entry may be accompanied by one Addenda Record and is then referred to as a PPD+ entry.

9.1.7	Blocking Factor

The blocking factor defines the number of physical records with a block. For all files the value “10” must be used creating blocks of 940 characters. If the number of records within the file is not a multiple of ten, the remainder of the block must be nine filled.

9.1.8	Sequence of Records

Records in an ACH file must be in the following sequence. Any other sequence will cause the file to be rejected.

File Header Record
1st Company/Batch Header Record
1st Entry Detail Record
Addenda Record (optional)
Ies of Entry Detail Records and corresponding Addenda Records
Company/Batch Control Record
2nd Company/Batch Header Record
Ies of Entry Detail Records and corresponding Addenda Records
2nd Company/Batch Control Record
File Control Record
fill records to create blocks of 10

Note: This example shows a file with two botches. You may have as many batches on yaur file as necessary.

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Record Specifications

File Header Record

Field	Position	Size	Contents	Field Name	Entry Information	FIR	Alphameric or Numeric

1	01-01	1	“1”	Record Type Code	Code identifying the File Header Record	M	N

2	02-03	2	“01”	Priority Code	Only 01 may be used.	R	N

3	04-13	10	“bl21108250”	Immediate Destination	Identifies state’s concentration bank as the destination of the file. ‘b’ indicates a blank space.	M	N

4	14-23	10	NNNNNNNNNN	Immediate Origin	Identifies you as the Originator. It will be mutually defined by your Agency, the OST and state’s concentration bank	M	A

5	24-29	6	YYMMDD	File Creation Date	The date the file was created. YY = last two digits of the year MM = month expressed in two digits DD = day expressed in two digits	M	N

6	30-33	4	HHMM	File Creation Time	Time of day the file was created. HH = hour expressed in military time MM = minutes expressed in two digits	O	N

7	34-34	1	A-Z or 0-9	File ID Modifier	Value to enable distinction between files created on the same day. Populate in ascending order. A-Z must be uppercase.	M	A

8	35-37	3	“094”	Record Size	Number of characters in each record. Only 094 may be used.	M	N

9	38-39	2	“10”	Blocking Factor	Number of records per block. Only 10 may be used.	M	N

10	40-40	1	“1”	Format Code	Only 1 may be used	M	N

11	41-63	23	Alphameric	Immediate Destination Name	Describes state’s concentration bank as the ODFI. Populate with “BOFA WASHINGTON”	O	A

12	64-86	23	Alphameric	Immediate Origin Name	Identifies the name of the Originator. It will be mutually defined by your Agency, the OST and State’s concentration bank.	O	A

13	87-94	8	Alphameric	Reference Code	Used by the Originator for internal accounting purposes. May be left blank	O	A

Notes:

Although NACHA Rules do not require Optional fields be populated, State’s concentration bank operating system may require them for successful processing.

Values in quotes should be translated verbatim to your ACH file.

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Company/Batch Header Record

Field	Position	Size	Contents	Field Name	Entry Information	FIR	Alphameric or Numeric

1	01-01	1	“5”	Record Type Code	Code Identifying the Company/Batch Header Record.	M	N

2	02-04	3	Numeric	Service Class Code	Identifies the type of entries in the batch.	M	N

3	05-20	16	Alphameric	Company Name	Identifies entity sending the batch. It will be mutually defined by your Agency, the OST and State’s concentration bank. May print on the Receiver’s account statement.	M	A

4	21-40	20	Alphameric	Company Discretionary Data	Used internally by the Originator. May be left blank.	O	A

5	41-50	10	Alphameric	Company Identification	Identifies entity sending the batch. It will be mutually defined by your Agency, the OST and State’s concentration bank. May print on the Receiver’s account statement.	M	A

6	51-53	3	Alphameric	Standard Entry Class Code	Identifies the ACH record type in the batch.	M	A

7	54-63	10	Alphameric	Company Entry Description	Description of the purpose of the entries (i.e. PAYROLL). May print on the Receiver’s account statement	M	A

8	64-69	6	Alphameric	Company Descriptive Date	Date you choose to identify the entries for descriptive purposes only, May be in any format. May be left blank.	O	A

9	70-75	6	YYMMDD	Effective Entry Date	Date you desire entries to post to Receiver’s account. Must be a valid banking day. YY = last two digits of the year MM = month expressed in two digits DD = day expressed in two digits	R	N

10	76-78	3	Blank	Settlement Date	Leave Blank. The ACH Operator will insert the Settlement date	N/A	N

11	79-79	1	“1”	Originator Status Code	Identifies the ODFI as a financial institution.	M	N

12	80-87	8	“12110825”	Originating DFI Identification	Identifies State’s concentration bank as the ODFI	M	N

13	88-94	7	Numeric	Batch Number	Assign batch numbers in ascending order, (i.e. 0000001, 0000002)	M	N

Notes:

Although NACHA Rules do not require Optional fields be populated, State’s concentration bank operating system may require them for successful processing.

Values in quotes should be translated verbatim to your ACH file.

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Entry Detail Record
Field	Position	Size	Contents	Field Name	Entry Information	FIR	Alphameric or Numeric

1	01-01	1	“6”	Record Type Code	Code identifying the Entry Detail Record	M	N

2	02-03	2	Numeric	Transaction Code	Code to identify type of entry.	M	N

3	04-11	8	TTTTAAAA	Receiving DFI Identification	Transit Routing/ABA number of the Receiver’s financial institution.	M	N

4	12-12	1	Numeric	Check Digit	The ninth character in the Transit Routing/ABA number.	M	N

5	13-29	17	Alphameric	DFI Account Number	Receiver’s account number.	R	A

6	30-39	10	$$$$$$$$¢¢	Amount	Entry amount in dollars and cents. Do not include decimal point or dollar sign.	M	N

7	40-54	15	Alphameric	Individual Identification Number	Internal identification number for the Receiver. May print on the Receiver’s account statement.	O	A

8	55-76	22	Alphameric	Individual Name	Name of Receiver	R	A

9	77-78	2	Alphameric	Discretionary Data	May be left blank	O	A

10	79-79	1	Numeric	Addenda Record Indicator	“1” = addenda follows entry “0” = No addenda follows entry	M	N

11	80-94	15	Numeric	Trace Number	The first 8 positions must contain “12110825” the remaining 7 positions must be assigned in ascending sequential order. Example: 121108250000001 121108250000002 121108250000003	M	N

Notes:

Although NACHA Rules do not require Optional fields be populated, State’s concentration bank operating system may require them for successful processing.

Values in quotes should be translated verbatim to your ACH file.

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Addenda Record (optional)
Field	Position	Size	Contents	Field Name	Entry Information	FIR	Alphameric or Numeric

1	01	1	“7”	Record Type Code	Code identifying the Addenda Record.	M	N

2	02-03	2	“05”	Addenda Type Code	Code for most standard entry classes.	M	N

3	04-83	80	Alphameric	Payment Related Information	Payment information associated with the preceding Entry Detail Record. Must contain ANSI ASC X12 data segments or NACHA endorsed	O	A

4	84-87	4	Numeric	Addenda Sequence Number	Sequence number assigned to each Addenda Record. Assign in sequential ascending order beginning with 0001.	M	N

5	88-94	7	Numeric	Entry Detail Sequence Number	Should match positions 88-94 of corresponding Entry Detail Record.	M	N

Notes:

Although NACHA Rules do not require Optional fields be populated, State’s concentration bank operating system may require them for successful processing.

Values in quotes should be translated verbatim to your ACH file.

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Company/Batch Control Record
Field	Position	Size	Contents	Field Name	Entry Information	FIR	Alphameric or Numeric

1	01-01	1	“8”	Record Type Code	Code Identifying the Company/Batch Control Record	M	N

2	02-04	3	Numeric	Service Class Code	Identifies the type of entries in the batch. Must match field two of the preceding Company/Batch Header Record.	M	N

3	05-10	6	Numeric	Entry Addenda Count	Total number of Entry Detail Records and Addenda Records in the batch.	M	N

4	11-20	10	Numeric	Entry Hash	The sum of the Receiving DFI identification numbers (field 3 of the Entry Detail Record) of all Entry Detail Records. Enter the 10 low order (right most) digits of the calculation.	M	N

5	21-32	12	$$$$$$$$$$¢¢	Total Debit Entry Dollar Amount	Dollar total of debit entries of the batch in dollars and cents. Do not include decimal point or dollar sign.	M	N

6	33-44	12	$$$$$$$$$$¢¢	Total Credit Entry Dollar Amount	Dollar total of credit entries of the batch in dollars and cents. Do not include decimal point or dollar sign.	M	N

7	45-54	10	Alphameric	Company Identification	Assigned Company Identification code. Must match field five (company identification) of the Company/Batch Header Record.	R	A

8	55-73	19	Blank	Message Authentication Code	Leave this field blank	O	A

9	74-79	6	Blank	Reserved	Reserved for future use. Leave this field blank.	N/A	N/A

10	80-87	8	“12110825”	Originating DFI Identification	Identifies State’s concentration bank as the ODFI	M	N

11	88-94	7	Numeric	Batch Number	Must match field thirteen (batch number) of preceding Company/Batch Header Record	M	N

Notes:

Although NACHA Rules do not require Optional fields be populated. State’s concentration bank operating system may require them for successful processing.

Values in quotes should be translated verbatim to your ACH file.

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File Control Record
Field	Position	Size	Contents	Field Names	Entry Information	FIR	Alphameric Numeric
1	01-01	1	“9”	Record Type Code	Code identifying the File Control Record	M	N

2	02-07	6	Numeric	Batch Count	Total number of Company/Batch Header Records in the file.	M	N

3	08-13	6	Numeric	Block Count	Total number of blocks in the file.	M	N

4	14-21	8	Numeric	Entry/Addenda Count	Total number of Entry Detail Records and Addenda Records in the file.	M	N

5	22-31	10	Numeric	Entry Hash	The sum of the Entry Hash fields from all the Company/Batch Header Records in the file. Enter the 10 low order (right most) digits of the calculation.	M	N

6	32-43	12	$$$$$$$$$$¢¢	Total Debit Entry Dollar Amount in File	Dollar total of debit entries of the entire file in dollars and cents. Do not include decimal point or dollar sign.	M	N

7	44-55	12	$$$$$$$$$$¢¢	Total Credit Entry Dollar Amount in File	Dollar total of credit entries of the entire file in dollars and cents. Do not include decimal point or dollar sign.	M	N

8	56-94	39	Blank	Reserved	Reserved for future use. Leave this field blank	N/A	N/A

Notes:

Although NACHA Rules do not require Optional fields be populated, State’s concentration bank operating system may require them for successful processing.

Values in quotes should be translated verbatim to your ACH file.

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C4: Automated Clearing House Best Practices from OST

Website Design

Payment Options Presentation

OST recommends presenting the payer with the ACH payment option when they hit the pay button and providing a link or button to other payment options. This approach, we refer to as ‘path of least resistance payment options’ is being employed by many major businesses such as PayPal to encourage customers choose low-cost ACH over bankcards.

Board of Accountancy recently launched a website using this approach. Approximately 40% of their customer base is opting to pay by ACH representing a potential savings of thousands of dollars per month.

Bank Routing Number (RTN) Validation

The ACH rules require Originators to confirm the RTN provided is for a financial institution participating in the ACH network. We recommend using the free download from the Federal Reserve Bank at https://www.fededirectory.frb.org/download.cfm there are two directories on this site be sure to use the FedACH Participants.

The RTN Validation should be completed before the payer receives confirmation of their payment request.

Payment Processing/Complete Message

Agencies are encouraged to include a message notifying customers the payment is being processed and/or processing is complete. This will keep your customers from creating duplicate charges accidently.

Data Collection Requirements

Customer Name—22 characters available on ACH File. You may want to consider edits that prohibit the customer from entering junk names. i.e. AAAA BBBB

Bank RTN—9 digits. See above discussion regarding validation requirements.

Bank Account Number—17 characters max (may include dashes, spaces, alpha characters). You may want to consider edits that prohibit the customer from entering junk account numbers. i.e. 1111111,123456789

Account Type—Checking or Savings. General Ledger is also a common account type request if your customer base includes the financial institutions themselves.

Account Type—Business or Personal. There are slightly different file format requirements depending on whether the account is a business or personal account.

File Transmission

Transmission of the ACH File(s) between agencies will be done using DIS’ Secure File Transmission (SFT) server. OST will provide the User ID and password; there is no cost to the agency for the service. Files must be placed on the SFT server by 2:00 to receive same day processing.

ACH File Effective Dates

OST only accepts files with future dated Effective Dates. Effective dates must be valid banking days, no weekends or holidays.

Agencies may place their ACH files on the SFT Server 24x7 but OST only picks up files during normal business hours. Effective date calculations must be made based on when OST will pick up the file rather than when it is placed on the SFT server.

ACH Returns

Some debits won’t be paid by the customer’s bank (just like checks). When a bank is unable to post an ACH transaction the item is Returned unpaid to the Originator. The information you provide on the Original Transaction is returned back to you. Consider returned items when you are determining how you will populate fields such as the Individual ID Number.

Returned items will be accompanied by a code indicating the reason for return. NSF, Account Closed, Invalid Account Number.

Transmittal Registers

Agencies are required to submit a transmittal register (TR) confirming a files dollar totals, record counts and effective date before OST can forward the ACH file to the bank for processing. TRs can either be entered directly into OST’s TM$ system or the agency can send an email.

ACH Rules

The Agency is encouraged to have a current copy of the ACH Rules (Corporate Edition).

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C5: Automated Clearing House Service Agreement

ACH SERVICE LEVEL AGREEMENT

OFFICE OF THE STATE TREASURER

This Service Level Agreement (SLA) is made and entered into by and between the Office of the State Treasurer (OST) and the Washington State Patrol (the Agency) to set forth their mutual agreements for ACH processing as provided for by contract between OST and State’s concentration bank, Agreement No. BNK-000-001. This SLA shall encompass the files known mutually to OST and the Agency as WSP1. This SLA may be updated from time to time by the OST for distribution to all parties.

The following information applies to the creation, processing and receipt of ACH Files for the collection of payments (debits) or distribution of benefits (credits). The following information should be made available to all parties involved with the ACH process to be used as a reference tool for common processing questions.

Definitions:

•

ACH — Automated Clearing House. A funds transfer system, governed by the NACHA Operating Rules, which provides for the interbank clearing of electronic entries for participating financial institutions.

•	ACH Entry — An electronic item representing the transfer of funds via the ACH.

•

ACH Operator - The central clearing facility operated by a private organization or a Federal Reserve Bank (FRB) on behalf of financial institutions, to or from which participating financial institutions transmit and/or receive ACH entries.

•	Agency — The Washington State Patrol. The term ‘the Agency’ includes any third party ACH processor providing ACH services to the Agency by contract.

•	ARPC—ACH Regional Processing Center. Washington State is assigned to the bank’s ARPC located in San Francisco, California.

•	Bank—The financial institution and/or department acting as OST’s ODFI, at this time, State’s concentration bank.

•	Banking Day — Any day in which both the Federal Reserve Bank and the ODFI are open to transact business.

•	Effective Date — The day the Originator intends for an entry to post to the Receiver’s account.

•	File or ACH File — A group of ACH entries initiated into the ACH network.

•	NACHA — National Automated Clearing House Association. NACHA is the governing body for ACH activity.

•	NWCHA — Northwest Clearing House Association. The regional payment association providing education, assistance, products and services to Washington and Alaska.

•

ODFI — Originating Depository Financial Institution, A participating financial institution that initiates ACH entries at the request of and by agreement with its customers. At this time the OST has contracted with State’s concentration bank to act as our ODFI.

•	Originator — Any individual, corporation or other entity that initiates entries into the ACH network. In the context of this agreement, the Agency creating the ACH File is the Originator.

•	OST — The Office of the State Treasurer.

•	RDFI — Receiving Depository Financial Institution. The financial institution for which the ACH entry is destined.

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•	Receiver—Individual or entity receiving the ACH entry.

•

Settlement Date—Date inserted by the ACH Operator designating when an entry will post to the Receiver’s account. The ACH Operator will always insert a date at least one banking day in the future from when the file is received by the Operator. Because of OST pre-edit processing; this date should always be set to the Effective Date by the ACH Operator.

•	TM$—Treasury Management System, the computer application used by the OST to manage and account for financial services.

9.1.9 Compliance

The parties agree to be bound by all applicable federal and state laws, and the NACHA Operating Rules, which contain the rules applicable to all parties of an ACH entry. Violation of the NACHA Operating Rules or violation of applicable federal and state laws may result in the termination of this agreement and the Agency’s access to the ACH Network. The Agency shall obtain a copy of the NACHA Operating Rules prior to implementation of their ACH program and will obtain an updated copy annually. A copy of the NACHA Operating Rules may be obtained directly from the Northwest Clearing House Association (206) 622-7846 or www.nwcha.org.

The NACHA Operating rules include provisions for the enforcement of the rules. Included in these provisions is a system of fines. Per NACHA rules, fines are assessed against the ODFI originating the entry to which the rules violation relates. However, under the contract with the Bank, the State may be liable for fines assessed against the Bank for rules violations resulting from an action or the inaction of the OST or the Agency, or from processing data contained on an ACH file provided to the Bank. OST will pass any cost borne by OST for rules violations to the Agency if it is found that the rules violation resulted from the action or inaction of the Agency, or if ACH data provided to OST for processing on behalf of the Agency was the cause of the violation. For a complete description of NACHA’s rules enforcement provisions see Appendix Eleven of the NACHA Operating rules.

9.1.10 Authorization

Authorization must be obtained from each individual or business that will be receiving an ACH debit and/or credit prior to initiating the first ACH entry, including prenotes, to a Receiver’s account. It is the Agency’s responsibility to obtain the authorization. If the Agency will be debiting an account, the authorization must be obtained in writing, signed or similarly authenticated by the account holder. The term ‘similarly authenticated’ includes the use of a digital signature or other code. The authorization must provide that the Receiver may revoke the authorization in a manner specified within the authorization. The Receiver must be provided a copy of the debit authorization. The Agency must retain the original authorization for two (2) years following the termination or revocation of the authorization.

The Bank is authorized to transact ACH business only with designated personnel from the Office of the State Treasurer. This includes, but is not limited to, the authority to request research regarding ACH transactions or a request to delete or reverse an ACH file, batch or item. Requests for the assistance of the bank to resolve an ACH related issue on behalf of the Agency must be made through OST’s ACH Program Coordinator, (360) 902-8911.

9.1.11 Prenotification

The NACHA Operating rules allow the Originator to verify that the transit routing number and account number provided by the Receiver is valid through prenotification. A Prenote is a zero dollar entry sent to the Receiver’s account prior to the transmission of live dollars. Prenotification utilizes a negative notification system, that is, the RDFI only responds to the prenote entry if the transit routing number and/or the account number is invalid. As with all ACH entries the RDFI has no obligation to verify account ownership. Prenotification is not mandatory but is strongly recommended to reduce the number of live dollar returns received by the Agency.

If the Agency chooses to utilize prenotification, per NACHA Operating rules, live dollar entries may not be initiated for six banking days following the settlement of the prenote. If, within the six banking day period, the Originator receives a return entry, live dollar entries shall not be initiated to that same account. Proper authorization,must be received prior to initiating a prenote transaction to a receiver’s account.

9.1.12 File Transmissions

The Agency shall create and deliver ACH Files to the OST in the standard NACHA format. OST does not accept the transmission of empty ACH files. To ensure that all ACH Files comply with NACHA and Bank processing specifications, the

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OST and the Agency shall perform file testing for each new file or any file to which the Agency makes any modifications or additions. The OST and the Bank will verify format and connectivity. Upon completion of testing, authorization to begin live transmission of files will be granted. If at any time the Agency’s file is rejected, either by TM$ or the bank’s operating system, it is the responsibility of the Agency to correct and resend the data to OST for processing.

The state Information Services Board (ISB) requires that the electronic transmission of personally identifiable information utilize secure data transmission. The data on an ACH File contains personally identifiable information; therefore, the electronic transmission of ACH data into or out of OST must use secure data transmission. Files delivered to the OST via any non-secure, non-approved method will not be processed.

The Agency will transmit files to the OST according to a schedule established as follows: each year OST will provide the Agency a blank ACH calendar to be completed by the Agency and returned to the OST in a timely manner. The Agency will indicate the date on which their ACH File will be transmitted to OST. The Agency will provide the OST with an updated calendar if their transmission dates change.

Each file transmission to the OST must be accompanied by a Transmittal Register containing at a minimum: File Id, Effective Date of the file, Total Debit Dollar Amount, Entry Count of Debits, Total Credit Dollar Amount, Entry Count of Credits, and a Contact Person and Phone Number. The OST shall receive the Transmittal Register within one hour of receiving the ACH File. The Agency may input the Transmittal Register directly into TM$ or it may be delivered to OST via email to ACHTR@tre.wa.gov or via fax to (360) 664-2292. The Transmittal Register is used by OST to ensure the correct transmission was received from the Agency before forwarding it on to the bank for processing and as such must be received before OST can send the ACH File to the bank for processing in the ACH Network.

The OST will transmit all ACH data to the Bank utilizing commercially reasonable security procedures mutually agreed upon by the OST and the Bank. The normal window for OST to transmit the ACH file to the Bank is between 8:00 a.m. Pacific Time and 2:00 p.m. Pacific Time. Other transmission times must be mutually approved in advance by the Bank and the OST. Approvals will be made on an individual file basis. When difficulties occur that may prevent a file and/or a transmittal register from being delivered to the OST within the normal transmission window, it is extremely important that the Agency notify OST immediately.

Data transmissions to the OST must be complete, including delivery of the Transmittal Register, no later than 2:00 p.m. Pacific Time at least one banking day prior to the effective date on the file. Transmissions received after 2:00 p.m. on the banking day prior to effective date may not meet processing deadlines for timely settlement.

The Agency should be aware that OST does not warehouse ACH data. All ACH files received during the business day must either be transmitted to the bank for processing or deleted from OST’s system if the Agency wishes OST to process a previously deleted file, the Agency must resend the file, accompanying transmittal register and accounting documents, as described under Settlement. It is the Agency’s responsibility to ensure the effective date has been updated if necessary.

9.1.13 Effective Dates

While NACHA rules allow for files with multiple batches, OST’s Treasury Management System (TM$) requires that all batches within a file contain the same Effective Date. The Agency will therefore create a separate file for each batch with a unique Effective Date. Files sent with multiple Effective Dates will be rejected by TM$ and must be corrected before transmission to the bank can occur.

OST pre-edits each file with respect to Effective Date. The Effective Date on each file must be for a valid banking day at least one day in the future. Files with invalid Effective Dates will be rejected and must be corrected by the Agency before the file can be processed. Invalid Effective Dates include dates in the past, current date, weekends or Bank Holidays.

9.1.14 Settlement

The settlement dollar amount is posted to the State Treasurer’s Concentration Account on the Settlement Date. The appropriate accounting documents, as set forth below, corresponding to the settlement amount must be received by OST no later than 2:00 p.m. on the Settlement Date. The documentation must be solely for the individual transmission and be identified with a unique document number. Generally, agencies should submit an AFRS Cash Receipts Journal Summary (A8) for all files in which monies are collected from the Receiver (ACH debit files), and an AFRS Journal Voucher (EFTJV) for all files in which monies are sent to the Receiver (ACH credit files).

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9.1.15	Returned Items

In the event an entry is returned by the RDFI (i.e. as account closed or NSF), a corresponding settlement entry is posted to the State Treasurer’s Concentration Account. The OST settles these entries with the originating Agency. The Agency will receive notification from OST’s Cash Management Division of all returned transactions. The appropriate accounting documents corresponding to the Return Item entry settlement must be received by OST no later than 2:00p.m. on the day notification is received. The Agency is required to act upon these returns in a manner consistent with the reason for the return.

A return entry that does not require settlement but does require action on the part of the Originator is the Notification of Change, referred to as an NOC. An NOC is a zero dollar entry initiated by the RDFI to inform the Originator that information in a posted entry is incorrect or outdated. The NOC will note both the invalid and valid information. The NACHA Operating rules require that changes specified in the NOC must be made within six banking days of receipt of the NOC or prior to initiating another entry to the Receiver’s account, whichever is later.

Occasionally a returned item will be received in error or outside the allowable return time frames as provided in the NACHA rules. The NACHA rules provide for the dishonor of these returns to the RDFI within strict time frames. In order to meet these time frames the Agency must notify OST no later than 2:00 p.m. on the day the return is received of their desire to have the return dishonored. To request the dishonor contact OST’s ACH Program Coordinator at 902-8911.

9.1.16	Erroneous Entries

Occasionally an ACH File may contain entries that were created in error (i.e. a payment amount was computed in error). If the Agency discovers such errors before the OST has transmitted the file to the Bank for processing, they may request OST to delete the ACH file. The Agency then must create and transmit a corrected file for processing. To request the delete, contact OST’s ACH processing unit at (360) 902-8986 to determine if the file has been sent to the bank. Written authorization of your delete request, either by e-mail to ACHTR@tre.wa.gov or fax (360) 664-2292, must be received prior to OST executing the delete. Written authorization shall include file credit and debit amounts and effective date. OST cannot delete an individual transaction from a file.

NACHA rules allow for the reversal of ACH entries transmitted to a Receiver in error. A reversing entry is an offsetting entry (i.e. a debit to reverse a credit) to the Receiver’s account; a reversal does not stop the original entry from posting because it is a separate transaction which offsets the original entry. The Receiver will see both entries posted to their account. OST will create reversal entries for the agency on a limited basis. If reversals are frequently needed OST will provide the agency access to TM$ to create the reversal transactions. The ACH Rules limit the amount of time one may reverse an entry. To ensure compliance with the rules the reversal request must be received by OST no later than 2:00 p.m. Pacific Time on the fourth (4th) banking day after settlement of the original entry. Additionally, the Agency reversing the item must notify the Receiver of the reversal and the reason for the reversal no later than the Settlement Date of the reversing entry. At no time can the Bank’s ARPC alter a transaction.

Upon reversing an entry, it is the Agency’s responsibility to make alternative arrangements for the collection or distribution of funds with the Receiver.

A word of warning about reversals: Financial institutions typically update their ATM networks, branch teller terminals, etc. by posting credit transactions such as direct deposits for availability at the opening of business on the settlement day. Debit transactions (i.e. reversals of direct deposits) however, may not post until the end of the day on settlement day. Thus, the receiver may have access to and withdraw their ACH credits even though the financial institution has received your reversal on or prior to the Settlement Date. If the full amount of the credit is not available at the time a reversal settles none of the funds will be returned. Furthermore, when attempting to reverse a debit entry, you have some risk that the original debit entry may be returned to you but not the reversing credit entry. The RDFI is not obligated to ensure the Originator is made whole. If a reversal is not honored the Agency must make arrangements for collection outside the ACH network.

The OST must receive written authorization, signed by Agency personnel, prior to OST reversing an entry; OST is unable to process a verbal reversal request until the written authorization is received. The written authorization shall include: payee name, payee account number, routing number of the destination bank, dollar amount of the erroneous entry and effective date.

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The Agency is responsible for ensuring the accuracy of the ACH items on each file. The OST and/or the Bank have no responsibility whatsoever to verify the accuracy of the items. Furthermore, the Agency understands that although an ACH file may contain the name and account number of the Receiver, payment may be made by the RDFI solely based on the account number even if the account number identifies an owner other than identified on the ACH item.

If an ACH file, batch or item is rejected by the Bank’s processing system or the ACH Operator due to a technical or formatting error, it is the Agency’s responsibility to remake and retransmit the file, batch or item as appropriate as well as the transmittal register.

9.1.17	File Monitoring

The ACH calendar specifies the expected date an ACH file will be transmitted. This information will be used by the OST and ARPC to schedule and monitor the receipt of expected files. The Bank will contact the OST if a scheduled ACH file is not received; therefore it is important that the ACH calendar be kept current. It is the responsibility of the Agency to notify OST of any processing schedule changes that occur during the year.

9.1.18	Business Continuity

In the event OST or the Bank experience any problem that indicates a transmission cannot be completed as scheduled, OST has established procedures to deliver a standard NACHA formatted file, on physical media, to the Bank by 3:00 p.m., Pacific Time, one banking day prior to the effective date. It is the responsibility of the Agency to maintain backup data and provide the OST with their file on appropriate physical media when requested. The Agency is encouraged to develop an in-stream backup process ensuring the availability of the ACH File under any circumstances. The Agency is required to test the backup with the OST and the Bank prior to implementation of live transmissions to the Bank.

OST’s business continuity plan provides OST the ability to download files from the DIS mainframe under certain circumstances. Agencies using the DIS mainframe to produce ACH data may want to provide OST read-only security (RACF) authorization to their ACH files. If resources permit, OST will download your file on your behalf and deliver the data to the bank. Please keep in mind that providing OST access to your ACH data while still on the DIS mainframe does not negate your responsibility to provide your data on physical media upon request.

The OST conducts quarterly testing of the physical media backup process with the Bank. We encourage each agency to participate in the test. An email will be sent to your agency contact one week prior to the scheduled test notifying you of the test date and requesting voluntary participation.

9.1.19	Training

OST offers ACH training and consultations to all state agencies. Contact OST’s ACH Program Coordinator to customize a presentation to your Agency’s needs. Additionally, training seminars are offered by NWCHA. For a current NWCHA seminar schedule visit their website at www.nwcha.org or call (206) 622-7846.

9.1.20	Contact Information

Up-to-date contact information is essential to OST’s ability to quickly resolve ACH processing issues or to provide news and information about changes in the ACH Network. In order to ensure OST has the correct contact information for your Agency, please complete and return the ACH Contact Information sheet attached as Appendix A of this document. It is the Agency’s continuing responsibility to update the ACH Contact Information as changes occur within your Agency.

All ACH inquires should be directed to OST’s ACH Program Coordinator, Lesa Williams, at (360) 902-8911 or lesa@tre.wa.gov.

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C6: Automated Clearing House Input Deliver Dates Form

Office of the State Treasurer
2010 ACH Input Delivery Dates
Instructions:	COMPANY INFORMATION
1. Complete COMPANY INFORMATION	[ILLEGIBLE]
2. Circle the date your data will be received by OST Or check the box for Daily or No Calendar
3. Fax Completed from to 360-704-5176	[ILLEGIBLE]

¡ Circle Delivery Dates	Agency Contact
H= Bank Holiday S = State Holiday
☐ Check here for Daily Transmission	Phone Number

☐ Check here to indicate No Calendar will be provided	Email Address

Revisior date

DO NOT INDICATE FILE EFFECTIVE DATES

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C7: WSP Hardware Standards
Hardware Standards—August 2007
Hardware Requirements		Purchasing Standards
Category	Sub Category	Manufacturer	Model
Desktop PC
	Mini Tower	Gateway	E—4610
	All in one	Gateway	Profile 6
Desktop PC Options
Mult port Video cards
Laptop
	ConvertibleTable1	Gateway	N296
	Laptop	Gateway	475
	Laptop—Ruggedized	Itronix	RX1
Laptop Options
	Docking Station	Gateway	Laptop dependent
	Mouse	Gateway	Standard
	Keyboard	Gateway/
Logitech/Microsoft
		Natural	Standard
	Monitor	Gateway
	Token-Ring	IBM
Personal Digital Assistants
	E-mail	RIM	BlackBerry
	Calendar	RIM	BlackBerry
	Wireless communications	RIM	BlackBerry
	Other	RIM	BlackBerry
Printers
	Label	Seiko Instruments	Smart Label Printer 460
	Portable	Canon	PIXM A IP 90
	Portable—Car (eTRIP)	Pentax	Pocketjet 3
Personal	Laser—Light to Med Workloads	Hewett—Packard	320
	Laser—medium to heavy Workloads	Hewett—Packard	P2015
	Laser—heavy workloads	Hewett—Packard	4250
	Barcode	Zebra	TLP2844
Networked	Laser	Hewett—Packard	1320n
	Laser	Hewett—Packard	2420dn
	Laser	Hewett—Packard	2430n
	Laser	Hewett—Packard	4250
	Laser—Color	Hewett—Packard	3000n
	Laser—Color	Hewett—Packard	3300n
	Laser—Color	Hewett—Packard	5550n
Large Format	Plotters	Hewett—Packard	DesignJet series
Print Servers
	Ethemet 10/100	Hewett—Packard	JetDirect 300x
Scanners
	Photo	Hewett—Packard	G4010
	Document	Hewett—Packard	5590
	Barcode	Symbol
Adaptus Imaging
	(eTRIP only)	Technology
UPS
	Workstation	APC	800VA
	Server	Contact ITD\Integrated Systems and Server Support (ISSS)
Removable Media
Compact
	USB Drives	SanDisk
External Drives
	Hard drives	Seagae
Mobile Environment
	ln-Car Digital Video	Coban

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C8: WSP Software Standards

Software Standards - August 2007
Category	Subcategory	Purchasing	Development
Desktop/Laptop
	Word Processing	Microsoft Office 2003	Microsoft Office XP SP2
	Spreadsheet	Microsoft Office 2003	Microsoft Office XP SP2
	Presentation	Microsoft Office 2003	Microsoft Office XP SP2
	Database	Microsoft Office 2003	Microsoft Office XP SP2
	Diagramming	Microsoft Visio 2003	Microsoft Visio 2003
	Org charts	Microsoft Visio 2003	n/a
	Project Management	Microsoft Project 2003	n/a
	E mail	Microsoft Outlook 2003	n/a
	Calendar	Microsoft Outlook 2003	n/a
	Remote Access	Windows XP	Windows 2000 XP
	Host emulation	Attachment EXTRA Personal Client 6.7	Attachment EXTRA Personal Client 6.7
	Operating System	Windows XP	Windows 2000 XP
	Internet Browser	Microsoft Internet Explorers 6.0	Microsoft Internet Explorer 6.0
		Java virtual machine (current version from Sun)	Java virtual machine v1.4.2, 5.0
	Internet Tools	Adobe Acrobat Reader 8.0	Adobe Acrobat Reader 7.0
		Adobe Acrobat 8.0 Professional	Adobe Acrobat 7.0
	Software Distribution	Microsoft SMS client 3.0	Microsoft SMS client 3.0
	Antivirus	Norton Corporate Edition 10.1	Norton Corporate Edition 8x and 9.x
	Mind Mapping	Mind M apper Pro 8
Desktop Laptop Options
	Compression Utility	WinZip	WinZip 8.1
	Encryption	WinZip
	Milage Estimator	Microsoft Trips and Streets	n/a
	Database	Microsoft SQL client 2005	Microsoft SQL client 2000 and 2005
	VPN Client	Cisco System & VPN Client v3.5	Cisco Systems VPN Client v3.5
	Internet Web Authoring Tools	Microsoft Front Page 2003	Microsoft Front Page XP/2003
	Report Generation	Seagate Crystal Reports v11.0	Seagate Crystal Reports v11.0, 9.0
		Microsoft SQL Report Server	Microsoft SQL Report Server
	Criminal Justice Software	Open Query v2.8.1	Open Query v2.8.1
CAD Client
		Basic Client for CAD server vl.5.2.9	Basic Client for CAD server vl.5.2.9
		AWW v0.2.1	AWW v3.2.1
		ATM (Advanced Tactical Mapping) v5.4.2	ATM (Advanced Tactical Mapping) v5.4.2
		WebMSS Terminal v2.0	WebMSS Terminal v2.0
	Redacting Software for Electronic Documents	Redax	n/a
Mobile Environment
	In-Car Digital Video	Coban	n/a

Server
	Operating System	Windows 2003 SP1 or R2	Windows 2003 SP1/R2 or Windows 2000 Server or Advanced Srv SP 2 or NT 4.0 SP 6a
	DataBase	Microsoft SQL 2000	Microsoft SQL 7.0 SP 4 & 2005

		IBM DB2 Universal v8	IBM DB 2 Universal v8
	Backup Software	ARC serve 2000	n/a
		SysBack (rs6000) AIX 5.1	SysBack (rs6000) -AIX vi.2.1 31
		NT Backup Windows 2000	NT Backup for Windows NT 4.0
	E-Mail	Microsoft Exchange 2003	Microsoft Exchange 5.5 SP 4

	Web server	Microsoft Internet Information Server (IIS) 6.0	Microsoft Internet Information Server (IIS) 4.0 SP 6a or 9.0
		HTTP Server (from comes with Websphere) vl .3.26	HTTP Server (from comes with Websphere) vI.3.26
	Web Application Server	Websphere v5.1	WebSphere v6.0.2.7

Apache FDP Library version 0.93
	Antivirus	Norton Corporate Edition 10.2	Norton Corporate Edition 8x and 9x

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C9:	WSP IT Systems Documentation Standard

WSP INFORMATION TECHNOLOGY SYSTEMS DOCUMENTATION STANDARD

Version 1.0

July 9, 2009

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Purpose

Establishes a set of required elements for documenting Information Technology (IT) systems.

Scope

This standard applies to all IT systems in the department that are under the Information Technology Division (ITD) Administrator’s responsibilities.

Ownership of this Document

Information Technology Division is responsible to maintain this document.

Version History

Version	Date	Reviser’s Name	Brief description of change
1.0	7/9/2009	Brian Everson	Original approved version.

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1.	Organization	76
2.	Format	76
3.	Storage	77
4.	Documentation Content Standard	78
Guidelines and Explanations to the IT System Documentation Standard.		82

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ORGANIZATION

Contents of the documentation will be organized in clearly marked sections.

Sections and their order in the table of contents is as follows:

Network Business Rules

Business Documentation

System Software Inventory

Classification of System Information

Business Rules

Business Requirements for Data

Business Continuity Plan

Business Function Test Plan

Business Process Flow

Technical Documentation

System Disaster Recovery Plan

Testing

Application/System Documentation

Security Requirements

Agreements

Training and Manuals

FORMAT

Written documentation

Store all written documentation in the department’s standard word processing file format.

Use only the Tahoma font when writing documentation.

Use font size 12 point in the body of written documentation to ensure readability when printed.

Training manuals are not required to follow this section of the standard (2.1 Written Documentation).

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Diagrams

Create all diagrams in the department’s standard diagramming file format unless ITD has a different standard for a specific purpose (e.g., Entity Relationship diagrams).

Use font size 7 point or larger for text on all diagrams.

Document Versions

All documents including diagrams are to have consistent method for identifying different versions.

Version history should be at the end of each document and contain the following: Version identifier.

Date.

Reviser’s name.

Brief reason for the revision.

STORAGE

Electronic

Allows documentation to be stored as separate documents.

All documentation is stored in a manner easily accessed.

Security

System must be able to secure documents from unauthorized access, modification, and deletion.

Security is granular allowing different security settings for each document.

System must make use of Active Directory objects.

Document retrieval system

Organize documents in a compatible manner specified in 1.1 and 1.2.

Allows documentation to be stored as separate documents.

Store all documentation files with default file extensions that relate to the software the file was created by (e.g., Word —. docx, Excel —. xlsx, Visio —. vsd, etc.).

For diagrams created in non-standard department file formats. Store the diagrams in a compatible file format that is viewable by standard department software or have a distributable viewer available. Instructions on how to access the viewer must be provided with the file.

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Include a version of the viewer (e.g., Adobe Acrobat Reader, MS Word Viewer, Visio Viewer, etc.) on the same media for documents being retained more than 6 years.

Hard copy information that is not electronically available is to be scanned and stored in a JPEG graphic file. Resolution of the scanning depends on the readability of the electronic document. If the original document is unreadable, then scan at a resolution where the document has the most value. If the document is readable and the scanned version is not, store the hard copy. Also include the hard copy’s physical location in the electronic documentation.

DOCUMENTATION CONTENT STANDARD

Network Business Rules

The Network Business Rules document is used by ITD and Electronic Services Division (ESD) to specify the network needs of a system from three perspectives: the Business Owner, ITD, and ESD.

The business owner is responsible for the Business System Description section of the document.

ITD is responsible for the Technical Description section.

ESD is responsible for recording and keeping the contents of the Network Engineering Specifications section.

Business Documentation

System Software Inventory

Maintain a list of application or system software and the number of licenses for which the owner is responsible, updated annually.

Vendor contact information if applicable.

Classification of System Information

Classify all information used in a computer system according to Information Classification Standard established by ITD. Classification of data establishes the security needs for the data as it passes through the system. A copy of the standard can be found at http://insidewsp/orqanization/technical/Standards/it proc stand.htm

Business Rules

Established rules (policy and/or procedure) regarding the usage of the system. These rules should cover topics such as:

Who has access to the application

Roles (data entry, administration, reviewer, etc.)

How the application is to be accessed

Process for requesting access, etc.

Business Requirements for Data

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Establish archival, backup and recovery requirements for the application. Include the following:

Public Disclosure requirements

Record Retention requirements

Business Continuity Plan

Define the Business Continuity Plan for the software and its supporting business processes including:

Determine the relative importance of the application within the agency during a critical event.

Define the appropriate level of operation for the application during a critical event. In other words can the business function continue to operate for a period of time while the computer system is down? For how long?

Identify operating alternatives that satisfy business process workloads (i.e. manual processes).

Business Function Test Plan

The defined plan by the Business Unit for testing the system to insure it meets business function requirements. This information forms a basis for Business Unit testing of future changes to the system.

Business Process Flow

ITD with the business owner will develop business process diagrams/models done in Business Process Modeling Notation (BPMN). BPMN is a standard method for diagramming business processes. Web site for the standard can be found at http://www.bpmn.org.

Business owners are responsible for making sure the business process is correct.

Technical Documentation

System Disaster Recovery Plan documents the actions and information required to restore a system after a significant event occurred that stopped it from working. This document is required for all systems in the agency. The document contains:

What is required to be operational in the computing environment prior to bringing the system back on-line (e.g., hardware, software, connectivity, databases, security, network infrastructure, etc.).

All actions necessary to transfer programs, libraries, databases, and production control processes to a backup site(s). These actions include maintaining the appropriate level of privacy and confidentiality of the application data in accordance with its information classification. This documentation is to contain enough detail to allow recovery of the system in case of a disaster. People using this documentation are technical, but may not be familiar with the system.

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Define emergency team composition including team and individual duties and responsibilities.

All emergency operating instructions for the system/application. This includes communications plan, emergency procedures with prioritized actions, and any new instructions for operations staff.

Testing

Technical Test Plan.

Documented processes used in system testing. This can include scripts testers used to complete testing, narration, outlines, listing of tests done.

User Acceptance Test Data Documentation provides a description of how test data was derived. This may include actual test data or a reference to its location.

Application/System Documentation

Application Requirements

The following diagrams must be part of every application and system documentation: System Network Diagram (logical)

Entity Relationship Diagram (Notation standard: Information Engineering)

Data Dictionary ((Information similar to what is produced by Erwin)

Security Requirements

Risk assessment for the system produced by IT Security Program.

Risk mitigation strategies. Information developed by the IT Security Program

Identify encryption needs and processes. Information developed by the IT Security Program

Identify “logs” captured by the system.

Document how to monitor compliance with the security policies and standards.

Waiver requests for exceptions to department IT standards, if necessary.

Agreements

Agreements may involve other divisions, agencies, or vendors. Service Level Agreements (SLAs) are with other divisions in the agency. Memorandum of Understanding (MOU) is between agencies. Contracts are agreements with vendors. This area should only include current and relevant information regarding agreements/contracts that are active. Relevant historical information should be appropriately kept in the other sections listed as it will pertain to either business, technical, or security purposes.

The contents of MOUs and contracts are not regulated by this standard.

SLAs will contain the following elements:

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Identify scope of agreement.

Identify processes and procedures associated with agreement (e.g., service support procedures, funding agreements, etc.).

Establish metrics (e.g., evaluation criteria, system performance, support metrics, etc.).

Define general terms and agreements (e.g., organizations, approval, key contacts, etc.).

Establish roles and responsibilities for ITD and the business owner/business unit.

Determine and assign responsibilities for all application or system software security mechanisms that will be controlled and administered outside of ITD.

Establish procedures for handling system access violations.

Escalation procedures and associated timeframes.

Training and Manuals

Administrator Training

User training

User manuals

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GUIDELINES AND EXPLANATIONS TO THE IT SYSTEM DOCUMENTATION STANDARD.

Organization

Documentation from one system to the next should be consistent so that the reader(s) will know what to expect and where to find the information important to their purpose.

Format

Font

Written information is to be easily read and the font is to deliver the clear intent of the writer such as making distinctions between lower case letter “L”, upper case letter “i”, and the number one (1). Tahoma, a San Serif font, was chosen as a standard due to this ability and that lacks the “little tails” (serifs) on the ends of the letters making it easy to read.

Standard File Format

The standard file format for any documentation is the software standard. For example, the standard file format for written documentation is Microsoft Word, spreadsheets are Microsoft Excel, and diagrams are Microsoft Visio.

Storage

Electronic

Storing documentation as a separate document allows for updates to be done with standard software.

This is an application requirement.

Documentation may require additional security. Information about the IT infrastructure is considered as Confidential information. Information about an applications infrastructure should only be available to those who need to know.

Any Document Retrieval systems used for storing IT documentation must be able to organize the information in the standard format. Any changes to this should bring a change to the documentation standard itself.

Viewers are applications that allow the user to view a specific document file format without the ability to change the contents. Viewers should be stored with the document on the same media. Having the document and the viewer on the same media provides easy access to the information. This is especially necessary when accessing older documentation that does not comply with the current standard file formats.

Documentation Content

Network Business Rules is an established document used for communicating system requirements between ITD and ESD. The document should be done before testing begins and is required by ESD Network Engineering before the application is receiving or transmitting information outside the department.

Business owners control the outcome of their business processes and are the best source of information on how a system should support the business function. ITD can and should help the business owners document the business processes and requirements; however it is the business owner who can verify if the information is correct.

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Technical documentation is designed to be used for disaster recovery efforts, maintenance of existing systems and a basis for designing replacement systems. It is assumed this information can be used for other purposes such as troubleshooting problems and expanding IT Portfolio information.

Security documentation is required by the IT Security Standards. The contents of this section are what is required of the agency for security documentation from various agreements and partnerships.

MOUs and Contracts may be drafted by ITD, but it is vetted by other stakeholder divisions before it is approved. A Service Level Agreement (SLA) is an internal agency document between ITD and the business owner of a system. The items listed should be part of every SLA.

This should include copies of any training or manuals delivered about the system.

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10	APPENDIX D: Glossary

•	ACH—Automated Clearing House. A funds transfer system, governed by the NACHA Operating Rules, which provides for the interbank clearing of electronic entries for participating financial institutions.

•	ACH Effective Date—The day the Originator intends for an entry to post to the Receiver’s account.

•	ACH File—A group of ACH entries initiated into the ACH network.

•	ACH Entry—An electronic item representing the transfer of funds via the ACH.

•

ACH Operator—The central clearing facility operated by a private organization or a Federal Reserve Bank (FRB) on behalf of financial institutions, to or from which participating financial institutions transmit and/or receive ACH entries.

•	ARPC—ACH Regional Processing Center. Washington State is assigned to the bank’s ARPC located in San Francisco, California.

•	Attorney of a Driver or Injured Passenger—Somebody legally empowered by a document power of attorney to make decisions and act on behalf of somebody else.

•	Bank—The financial institution and/or department acting as OST’s ODFI, at this time, State’s concentration bank.

•	Bank Card—Either a Debit Card or Credit Card use to make a payment. The card usually contains a credit card logo and is processed as Credit Card transaction.

•	Banking Day—Any day in which both the Federal Reserve Bank and the ODFI are open to transact business.

•	BATCH—Collection of one or more groups of documents consisting of payments and/or applicant search items. Each group has only one requestor.

•	Billing Account—authorized agency that pre approved to receive paper billing.

•	Driver Involved—Any driver connected with or participating in the collision.

•	DOB—Date of Birth.

•	FBI—Federal Bureau of Investigation.

•	Injured Passenger—Any passenger that person that receives an injury code or Nature of injuries on a PTCR or MVCR.

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•	Insurer of Party Involved—Any person or company providing insurance.

•	LEA—Law Enforcement Agency

•	MVCR—Motor Vehicle Collision Report: A non officer investigated report that was submitted by the driver, registered owner or property owner.

•	NACHA—National Automated Clearing House Association. NACHA is the governing body for ACH activity.

•	NWCHA—Northwest Clearing House Association. The regional payment association providing education, assistance, products and services to Washington and Alaska.

•

ODFI—Originating Depository Financial Institution, A participating financial institution that initiates ACH entries at the request of and by agreement with its customers. At this time the OST has contracted with State’s concentration bank to act as our ODFI.

•	Originator—Any individual, corporation or other entity that initiates entries into the ACH network. In the context of this agreement, the Agency creating the ACH File is the Originator.

•	OST—The Office of the State Treasurer.

•	Other Authorized Representative—This request would need to be accompanied with a letter of authorization from the involved party’s or insurance Co. releasing the information the third party.

•

Other person(s) injured in Collision—Bicyclist, Tricycles, Person on Foot Roller Skater/Skateboarder, Non-Motorized Wheelchair, Motorized Wheelchair, Flagger, Roadway Worker, and Emergency Response Personnel.

•	Owner of Vehicle damaged—Registered owner Lien holder/ financial institution.

•	Parent of an injured minor or passenger—Somebody who is legally entrusted to manage somebody else’s affairs, especially those of a minor.

•	Parent of a Minor Driver—Somebody who is legally entrusted to manage somebody else’s affairs, especially those of a minor.

•	PTCR—Police Traffic Collision Report: A report that was investigated by a commissioned officer.

•	RCW—Revised Code of Washington; may be known as WARC in FBI approved phrasing.

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•	RDFI—Receiving Depository Financial Institution. The financial institution for which the ACH entry is destined.

•	Requestor—The person who is asking for a Collision Record

•

Requesting Agency—A non-criminal justice agency that has a statutory requirement for fingerprinting and a reciprocal exchange of information between the governmental entity and the FBI for licensing and other purposes related to the security of persons and property.

•

Settlement Date—Date inserted by the ACH Operator designating when an entry will post to the Receiver’s account. The ACH Operator will always insert a date at least one banking day in the future from when the file is received by the Operator. Because of OST pre-edit processing; this date should always be set to the Effective Date by the ACH Operator

•	TM$—Treasury Management System, the computer application used by the OST to manage and account for financial services.

•	WSDOT—Washington State Department of Transportation

•	WSP—Washington State Patrol.

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Request for Proposal WRECR

Appendix B—Cash Purchase Response

This link is the Cash Purchase Response for venders to complete as part of the WRECR project RFP. If you have trouble opening this document please notify the Acquisition Coordinator. Their contact information is in section 2.1 of this document.

WRECR - RFP	Page 80

Appendix B—Cost Forms: Cash Purchase Response

Vendors are required to submit complete cost forms for the cash purchase of each proposed solution. All implementation costs for the entire project from discovery through final acceptance must be identified. The available state funding is limited to $150,000 for the entire investment in the following components:

•	Custom Application (if applicable).

•	Application software.

•	System software.

•	System hardware.

•	Implementation.

Enterprise licenses listed in the cost proposal must apply to all users of the WRECR solution. WRECR users include the public, WSP employees, agencies both in and out of the state of Washington, including:

•	Local agencies (city and county).

•	State agencies.

•	Federal agencies.

Please use the following table as a basis for calculating systems maintenance requirements and costs:

All Proposed	Required Maintenance Period	Maintenance Start Date

Hardware	2 years.	Time of purchase.

Systems Software (e.g., operating systems, databases)	2 years.	Time of purchase.

Vendor Software	2 years.	Time of WSP acceptance.

See Sections A, B, C, and D. Venders shall bid a fixed price for these components. Bids exceeding this limit will be rejected as nonresponsive.

A.	Application Software Costs

List all application software being proposed, including package cost, customization cost, and annual maintenance expense. The total for this subsection shall agree with the application software total in the Cost Summary subsection. The annual maintenance cost shall represent the average maintenance cost for Years 3-5. The $150,000.00 includes the implementation and a 2 year installation warranty. The annual maintenance [Years 3-5] is not part of this amount. The warranty period for the application should begin with final acceptance of the application product. This does not include the installation and development period between contract signing and acceptance. Year 2 is a definite annual support period. Years 3-5 are optional annual support periods.

Application Software Description	Required Quantity	Package Name	Package Cost per License	Total Cost All Licenses	Annual Maintenance Cost
Electronic Collision Report Application—Production

User Interface Product
Electronic Collision Report Application—Development

Electronic Collision Report Application—Test

Application Software Description	Required Quantity	Package Name	Package Cost per License	Total Cost All Licenses	Annual Maintenance Cost
Electronic Collision Report Application-Other (optional)

Interfaces

TOTAL

B.	System Software Costs

List all system software, including costs and annual maintenance expense. The total from this subsection shall agree with the system software total in the Cost Summary subsection. The annual maintenance cost shall represent the average maintenance cost for Years 3-5. WSP reserves the right to utilize the state’s enterprise software licensing or hardware master contracts for the procurement of the new WRECR solution.

System Software Description	Release/Level	Cost	Annual Maintenance Cost
Production

Development

Test

Other (optional)

TOTAL

C.	System Hardware Costs

List all hardware required, including purchase costs and annual maintenance expense. The total from this subsection shall agree with the hardware total in the Cost Summary subsection. The annual maintenance cost shall represent the average maintenance cost for Years 3-5. WSP reserves the right to utilize the state’s enterprise software licensing or hardware master contracts for the procurement of the new WRECR solution.

Hardware Component Description	Make/Model, Part Number	Required Quantity	Total Purchase Cost	Annual Maintenance Cost
Production

Development

Test

Hardware Component Description	Make/Model, Part Number	Required Quantity	Total Purchase Cost	Annual Maintenance Cost
Other (optional)

TOTAL

D.	Other Implementation Costs

Describe and list all other costs that would be associated with implementation of your system. Costs not identified shall become the responsibility of the vendor.

Pre-Implementation Activities

Design

Installation

Integration

Project Management

Training

Documentation

Out-of-Pocket-Expenses (travel, per diem, etc.)

Other (please describe)

TOTAL OTHER IMPLEMENTATION COSTS	$

E.	Hourly Rate for Future Enhancements

During the term of the resulting contract WSP may determine that changes or enhancements are needed to the vendor product. Please refer to Section 57, Updating and Maintaining the Application Product, of the sample contract in APPENDIX C for a description of when time-and-materials work would be appropriate. Please submit an hourly rate for this type of work.

Hourly Rate	$

F.	Optional Component Costs

By utilizing the forms from Sections A, B, C, and D above, identify any and all costs associated with full implementation and maintenance of optional message switch components. Additional optional components should be included and noted to reflect additional capabilities that can be provided by the vendor, including addressing the following specific issues:

•	Transfer of system licensing and code ownership to WSP.

•	Business continuity approach.

G.	Cost Summary

1.	Total Onetime Costs

Provide a summary of all onetime costs for the system you are proposing. Any subtotals carried forward to this page shall agree with the corresponding detail Pages.

Onetime cost
a. Application Software	$

b. System Software

Onetime cost
c. Hardware

d. Other Implementation Costs

Subtotal	$

e. Optional Costs;

TOTAL ONETIME COST (INCLUDING OPTIONS) (not to exceed $150,000.00)	$

2.	Annual Recurring Costs

Provide a summary of all recurring costs for the system you are proposing. Any subtotals carried forward to this page shall agree with the corresponding detail pages.

Annual Cost
Application Software Maintenance	$

System Software Maintenance

Hardware Maintenance

Other Recurring Costs

TOTAL ANNUAL RECURRING COSTS (excluding options)	$

$,00000

Total Recurring Costs on Optional Items

System Licensing and Code Ownership	$

Business Continuity Approach

TOTAL ANNUAL RECURRING COSTS (including options)	$

Request for Proposal WRECR

Appendix C—Sample WSP Contract

This link is the Sample WSP Contract that will be WSP uses with the Apparent Successful Vendor. Contract negotiations will begin following the vender de-brief and protest periods. If you have trouble opening this document please notify the Acquisition Coordinator. Their contact information is in section 2.1 of this document.

WRECR - RFP	Page 81

WSP CONTRACT NUMBER

for

Between

The Washington State Patrol

And

Effective Date:

1.	Definition of Terms	1
2.	Term	3
3.	Survivorship	3
4.	Pricing	4
5.	Advance Payment Prohibited	4
6.	Taxes	4
7.	Invoice and Payment	4
8.	Overpayments to Vendor	5
9.	License Grant (required)	5
10.	Freedom of Use	7
11.	Software Ownership (required)	6
12.	Source Code Escrow	7
13.	Software Specifications	8
14.	Date Warranty (required)	8
15.	Physical Media Warranty	8
16.	No Surreptitious Code Warranty (required)	9
17.	Reauthorization Code Required	9
18.	Software Documentation	9
19.	Shipping and Risk of Loss	9
20.	Delivery	10
21.	Site Security	10
22.	Installation	10
23	Standard of Performance and Acceptance	11
24.	Software Warranty	11
25.	Software Upgrades and Enhancements	11
26.	Software Maintenance and Support Services	11
27.	Vendor Commitments, Warranties and Representations (required)	12
28.	Protection of WSP’s Confidential Information (required)	12
29.	Legal Notices	13
30.	Vendor Account Manager	13
31.	WSP Project Manager	14
32.	Section Headings, Incorporated Documents and Order of Precedence (required)	14
33.	Entire Agreement (required)	14
34.	Authority for Modifications and Amendments	14
35.	Independent Status of Vendor (required)	14
36.	Governing Law (required)	15
37.	Subcontractors	15
38.	Assignment	15
39.	Publicity (required)	15
40.	Review of Vendor’s Records (required)	16
41.	Patent and Copyright Indemnification (required)	16
42.	Save Harmless (required)	17
43.	Licensing Standards	17
44.	OSHA/WISHA	17
45.	Antitrust Violations	17
46.	Compliance with Civil Rights Laws (required)	17
47.	Severability (required)	18
48.	Waiver (required)	18
49.	Vendor’s Proprietary Information (required)	18

50.	Disputes (required)	18
51.	Attorneys’ Fees and Costs	18
52.	Non-Exclusive Remedies	19
53	Liquidated Damages	19
54.	Failure to Perform	19
55.	Limitation of Liability (required)	19
56.	Termination for Default (required)	20
57.	Termination for Convenience	20
58.	Termination for Withdrawal of Authority	20
59.	Termination for Conflict of Interest	21
60.	Termination Procedure	21
61.	Covenant Against Contingent Fees	21
62.	Authority to Bind	21
63.	Counterparts	22

Schedules

Schedule A—Authorized Product and Price List

Schedule B—Acceptance Test Plan

Schedule C—Source Code Escrow Agreement

Exhibits

Exhibit A	RFP No.

Exhibit B	Vendor’s Proposal dated

ii

WSP CONTRACT NUMBER

for

PARTIES

This Contract (“Contract”) is entered into by and between the state of Washington, acting by and through Washington State Patrol, an agency of Washington State government (“WSP” or “WSP”) located at PO Box 42602, Olympia WA 98504-2602; and                     , a corporation licensed to conduct business in the state of Washington (“Vendor”), located at                             , for the purpose of purchasing Software licenses for                     .

RECITALS

The State of Washington, acting by and through WSP, issued a Request For Proposals (RFP) No.                          for the purpose of purchasing Software licenses for                             . This RFP is incorporated into this Contract as Exhibit A, RFP No.                         , as amended.

The Vendor submitted a timely Response to the RFP. This response is incorporated into this Contract as Exhibit B, Vendor’s Proposal.

WSP evaluated all properly submitted Responses to the above-referenced RFP and has identified the Vendor as the apparently successful Vendor.

WHEREAS WSP has determined that entering into a contract with the Vendor will meet WSP’s needs and will be in the best interest to the citizens of Washington State;

NOW THEREFORE, WSP awards to the Vendor this Software License Contract, the terms and conditions of which shall govern Vendor’s furnishing to WSP automated records management software and related services. This Contract is not for personal use.

IN CONSIDERATION of the mutual promises as hereinafter set forth, the parties agree as follows:

1.	Definition of Terms.

The following terms as used throughout this Contract shall have the meanings set forth below.

“Acceptance” shall mean that the Software has passed its Acceptance Testing and shall be formalized in a written notice from WSP to Vendor; or, if there is no Acceptance Testing, Acceptance shall occur when the Products are delivered.

“Acceptance Date” shall mean the date Vendor delivers the Products.

“Business Days and Hours” shall mean Monday through Friday, 8:00 a.m. to 5:00 p.m., Pacific Time, except for holidays observed by the state of Washington.

“Concurrent User” shall mean the number of users accessing each separate module of the Software at the same time.

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“Confidential Information” shall mean information that may be exempt from disclosure to the public or other unauthorized persons under either chapter 42.17 RCW or other state or federal statutes. Confidential Information includes, but is not limited to, names, addresses, Social Security numbers, e-mail addresses, telephone numbers, financial profiles, credit card information, driver’s license numbers, medical data, law enforcement records, agency source code or object code, agency security data, or information identifiable to an individual that relates to any of these types of information.

“Contract” shall mean this document, all schedules and exhibits, and all amendments hereto.

“Delivery Date” shall mean the date by which the Products ordered hereunder must be delivered.

“Effective Date” shall mean the first date this Contract is in full force and effect. It may be a specific date agreed to by the parties; or, if not so specified, the date of the last signature of a party to this Contract.

“Help Desk” shall mean a service provided by Vendor for the support of Vendor’s Products. WSP shall report warranty or maintenance problems to Vendor’s Help Desk for initial troubleshooting and possible resolution of the problems or for the initiation of repair or replacement services.

“Installation Date” shall mean the date by which all Software ordered hereunder shall be in place, in good working order.

“License” shall mean the rights granted to WSP to use the Software that is the subject of this Contract.

“Order” or “Order Document” shall mean any official document and attachments thereto specifying the Software and/or Services to be licensed or purchased from Vendor under this Contract.

“Price” shall mean charges, costs, rates, and/or fees charged for the Products and Services under this Contract and shall be paid in United States dollars.

“Product(s)” shall mean any Vendor-supplied equipment, Software, and documentation.

“Proprietary Information” shall mean information owned by Vendor to which Vendor claims a protectable interest under law. Proprietary Information includes, but is not limited to, information protected by copyright, patent, trademark, or trade secret laws.

“RCW” shall mean the Revised Code of Washington.

“Schedule A” shall mean the Authorized Product and Price List.

“Schedule B” shall mean the Acceptance Test Plan.

“Services” shall mean those Services provided under this Contract and related to the Software License(s) being purchased that are appropriate to the scope of this Contract and includes such things as installation Services, maintenance, training, etc.

“Software” shall mean the object code version of FDMWin Software and associated modules identified in Schedule A, licensed pursuant to this Contract. Embedded code, firmware, internal code, microcode, and any other term referring to software residing in the equipment that is necessary for the proper operation of the equipment is not included in this definition of Software. Software includes all prior, current, and future versions of the Software and all maintenance updates and error corrections, provided the service and maintenance terms of this Contract are in force.

“Specifications” shall mean the technical and other specifications set forth in RFP No.                             , Schedule A, and the specifications set forth in Vendor’s Product documentation, whether or not Vendor produces such documentation before or after this Contract’s Effective Date.

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“Standard of Performance” shall mean the criteria that must be met before Software Acceptance, as set forth in the section titled Standard of Performance and Acceptance. The Standard of Performance also, applies to all additional, replacement or substitute Software and Software that is modified by or with the written approval of Vendor after having been accepted.

“Subcontractor” shall mean one not in the employment of Vendor, who is performing all or part of the business activities under this Contract under a separate contract with Vendor. The term “Subcontractor” means Subcontractor(s) of any tier.

“Vendor” shall mean                             ., its employees and agents. Vendor also includes any firm, provider, organization, individual, or other entity performing the business activities under this Contract. It shall also include any Subcontractor retained by Vendor as permitted under the terms of this Contract.

“Vendor Account Manager” shall mean a representative of Vendor who is assigned as the primary contact person whom WSP Project Manager shall work with for the duration of this Contract and as further defined in the section titled Vendor Account Manager.

“Vendor Contracting Officer” shall mean Mr. Ed Colin, or the person to whom signature authority has been delegated in writing. This term includes, except as otherwise provided in this Contract, an authorized representative of Vendor Contracting Officer acting within the limits of his/her authority.

“WSP” shall mean the state of Washington, Washington State Patrol, any division, section, office, unit or other entity of WSP or any of the officers or other officials lawfully representing WSP.

“WSP Project Manager” shall mean the person designated by WSP who is assigned as the primary contact person whom Vendor’s Account Manager shall work with for the duration of this Contract and as further defined in the section titled WSP Project Manager.

“WSP Contract Administrator” shall mean that person designated by WSP to administer this Contract on behalf of WSP.

“WSP Contracting Officer” shall mean the Chief of the Washington State Patrol, or the person to whom signature authority has been delegated in writing. This term includes, except as otherwise provided in this Contract, an authorized representative of WSP Contracting Officer acting within the limits of his/her authority.

Contract Term

2.	Term.

a.	Term of Contract for Licensed Software Purchases

Vendor shall have the Software delivered by the date specified in the Delivery section and installed by the date specified in the Installation section. The Software License Term for any Software licensed for use by WSP under this Contract shall be perpetual; see the License Grant section.

b.	Term of Contract for Maintenance and Support

This Contract’s initial Software maintenance and support term shall be one (1) year, commencing the day following expiration of Vendor’s warranty for the Software. This Contract’s Software maintenance and support term may be extended by three (3) additional one (1) year terms: provided that the extensions shall be at WSP’s option

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and shall be effected by WSP giving written notice of its intent to extend this Contract to Vendor not less than thirty (30) calendar days prior to the then-current Contract term’s expiration and Vendor accepting such extension prior to the then-current Contract term’s expiration. No change in terms and conditions shall be permitted during these extensions unless specifically agreed to in writing.

3.	Survivorship.

All license and purchase transactions executed pursuant to the authority of this Contract shall be bound by all of the terms, conditions, Prices and Price discounts set forth herein, notwithstanding the expiration of the initial term of this Contract or any extension thereof. Further, the terms, conditions and warranties contained in this Contract that by their sense and context are intended to survive the completion of the performance, cancellation or termination of this Contract shall so survive. In addition, the terms of the sections titled Overpayments to Vendor; License Grant; Software Ownership; Date Warranty; No Surreptitious Codes Warranty; Vendor Commitments, Warranties and Representations; Protection of WSP’s Confidential Information; Section Headings, Incorporated Documents and Order of Precedence; Publicity; Review of Vendor’s Records; Patent and Copyright Indemnification; Vendor’s Proprietary Information; Disputes; and Limitation of Liability, and shall survive the termination of this Contract.

Pricing, Invoice and Payment

4.	Pricing. In accordance with Schedule A, Vendor agrees to provide the Products and Services at the Prices set forth below.

a.	Software and Related Services:
b.	Maintenance and Support. Upon expiration of Vendor-provided warranty as set forth in the section titled Software Warranty and upon election by WSP to receive maintenance and support Services from Vendor, WSP shall pay maintenance and support fees to Vendor WSP shall reimburse the Vendor for Software Maintenance as identified in Schedule A.

c.	Vendor agrees all the Prices, terms, warranties, and benefits provided in this Contract are comparable to or better than the terms presently being offered by Vendor to any other governmental entity purchasing the same quantity under similar terms. If during the term of this Contract Vendor shall enter into contracts with any other governmental entity providing greater benefits or more favorable terms than those provided by this Contract, Vendor shall be obligated to provide the same to WSP for subsequent purchases.

5.	Advance Payment Prohibited. No advance payment shall be made for the Software and Services furnished by Vendor pursuant to this Contract. Notwithstanding the above, maintenance payments may be made in accordance with the Invoice and Payment section above.

6.	Taxes. WSP will pay sales and use taxes, if any, imposed on the Products and Services acquired hereunder. Vendor must pay all other taxes including, but not limited to, Washington Business and Occupation Tax, other taxes based on Vendor’s income or gross receipts, or personal property taxes levied or assessed on Vendor’s personal property. WSP, as an agency of Washington State government, is exempt from property tax.

Vendor shall complete registration with the Washington State Department of Revenue and be responsible for payment of all taxes due on payments made under this Contract.

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7.	Invoice and Payment. Vendor will submit properly itemized invoices to WSP Project Manager identified in WSP Project Manager section. Invoices shall provide and itemize, as applicable:

WSP Contract number

Vendor name, address, phone number, and Federal Tax Identification Number;

Description of Software, including quantity ordered;

Date(s) of delivery and/or date(s) of installation and set up;

Price for each item, or Vendor’s list Price for each item and applicable discounts;

Maintenance charges;

Net invoice Price for each item;

Applicable taxes;

Shipping costs;

Other applicable charges;

Total invoice Price; and

Payment terms including any available prompt payment discounts.

Payments shall be due and payable within thirty (30) calendar days after receipt and Acceptance of Software or Services or thirty (30) calendar days after receipt of properly prepared invoices, whichever is later.

WSP shall pay Software maintenance and support charges on an annual basis for the following year. Payment of maintenance service/support of less than one (1) month’s duration shall be prorated at 1/30th of the basic monthly maintenance charges for each calendar day.

Incorrect or incomplete invoices will be returned by WSP to Vendor for correction and reissue.

WSP Contract number                      must appear on all bills of lading, packages, and correspondence relating to this Contract.

WSP shall not honor drafts, nor accept goods on a sight draft basis.

If WSP fails to make timely payment, Vendor may invoice WSP one percent (1%) per month on the amount overdue or a minimum of one dollar ($1). Payment will not be considered late if payment is deposited electronically in Vendor’s bank account or if a check or warrant is postmarked within thirty (30) calendar days of Acceptance of the Software or receipt of Vendor’s properly prepared invoice, whichever is later.

8.	Overpayments to Vendor.

Vendor shall refund to WSP the full amount of any erroneous payment or overpayment under this Contract within thirty (30) days’ written notice. If Vendor fails to make timely refund, WSP may charge Vendor one percent (1%) per month on the amount due, until paid in full.

Software License

9.	License Grant (required).

Vendor grants to WSP a non-exclusive, license to use the Software and related documentation according to the terms and conditions of this Contract.

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WSP will not decompile or disassemble any Software provided under this Contract or modify Software that bears a copyright notice of any third party without the prior written consent of Vendor or Software owner.

WSP may copy each item of Software to a single hard drive.

WSP will make and maintain no more than one archival copy of each item of Software, and each copy will contain all legends and notices and will be subject to the same conditions and restrictions as the original. WSP may also make copies of the Software in the course of routine backups of hard drive(s) for the purpose of recovery of hard drive contents. WSP may use backup or archival copies of the Software, without reinstallation or interruption of production copy(ies), for disaster recovery exercises at its disaster recovery site(s), without additional charge. WSP may make these backup or archival copies available to the disaster recovery site(s)’ employees who require use of the Software in order to assist WSP with disaster recovery exercises. WSP agrees that production use of the Software at the disaster recovery site(s) shall be limited to times when WSP’s facilities, or any portion thereof, are inoperable due to emergency situations.

10.	Freedom of Use.

Vendor understands that WSP may provide information processing services to other users that are agencies of state government and other tax-supported entities. Vendor further understands that WSP or other users that are agencies of state government and other tax-supported entities may provide services to the public through Internet applications. Software delivered hereunder may be used in the delivery of these services. Vendor acknowledges and agrees that such use of Software products is acceptable under the licensing agreements contained herein, however, any access to this information using the Software toolset is limited to those seats licensed under this Contract.

11.	Software Ownership (required).

Vendor shall maintain all title, copyright, and other proprietary rights in the Software. WSP does not acquire any rights, express or implied, in the Software, other than those specified in this Contract. Vendor hereby warrants and represents to WSP that Vendor is the owner of the Software licensed hereunder or otherwise has the right to grant to WSP the licensed rights to the Software provided by Vendor through this Contract without violating any rights of any third party worldwide. Vendor represents and warrants that Vendor has the right to license the Software to WSP as provided in this Contract and that WSP’s use of the Software and documentation within the terms of this Contract will not infringe upon any copyright, patent, trademark, or other intellectual property right worldwide or violate any third party’s trade secret, contract or confidentiality rights worldwide. Vendor represents and warrants that: (i) Vendor is not aware of any claim, investigation, litigation, action, suit or administrative or judicial proceeding pending or threatened based on claims that the Software infringes any patents, copyrights, or trade secrets of any third party, and (ii) that Vendor has no actual knowledge that the Software infringes upon any patents, copyrights, or trade secrets of any third party.

12.	Source Code Escrow

a.	Source Code Escrow Package Definition. The term “Source Code Escrow Package” shall mean:

1)	A complete copy in machine-readable form of the source code and executable code of the licensed Software;

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2)	A complete copy of any existing design documentation and user documentation; and/or

3)	Complete instructions for compiling and linking every part of the source code into executable code for purposes of enabling verification of the completeness of the source code as provided below. Such instructions shall include precise identification of all compilers, library packages; and linkers used to generate executable code.

b.	Delivery of Source Code into Escrow. Vendor shall deliver a Source Code Escrow Package to Escrow Agent, provided that Vendor, WSP, and Escrow Agent shall first enter into a supplementary escrow agreement substantially the same as Schedule C—Escrow Agreement. Vendor and WSP shall use best efforts to enter into such an Escrow Agreement as soon as possible after the Effective Date of this Contract, but not later than thirty (30) calendar days after the Effective Date of this Contract.

c.	Delivery of New Source Code into Escrow. If during the term of this Contract, term of license, or term of maintenance and support, Vendor provides WSP with a maintenance release or upgrade version of the licensed Software, Vendor shall within ten (10) Business Days deposit with Escrow Agent a Source Code Escrow Package for the maintenance release or upgrade version and give WSP notice of such delivery.

d.	Verification of Source Code Escrow Package. At its option and expense, WSP may request that the completeness and accuracy of any Source Code Escrow Package be verified.

1)	Such verification may be requested once per Source Code Escrow Package.

2)	Such verification will be conducted by Escrow Agent or, upon at least ten (10) Business Days’ prior notice to Vendor, by another party (“Verifier”) acceptable to Vendor, after full disclosure to Vendor of information reasonably requested by Vendor about Verifier.

3)	Prior to conducting the verification, Verifier shall first execute a confidentiality agreement prepared by Vendor that precludes Verifier from disclosing any information to WSP about the Source Code Escrow Package other than whether the Source Code Escrow Package was found to be complete and accurate.

4)	Unless otherwise agreed at the time by Vendor and WSP, verification will be performed on-site at Vendor’s premises, utilizing Vendor’s equipment and software, at a time reasonably acceptable to Vendor. Vendor shall make technical and support personnel available as reasonably necessary for the verification.

5)	At its discretion, Vendor may designate a representative to accompany the Source Code Escrow Package at all times, and to be present at the verification. Verifier will be WSP’s sole representative at the verification.

6)	Verifier is solely responsible for the completeness and accuracy of the verification. Neither the Escrow Agent, if different from the Verifier, nor Vendor shall have any responsibility or liability to WSP for any incompleteness or inaccuracy of any verification.

e.	Escrow Fees. All fees and expenses charged by Escrow Agent will be borne by Vendor.

f.	Release Events for Source Code Escrow Packages. The Source Code Escrow Package may be released from escrow to WSP, temporarily or permanently, solely upon the occurrence of one or more of the following “Escrow Release Events:”

1)	Vendor becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for business or assets, or becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign;

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2)	Vendor has wound up or liquidated its business voluntarily or otherwise and WSP has compelling reasons to believe that such events will cause Vendor to fail to meet its warranties and maintenance obligations in the foreseeable future; or

3)	Vendor has voluntarily or otherwise discontinued support of the Software or fails to support the Software in accordance with its warranties and maintenance obligations.

g.	Release Event Procedures. If WSP desires to obtain the Source Code Escrow Package from Escrow Agent:

1)	WSP shall comply with the procedures set forth in the Escrow Agreement to document the occurrence of the Release Event;

2)	WSP shall maintain all materials and information comprising the Source Code Escrow Package in confidence in accordance with the Contract section titled Vendor’s Proprietary information;

3)	If the release is temporary, WSP shall promptly return all released materials to Vendor when the circumstances leading to the release are no longer in effect; and

4)	WSP shall promptly, fully, and completely respond to any and all requests for information from Vendor concerning WSP’s use or contemplated use of the Source Code Escrow Package.

13.	Software Specifications.

All Software will conform to its Specifications. Vendor warrants that the Products delivered hereunder shall perform in conformance with the Specifications.

14.	Date Warranty (required).

Vendor warrants that all Software provided under this Contract: (i) does not have a life expectancy limited by date or time format; (ii) will correctly record, store, process, and present calendar dates; (iii) will lose no functionality, data integrity, or performance with respect to any date; and (iv) will be interoperable with other software used by WSP that may deliver date records from the Software, or interact with date records of the Software (“Date Warranty”). In the event a Date Warranty problem is reported to Vendor by WSP and such problem remains unresolved after three (3) calendar days, at WSP’s discretion, Vendor shall send, at Vendor’s sole expense, at least one (1) qualified and knowledgeable representative to WSP’s premises. This representative will continue to address and work to remedy the failure, malfunction, defect, or nonconformity on WSP’s premises. This Date Warranty shall last perpetually. In the event of a breach of any of these representations and warranties, Vendor shall indemnify and hold harmless WSP from and against any and all harm, injury, damages, costs, and expenses incurred by WSP arising out of said breach.

15.	Physical Media Warranty.

Vendor warrants to WSP that each licensed copy of the Software provided by Vendor is and will be free from physical defects in the media that tangibly embodies the copy (the “Physical Media Warranty”). The Physical Media Warranty does not apply to defects discovered more than thirty (30) calendar days after the date of Acceptance of the Software copy by WSP.

Vendor shall replace, at Vendor’s expense including shipping and handling costs, any Software copy provided by Vendor that does not comply with this warranty.

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16.	No Surreptitious Code Warranty (required).

Vendor warrants to WSP that no licensed copy of the Software provided to WSP contains or will contain any Self-Help Code nor any Unauthorized Code as defined below. Vendor further warrants that Vendor will not introduce, via modem or otherwise, any code or mechanism that electronically notifies Vendor of any fact or event, or any key, node, lock, time-out, or other function, implemented by any type of means or under any circumstances, that may restrict WSP’s use of or access to any program, data, or equipment based on any type of limiting criteria, including frequency or duration of use for any copy of the Software provided to WSP under this Contract. The warranty is referred to in this Contract as the “No Surreptitious Code Warranty.”

As used in this Contract, “Self-Help Code” means any back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than a licensee of the Software. Self-Help Code does not include software routines in a computer program, if any, designed to permit an owner of the computer program (or other person acting by authority of the owner) to obtain access to a licensee’s computer system(s) (e.g., remote access via modem) solely for purposes of maintenance or technical support.

As used in this Contract, “Unauthorized Code” means any virus, Trojan horse, worm or other software routines or equipment components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, equipment, or data; or to perform any other such actions. The term Unauthorized Code does not include Self-Help Code.

Vendor will defend WSP against any claim, and indemnify WSP against any loss or expense arising out of any breach of the No Surreptitious Code Warranty. No limitation of liability, whether contractual or statutory, shall apply to a breach of this warranty.

17.	Reauthorization Code Required.

Vendor’s Software shall not require a reauthorization code in order for the Software to remain functional upon WSP’s movement of the Software to another computer system.

18.	Software Documentation.

Vendor will provide one (1) complete set of documentation for each Software order, including technical, maintenance, and installation information. Vendor shall also provide one (1) complete set of documentation for each updated version of Software that Vendor provides pursuant to the Software Upgrades and Enhancements section. Vendor shall provide the documentation on or before the date Vendor delivers its respective Software. There shall be no additional charge for this documentation or the updates, in whatever form provided. Vendor’s Software documentation shall be comprehensive, well structured, and indexed for easy reference. If Vendor maintains its technical, maintenance and installation documentation on a web site, Vendor may fulfill the obligations set forth in this section by providing WSP access to its web-based documentation information. Vendor may also provide such information on CD-ROM. Vendor grants WSP the right to make derivative works, update, modify, copy, or otherwise reproduce the documentation furnished pursuant to this section at no additional charge.

Vendor’s Responsibilities

19.	Shipping and Risk of Loss.

Vendor shall ship all Products purchased pursuant to this Contract, freight prepaid, FOB WSP’s destination. The method of shipment shall be consistent with the nature of the Products and hazards of transportation. Regardless of FOB point, Vendor agrees to bear

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all risks of loss, damage, or destruction of the Products ordered hereunder that occurs prior to the Delivery Date except loss or damage attributable to WSP’s fault or negligence; and such loss, damage, or destruction shall not release Vendor from any obligation hereunder. After the Delivery Date, the risk of loss or damage shall be borne by WSP, except loss or damage attributable to Vendor’s fault or negligence.

20.	Delivery.

a.	Software and Services. Vendor shall deliver, install, and have the Software ready for Acceptance Testing no later than September 20, 2004. For any exception to this Delivery Date, Vendor must notify WSP and obtain prior approval in writing.

b.	Training Services. Training services purchased under this Contract shall be delivered at the date agreed to between the WSP Contract Manager and the Vendor Account Manager, but no later than September 30, 2004. All deliveries made pursuant to this Contract must be complete.

c.	Functions To Be Published. Vendor shall deliver, install, and have the Functions To Be Published identified in the Pricing section ready for Acceptance Testing no later than September 30, 2004. For any exception to this Delivery Date, Vendor must notify WSP and obtain prior approval in writing.

d.	Delivery Specifications. Unless Vendor has obtained prior written approval from WSP, which shall not be withheld unreasonably, incomplete deliveries or backorders will not be accepted. All packages must be accompanied by a packing slip that identifies all items included with the shipment and WSP’s Contract Number. Vendor’s delivery receipt must be signed by an authorized representative of WSP for all deliveries made hereunder.

21.	Site Security.

While on WSP’s premises, Vendor, its agents, employees, or Subcontractors shall conform in all respects with physical, fire, or other security regulations.

22.	Installation.

Vendor shall install the Software on WSP’s designated equipment in accordance with RFP No.                              according to the Delivery section of this Contract.

23.	Standard of Performance and Acceptance

a.	This section establishes a Standard of Performance that must be met before Acceptance of the Software by WSP. This Standard of Performance is also applicable to any additional, replacement, or substitute Software and any Software that is modified by or with the written approval of Vendor after having been Accepted.

b.	The Standard of Performance and Acceptance for Software is defined in Schedule B.

c.	The Acceptance Testing period shall be thirty (30) calendar starting from the day after the Software is installed by the Vendor and WSP certifies that Software is ready for Acceptance Testing. WSP will review all pertinent data and shall maintain appropriate daily records to ascertain whether the Standard of Performance has been met.

d.

In the event the Software does not meet the Standard of Performance during the initial period of Acceptance Testing, WSP may, at its discretion, continue Acceptance Testing on a day-to-day basis until the Standard of Performance is met. If after sixty (60) calendar days the Software still has not met the Standard of Performance WSP may, at its option: (i) declare Vendor to be in breach of this Contract and terminate

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this Contract; or, (ii) at the sole option of WSP, demand replacement Software from Vendor at no additional cost to WSP; or, (iii) continue the Acceptance Testing for an additional thirty (30) calendar days. WSP’s option to declare Vendor in breach and terminate this Contract shall remain in effect until exercised or until such time as Acceptance Testing is successfully completed.

e.	The date of Acceptance shall be the first WSP Business Day following the successful Acceptance Testing period and shall be formalized in a notice of Acceptance from WSP to Vendor.

24.	Software Warranty.

Vendor warrants that the Software shall be in good operating condition and shall conform to the Specifications for a period of one (1) year (the Warranty Period). This Warranty Period begins on the first day after the Acceptance Date. Vendor shall replace all Software that is defective or not performing in accordance with the Specifications, at Vendor’s sole expense.

25.	Software Upgrades and Enhancements.

During the maintenance and support term of this Contract, the Vendor shall:

Supply at no additional cost updated versions of the Software to operate on upgraded versions of operating systems, upgraded versions of firmware, or upgraded versions of hardware. The Vendor shall provide updates to the Software only for operating systems that are variants of WSP’s currently installed operating system and that comply with the Vendor’s currently published specifications; and

Supply at no additional cost updated versions of the Software that encompass improvements, extensions, maintenance updates, error corrections, or other changes that are logical improvements or extensions of the original Software supplied to WSP.

26.	Software Maintenance and Support Services. Vendor shall provide a replacement copy or correction service at no additional cost to WSP for any error, malfunction, or defect in Software that, when used as delivered, fails to perform in accordance with the Specifications and that WSP shall bring to Vendor’s attention. Vendor shall undertake such correction service as set forth below and shall use its best efforts to make corrections in a manner that is mutually beneficial. Vendor shall disclose all known defects and their detours or workarounds to WSP.

In addition, Vendor shall provide the following Services:

a.	Help Desk Services. Vendor shall provide Help Desk Services for reporting errors and malfunctions and trouble shooting problems. Vendor’s Help Desk Services shall be by toll-free telephone lines. Vendor’s Help Desk Services shall include but are not limited to the following Services:

Assistance related to questions on the use of the subject Software;

Assistance in identifying and determining the causes of suspected errors or malfunctions in the Software;

Advice on detours or workarounds for identified errors or malfunctions, where reasonably available;

Information on errors previously identified by Purchaser and reported to Vendor and detours to these where available; and

Advice on the completion and authorization for submission of the required form(s) reporting identified problems in the Software to Vendor.

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b.	Error and Malfunction Service. Within two (2) Business Days of receiving oral or written notification by WSP of identified errors or malfunctions in the Software, Vendor will either:

Provide WSP with detour or code correction to the Software error or malfunctions. Each detour or code correction will be made available in the form of either a written correction notice or machine-readable media and will be accompanied by a level of documentation adequate to inform WSP of the problem resolved and any significant operational differences resulting from the correction that is known by Vendor, or

Provide WSP with a written response describing Vendor’s then-existing diagnosis of the error or malfunction and generally outlining Vendor’s then-existing plan and timetable, subject to WSP’s approval, for correcting or working around the error or malfunction.

c.	Maintenance Release Services. Vendor will provide error corrections and maintenance releases to the Software that have been developed by Vendor at no additional cost to WSP. Such releases shall be licensed to WSP pursuant to the terms and conditions of this Contract. Each maintenance release will consist of a set of programs and files made available in the form of machine-readable media and will be accompanied by a level of documentation adequate to inform WSP of the problems resolved including any significant differences resulting from the release that are known by Vendor. Vendor agrees that each maintenance release of Software will be compatible with the then- current unaltered release of Software applicable to the computer system.

27.	Vendor Commitments, Warranties and Representations (required).

Any written commitment by Vendor within the scope of this Contract shall be binding upon Vendor. Failure of Vendor to fulfill such a commitment may constitute breach and shall render Vendor liable for damages under the terms of this Contract. For purposes of this section, a commitment by Vendor includes: (i) Prices, discounts, and options committed to remain in force over a specified period of time; and (ii) any warranty or representation made by Vendor in its Response or contained in any Vendor or manufacturer publications, written materials, schedules, charts, diagrams, tables, descriptions, other written representations, and any other communication medium accompanying or referred to in its Response or used to effect the sale to WSP.

28.	Protection of WSP’s Confidential Information (required).

Vendor acknowledges that some of the material and information that may come into its possession or knowledge in connection with this Contract or its performance may consist of information that is exempt from disclosure to the public or other unauthorized persons under either chapter 42.17 RCW or other state or federal statutes (“Confidential Information”). Confidential Information includes, but is not limited to, names, addresses, Social Security numbers, e-mail addresses, telephone numbers, financial profiles, credit card information, driver’s license numbers, medical data, law enforcement records, agency source code or object code, agency security data, or information identifiable to an individual that relates to any of these types of information. Vendor agrees to hold Confidential Information in strictest confidence and not to make use of Confidential Information for any purpose other than the performance of this Contract, to release it only to authorized employees or Subcontractors requiring such information for the purposes of carrying out this Contract, and not to release, divulge, publish, transfer, sell, disclose, or otherwise make the information known to any other party without WSP’s express written consent or as provided by law. Vendor agrees to release such information or material only to employees or Subcontractors who have signed a nondisclosure agreement, the terms of which have been previously approved by WSP. Vendor agrees to implement physical, electronic, and managerial safeguards to prevent unauthorized access to Confidential Information.

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Immediately upon expiration or termination of this Contract, Vendor shall, at WSP’s option: (i) certify to WSP that Vendor has destroyed all Confidential Information; or (ii) return all Confidential Information to WSP; or (iii) take whatever other steps WSP requires of Vendor to protect WSP’s Confidential Information.

WSP reserves the right to monitor, audit, or investigate the use of Confidential Information collected, used, or acquired by Vendor through this Contract. The monitoring, auditing, or investigating may include, but is not limited to, salting databases.

Violation of this section by Vendor or its Subcontractors may result in termination of this Contract and demand for return of all Confidential Information, monetary damages, or penalties.

Contract Administration

29.	Legal Notices.

Any notice or demand or other communication required or permitted to be given under this Contract or applicable law shall be effective only if it is in writing and signed by the applicable party, properly addressed, and either delivered in person, or by a recognized courier service, or deposited with the United States Postal Service as first-class mail, postage prepaid to the parties at the addresses provided in this section. For purposes of complying with any provision in this Contract or applicable law that requires a “writing,” such communication, when digitally signed with a Washington State Licensed Certificate, shall be considered to be “in writing” or “written” to an extent no less than if it were in paper form.

To Vendor at:	To WSP at:
Washington State Patrol
Attn:	Attn:	Mr. Jeff Hugdahl
PO Box 42602
Olympia WA 98504-2602
Phone:	Phone:	(360) 753-0602
E-mail:	E-mail:	jeff.hugdahl@wsp.wa.gov

Notices shall be effective upon receipt or four (4) Business Days after mailing, whichever is earlier. The notice address as provided herein may be changed by written notice given as provided above.

In the event that a subpoena or other legal process commenced by a third party in any way concerning the Software or Services provided pursuant to this Contract is served upon Vendor or WSP, such party agrees to notify the other party in the most expeditious fashion possible following receipt of such subpoena or other legal process. Vendor and WSP further agree to cooperate with the other party in any lawful effort by the other party to contest the legal validity of such subpoena or other legal process commenced by a third party.

30.	Vendor Account Manager.

Vendor shall appoint an Account Manager for WSP’s account under this Contract who will provide oversight of Vendor activities conducted hereunder. Vendor’s Account Manager will be the principal point of contact for WSP concerning Vendor’s performance under this Contract. Vendor shall notify WSP Contract Administrator and Project Manager, in writing, when there is a new Vendor Account Manager assigned to this Contract. The Vendor

WSP Contract No.	Page 13 of 23

Account Manager information is:

Vendor Account Manager:

Address:

Phone:                                                                      E-mail:

31.	WSP Project Manager.

WSP shall appoint                         , who will be WSP Project Manager for this Contract and will provide oversight of the activities conducted hereunder. WSP Project Manager will be the principal contact for Vendor concerning business activities under this Contract. WSP shall notify Vendor, in writing, when there is a new WSP Project Manager assigned to this Contract.

32.	Section Headings, Incorporated Documents and Order of Precedence (required).

The headings used herein are inserted for convenience only and shall not control or affect the meaning or construction of any of the sections. Each of the documents listed below is, by this reference, incorporated into this Contract as though fully set forth herein.

Schedule A;

RFP No.                             ; and

All Vendor or manufacturer publications, written materials and schedules, charts, diagrams, tables, descriptions, other written representations and any other supporting materials Vendor made available to WSP and used to affect the sale of Software to WSP.

In the event of any inconsistency in this Contract, the inconsistency shall be resolved in the following order of precedence:

Applicable federal and state statutes, laws, and regulations;

Sections of this Contract;

RFP No.                             ; and

All Vendor or manufacturer publications, written materials and schedules, charts, diagrams, tables, descriptions, other written representations and any other supporting materials Vendor made available to WSP and used to affect the sale of Software to WSP.

33.	Entire Agreement (required).

This Contract sets forth the entire agreement between the parties with respect to the subject matter hereof and except as provided in the section titled Vendor Commitments, Warranties and Representations, understandings, agreements, representations, or warranties not contained in this Contract or a written amendment hereto shall not be binding on either party. Except as provided herein, no alteration of any of the terms, conditions, delivery, Price, quality, or Specifications of this Contract will be effective without the written consent of both parties.

34.	Authority for Modifications and Amendments.

No modification, amendment, alteration, addition, or waiver of any section or condition of this Contract shall be effective or binding unless it is in writing and signed by WSP and Vendor Contracting Officers. Only WSP Contracting Officer shall have the express, implied, or apparent authority to alter, amend, modify, add, or waive any section or condition of this Contract on behalf of WSP.

WSP Contract No.	Page 14 of 23

35.	Independent Status of Vendor (required).

In the performance of this Contract, the parties will be acting in their individual, corporate or governmental capacities and not as agents, employees, partners, joint ventures, or associates of one another. The parties intend that an independent contractor relationship will be created by this Contract. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purpose whatsoever. Vendor shall not make any claim of right, privilege or benefit which would accrue to an employee under chapter 41.06 RCW or Title 51 RCW.

36.	Governing Law (required).

This Contract shall be governed in all respects by the law and statutes of the state of Washington, without reference to conflict of law principles. However, if the Uniform Computer Information Transactions Act (UCITA) or any substantially similar law is enacted as part of the law of the state of Washington, said statute will not govern any aspect of this Contract or any license granted hereunder, and instead the law as it existed prior to such enactment will govern. The jurisdiction for any action hereunder shall be exclusively in the Superior Court for the state of Washington. The venue of any action hereunder shall be in the Superior Court for Thurston County, Washington.

36.	Subcontractors.

Vendor may, with prior written permission from WSP Contracting Officer, which consent shall not be unreasonably withheld, enter into subcontracts with third parties for its performance of any part of Vendor’s duties and obligations. In no event shall the existence of a subcontract operate to release or reduce the liability of Vendor to WSP for any breach in the performance of Vendor’s duties. For purposes of this Contract, Vendor agrees that all Subcontractors shall be held to be agents of Vendor. Vendor shall be liable for any loss or damage to WSP, including but not limited to personal injury, physical loss, harassment of WSP employee, or violations of the Patent and Copyright Indemnification, Protection of WSP’s Confidential Information, and Software Ownership sections of this Contract occasioned by the acts or omissions of Vendor’s Subcontractors, their agents or employees. The Patent and Copyright Indemnification, Protection of WSP’s Confidential Information, Software Ownership, Publicity and Review of Vendor’s Records sections of this Contract shall apply to all Subcontractors.

38.	Assignment.

With the prior written consent of WSP Contracting Officer, which consent shall not be unreasonably withheld, Vendor may assign this Contract including the proceeds hereof, provided that such assignment shall not operate to relieve Vendor of any of its duties and obligations hereunder, nor shall such assignment affect any remedies-available to-WSP- that may arise from any breach of the sections of this Contract, or warranties made herein including but not limited to, rights of setoff.

WSP may assign this Contract to any public agency, commission, board, or the like, within the political boundaries of the state of Washington, provided that such assignment shall not operate to relieve WSP of any of its duties and obligations hereunder.

39.	Publicity (required).

The award of this Contract to Vendor is not in any way an endorsement of Vendor or Vendor’s products by WSP and shall not be so construed by Vendor in any advertising or other publicity materials.

Vendor agrees to submit to WSP, all advertising, sales promotion, and other publicity materials relating to this Contract or any Product furnished by Vendor wherein WSP’s name is mentioned, language is used, or Internet links are provided from which the connection of WSP’s name therewith may, in WSP’s judgment, be inferred or implied.

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Vendor further agrees not to publish or use such advertising, sales promotion materials, publicity or the like through print, voice, the World Wide Web, and other communication media in existence or hereinafter developed without the express written consent of WSP prior to such use.

40.	Review of Vendor’s Records (required).

Vendor and its Subcontractors shall maintain books, records, documents and other evidence relating to this Contract, including but not limited to protection and use of WSP’s Confidential Information, and accounting procedures and practices which sufficiently and properly reflect all direct and indirect costs of any nature invoiced in the performance of this Contract. Vendor shall retain all such records for six (6) years after the expiration or termination of this Contract. Records involving matters in litigation related to this Contract shall be kept for either one (1) year following the termination of litigation, including all appeals, or six (6) years from the date of expiration or termination of this Contract, whichever is later.

All such records shall be subject at reasonable times and upon prior notice to examination, inspection, copying, or audit by personnel so authorized by WSP’s Contract Administrator and/or the Office of the State Auditor and federal officials so authorized by law, rule, regulation or contract, when applicable, at no additional cost to the State. Vendor shall be responsible for any audit exceptions or disallowed costs incurred by Vendor or any of its Subcontractors.

Vendor shall incorporate in its subcontracts this section’s records retention and review requirements.

It is agreed that books, records, documents, and other evidence of accounting procedures and practices related to Vendor’s cost structure, including overhead, general and administrative expenses, and profit factors shall be excluded from WSP’s review unless the cost or any other material issue under this Contract is calculated or derived from these factors.

General Provisions

41.	Patent and Copyright Indemnification (required).

Vendor, at its expense, shall defend, indemnify, and save WSP harmless from and against any claims against WSP that any Product supplied hereunder, or WSP’s use of the Product within the terms of this Contract, infringes any patent, copyright, utility model, industrial design, mask work, trade secret, trademark, or other similar proprietary right of a third party worldwide. Vendor shall pay all costs of such defense and settlement and any penalties, costs, damages and attorneys’ fees awarded by a court or incurred by WSP provided that WSP:

Promptly notifies Vendor in writing of the claim, but WSP’s failure to provide timely notice shall only relieve Vendor from its indemnification obligations if and to the extent such late notice prejudiced the defense or resulted in increased expense or loss to Vendor; and

Cooperates with and agrees to use its best efforts to encourage the Office of the Attorney General of Washington to grant Vendor sole control of the defense and all related settlement negotiations.

If such claim has occurred, or in Vendor’s opinion is likely to occur, WSP agrees to permit Vendor, at its option and expense, either to procure for WSP the right to continue using the Product or to replace or modify the same so that they become noninfringing and functionally equivalent. If use of the Product is enjoined by a court and Vendor determines that none of

WSP Contract No.	Page 16 of 23

these alternatives is reasonably available, Vendor, at its risk and expense, will take back the Product and provide WSP a refund. In the case of Product, Vendor shall refund to WSP its depreciated value. No termination charges will be payable on such returned Product, and WSP will pay only those charges that were payable prior to the date of such return. Depreciated value shall be calculated on the basis of a useful life of four (4) years commencing on the date of purchase and shall be an equal amount per year over said useful life. The depreciation for fractional parts of a year shall be prorated on the basis of three hundred sixty-five (365) days per year. In the event the Product has been installed less than one (1) year, all costs associated with the initial installation paid by WSP shall be refunded by Vendor.

Vendor has no liability for any claim of infringement arising solely from:

Vendor’s compliance with any designs, specifications or instructions of WSP;

Modification of the Product by WSP or a third party without the prior knowledge and approval of Vendor; or

Use of the Product in a way not specified by Vendor;

unless the claim arose against Vendor’s Product independently of any of these specified actions.

42.	Save Harmless (required).

Vendor shall defend, indemnify, and save WSP harmless from and against any claims, including reasonable attorneys’ fees resulting from such claims, by third parties for any or all injuries to persons or damage to property of such third parties arising from intentional, willful or negligent acts or omissions of Vendor, its officers, employees, or agents, or Subcontractors, their officers, employees, or agents. Vendor’s obligation to defend, indemnify, and save WSP harmless shall not be eliminated or reduced by any alleged concurrent WSP negligence.

43.	Licensing Standards.

Vendor shall comply with all applicable local, state, and federal licensing, accreditation and registration requirements and standards necessary in the performance of this Contract. (See, for example, chapter 19.02 RCW for state licensing requirements and definitions.)

44.	OSHA/WISHA.

Vendor represents and warrants that its Products, when shipped, are designed and manufactured to meet then current federal and state safety and health regulations. Vendor agrees to indemnify and hold WSP harmless from all damages assessed against WSP as a result of the failure of the Products furnished under this Contract to so comply.

45.	Antitrust Violations.

Vendor and WSP recognize that, in actual economic practice, overcharges resulting from antitrust violations are usually borne by WSP. Therefore, Vendor hereby assigns to WSP any and all claims for such overcharges as to goods and services purchased in connection with this Contract, except as to overcharges not passed on to WSP resulting from antitrust violations commencing after the date of the bid, quotation, or other event establishing the Price under this Contract.

46.	Compliance with Civil Rights Laws (required).

During the performance of this Contract, Vendor shall comply with all federal and applicable state nondiscrimination laws, including but not limited to: Title VII of the Civil Rights Act, 42 U.S.C. §12101 et seq.; the Americans with Disabilities Act (ADA); and Title

WSP Contract No.	Page 17 of 23

49.60 RCW, Washington Law Against Discrimination. In the event of Vendor’s noncompliance or refusal to comply with any nondiscrimination law, regulation or policy, this Contract may be rescinded, canceled, or terminated in whole or in part under the Termination for Default sections, and Vendor may be declared ineligible for further contracts with WSP.

47.	Severability (required).

If any term or condition of this Contract or the application thereof is held invalid, such invalidity shall not affect other terms, conditions, or applications which can be given effect without the invalid term, condition, or application; to this end the terms and conditions of this Contract are declared severable.

48.	Waiver (required).

Waiver of any breach of any term or condition of this Contract shall not be deemed a waiver of any prior or subsequent breach. No term or condition of this Contract shall be held to be waived, modified, or deleted except by a written instrument signed by the parties.

49.	Vendor’s Proprietary Information (required).

Vendor acknowledges that WSP is subject to chapter 42.17 RCW and that this Contract shall be a public record as defined in chapter 42.17 RCW. Any specific information that is claimed by Vendor to be Proprietary Information must be clearly identified as such by Vendor. To the extent consistent with chapter 42.17 RCW, WSP shall maintain the confidentiality of all such information marked Proprietary Information. If a public disclosure request is made to view Vendor’s Proprietary Information, WSP will notify Vendor of the request and of the date that such records will be released to the requester unless Vendor obtains a court order from a court of competent jurisdiction enjoining that disclosure. If Vendor fails to obtain the court order enjoining disclosure, WSP will release the requested information on the date specified.

Disputes and Remedies

50.	Disputes (required).

In the event a dispute arises under this Contract, it shall be handled by a Dispute Resolution Panel in the following manner. Each party to this Contract shall appoint one member to the Panel. These two appointed members shall jointly appoint an additional member. The Dispute Resolution Panel shall review the facts, Contract terms and applicable statutes and rules and make a determination of the dispute as quickly as reasonably possible. The determination of the Dispute Resolution Panel shall be final and binding on the parties hereto. WSP and Vendor agree that, the existence of a dispute notwithstanding, they will continue without delay to carry out all their respective responsibilities under this Contract that are not affected by the dispute.

51.	Attorneys’ Fees and Costs.

If any litigation is brought to enforce any term, condition, or section of this Contract, or as a result of this Contract in any way, the prevailing party shall be awarded its reasonable attorneys’ fees together with expenses and costs incurred with such litigation, including necessary fees, costs, and expenses for services rendered at both trial and appellate levels, as well as subsequent to judgment in obtaining execution thereof.

WSP Contract No.	Page 18 of 23

In the event that the parties engage in arbitration, mediation or any other alternative dispute resolution forum to resolve a dispute in lieu of litigation, both parties shall share equally in the cost of the alternative dispute resolution method, including cost of mediator or arbitrator. In addition, each party shall be responsible for its own attorneys’ fees incurred as a result of the alternative dispute resolution method.

52.	Non-Exclusive Remedies.

The remedies provided for in this Contract shall not be exclusive but are in addition to all other remedies available under law.

53.	Liquidated Damages

a.	General. Any delay by the Contractor in meeting the delivery date set forth in this Contract will interfere with the proper implementation of WSP’s programs and will result in loss and damage to WSP. As it would be impracticable to fix the actual damage sustained in the event of any such failure(s) to perform, both parties agree that in the event of any such failure(s) to perform, the amount of damage which will be sustained will be the amount set forth in the following subsections and the parties agree that the Contractor shall pay such amounts as liquidated damages and not as a penalty. Liquidated damages provided under the terms of this Contract are subject to the same limitations as provided in the section titled Limitation of Liability.

b.	Specific. If the Contractor does not deliver the Products as identified in the Delivery section, the Contractor shall provide a revised Delivery Date and pay to WSP as fixed and agreed liquidated damages, in lieu of all other damages due to such delay, for each calendar day between the specified Delivery Date and the date that the Contractor actually provides the Products an amount of $100 per day. If the revised Delivery Date is more than thirty (30) calendar days from the original Delivery Date, then by written notice to the Contractor, WSP may immediately terminate the right of the Contractor to provide the Products, and WSP may obtain substitute Products from another vendor. In this event, the Contractor shall be liable for fixed and agreed-upon liquidated damages, in lieu of all other damages due to such delay, in the amount specified above, until the substitute Product(s) is provided, or a maximum of ninety (90) calendar days from the original Delivery Date, whichever occurs first.

54.	Failure to Perform.

If Vendor fails to perform any substantial obligation under this Contract, WSP shall give Vendor written notice of such Failure to Perform. If after thirty (30) calendar days from the date of the written notice Vendor still has not performed, then WSP may withhold all monies due and payable to Vendor, without penalty to WSP, until such Failure to Perform is cured or otherwise resolved.

55.	Limitation of Liability (required).

The parties agree that neither Vendor nor WSP shall be liable to each other, regardless of the form of action, for consequential, incidental, indirect, or special damages except a claim related to bodily injury or death, or a claim or demand based on a Date Warranty or No Surreptitious Code Warranty issue or patent, copyright, or other intellectual property right infringement, in which case liability shall be as set forth elsewhere in this Contract. This section does not modify any sections regarding liquidated damages or any other conditions as are elsewhere agreed to herein between the parties. The damages specified in the sections titled OSHA/WISHA, Termination for Default, and Review of Vendor’s Records are not consequential, incidental, indirect, or special damages as that term is used in this section.

Neither Vendor nor WSP shall be liable for damages arising from causes beyond the reasonable control and without the fault or negligence of either Vendor or WSP. Such causes may include, but are not restricted to, acts of God or of the public enemy, acts of a

WSP Contract No.	Page 19 of 23

governmental body other than WSP acting in either its sovereign or contractual capacity, war, explosions, fires, floods, earthquakes, epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather; but in every case the delays must be beyond the reasonable control and without fault or negligence of Vendor, WSP, or their respective Subcontractors.

If delays are caused by a Subcontractor without its fault or negligence, Vendor shall not be liable for damages for such delays, unless the Services to be performed were obtainable on comparable terms from other sources in sufficient time to permit Vendor to meet its required performance schedule.

Neither party shall be liable for personal injury to the other party or damage to the other party’s property except personal injury or damage to property proximately caused by such party’s respective fault or negligence.

Contract Termination

56.	Termination for Default (required).

If the Vendor violates any material term or condition of this Contract or fails to fulfill in a timely and proper manner its obligations under this Contract, then WSP shall give the Vendor written notice of such failure or violation. The responsible party will correct the violation or failure within thirty (30) calendar days or as otherwise mutually agreed in writing. If the failure or violation is not corrected, this Contract may be terminated immediately by written notice from WSP to the Vendor. WSP reserves the right to suspend all or part of the Contract, withhold further payments, or prohibit Vendor from incurring additional obligations of funds during investigation of any alleged Vendor compliance breach and pending corrective action by Vendor or a decision by WSP to terminate the Contract.

In the event of termination of this Contract by WSP, WSP shall have the right to procure the Products and Services that are the subject of this Contract on the open market and Vendor shall be liable for all damages, including, but not limited to: (i) the cost difference between the original Contract price for the Products and Services and the replacement costs of such Products and Services acquired from another Vendor; (ii) if applicable, all administrative costs directly related to the replacement of this Contract, such as costs of competitive bidding, mailing, advertising, applicable fees, charges or penalties, staff time costs; and, (iii) any other costs to WSP resulting from Vendor’s breach. WSP shall have the right to deduct from any monies’ due to Vendor, or that thereafter become due, an amount for damages that Vendor will owe WSP for Vendor’s default.

If the Failure to Perform is without the defaulting party’s control, fault, or negligence, the termination shall be deemed to be a Termination for Convenience.

This section shall not apply to any failure(s) to perform that results from the willful or negligent acts or omissions of the aggrieved party.

57.	Termination for Convenience.

When, at the sole discretion of WSP, it is in the best interest of the State, WSP Contracting Officer may terminate this Contract, in whole or in part, by thirty (30) calendar days written notice to Vendor. If this Contract is so terminated, WSP is liable only for payments required by the terms of this Contract for Software and Services received and Accepted by WSP prior to the effective date of termination.

WSP Contract No.	Page 20 of 23

58.	Termination for Withdrawal of Authority.

In the event that WSP’s authority to perform any of its duties is withdrawn, reduced, or limited in any way after the commencement of this Contract and prior to normal completion, WSP may terminate this Contract by seven (7) calendar days written notice to Vendor. No penalty shall accrue to WSP in the event this section shall be exercised. This section shall not be construed to permit WSP to terminate this Contract in order to acquire similar Services from a third party.

59.	Termination for Conflict of Interest.

WSP may terminate this Contract by written notice to Vendor if WSP determines, after due notice and examination, that any party has violated chapter 42.52 RCW, Ethics in Public Service or any other laws regarding ethics in public acquisitions and procurement and performance of contracts. In the event this Contract is so terminated, WSP shall be entitled to pursue the same remedies against Vendor as it could pursue in the event Vendor breaches this Contract.

60.	Termination Procedure. In addition to the procedures set forth below, if WSP terminates this Contract, Vendor shall follow any procedures WSP specifies in WSP’s Notice of Termination.

Upon termination of this Contract, WSP, in addition to any other rights provided in this Contract, may require Vendor to deliver to WSP any property, Products, or Work Products specifically produced or acquired for the performance of such part of this Contract as has been terminated.

Unless otherwise provided herein, WSP shall pay to Vendor the agreed-upon price, if separately stated, for the Products or Services received and Accepted by WSP, provided that in no event shall WSP pay to Vendor an amount greater than Vendor would have been entitled to if this Contract had not been terminated. Failure to agree with such determination shall be a dispute within the meaning of the Disputes section of this Contract. WSP may withhold from any amounts due Vendor such sum as WSP determines to be necessary to protect WSP from potential loss or liability.

Vendor shall pay amounts due WSP as the result of termination within thirty (30) calendar days of notice of amounts due. If Vendor fails to make timely payment, WSP may charge interest on the amounts due at one percent (1%) per month until paid in full.

61.	Covenant Against Contingent Fees.

Vendor warrants that no person or selling agency has been employed or retained to solicit or secure this Contract upon any agreement or understanding for a commission, percentage, brokerage, or contingent fee, except bona fide employees or a bona fide established commercial or selling agency of Vendor.

In the event Vendor breaches this section, WSP shall have the right to either annul this Contract without liability to WSP, or, in WSP’s discretion, deduct from payments due to Vendor, or otherwise recover from Vendor, the full amount of such commission, percentage, brokerage, or contingent fee.

Contract Execution

62.	Authority to Bind.

The signatories to this Contract represent that they have the authority to bind their respective organizations to this Contract.

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63.	Counterparts.

This Contract may be executed in counterparts or in duplicate originals. Each counterpart or each duplicate shall be deemed an original copy of this Contract signed by each party, for all purposes.

In Witness Whereof, the parties hereto, having read this Contract in its entirety, including all attachments, do agree in each and every particular and have thus set their hands hereunto.

This Contract is effective this         day of                 , 20

For the Washington State Patrol:                                         For

Signature	Signature

Print or Type Name	Print or Type Name
Date	Date

Chief
Title	Title

Approved as to Form

State of Washington

Office of the Attorney General

Signature

Print or Type Name
Assistant Attorney General
Title Date

WSP Budget and Fiscal Services
Date

WSP Contract No.	Page 22 of 23

Schedule A

Authorized Product and Price List

WSP No.	Schedule A	Page 1 of 2

Automated Data Collection System (ADCS)

Standard of Performance and Test Plan

Schedule B

Acceptance Test Plan

WSP No.	Schedule B	Page 18 of 19

Schedule C

ESCROW CONTRACT

This Escrow Contract (hereinafter referred to as “Contract”) is entered into by and between the State of Washington, Washington State Patrol, hereinafter referred to as “WSP;” and                      , hereinafter referred to as “Vendor,”

WHEREAS, the Vendor and the WSP have entered into WSP Contract No.                     to which this Contract is appended hereto and made a part hereof, pursuant to which the Vendor has licensed to the WSP certain computer Software product(s), including updates, improvements, and enhancements thereof from time to time developed by the Vendor, and such additional computer program changes as the WSP may order from the Vendor from time to time, all documentation therefore developed by the Vendor (hereinafter collectively referred to as the “Product”); and

WHEREAS, it is the policy of the Vendor not to disclose the Source Code(s) and related documentation (hereinafter collectively referred to as the (“Source Code Escrow Package”) for the Product(s) to its customers except as provided in an applicable Escrow Contract; and

WHEREAS Vendor and the WSP agree that upon occurrence of certain events described in Section 3(a) hereof, the WSP shall be able to obtain the Source Code Escrow Package and all revisions thereof;

ACCORDINGLY, the Vendor agrees to deliver the Source Code Escrow Package to the Escrow Agent upon the effective date of this Escrow Contract, which shall be as soon as practicable after the execution date of the Software License Contract between Vendor and the WSP.

NOW THEREFORE, in consideration of the mutual covenants exchanged herein and for other valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Vendor, the WSP and the Escrow Agent hereby act and agree as follows:

1.	DEPOSITS

The Escrow Agent, as a safekeeping (escrow) agent, agrees to accept from the Vendor the Source Code Escrow Package. “Source Code Escrow Package” shall mean the following:

a)	A complete copy in machine-readable form of the Source Code and Executable Code of the Licensed Software;

b)	A complete copy of any existing Design Documentation and User Documentation;

c)	Complete instructions for compiling and linking every part of the Source Code into Executable Code for purposes of enabling verification of the completeness of the Source Code as provided below. Such instructions shall include precise identification of all compilers, library packages, and linkers used to generate Executable Code.

The Escrow Agent will issue to the Vendor and WSP a receipt for the Source Code Escrow Package upon delivery. The Source Code Escrow Package held by the Escrow Agent shall remain the exclusive property of the Vendor, and the Escrow Agent shall not use the Source Code Escrow Package or disclose the same to any third party except as specifically provided for herein. The Escrow Agent will hold the Source Code Escrow Package in safekeeping at its office listed in Section 9 titled Notices below unless and until the Escrow Agent is to deliver the Source Code Escrow Package to Vendor or the WSP, in which case, the Escrow Agent shall deliver the Source Code Escrow Package to the party identified therein, subject, however, to the sections of this Escrow Contract.

WSP No.	Schedule C	Page 1 of 5

2.	REPRESENTATIONS OF VENDOR TO WSP

Vendor represents and warrants to WSP that:

a.	The materials described in this Contract as Software applications products hereto constitutes the Source Code Escrow Package and documentation for the Product licensed to the WSP pursuant to the Software license and service Contract therein.

b.	The Source Code Escrow Package delivered to the Escrow Agent are in a form suitable for reproduction by computer and photocopy equipment, and consists of full source language statement of the computer program or programs comprising the Software and complete computer program maintenance documentation, including all flow charts, schematics and annotations which comprise the precoding detailed design specifications, and all other material necessary to allow a reasonably skilled third party programmer or analyst to maintain or enhance the Product without the help of any other person or reference to any other material; such Source Code Escrow Package to be in the mode machine readable by the then operating WSP equipment and produced and copied on 1600 bpi magnetic tape.

c.	The Vendor will promptly supplement the Source Code delivered hereunder with all revisions, corrections, enhancements or other changes so that the Source Code Escrow Package constitutes a human readable computer program for the current release of the Product. This supplementation shall be made in machine readable format by the then operating WSP equipment and produced and copied on 1600 bpi magnetic tape, along with specifications of sections a. and b. herein, every six (6) months or within ten (10) Business Days of delivery of any modification, enhancement, or upgrade to the WSP or any other customer of the Vendor, whichever occurs first.

3.	NOTICE OF DEFAULT

a.	The Vendor shall be deemed to be in default of its responsibilities to the WSP if:

i.	The Vendor becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign;

ii.	The Vendor has wound up or liquidated its business voluntarily or otherwise and the WSP has compelling reasons to believe that such events will cause the Vendor to fail to meet its warranties and maintenance obligations in the foreseeable future; or

iii.	The Vendor voluntarily or otherwise discontinues support of the provided products or fails to support the products in accordance with its warranties and maintenance obligations.

b.	The WSP shall give written notice (“Notice of Default”) to the Escrow Agent of any default by the Vendor. The Notice of Default shall, at the minimum:

i.	Be labeled “Notice of Default”;

ii.	Identify the Software License Contracts and any other relevant agreement, contained therein and this Escrow Contract;

iii.	Specify the nature of the default(s);

iv.	Identify the Source Code Escrow Package with specificity; and

v.	Demand the delivery of the Source Code Escrow Package to the WSP.

WSP No.	Schedule C	Page 2 of 5

c.	Upon receipt of the Notice of Default, the Escrow Agent shall send a copy thereof to the Vendor by certified or registered mail, postage prepaid, return receipt requested. The Escrow Agent shall automatically be authorized and directed to deliver the Source Code Escrow Package to the WSP in accordance with this Escrow Contract within ten (10) Business Days.

4.	NOTICE OF TERMINATION

Upon the termination of the applicable Software License Contracts, the Vendor may obtain the return of the applicable Source Code Escrow Package to terminated Software applications products by furnishing written notice of the termination, agreed to by authorized and notarized signature of the WSP.

5.	DISPUTES

The Escrow Agent shall not release the Source Code Escrow Package to either party except in accordance with the completion of any of the sections in Section 3 above, or upon receipt of an agreement with authorized and notarized signatures of both Vendor and the WSP, authorizing the release of the Source Code Escrow Package to one of the parties hereto.

6.	PAYMENT OF ESCROW

As payment for its Services hereunder, the Escrow Agent shall receive a fee of                      from the Vendor.

7.	TERMINATION

Unless terminated sooner, this Escrow Contract shall terminate on the delivery of the Source Code Escrow Package of Software applications products to Vendor or WSP as provided herein.

8.	WAIVER, AMENDMENT OR MODIFICATION; SEVERABILITY

This Escrow Contract shall not be waived, amended, or modified except by the written agreement of all the parties hereto. Any invalidity, in whole or in part, of any section of this Escrow Contract shall not affect the validity of any other of its sections.

9.	NOTICES

All notices required to be given hereunder shall be in writing and shall be given by certified or registered mail, return receipt requested, to the parties at their respective addresses as follows:

to Vendor at:	[Vendor Name]
Attention: [Name]
[Street Address]
[City]
[State]
[phone and fax numbers]

to WSP at:	Washington State Patrol
Attention: Budget and Fiscal Services
PO Box 42602
Olympia, WA 98504-2602
Phone: (360)753-0602; Fax (360) 664-0657

to Escrow Agent at:	[Escrow Agent’s Name]
Attention: [Name]
[Street Address]
[City]
[State]

[phone and fax numbers]

WSP No.	Schedule C	Page 3 of 5

10.	LIMITATION ON ESCROW AGENT’S RESPONSIBILITY AND LIABILITY

a.	The Escrow Agent shall not be obligated or required to examine or inspect the Source Code Escrow Package, or any of the Additions. The Escrow Agent’s obligation for safekeeping shall be limited to providing the same degree of care for the Source Code Escrow Package as it maintains for its valuable documents and those of its customers lodged in the same location with appropriate atmospheric or other safeguards. However, the parties agree and acknowledge that the Escrow Agent shall not be responsible for any loss or damage to any of the Source Code Escrow Package due to changes in such atmospheric conditions, unless such changes are proximately caused by the gross negligence or malfeasance of the Escrow Agent.

b.	The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only in assuming its due execution but also the validity and effectiveness of its information therein contained, which it in good faith believes to be genuine and what it purports to be.

c.	In no event shall the Escrow Agent be liable for any act or failure to act under the sections of the Escrow Contract except where its acts are the result of gross negligence or malfeasance. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand, termination or rescission of the Escrow Contract, unless received in writing , and, if its duties herein are affected, unless it shall have given its prior written consent thereto.

d.	The parties to this Contract hereby jointly and severally indemnify the Escrow Agent against any loss, liability or damage (other than any caused by the gross negligence or malfeasance of the Escrow Agent), including reasonable costs of litigation and counsel fees, arising from and in connection with the performance of its duties under this Contract.

11.	GOVERNING LAWS

This Contract shall be governed in all respects by the law and statutes of the state of Washington. The venue of any action hereunder shall in the Superior Court for Thurston County, Washington.

WSP No.	Schedule C	Page 4 of 5

12.	AUTHORITY TO BIND

The signatories to this Contract represent that they have the authority to bind their respective organizations to this Contract.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Contract to be duly executed in triplicate originals and each triplicate shall be deemed an original copy of this Contract signed by each party, for all purposes, as of the year and date last written below.

FOR THE WASHINGTON STATE PATROL	[Vendor’s Name]

By:	By:

Its:	Its:

Date:	Date:

ESCROW AGENT

By:

Its:

Date:

WSP No.	Schedule C	Page 5 of 5

Exhibit B, Vendor’s Proposal dated June 4, 2010 WSP Contract No. C100910GSC smarter documents smarter business.

06/04/2010

Ms. Paula Breshears, Acquisition Coordinator

Information Technology Division

403 Cleveland Avenue SE, Suite C

Tumwater, Washington 98501

Dear WSP WRECR Team,

Intellinetics is pleased to present this response for consideration.

The content reflects over 25 years of aggregate experience in the design, delivery, and support of redaction-enabled, public-facing document portals which support fee and non-fee based access models.

The solution architecture is based upon a commercially available software platform (Intellivue) with customized components that encapsulate all project specific functions not available off-the-shelf.

We have included an additional publication titled “WSP RFP Response Support Material”. Please have all reviewers read this document as a first step in evaluating our response materials.

We stand ready to work hard to make this project a success and, as a result, bring WSP into the Intellinetics client base—a community we are proud to serve.

Sincerely,

/s/ Matthew L. Chretien
Matthew L. Chretien, President

Corporate Office	2190 Dividend Drive Columbus, OH 43228-3806	1 : 614.921.8170 1 : 614.850.2789	www.intellinetics.com

Attachment 3—Certifications and Assurances

Amendment 1 to RFP No. C100910GSC

I/we make the following certifications and assurances as a required element of the proposal to which it is attached, understanding that the truthfulness of the facts affirmed here and the continuing compliance with these requirements are conditions precedent to the award or continuation of the related contract(s):

1.	I/we declare that all answers and statements made in the proposal are true and correct.

2.	The prices and/or cost data have been determined independently, without consultation, communication, or agreement with others for the purpose of restricting competition. However, I/we may freely join with other persons or organizations for the purpose of presenting a single proposal.

3.	The attached proposal is a firm offer for a period of 180 days following receipt, and it may be accepted by WSP without further negotiation (except where obviously required by lack of certainty in key terms) at any time within the 180-day period.

4.	In preparing this proposal, I/we have not been assisted by any current or former employee of the state of Washington whose duties relate (or did relate) to this proposal or prospective contract, and who was assisting in other than his or her official, public capacity. (Any exceptions to these assurances are described in full detail on a separate page and attached to this document.)

5.	I/we understand that WSP will not reimburse me/us for any costs incurred in the preparation of this proposal. All proposals become the property of WSP, and I/we claim no proprietary right to the ideas, writings, items, or samples, unless so stated in this proposal.

6.	Unless otherwise required by law, the prices and/or cost data which have been submitted have not been knowingly disclosed by the Proposer and will not knowingly be disclosed by him/her prior to opening, directly or indirectly to any other Proposer or to any competitor.

7.	I/we agree that submission of the attached proposal constitutes acceptance of the solicitation contents and the attached Personal Service Contract General Terms and Conditions. If there are any exceptions to these terms, I/we have described those exceptions in detail on a page attached to this document.

8.	No attempt has been made or will be made by the Proposer to induce any other person or firm to submit or not to submit a proposal for the purpose of restricting competition.

9.	I/we certify that neither the Proposer nor its principals are presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participating in any contract resulting from this procurement by any federal department or agency. Further, if awarded a contract the Proposer agrees not to enter into any arrangements or other contracts with any party that is on the “General Service Administration List of Parties Excluded from Federal Procurement or Non-procurement Programs” which can be found at www.epls.gov.

/s/ Matthew L. Chretien
Signature of Proposer

President 6/4/2010
Title Date

Intellinetics

WASHINGTON REQUESTS FOR ELECTRONIC COLLISION REPORTS PROJECT (WRECR) RFP: Supporting Information

Internet based traffic crash report services

Copyright © 1996 - 2010 Intellinetics, Inc. All rights reserved

WRECR Project Intellinetics Solution Platform	03/31/2010

Preface

The technology, tools, and processes that Intellinetics would use to support WSP for this project reflect over 15 years of continuous improvement in serving public safety / compliance and regulatory markets as a leading document management software development organization. Specifically, the RFP response material is an extension of approximately 25 years of aggregate experience the design, delivery, and support of public-facing document portals which support fee and non-fee based access models. The solution architecture in this response is based upon a commercially available software platform (Intellivue) with customized components that encapsulate all project specific functions not available off-the-shelf. All customization will use Intellivue’s web services application programming interface (API). In this way, all WSP customization remains programmatically isolated so future Intellivue releases do not impact WSP WRECR functions.

Purpose

The content provided within this document is meant to set a level of understanding for the reader while evaluating the Intellinetics response to WSP’s WRECR RFP. All of the information provided within the RFP response (Sections 5 and 6) are made with reference to the information provided within this supplement. It is strongly recommended that the RFP response reviewer begins by reading this document.

Solution Approach

The Intellinetics approach to delivering the solution defined by the WRECR RFP is to use the Intellivue platform as the base (shown in blue), and then layer onto that base the WSP specific requirements through two customized user presentation layers (shown in green) using the Intellivue web services application programming interface (API) called ICMCore Web Services: The WRECR Winform and the WRECR website. The Winform will encapsulate all fund accounting, reporting, requestor registration components, while the website will support requests from the public. This architecture minimizes overall custom development efforts while enabling WSP to benefit from a design based upon Intellivue. Since all WSP specific requirements are isolated at the web browser and winform layers and communicate via ICMCore to the Intellivue platform, Intellivue updates / upgrades will not in any way affect WRECR system functions.

As an enterprise document management (EDM) platform with advanced user-controlled and automated redaction features, Intellivue delivers out-of-the-box a robust foundation upon which to build the WSP WRECR solution. With this model, project efforts focus on the WSP-specific user, administrative, reporting, and fund accounting requirements and NOT establishing the EDM foundation critical to proper solution design:

Confidential	Page 2

WRECR Project Intellinetics Solution Platform	03/31/2010

The purpose of each component is provided below:

Component	Purpose

WRECR website: http://www.wsp.wa.gov/reports	This is the universal resource locator (URL) where all non WSP power users will access content contained within the ECR repository.

WRECT Custom Winform	This is the user interface which will support all WSP WRECT requirements that are not already a standard feature within the Intellivue platform. Isolating the requirements in this way and supporting all Winform actions through ICMCore will ensure that WSP is able to upgrade the core Intellivue platform without impacting WRECT functions.

Intellivue ICMCore Web Services	This is the Intellivue web services API used by ECR website to run all user and system functions. ICMCore is a Microsoft .NET API able to support any programming environment able to support web services (i.e., Java, C#, etc.)

Intellivue application, database, and image file repository	Intellivue will be the foundation for WSP’s ECR solution. As a full function EDM, Intellivue delivers the framework to manage all report content and meta data, and expose this content programmatically through ICMCore web services to support web based ECR system users.

Intellivue Document Import Services	This component processes the in-bound nightly feeds of report content and meta-data from WSDOT.

WSDOT Nightly Feed	This is the packaged report content coming from WSDOT for input into ECR repository.

WRECR Project Goals

Many of the core functions delivered by the Intellivue platform are key to delivering overall project goals:

•      A database that will contain the collision records, allow for querying of these records based on specific search parameters. (Standard Intellivue feature)

•      A Redaction application — that will automatically redact using specific parameters and also allow for manual redaction. (Standard Intellivue with automated redaction module -Redactivue).

•      A Retention tool that will meet the retention requirements discussed in the document and in the Software Requirements Specification located in Appendix A. (Intellivue has a companion retention utility that is included as a standard administrative tool).

With the WRECR environment in place WSP would hope to accomplish the following functions/activities:

•      A way for the Requestor to query the collision report database by date and Driver Name along with other parameters to obtain specific collision reports. (Standard Intellivue feature)

•      A way to process payments before the collision record is viewed. (Build CyberSource interface to ICMCore. web services — customized module)

•      To have the system automatically redact along with manual redaction of a collision report based on information provided by Requestor. (Standard Intellivue feature)

•      The ability to exchange data with external systems. (Standard Intellivue feature)

•      The ability to generate reports, invoices and logs daily, weekly or monthly. (SQL Reporting Services)

Confidential	Page 3

WRECR Project Intellinetics Solution Platform	03/31/2010

RFP Response Methodology	While Intellivue does provide all critical EDM functions and the web services API required to build the ECR solution sought by WSP, most of the WSP-specific administrative, financial, and use cases (policy) will need to be satisfied through custom development of the WRECR browser using the ICMCore web services layer. In this regard, any WSP WRECR system requirements that cannot be demonstrated with Intellivue out-of-the-box will carry a response other than Available.

When a response of Partially Meets is provided, it is meant to indicate that this feature is supported by Intellivue, and will be used as the bases for integrating these features into the browser presentation layer with corresponding use-case requirements. For example, under General System Requirements, item 1:

1. The product must provide a method to collect Requestor information. Requestor information includes;

• Person or company name

• Current Date

• Physical Address

• Mailing address

• City

• State

• Zip Code

• Phone Number

• FAX Number

• E-mail address

• File, Policy, or Claim Number

• Client Name

• Answer to the question “What is the Requestor’s interest in this collision.”

A response of “Partially Meets” is provided because by using the Intellivue Administrator, each and every field provided can be defined as a (required or optional) element in the database. Once the base database model is built (filed names, properties, etc.), they become available for use (“programmatically extensible”) through the ICMCore web services API. As a result, we will build a “view” within a browser based upon web services methods which use the underlying Intellivue database as the source of its fields on the screen. In this way, much of the base database definition / enforcement can flow from Intellivue vs. have to be built from the ground up, saving a significant amount of time and extending Intellivue’s access control model to the WRECR browser view.

This same concept applies to the core traffic crash report repository central to ECR solution function. Once the logical folder structure which will hold all of the crash reports is defined, it can be rapidly published with ease directly from the Intellivue administrator and all supporting user, administrative, financial, and reporting functions can now be built into the presentation layer without having to build / manage database, security, and content management functions as they are all handled neatly through ICMCore.

Confidential	Page 4

WRECR Project Intellinetics Solution Platform	03/31/2010

Intellinetics Project Methodology	Intellinetics project methodology is rooted in best practices based upon a five-stage, phased approach of discovery, design, build, deploy, control. Each project milestone is defined and managed in a context of constant communication and formal change management:

For the WRECR project, the final software specifications issue as part of the forthcoming RFP will serve as the solution specifications.

Confidential	Page 5

Vendor Technical Proposal Response

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓
QUERY

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

1. **The product must provide a method to collect Requestor information. Requestor information includes;		✓			PLEASE READ COMPANION DOCUMENT LABELED SUPPORTING INFORMATION BEFORE READING THE RESONSES IN THIS SECTION.

• Person or company name

A RESPONSE OF “PARTIALLY

MEETS” IS PROVIDED BECAUSE BY USING THE INTELLIVUE ADMINISTRATOR, EACH AND EVERY FIELD PROVIDED CAN BE DEFINED AS A (REQUIRED OR OPTIONAL) ELEMENT IN THE DATABASE. ONCE THE BASE DATABASE MODEL IS BUILT (FILED NAMES, PROPERTIES, ETC.), THEY BECOME AVAILABLE FOR USE (“PROGRAMMATICALLY EXTENSIBLE”) THROUGH THE ICMCORE WEB SERVICES API. AS A RESULT, WE WILL BUILD A “VIEW” WITHIN A BROWSER BASED UPON WEB SERVICES METHODS WHICH USE THE UNDERLYING INTELLIVUE DATABASE AS THE SOURCE OF ITS FIELDS ON THE SCREEN. IN THIS WAY, MUCH OF THE BASE DATABASE DEFINITION / ENFORCEMENT CAN FLOW FROM INTELLIVUE VS. HAVE TO BE BUILT FROM THE GROUND UP, SAVING A SIGNIFICANT AMOUNT OF TIME AND EXTENDING INTELLIVUE’S ACCESS CONTROL MODEL TO THE WRECR BROWSER VIEW.

• Current Date
• Physical Address
• Mailing address
• City
• State
• Zip Code
• Phone Number
• FAX Number
• E-mail address
• File, Policy, or Claim Number
• Client Name
• Answer to the question “What is the Requestor’s interest in this collision.”
[SR 4.1.2.1]

This same concept applies to the core traffic crash report repository central to ECR solution function. Once the logical folder structure is defined which will hold all of the crash reports, it can be rapidly published with ease directly from the Intellivue administrator and all supporting user, administrative, financial, and reporting functions can now be built into the presentation layer without having to build / manage database, security, and content management functions as they are all handled neatly through ICMCore.

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

2. The product must analyze the Information entered by the Requestor and supply context specific messages for those requestors. [SR 4.1.2.2]		✓			The Intellivue access control model includes roles-based redaction. As a result, a single report may have an unlimited number of defined views which are tied to and defined by a user’s role. These role-specific properties are extensible to other features such as role-specific messages.

3.      **The product must provide a method to enter search parameters using Date and Driver Name. Additional information would include any of the below parameters. The product shall provide the following options to search the database:

✓

• Driver Name (Last, First, MI)

• Driver License Number

• Registered Owner (RO)

• Date of Birth (DOB)

• Location (City or County)

• Roadway

• Collision Date Range *

• Collision Number

• Injury Indicator

• Fatality Indicator

• Agency Identifier [ for Law Enforcement Agencies]

* NOTE—The date range is up to 10 days prior to the date chosen

[SR 4.1.2.3]

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

4. The product must analyze the Information and search parameters entered by the Requestor and supply context specific error messages for those found invalid. [SR 4.1.2.4]		✓			Will reside in WRCER web browser.

5. The product must search the collision report database using search parameters supplied by the Requestor and display a pick list of records that match the parameters. [SR 4.1.2.5]	✓				As an ecm, intellivue is optimized around managing documents and related search / retrieval methods.

6. The name search should use a phonetic or “Soundex” type search of the database to retrieve records with like-sounding names or names with minor misspellings. [SR 4.1.2.6]	✓

7. The product must provide a method for the requestor to select a record from the “pick list” and add to a shopping cart for later processing. [SR 4.1.2.7]		✓			Once the Cybersource interface is available for development, we will use iCMcore webservices query / select methods combined with Cybersource ecommerce fucntions to build the cart / checkout. Options for ad-hoc report selection and Select All will be provided.

8. The product must provide a method for the requestor to review and edit the shopping cart.		✓

[SR 4.1.2.8]

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

9. The product must provide a method for the Requestor to process all selected records in the shopping cart. [SR 4.1.2.9]		✓

10. The product will have the ability to place a query request in “pending status” if no record is found by Authorized WSP Collision Records personnel only. [SR 4.1.2.10]		✓

11. The product will have the ability to place an end date on pending status request to allow the request to be automatically removed from a status of pending. [SR 4.1.2.11]		✓

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

12.    Returned information [pick list] will contain the following:

•     Total number of matching records

•     Collision Report number*

•     Collision Date

•     County the collision occurred in

•     Name of Roadway

•     driver # 1 last name

•     driver # 2 last name

•     driver # 3 last name

•     Injury = Yes or No

•     Fatality = Yes or No

* NOTE—The collision report number will only be provided during the returned information if it was provided during initial search.

[SR  4.1.2.12]

✓

13.    **Authorized WSP Collision Records personnel will have the ability to enter check number or money order number to a requestor’s information. This option is only viewable by WSP employees.

[i.e. If a check is mailed in and an Authorized WSP Collision Records staff is manually processing a request for a collision record—the check number will be entered under requestor information] without processing check or money order at that time.

[SR  4.1.2.13 & SR 4.2.2.1]

		✓			Will reside custom winform.

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

14. **This product must capture physical address when capturing Requestor information. Mailing address is optional. [SR5.2.8]		✓			Will reside in custom winform.

15. **Allow Requestor to choose only one of the below to answer “How Were you Involved in This Collision” [SR5.2.9]		✓

16. **The product will allow WSP employee to search by any date range [SR5.2.10]	✓

PAYMENT

17.    **The product must provide a way to release the collision report record for either Redaction (Section 4.5.1 of the Software Requirement Specification) or viewing once payment has been authorized by customer.

[SR  4.2.2.2]

		✓			Will embed this logic in the WRCER web browser application. The statuses of all requests (and the actions that flow from them) are managed throughout the entire request lifecycle. A request status is the key trigger for release / viewing.

18. **The product must charge the billable account a configurable amount for each collision report record requested. [SR 4.2.2.3]		✓			Will reside in the WRCER Winform administrator.

5.1.	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

19.    ** The product must process Bank Card payments per the Office of State Treasurer (OST).

a.      The OST has a mandatory use contract for each merchant bankcard services to be used by all state agencies accepting bankcards as payment. As authorized by law, the merchant bankcard services are procured by OST through a competitive bid process approximately every 7 years. The current agreement is with Bank of America Merchant Services (BAMS) and requires that BAMS merchant id numbers be used. The agreement does allow the choice of a wide range of processors, and all prospective vendors are required to confirm that they are certified to one of the processors available through the State contract with BAMS.

The names of specific platforms and processors to which vendors are certified are required in order to confirm that the vendors are compatible with what is offered to the State under the current contract with BAMS.

Bank Cards payment processing must meet the Payment Card Industry (PCI) Standards both current and any future standards that may be implemented.

[SR  4.3.2.1]

		✓			Will work with WSP to use BAMS and confirm which processor is to be used. Intellinetics will select a PCI compliant processor as allowed / provided for by the OST Bank Card payments provider.

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

20.    **Process ACH payments per Office of State Treasurer (OST) and NACHA Operating rules Industry Standards;

a.      ACH payments will be processed through the OST concentration account banking services contract.

b.      Vendor / product will adhere to the NACHA ACH Operating Rules

c.      Vendor/ product will produce a NACHA formatted file and transmit to State Treasurer’s Office for further processing by the state’s concentration bank.

✓

[SR4.4.2.1]

21.    The product will allow for a “checkout” default payment type. This default needs to be configurable.

a.      The “default” will be to an ACH payment screen when customers select the “Pay now”. Bank Card should be presented as a secondary payment option. Account login shall be the third payment option.

[SR4.4.2.1]

		✓			Will enforce this use case in the WRCER web browser.

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

22. Provide a visual reference for end user’s entering their bank’s routing number and checking account number. a. Example: Picture of an example check with the appropriate numbers highlighted		✓

[SR4.4.2.2]

23.    Product shall validate the bank routing number entered by the customer from the Receiving Depository Financial Institution (RDFI)

a.      Example: Require the customer to re-enter their bank routing number for RDFI

		✓			Will be supported in the custom Winform administrator. An editable lookup table will be provided for WSP to enter RDFI master list.

[SR4.4.2.2]

24. **Allow the Requestor to pay for selected records via billable account. [SR4.5.2.1]		✓

25. **The product must provide each batch request its own unique identifier. a. Example: a group of 14 record request would all be done under the same order number		✓			This is a requirement for the merchant processing step as each transaction (one or more reports) has its own unique identifier to track transation status.

[SR4.5.2.2]

5.1 GENERAL SYSTEM REQUIREMENTS
	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

26. **The product must provide the ability to enter a pre-assigned account number and password in order to access the billable account [SR4.5.2.3]		✓

27.    **The product must provide the ability to generate monthly statements. Each statement will contain the collision records unique identifier, date requested, individual amount, total amount, account information

[i.e. Company name, address etc]

[SR4.5.2.4]

		✓			All transaction logging flows into specific sql server tables which are available for standard and ad-hoc reporting management.

28.    **The product must process bank card transactions using a processor that is part of OST’s Bank of America Merchant Services. WSP will provide the vendor the final processor prior to contract negations.

a.      Currently WSP is using CyberSource for Bank Card processing

b.      A new processor is currently being reviewed. [First Data]

✓

A review of the cybersource API documentation confirms its industry standard web services architecture is compatible with lemcore api (http://apps.cybersource.com/library/documentation/sbc/api guide/html)

First Data also has standard, web services based architecture consistent with proposed WRCER design.

[SR5.2.11]

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

29. **Authorized WSP Collision Records personnel will have the ability to process a check or money order at the time of entry. a. No cash will be accepted over the counter. [SR5.3.1]		✓

REDACTION

30. The product must deliver the redacted or non redacted collision report to the requestor in a way that will allow the requestor to print and save locally [SR4.6.1.1.1]	✓				The reports will be provided in a PDF format upon release.

31. The product must provide notification to a requestor when a redacted or non redacted collision report is ready to be viewed [SR4.6.1.1.2]		✓			A valid email address will be part of demographics collected at time of (user) registration.

32. The product must be able to categorize based on criteria in section 5.2.1 -5.2.5 of Appendix A -System Requirement Specification. [SR4.6.2.2.1]	✓				The Intellivue access control model includes roles-based redaction. As a result, a single report may have an unlimited number of defined views which are tied to and defined by a users role. WSP authorized users will manage the category(5) associated with a specific requestor. These categories will then determine which view of the report(S) are appropriate

33. **The product will have the ability to redact a batch of requests or a single request. [SR4.6.3.2.1]	✓				The Intellivue redaction engine is constantly monitoring the identity of the user. As a result, any/all document viewing is restricted to user - specific redaction level(s) by report.

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

34. **The product will automatically redact specific items within an image. See section 5.2-5.5 of Appendix A -System Requirement Specification. [SR4.6.3.2.2]	✓

35. The product will have the ability to place a system redacted collision record in a “queue” for review and manual redaction. [SR4.6.3.2.3]	✓				Intetlivue’s workflow engine will be used to configure, deploy, and manage redaction workflow, in this case, a rule could be used to route reports which have been successfully auto-redacted to an in-basket for a WSP (Q/A) users to review / approve for release, etc.

36. **The product will have the ability to initiate system redaction on requested report [s] [SR4.6.3.2.4]	✓

37. **The product will allow an authorized WSP employee to view redacted or un-redacted report[s] [SR4.6.3.2.5]	✓

38. **The product will allow an authorized WSP employee to redact or un-redact any field or area [SR4.6.3.2.6]	✓

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

39. The product will allow an authorized WSP employee to print or e-mail from a queue [SR4.6.3.2.7]	✓

40. The product will have the ability to place a requested collision report in a “queue” for manual redaction [SR4.6.3.2.80]	✓

41. **The product will have the ability to redact a batch of requests or a single request [SR4.6.3.4.1]	✓

42. **The product will automatically redact specific items within an image. See section 5.2-5.5 of Appendix A -System Requirement Specification. [SR4.6.3.4.2]	✓

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

43.    Persons who are entitled to receive a full collision report without redaction:

•    County Prosecuting Attorney

•    Chief of Police

•    County Sheriff

•    Director of the Department of Licensing

•    Chief of the Washington State Patrol

•    Commissioned Officers

•    Driver(s) involved in the collision

•    The legal guardian or, if a minor, the parent(s) of driver(s) involved in the collision

•    Persons injured in the collision

•    The legal guardian or, if a minor, the parent(s) of persons injured in the collision

•    Owner(s) of vehicle(s) involved in the collision, including both the legal and registered owner

•    Owner(s) of property damaged in the collision

•    Authorized representatives of any of the above interested parties with written permission

•    Persons with a “proper interest,” such as:

¡       Federal, state and local agencies authorized by statute to obtain collision information for their official use.

¡        Traffic safety Statistical research groups when a research agreement with the Washington State Patrol/Washington State Department of Transportation is in effect.

•    Third party representatives of any authorized party, including attorneys and insurance companies, with written authorization signed by the attorney or an authorized representative of the insurance company to act as their representative

•    Schools, public or private, having children committed to their custody

[SR5.2.1]

	✓				intellivue’s role base access control enables WSP to configure un-redacted access to any/all roles for which such access is appropriate.

5.1     GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

44.    **If the requestor is not entitled to view the full record of an Adult Driver, Pedalcyclist, Pedestrian, or Property Owner the following information must be redacted on the PTCR image:

o       Driver’s License Number

o       Date of Birth

o       Convictions or Pending Prosecution information

o       Social Security Number

	✓				Requires a role against which this view can be defined.

[SR5.2.2]

45. **If the requestor is not entitled to view the full record of a Passenger or Witness the following information must be redacted on the PTCR image:

o       Date of Birth

o       Convictions or Pending Prosecution information

o       Social Security Number

	✓				Requires a role against which this view can be defined.

[[SR5.2.3]

5.1     GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

46.    **If the requestor is not entitled to view the full record of a Juvenile (under 18 at time of collision) Driver, Pedalcyclist, Pedestrian, or Property Owner the following information must be redacted on the PTCR Image:

o       Driver License Number

o       Date of Birth

o       Convictions or Pending Prosecution information

o       Social Security Number

          [SRS.2.4]

	✓				Requires a role against which this view can be defined.

47.    **If the requestor is not entitled to view the full record of a Juvenile (under 18 at time of collision) Passenger, or Witness the following information must be redacted on the PTCR Image:

o       Date of Birth

o       Convictions or Pending Prosecution information

o       Social Security Number

          [SR5.2.5]

	✓				Requires a role against which this view can be defined.

48. **When a requester is flagged as “Authorized Representatives” and chooses to continue without written permission they will.then.be categorized as “Non Authorized” [SR5.2.7]		✓			Requires roles against which these views can be defined. Will need to build role change flag(s), i.e., what actions change their role from authorized to Non-authorized, into browser logic.

5.1     GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

IMPORT/EXPORT

49.    **Provide a means for automatic import of WSDOT of collision records from transfer file. See Section 7.6 of Appendix A—Software Requirement Specification Document for the structure of this file.

          [SR4.8.2.1]

✓

50.    The automatic import must be able to combine multiple separate “tiff” image files into a single Portable Document Format (PDF) document for each collision report consisting of one page for each Tiff image in the proper page order

[SR4.8.2.2]

	✓				NOTE: all source documents in the intellivue repository remain separate tiff images. The presentation of reports through the browser is done via pdf format.

51. **The Product must be able to determine if a record in the data file is new or modified [SR4.8.2.3]	✓

5.1     GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

52.    **If a record is modified, the product must import the record in compliance with the retention rules stated elsewhere in this specification.

Clarification:

Data feeds from WSDOT will be sending Supplemental data feeds for Collision Reports to correct or add information to an existing collision report; these supplemental reports must be able to be link to the report with a date received.

NOTE: Retention for public disclosure; requires the record to be maintained for 6 years. And the original report can be disseminated and then a supplemental report is sent changing the date of the report. We should be able to view and see that the original report was received on one date and the supplemental report was received on a different date.

          [SR4.8.2.4]

✓

53. **The Import process must be able to run on a configurable schedule [SR4.8.2.5]	✓

5.1     GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

54.    **Provide a means for authorized staff to extract billable account information to be exported to the WSP Budget and Fiscal accounts receivable system. See Section 7.6 of Appendix A—Software Requirement Specification Document for the structure of this file.

          [SR4.8.3.1]

		✓			All user account information will be maintained within the sql database and available for view/ reporting / export.

55.    Provide a means for External Sources to import data files. Example;

OST will provide a NACHA formatted file of all ACH Returns which were not processed —this needs to match up to the WRECR transactions for that day or requested report per requested parameters

		✓			All user account information will be maintained within the sql database and available for view/ reporting / export.

56. OST requires that all Import /Exports go through the Department of Information Services (DIS) secure FTP site. a. WSP will provide the user name and password for this site to vendor.		✓			Understood.

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	COMMENTS
REQUIREMENTS	✓	✓	✓	✓

57. Capture export transactions for audit purposes [SR4.8.3.2 and SR 4.8.4.2]	✓

LOGGING

58. Provide a means for logs/reports to be viewed on on-screen [SR4.9.1 & 4.11.1.1]		✓			Will work with WSP to create 5 standard log report views through SQL reporting services.

59. Provide a means for printing reports [SR4.9.2 & 4.11.1.2]	✓

60. **The system must create a record showing who has accessed the system and what operations he or she has performed during a given period of time. [SR4.9.1.3]		✓			While the intellivue-specific auditing is a standard component, WSP specific web browser actions will be added to the event logging features to capture all WRECR specific actions.

61. The system must capture the history of actions taken [i.e. the user, time stamp; data added, deleted or changed, original data if changed] [SR4.9.1.4]		✓			While the intellivue-specific auditing is a standard component, WSP specific web browser actions will be added to the event logging features to capture all WRECR specific actions.

62. The system must provide a searchable transaction log [SR4.9.1.5]		✓			Logs are searchable through SQL administrator.

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

63. The system must provide a searchable audit log [SR4.9.1.6]		✓			Logs are searchable through SQL administrator.

64. The system must allow for the logs to be archived [SR4.9.1.7]	✓				Can use standard SQLServer archiving methods.

65. The system must ensure logs are secured - (i.e. the logs are non editable) [SR4.9.1.8]		✓			Audit table access managed through SQL security (i.e., set as read only).

66. Provide the ability to view on screen, print and archive [SR4.9.1.8]		✓

ERROR HANDLING

67.    This product must allow for different error handling

Examples;

•    Entered information incorrectly message 1 is displayed

•    Incomplete information entry message 2 is displayed

•    Missing field information message 3 is displayed

[SR4.10.1.2]

		✓			Presentation layer requirement.

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

68. Error handling will be determined by where the Requestor is within the product. In most cases 2 attempts (initial request plus 1) then redirection [SR4.10.1.3]		✓

69. In case of an error, the system should produce a suitable error log record which helps to determine the cause of an error [SR4.10.14]		✓			The Intellivue platform already has event logging features, WRCER winform and browser specific logging functions will also be added.

70. In case of ACH Return items such Non-sufficient funds [NSF] and Account Closed (called Returns) the system should produce a suitable error log		✓			All approval or rejection codes will be saved as part of order history.

REPORTING

71. Provide a means of exporting reports to the Portable Document Format (PDF) [SR4.11.1.3]	✓				Handled through a print to PDF driver.

72. Provide a means of exporting reports to Microsoft Excel [SR4.11.1.4]		✓			Can be accomplished through sql reporting services.

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

73. Provide a means for an authorized user to enter report parameters including start times, time span, requested for, etc. [SR4.11.1.5]		✓			Can be accomplished through sql reporting services.

74. Provide a means for standard correspondence to have auto fill capability [SR4.11.1.6]		✓

75. The product shall provide a screen where invoice information can be added or modified		✓			WILL BE PART OF THE FUND ACCOUNTING ADMINSTRATIVE SECTION OF THE BROWSER LAYER.

(i.e. Budget and Fiscal’s mailing address, WSP contact name and phone number)

[SR4.11.1.7]

Provide individual reports that capture the following:

76. Deposit Summary, Fiscal Summary, Billed Account Summary, Invoice Log, Adjustment report		✓			Can be accomplished through sql reporting services.

See Appendix B of Appendix A- Software Requirement Specification for Sample Reports [SR4.11.1.8]

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

77. Provide combined reports: (1) Detail report, deposit summary, cards received, fiscal summary, billed account; (2) Monthly report, deposit summary, and fiscal summary, billed account report		✓			Can be accomplished through sql reporting services.

[SR4.11.1.9]

78. Provide an Agency Account Record report		✓			Can be accomplished through sql reporting services.

[SR4.11.1.10]

79. **Generate and print monthly invoices		✓			WILL BE INCORPORATED INTO THE FUND ACCOUNTING ADMINSTRATION FUNCTIONS WITHIN BROWSER.
See Appendix B of Appendix A- Software Requirement Specification for Sample Reports

[SR4.11.1.11]

80. Provide a report of all budget distribution codes [SR4.11.1.12]		✓			WILL BE INCORPORATED INTO THE FUND ACCOUNTING ADMINSTRATION FUNCTIONS WITHIN BROWSER.

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

81. **Provide cover letters, specific letters or other forms that are provided to Requestor		✓

See Appendix B of Appendix A- Software Requirement Specification for Sample Reports [SR4.11.1.13]

82. **Provide a report on which retained documents are at the end of their retention period and when they will expire		✓			Will use intellivue retention utility as the basis to include WSP specific retentin rules.

[SR4.11.1.14]

83. Provide a report with the type of Requestors that are requesting reports—based on the “how are you involved in the collision” response		✓

[SR4.11.1.15]

84. Provide a report on all released and non-released requests for all entitled parties and the number of the actual reports provided		✓

[SR4.11.1.16]

85. Provide a report for the number of collision reports purchased per day, per month, per year		✓

[SR4.11.1.17]

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	COMMENTS
REQUIREMENTS	✓	✓	✓	✓

86. Provide a report for the number of searches requested but not purchased per day, per month, per year [SR4.11.1.18]	✓				Can be accomplished through sql reporting services.

87. Provide a report for the number of requests that were directed to contact Collision Records [SR4.11.1.19]		✓			Can be accomplished through sql reporting services.

88. Provide a report for pending requests, pending request by end date [SR4.11.1.20]		✓			Can be accomplished through sql reporting services.

RETENTION

89. **The document that was presented to the Requestor shall be captured and unaltered for a total of 7 years. [6 years plus 1 year] [SR 5.4.1.1]	✓

90. **The date/time for retention begins when the document is presented to the Requestor for viewing [SR 5.4.1.2]	✓

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

PUBLIC DISCLOSURE

91. **The collision record, as it was presented to the Requestor, will be captured un-altered for a total of 7 years [SR 5.4.2.1]	✓

92. **The original collision record will also be flagged for retention and remained unaltered for a total of 7 years [SR 5.4.2.2]	✓

93. **Retention time begins when the last action is taken on the record [SR 5.4.2.3]	✓

94.    Retention for public disclosure requires the record to be maintained for 6 years plus 1 year. The original report can be disseminated and then a supplemental report is sent changing the date of the report. We should be able to view and see the original report was received on one date and the supplemental report was received on a different date.

✓

5.1	GENERAL SYSTEM REQUIREMENTS

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓
OTHER

95.    **The database used to display collision records to the WEB Requestor must be the same database that Internal WSP Employees of Collision Records use to address walk-in, phone-in, and Public Disclosure Requestors.

[SR 5.1.6]

✓

5.2	SYSTEM MANAGEMENT

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

1. Ability to provide an environment that supports multiple users from multiple remote locations

2. **Ability to provide Authorized WSP employees remote access for inquiries, data entry, report generation, etc	✓

3. **Ability to provide security and system controls to limit access [SR 5.1]	✓

4. Ability to provide browser based interface		✓

5.2	SYSTEM MANAGEMENT

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

5. Ability to assign multiple levels of security to users [SR 5.5.1]	✓

6. **Ability for an administrator to define data fields [SR 5.5.2 and SR 5.5.3]	✓

7. **Compatible with all WSP hardware and software standards [SR 2.4.1 and 2.4.2]	✓

8. Ability to provide 24x7 technical support	✓

9. Ability to provide 24x7 access to data from remote connections	✓

10. **Provide a means for a System Administrator to maintain user accounts including the specification of an account number, account name, address, telephone number, e-mail address etc [SR4.12.2.1]	✓

11. **Provide a means for a System Administrator to create or maintain billing accounts including user login name, user name, telephone number, authorizations, etc [SR4.12.2.2]		✓			Many of these WSP account specific functions will be created within the browser based (and/or Winform) administrative functions which manage WSP specific use cases based upon Intellivue ICMCore web services.

5.2	SYSTEM MANAGEMENT

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

12. **Provide a means for a System Administrator to configure the amount to be debited from the requestors account per collision report [SR4.12.2.3]		✓

13.    **Provide a means for a System Administrator to add, change, or remove (from viewing) items from the system’s configuration tables without a coding change

Example:

•    Increase the amount to be charged per record from $5.00 to $9.50

•    Add a new “type” to the “how are you involved in this collision question such as “employee”

[SR4.12.2.5]

✓

14. **Provide a means for the System Administrator to view system details of imports / exports information (i.e. last date and time imported, record[s] count,) [SR4.12.2.6]		✓			These transaction reports generated and updated by Intellivue Document Import Services

15. ** If import or export file is “blank” or contains no records then an error report is generated.		✓			Document import services logs import transaction history and exception reporting.

5.2 SYSTEM MANAGEMENT
	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

16. Allow Authorized WSP Collision Records personnel to add, update, delete and query agency account information [SR4.13.2.1]		✓

17.    **Allow Authorized WSP Collision Records personnel to adjust an account balance. The product shall capture the reason for the adjustment (i.e. debits, credits, or refunds) and comments

         [SR4.13.2.2]

✓

18. **Allow Authorized WSP Collision Records personnel to flag the account for either Redaction or Non Redaction for all requests made by the Requestor [SR4.13.2.3]	✓

19. **Allow Authorized WSP Collision Records personnel to add a pre assigned account number to the account. (The account number will be assigned by the WSP Budget and Fiscal unit) [SR4.13.2.4]		✓

5.2	SYSTEM MANAGEMENT

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

20. Allow Authorized WSP Collision Records to reset the password for the Billable Account System Admin [SR4.13.2.5]		✓

21. Allow an Authorized Billable Account System Admin to change passwords associated with their account [SR4.13.2.6]		✓

22. Allow an Authorized Billable Account System Admin to add, update, and delete users [SR4.13.2.7]		✓

23. **The product must require user WSP employees’ name/password to access the system [SR5.1.1]	✓

24.    The product must follow ISB standards for any password required (i.e. a system administrator account or anyone with access to financial info will need a password that expires after X amount of days

         [SR5.1.2]

		✓			The system will be designed to integration with WSP Active Directory framework and will leverage Windows user / account password administration.

5.2	SYSTEM MANAGEMENT

	Available	Partially Meets	Future Release	Not Available	Comments
REQUIREMENTS	✓	✓	✓	✓

25. The password must be strengthened and must comply with Industry standards [SR5.1.3]		✓			The system will be designed to integration with WSP Active Directory framework and will leverage Windows user / account password administration.

26. The product must provide the means for assigning and updating security and access authority for individuals, entities, and applications accessing features and data [SR5.1.4]	✓

27. **The product must encrypt attachments that are sent via e-mail [SR5.1.5]		✓

28.    The product must request a “delivery” receipt for each e-mail that is sent. This receipt must be stored with the record and on the same retention schedule

(See 6.1 for retention details of the Software Requirement Specification ~ located in Appendix A of this RFP)

[SR5.1.6]

		✓			Will require assistance / support from WSP’s email administrator(s).

6.1.	CONTACT INFORMATION

Provide the following information on the single point of contact in your company for questions as it relates to this RFP. If your responses or part of you solution is dependent upon third-party vendors, please include their contact information as well.

Company Name:	Intellinetics, Inc.

Telephone Number:	614-921-8170

Contact Person:	Matthew Chretien

Telephone Number:	614-921-8170

FAX Number:	614-850-2789

Electronic Mail ID:	matt@intellinetics.com

6.2.	ADDITIONAL VENDOR QUESTIONS

6.2.1.	System Questions

Question	Response

1.      What “performance attributes” does your company use to verify or validate the accuracy of your application? Please explain each of your performance attributes and how they fit into the overall system performance testing.

The measurement of performance will be rooting in the WRECR software specifications issued as a part of this RFP from several perspectives:

•     Confirm required use-cases are supported by application via unit testing. Document the results of each unit test.

•     Error Handling - use plain text error codes in debugging/testing / production to better support future fault isolation / troubleshooting.

•     Scaling - Load test to ensure application performance (often defined as response time) does not degrade past acceptable level(s). Load testing is conducted along several dimension: transaction rate(s) (i.e., a few people with a high number of reports contained within request), number of simultaneous users (many users with a wide range of requested reports), access control stress test (many requestor roles simultaneously hitting web services), and over size of report repository (simulate multi-terabyte repository).

All of these test plan elements map back to the solution specifications.

Question	Response
2. How does your company manage “design” planning—do you need to do “site inspection/assessment” prior to identifying the approach and equipment needed for the application?	The WSP WRECR solution goals and software requirements are well defined within this RFI and it is anticipated that the RFP will serve to further refine / confirm same. This will serve to reduce the amount of time and mutual effort required for the production design phase planning efforts. It expected that the design phase can be successfully completed in a “virtual” manner at this time.

3. Do you have a management pack available for System Center Operations Manager?	Not at this time.

4. Do you have “canned” reports that can be generated from the data collected or is it up to the purchaser to develop reports from the data in the SQL database?	Both options are available and a hybrid approach is assumed in our methodology. In this context, a hybrid approach is where a stable of base reports are included as part of solution delivery, however, their creation is done collaboratively for effective knowledge transfer to enable WSP to be self sufficient as reporting needs grow / evolve.

5. What type of system/equipment training do you provide and what are the durations??	Intellinetics has a dedicated training staff that conducts end user and administrative training courses. Each session is 4 to 8 hours in length and limited to 10 students per session

Question	Response
6. What redaction methods does your proposed redaction tool use? Example -text based, text pattern, zoned etc.

•       Manual - User controlled mode where user draws a rectangle over region(s) to be redacted.

•       Pattern - System looks for any patterns that have been defined as part of redaction filter(s). A pattern based rule is defined by using regular expressions so the number and types of pattern rules are unlimited.

•       Fixed template based - Redaction templates are standard redaction overlays by form type. A common example is upon scanning the Federal 19 in a Human Resources context, the SSN field (which is always in the same place on the form) is automatically redacted based upon a redaction template. Redaction templates are most commonly linked to form type.

•       Labeled Proximity - This mode refers to looking for a specific text pattern (i.e., “SSN #”) which is used as a reference point for a redacted region placed with a relative offset. Labeled Proximity rules can be considered a hybrid of pattern and fixed templates and are most often used with standard forms that are handwritten.

7. Please describe how your redaction tools “redacts” information. Example—do you cover up the “item” or do you remove the “item”?	The coordinates of all redactions are tracked as a property of the document. Upon retrieval, the redaction engine validates the role associated with the requestor and provides the appropriate view of the document. Redactions are applied as a server side process that removes all of the data from the redacted regions. What is viewed, printed, emailed and/or exported is a modified version of the document with. the data under redacted regions removed. In this sense, the item is “removed”, yet WSP does not have the administrative and resource overhead of tracking multiple version of the same document. The original documents are never altered in this model - one physical image with “N” number of logical views.

8. Does your redaction tool come with pre-determined patterns or will it be configured. A pre-determined patter would be a social security Number [SSN] for example.	The redaction engine comes with standard pre-defined patterns for SSN, and other fields. The redaction engine has an easy to use administrative module which supports all up front and on-going redaction related tasks.

Question	Response
9 The collision report will be an image, please explain how your redaction tool will find the “item” within the image.	All images which are received into the WRECR will be run through an OCR process. The resulting text is then analyzed for restricted content by Intellivue’s redaction services engine (Redactivue).

10. Please explain how your redaction tool will handle images that are poorly scanned, hard to read, etc.	The solution enables customized quality / approval workflow to ensure redactions are completed properly. For example, there could be an in-bound redaction workflow rule defined which directs any / all) reports for which redaction were found / applied by the automated redaction services is flagged and sent to WSP staff for quality check (QA) and final approval. In this model, it could be configured such that all new reports pending QA are not available for viewing by anyone other than specific WSP staff. Once QA step occurs, the report is released for search / select / purchase.

11. Please explain how your redaction tool will do a system redaction then proceed to allow a manual redaction.	Building upon the response to item 10 above, during the QA process, if there are additional redactions that need to be applied, an operator simply enabled the Intellivue redaction tool, applies the new redaction(s) as needed, and then saves new work.

12.    Does the redaction tool you are proposing have the ability to turn on/ turn off redaction?

Example—We have 4 items to redact—do we have to redact each item individually < 4 clicks> or can we highlight the 4 times and then redact everything at once? < 1 click>

Yes. Redactions within Intellivue may be applied in “batch mode” on a page - if there are multiple regions, all can be defined prior to saving new work.

13. Is your redaction tool a third party vender tool or an in-house application?	In-house tool which is part of the Intellivue suite (Redactivue).

14. If a third party vender—how long have you been associated with this vender?	N/A

15. If a third party vender—how many projects have you implemented together?	N/A

16. What is your recommendation for WSP’s requirement of a retention tool and its associated requirements [questions 86-91]?	Intellivue has a retention module which will be included as part of the platform.

Question	Response
17. The web application that you are proposing is it a commercially available solution that might require some customization to meet all of our needs or is it a custom application?	It will be a custom user interface built upon a commercially available application programming interface (API) which handles all database, image processing, security, and redaction functions.

18. Please describe what Bank Card processing platforms you have used in the past.	Skip Jack (the State of Ohio standard): http://www.skipjack.com/

19. Are you familiar with CyberSource or First Data as part of Bank Card processing? If so how.	Yes. Both are large bank card processors with a high level of market visibility. In addition, First Data has a large Columbus, Ohio presence (where Intellinetics headquarters is located).

20. What Bank do you usually use to process payments?	Fifth Third is the State of Ohio banking partner.

6.2.2.	Corporate Information

Question	Response
• Describe the support offerings that your company provides. Do you support the product with internal support staff or through a third party?

All support is provided directly from Intellinetics. As the developer (vs. reseller), the WSP would be in partnership directly with the software developer. This direct partnership eliminates the process and technology challenges that can arise from a provider that does not have control over the critical software components for their client(s).

Support is available in three ways — email (support@intellinetics.com), toll free phone, and client portal. The client portal enables client to directly enter support tickets, track ticket progress, and access / search support knowledge base for answers to specific issues 24 x 7.

Intellinetics support information is always available from the Intellinetics website as well:

http://intellinetics.com/support/index.asp

Support plans start with 4 hours response times covering standard business hours (8am-5pm) and scale to 24 x 7 options.

• How many installations of your system do you have?	100+ (core Intellivue platform)

• How many installations have you performed in the last 24 months?	15 major, many mid / department level.

• How long has your company been in business?	Since 1994.

• How many employees do you have?	20

• Describe your target market/typical customer both in terms of industry and size.	Strategic focus on compliance/ regulatory government markets at the State and local levels. Clients range in size from small government agencies to the City of Houston, Texas Police Department (new contract, active installation phase), with over 4000+ sworn officers.

• Describe at least two installations of your system that are of the type and size of the project being proposed by WSP.

Two examples of projects that have a similar architecture and (possible) scale: The Ohio State Highway Patrol (OSP), and the Franklin County, Ohio Clerk of Courts (FCC).

OSP uses Intellivue as the back-end solution which supports a fee-based traffic crash report portal:

http://crsweb.dps.state.oh.us/crashreports/search.aso

Question	Response
FCC uses Intellivue and its user-controlled and automated redaction features to provide access to court documents associated with a specific case online. Intellivue web services were used to integrate to FCC’s web based court management system (CMS).

•      Provide a reference (company name, location, contact name, etc.) where your system is in operation, that is similar to our proposed solution, which would allow us to do a site visit and see the working product.

Ohio State Highway Patrol: Major Mark R. Atkeson (retired). Maj. Atkeson was a Staff Sergeant in 1994 over OSP’s Central Records Unit (CRU). At that time, CRU was facing the same challenges as WSP related to timely responses for records requests. A competitive RFP was issued for a powerful, redaction-enabled system for OSP CRU and Intellinetics was selected. In August of 2002, OSP CRU went live with a fee-based traffic crash report portal connected to Intellivue as the back-end. Since that time the OSP portal has provided over 650,000 reports, 100,000+ Photo requests, while collecting millions of dollars in the process. Approximately 80-90% of requests now come through this portal. Retired Major Mark Atkeson responsibilities included the OSP CRU directly or indirectly for approximately 10-12 years and can be reached at (614-581-0027). The current manager of OSP CRU is Jeff Maute, and he can be reached at (614-728-5307).

FCC enabled internet based court document viewing late last year. FCC used Intellivue as their base EDM platform and was particularly interested in its advanced user-controlled and automated redaction features as ALL support court documents are reviewed prior to release to the web portal. Rosa Barker, the FCC IT Director, oversees all IT initiatives of the Office: Rosa Barker, 614-462-7516.

• In consideration of your company’s current workload, how soon would your company be able to start full-time work on this project?	30 Days after contract award, perhaps sooner. It is critical to get the contract in place as soon as possible in light of administrative project deadline(s).

• Has your company worked with government agencies before? If so, which ones?	Intellinetics is a document management software solutions company whose flagship-platform, Intellivue, is optimized to serve the Public Sector and compliance / risk intensive areas of the commercial markets.

Question	Response

Intellivue’s advanced access control, security, and user-controlled and/or automated redaction capabilities reflect its 16 history of service to these sectors. Representative clients include:

•    Ohio State Highway Patrol

•    Washington State Sheriffs and Police Chief’s Organization (WASPC)

•    Santa Clara, CA Police Department

•    Polk County, FL Sheriff

•    Alabama Department of Insurance

•    Houston, TX Police Department

•    The Ohio Department of Commerce

•    The Ohio Auditor of State

•    The Ohio Department of Insurance

•    Arlington County, VA Police Department

•    City of Milwaukee, Wl Police Department

•    Ontario Canada Provincial Police

•    Montana Department of Justice

•    Kentucky Department of Agriculture

•    City of Savannah, GA Police Department

•      Has your company implemented payment processes through government agencies before? Example - implementing ACH through the Office of State Treasures or Bank Cards through a Budget and Fiscal division?

Yes in the State of Ohio for the Ohio State Highway Patrol traffic crash report solution.

6.2.3. Version Releases

Question	Response
1. Approximately how often are major versions of equipment and/or back office software released?	Major versions are released every 1.5 — 2.5 years.

2. Approximately how often are minor versions of equipment and/or back office software released?	Minor versions are released about 2 times / year.

3. What are your plans for future enhancements of the system (both equipment and back office software)?	Intellinetics software products are continually evolving. Generally driven by client, industry, and technology demands.

4. What is the latest version of your system and how many sites are using this version?

The current major release number for the GX product suite is 2.0.0.0. GX is the second in the pure web services based next generation Intellivue platform. It supports about 20 installations at this time. The GX platform will be used for WSP’s WRECR. The balance of our client base is running on the production version of the Intellivue client / server platform — version 6.2.9.

The technology, tools, and process that Intellinetics would bring to WSP for this project reflect over 15 years of continuous improvement by serving compliance and regulatory markets.

6.2.4. Product Support

Question	Response

1. Where are your technical support locations?	All Tier 1 and Tier 2 support is provided from our Columbus, Ohio corporate headquarters. Tier 3 is provided via our western development office in the Denver, CO metro area (Kersey, CO).

2. What is the native operating system (including version and release) for your back office software? 32 bit or 64 bit?	It is a Microsoft based platform. Recommended back office software: Windows Server 2008, SQL Server 2005 or higher, Microsoft IIS v6 or higher. We can operate on a 32 or 64 bit Windows OS.

3. Will your back office software run on VMware and or Hyper-V on 64 bit machines?	Yes to both.

4. If you answered no to question 2, do you have plans to catch up? By when?

5. How do you publish and distribute software patches?	Maintenance release are made available to all clients with an active maintenance plan in effect. Updates are release via email in most cases with

Question	Response
some exceptions (patches are also available through client portal). Each update is accompanied by update instructions and release notes.

6. How do you publish documentation (e.g., HTML, PDF file, hard copy, etc?)	MS Word and PDF.

7. Is your technical support organization in-house or outsourced to a third-party?	In -house. All support personnel are Intellinetics full time employees.

8. Describe software support including: support tiers, response times, support hours, resolution assurance, change requests.

While there are some client specific variations, typical support model / escalations are:

Nature of Issue:

CRITICAL — Defined as “catastrophic problem” wherein the WSP solution is down, and/or the user has no production capabilities

HIGH — Defined as a “severe problem” wherein the WSP solution is up, but production capability is seriously degraded.

MEDIUM — Defined as a “moderate problem” wherein the WSP solution is up, but production capability is reduced.

LOW — Defined as a “minor problem” wherein the WSP solution is up, with no significant impact to production.

Response Matrix

Priority Level	Response Time	Resolution Time
Critical	Four (4) hours maximum	One(1) calendar day

High	Four (4) hours maximum	Two (2) calendar days

Medium	Eight (8) hours maximum	Three (3) business days

Low	Sixteen (16) hours maximum	Five (5) business days

9. Describe the warranty coverage for your system.	It can vary by specific contract requirements; however typical warranty period is 12 months from date of installation.

Question	Response
10. Describe the on-going maintenance services, and their associated fees, that your company would make available to WSP.	The recommended support model would be a model similar to the one described above packaged as an annual fee which is derived from the base Intellivue components and the WSP browser layer to be developed under this Project.

6.2.5.	Environment and Architecture

Question	Response
1. What is the native operating system for your back office software 32 bit or 64 bit?	Windows server 32 or 64 bit.

2. Will your back office software run on VMware and or Hyper-V on 64 bit machines?	Yes to both.

3. If you answered no to question 3, what are you plans to catch up?	N/A

4. Do you support the Microsoft SQL Server platform 2008, and XP?	Yes to both.

5. How many Microsoft SQL Server database installations of your system are currently in production?	Every Intellivue client requires / runs a production SQL Server instance(s) so 100+.

6. Based on the information within this RFI, what would be your recommended architectural design for this project	Fault tolerant back end infrastructure with hardware load balancing in the future running supported Microsoft products. The client presentation layer would be a mixture of JAVA based web pages and ICMCOre web services-based Win forms.

7. Based on your recommended architecture please provide an itemized list of the hardware and software components you believe will be needed for the WRECR project solution.	1 — Image Server with 4 GB RAM, 2.0 Ghz or higher processor and 250 GB hard drive space with RAID 0, Redundant power supplies 1 — MS Windows 2008 Server OS Software 1 — MS SQL 2008 1 CPU Software

6.2.6.	Miscellaneous

Question	Response
1. Did you thoroughly review the WRECR Software Requirements Specifications —Appendix A?	Yes. The WRECR Software Requirements were the basis for solution approach, architecture and responses.

Vendor Cost Proposal

Appendix B—Cost Forms: Cash Purchase Response

Vendors are required to submit complete cost forms for the cash purchase of each proposed solution. All implementation costs for the entire project from discovery through final acceptance must be identified. The available state funding is limited to $150,000 for the entire investment in the following components:

•	Custom Application (if applicable).

•	Application software.

•	System software.

•	System hardware.

•	Implementation.

Enterprise licenses listed in the cost proposal must apply to all users of the WRECR solution. WRECR users include the public, WSP employees, agencies both in and out of the state of Washington, including:

•	Local agencies (city and county).

•	State agencies.

•	Federal agencies.

•

Please use the following table as a basis for calculating systems maintenance requirements and costs:

All Proposed	Required Maintenance Period	Maintenance Start Date
Hardware	2 years.	Time of purchase.
Systems Software (e.g., operating systems, databases)	2 years.	Time of purchase.
Vendor Software	2 years.	Time of WSP acceptance.

See Sections A, B, C, and D. Venders shall bid a fixed price for these components. Bids exceeding this limit will be rejected as nonresponsive.

A.	Application Software Costs

List all application software being proposed, including package cost, customization cost, and annual maintenance expense. The total for this subsection shall agree with the application software total in the Cost Summary subsection. The annual maintenance cost shall represent the average maintenance cost for Years 3-5. The $150,000.00 includes the implementation and a 2 year installation warranty. The annual maintenance [Years 3-5] is not part of this amount. The warranty period for the application should begin with final acceptance of the application product. This does not include the installation and development period between contract signing and acceptance. Year 2 is a definite annual support period. Years 3-5 are optional annual support periods.

Application Software Description	Required Quantity	Package Name	Package Cost Per License	Total Cost All License	Annual Maintenance Cost
Electronic Collision Report Application—Production
The Main WRECR software platform upon with commercially available and customized componts will operate, Enterprise License	1	Intellivue GX Enterprise License (restricted to WRECR solution use).	$50,000	$50,000	$10,000
Automated Redaction Engine or GX	1	Redactivue	Included	Included	Included
Web Services Application Programming Interface	1	ICMCore	Included	Included	Included
Data Import Services for importing reports from WSDOT	1	Content Importer	Included	Included	Included

User Interface Product
Electronic Collision Report Application—Development
Custom Winform and web browser based modules for all WSP WRECR requirements not met through Base GX platform	1	N/A	1	$50,000	$10,000
Electronic Collision Report Application- Test

Electronic Collision Report Application—Other ( optional)

	Total Cost All	Total Cost All	Total Cost All	Total Cost All	Total Cost All
Application Software Description	Required Quantity	Package Name	Package Cost Per Licenses	Total Cost All Licenses	Annual Maintenance Cost
Interfaces
WSDOT Import Services Interface	1	Content Importer Interface	Included	Included	$1,250
OST Bank Processing Interface	1	Bank Card Processing Interface.	Included	Included	$3,750

	TOTAL			$100,000	$25,000

B.	System Software Costs

List all system software, including costs and annual maintenance expense. The total from this subsection shall agree with the system software total in the Cost Summary subsection. The annual maintenance cost shall represent the average maintenance cost for Years 3-5. WSP reserves the right to utilize the state’s enterprise software licensing or hardware master contracts for the procurement of the new WRECR solution.

System Software Description	Release/Level	Cost	Annual Maintenance Cost
Production
Windows OS	2008	$1,000	N/A
SQLserver	2008 R2 1 CPU	$9,000	N/A
Development

Test

Other (optional)

	TOTAL	$10,000	N/A

C.	System Hardware Costs

List all hardware required, including purchase costs and annual maintenance expense. The total from this subsection shall agree with the hardware total in the Cost Summary subsection. The annual maintenance cost shall represent the average maintenance cost for Years 3-5. WSP reserves the right to utilize the state’s enterprise software licensing or hardware master contracts for the procurement of the new WRECR solution.

Hardware Component Description	Make/Model, Part Number	Required Quantity	Total Purchase Cost	Annual Maintenance Cost
Production
Server - HP DL360, 4GB RAM, 250GB RAIDO Drives, Redundant Power	HP DL360	1	$5,000	$768

Development

Test

Other (optional)

	TOTAL		$5,000	$768

D.	Other Implementation Costs

Describe and list all other costs that would be associated with implementation of your system. Costs not identified shall become the responsibility of the vendor.

Pre-Implementation Activities	$5,000
Design	$10,000
Installation	$5,000
Integration

Project Management	$12,500
Training	$2,500
Documentation

Out-of-Pocket-Expenses (travel per diem, etc.)

Onetime Cost
a. Application Software	$100,000
b. System Software	$10,000
c. Hardware	$5,000
d. Other Implementation Costs	$35,000
Subtotal	$150,000
e. Optional Costs:
TOTAL ONETIME COST (INCLUDING OPTIONS)	$150,000
(not to exceed $150,000.00)

2.	Annual Recurring Costs

Provide a summary of all recurring costs for the system you are proposing. Any subtotals carried forward to this page shall agree with the corresponding detail pages.

Annual Cost
Application Software Maintenance	$25,000
System Software Maintenance	None
Hardware Maintenance (3 yr 24x7x4)	$768
Other Recurring Costs

TOTAL ANNUAL RECURRING COSTS	$25,768

(excluding options)

Total Recurring Costs on Optional Items
System Licensing and Code Ownership	$

Business Continuity Approach		$1,350

TOTAL ANNUAL RECURRING COSTS		$27,118

(including options)

Note: Business Continuity Approach referes to annual software escrow account maintenance.

Other (please describe)

TOTAL OTHER IMPLEMENTATION COSTS	$35,000

E.	Hourly Rate for Future Enhancements

During the term of the resulting contract WSP may determine that changes or enhancements are needed to the vendor product. Please refer to Section 57, Updating and Maintaining the Application Product, of the sample contract in APPENDIX C for a description of when time-and-materials work would be appropriate. Please submit an hourly rate for this type of work.

Hourly Rate	$125.00

F.	Optional Component Costs

By utilizing the forms from Sections A, B, C, and D above, identify any and all costs associated with full implementation and maintenance of optional message switch components. Additional optional components should be included and noted to reflect additional capabilities that can be provided by the vendor, including addressing the following specific issues:

•

Transfer of system licensing and code ownership to WSP. RESPONSE: There are no optional software components presented as part of this response. Upon Acceptance, all non-commercial source code produced as part of this project will be provided to WSP. That transfer is included as part of the project total.

•

Business continuity approach. RESPONSE: All hardware, software and services will be provided in a manner consistent with WSP IT standars and policy, and reflect Intellinetics subject matter expertise and experience deploying similar solutions. In addition, the Software Escrow Agreement requirement that is part of the contracting model (if apparent successful vendor) will protect WSP in the event commercial source code transfer triggers have occurred. The annual cost for Software Escrow Agreement is provided in the optional cost summary below.

G.	Cost Summary

1.	Total Onetime Costs

Provide a summary of all onetime costs for the system you are proposing. Any subtotals carried forward to this page shall agree with the corresponding detail pages.

8.	PROJECT MANAGEMENT PROPOSAL

8.1.1.	Project Management

Vendors must provide an overview of how they will successfully manage the complex aspects of budget, scope, and schedule management. In addition, vendors need to describe the project management methodology to be utilized, including a description of any supporting software. This discussion will include information about overall project management techniques, issue management approaches, weekly status reporting, and staffing. WSP prefers the use of Microsoft Project 2003 as the project scheduling software.

The following is Intellinetics approach to project management. While some items described may not necessarily apply to this particular project it gives WSP an understanding of the process and methodology that Intellinetics subscribes to.

Intellinetics’ Engagement Methodology is called “Excellence In Motion”, or EIM™. EIM follows best practices, including methodologies and standards set forth by the Project Management Institute designed to minimize risk, decrease costs, and ensure project outcomes meet objectives.

PHASE 1: DISCOVERY

The Discovery phase provides an objective analysis of your organization’s document and content management needs. It can be used to determine not only your risk exposure, but also can provide the necessary data to produce your business case analysis (Return on Investment [ROI] and Total Cost of Ownership [TCO]).

Activities	Results	Value

•      Interviews with stakeholders and subject matter experts

•      Infrastructure assessment

•      Review business climate and organizational goals/objectives

•      Document integration requirements and technology standards

	• Core business drivers • Summary of Findings • Return on Investment review • System management resource impact analysis	• Determine tactical and strategic benefits of document management on business model • Enable organization to advance to next stage in life cycle

The Discovery phase brings resources on-site to assess your current infrastructure and business processes. The result is a summary of findings that outlines the tactical and strategic impact of document management upon the stakeholders and respective business units that participate in the process. It also includes any relevant technical, policy, or resource constraints that must be accommodated.

The Discovery phase begins with documenting your current business drivers, initiatives and goals. This analysis forms the baseline for future planning. The Discovery Phase is supported by a combination of detailed interviews and departmental walk-throughs. If legacy systems are in place, our technical consultants will evaluate the technology in order to recommend the best integration or conversion strategy. Any key enterprise applications are also examined to determine integration points that could provide additional value to the organization.

Once the on-site portion of the Discovery phase is concluded, the information is gathered, analyzed, and distilled into a Summary of Findings. The process concludes with a formal business presentation of the analysis and findings.

Phase 2: Design

The Design phase translates the analysis and findings from the Discovery phase into detailed system architecture and a complete Statement of Work (SOW).

Activities	Results	Value

• System architecture design • System interface design • Detailed system configuration and design • Training Plan • Support Model • System documentation requirements	• Analysis and Design findings • Application design documents • Hardware requirements • Business Process and Workflow diagrams • Detailed project plan

•      System design and project scope are in tight alignment with system requirements

•      New system will yield tactical and strategic benefits highlighted in Discovery phase

•      Enable organization to advance to next stage in life cycle

The Design phase is comprised of building the details behind overall system design and project planning. It focuses on accommodating the specific technology, process, and policy needs identified in the Discovery phase into a complete SOW. The Design phase concludes with an approved SOW that will support all aspects of the next phase of the life cycle: Implementation.

Phase 3: Implementation

The Implementation phase is comprised of active system delivery. The Implementation phase requires that formation of a formal project team that (ideally) remains intact throughout the entire project. The SOW produced in the Design phase guides all aspects of active delivery.

Activities	Results	Value

•      Order and configure all hardware and third-party software

•      Configure server, storage, and software

•      Equipment delivery to worksite

•      Installation / testing

•      Training

•      Documentation

•      Acceptance Testing and full cutover

	• Complete system delivery per SOW and approved changes • The solution is properly installed and integrated into business • Knowledge transfer critical to system expansion	• Tactical and strategic benefits identified in Discovery now realized • Enable organization to advance to next stage in life cycle

The Implementation phase closes out with comprehensive system acceptance tests as well as the completion and delivery of all technical, training, and policy documentation.

Phase 4: Control

The Control phase transitions the new solution to on-going support/continuous operation mode. This phase incorporates all aspects of proactive and reactive system administration and control into organization policy and procedure. The control phase is characterized by the creation of formal feedback loops for ideas on expanded system use.

Activities	Results	Value

• Access support and maintenance resources as needed • Create system user group to trap and build upon ideas for system expansion and/or policy revision • Participation in user community

•      Expansion of benefits through policy and system configuration refinements

•      New/unexpected benefits through direct end-user feedback

•      Gain insight into how other organizations have used their solution to solve their technical and business needs

•      Establish a mission- critical business asset able to evolve and grow

•      Implement new business and service models based upon new capabilities

•      Increase the return on system investment through continuous improvement and expansion

The Control phase forms the basis of the implementation of new capabilities now possible as a result of the new system. System expansions follow the same life cycles—discovery, design, implement, and control. This process on continuous improvement is dynamic and grows and evolves to support changing needs.

Ongoing Activity

Ongoing Activities are items that span multiple phases. Note the following summaries regarding these activities.

Communications Planning & Execution

Communications Planning & Execution is reflective of the ongoing activity practice of solid communications. Examples of tools used include:

•	Project Plans and Schedules

•	Meeting Agenda / Recaps

•	Status Reports

•	Change Control Documents

•	Acceptance Documents

Teambuilding & Profiling

Account Relationship & Profiling is reflective of the ongoing process of managing the account relationship and learning/documenting everything that we learn. Tools used during this process include the Intellinetics Customer Profile, and Intellinetics Contact Profile forms.

Project Management

Project Management is the process of managing the On-Time, On-Budget, and Client Satisfaction aspects of the project. Tools used within Project Management include:

•	Client Status Communications

•	Scope and Change Control Documents

•	Project planning templates and processes

•	Techniques advocated by the Project Management Institute (PMI)

Knowledge Transfer

Knowledge Transfer is the art of transitioning the process and technology knowledge associated with our solution to the client. It not only involves specific training-oriented events, but it involves solid day-to-day communications with the client. Tools used within Knowledge Transfer include:

•	Training courses

•	Software documentation

•	Expert support staff and consultants

•	Opportunities for continuing advanced product and process education

Quality Assurance

The focus of Quality Assurance is to ensure quality deliverables throughout the design, testing, and implementation phases of the project.

•	Standardized delivery processes

•	Solution documentation and acceptance mechanisms

•	Detailed Statement of Work

•	Quality planning instead of quality testing

Tools

Intellinetics uses many tools to manage a project. Microsoft Project 2003 can be used for managing the project tasks, schedules and resources if required by the client. However, Intellinetics uses a solution called AutoTask. Autotask has an embedded project management tool that allows real-time collaboration and communications between the Intellinetics project team and the client project team. The client is provided with a web based client access portal that allows them to view the project tasks and schedule as well as input notes, communicate with the project team, and open service desk requests.

8.1.2.	Status Reporting

Vendors should describe the process of providing project status updates to WSP. The vendor project manager will report to the WSP project manager weekly by e-mail and a minimum of once a month in person [if applicable] or via phone to update WSP on completed tasks, review the progress of uncompleted tasks, clarify requirements, and discuss other issues related to the WRECR project. The vendor project manager will report project status to the project Executive Steering Committee as necessary.

Intellinetics conducts weekly project status meeting via conference calls and webinars with the project team. In addition, Intellinetics provides at a minimum weekly written project status resports describing the tasks completed for the period, outlining any upcoming tasks for the next period, identifying any project issues or concerns, and provides an “Action Item” list so that all project team members know the items they are responsible for should any follow up be required. There is also a legend in the upper right hand corner of the status report document that provides, at a glance, an overall project health check.

8.1.3.	Quality Assurance

Vendors must describe the QA process to be utilized for the project tasks, schedule, deliverables, and testing in order to ensure that work related to the production of acceptable deliverables is on track and expectations are met or exceeded. The QA process is expected to be proactive so as to ensure not only that the schedule is met but also that product and service quality is maintained.

Throughout the various phases of the project Intellinetics performs QA reviews with the client and/or the entire project team to ensure that the project is proceeding on schedule and that deliverables are being delivered to the client’s satisfaction. Also during the various phases of the project signatures are required from the client acknowledging that the deliverables for that phase have been met. Client acceptance is necessary before moving on to the next phase.

8.1.4.	Project Schedule

Vendors must describe the process of developing the schedule, including the identification of all major phases, tasks, and subtasks. For each identified task or subtask, vendors should include the following information:

•	Resource assignments (e.g., vendor staff, local agency staff).

•	Milestones.

•	Time frames.

¡	Assume 10 business days for WSP review on each iteration of a deliverable.

•	Deliverables.

The initial project schedule is developed based on our understanding of the proposed deliverables, the expected urgency of implementation and our experience with projects of similar size and complexity. Resources are assigned based on skills required and availability. Milestones are determined by major deliverables that are required before being able to proceed to the next phase of the project. Time frames are established based on the amount of effort involved and the availability of resources on the vendor and client side. Deliverables are described as part of the response to this RFP.

8.1.5.	Phase Duration

WSP is interested in implementing this project as quickly as possible. WSP prefers a project schedule that is realistic and reflects the shortest reasonable time frame based on the offeror’s experience with projects of similar size and complexity and its capacity to successfully deliver proposed outcomes.

Please provide a schedule that reflects the most expeditious and reasonable time frame possible. For your final schedule, describe your delivery approach, your assumptions and needs, and any additional risks or work requirements that will be important for WSP to understand in working with you to ensure successful delivery.

•	Phase 1 Implementation-Supports Process Numbers 5.1.1, 4.1, 4.121.10, 4.1.2.12, 4.1.2.1 4.6.2, 4.6.3,6,1

Timeline to complete

Phase 1—Base System Functionality	July 1	July 9	July 16	July 23	July 30
Project kick-off	✓
Discovery/Infrastructure Review		✓
Base Platform Deployment			✓
Software/License Implementation			✓
Base Application Design.				✓
Base Application Deployment				✓
End User and Admin Training					✓
Phase 1 Go-Live					✓

•	Phase 2 Implementation—Web Browser Deployment for Non-Authorized Users. Supports Process Numbers 4.1.2.5, 4.1, 4.1.2.10, 4.1.2.1, 4.6.2, 5.2, 4.1.2.4, 4.6.3

Timeline to complete

Phase 2—Public Access Functionality	Sep 17	Nov 5
Develop/Test/Deploy Web Browser Interface for Non-Authorized Users	✓
Develop/Test/Deploy Bank Card		✓
Processing Interface
Phase 2 Go-Live		✓

•	Phase 3 Implementation—Web Browser Deployment for Authorized Users. Supports Process Numbers 4.6.2, 5.2, 4.1.2.4

Timeline to complete

Phase 3—Non Redacted Requests	Dec 31
Develop/Test/Deploy Web Brower User Interface for Authorized Users	✓
Phase 3 Go-Live	✓

Intellinetics assumptions:

•	Work will begin July 1, 2010

•	Most of the work can be completed remotely from the Intellinetics offices

o	Intellinetics uses a secure remote support tool called LogMeln Rescure

o	Intellinetics can work with WSP to create secure point-to-point VPN tunnel if required

•	Some work may be necessary to be performed on site at WSP

•	Intellinetics will have access to WSP resources and infrastructure as needed on a timely basis

•	All hardware, software, and licenses will be purchases and installed in a timely manner to meet implementation requirements and schedules

•	Intellinetics will have timely access to subject matter experts as required

8.1.6.	Risk Management Approach

Vendors must provide their approach to risk management that minimally identifies all risks associated with implementing WRECR, the methods proposed to mitigate each risk, the probability that each risk will occur (i.e., high, medium, low), and the impact each risk can have on the project (i.e., high, medium, low).

Intellinetics manages risk by providing and receiving constant communication feedback with the client project team. Much time is spent during the discovery phase of the project to identify and document the specific project tasks and associated timelines. Although much of the anticipated work and delivery timelines are known and identified as part of this RFP there will still be some details that will need to be discussed and worked out with WSP. By effectively identifying the associated tasks and timelines and aggressively managing the work and resources the amount of risk should be kept to a minimum.

Using the project management methodology outlined in section 8.1.1 and reporting. outlined in section 8.1.2 Intellnetics is able to manage risk and keep the client informed of project status in a timely manner.

Should something happen to create a risk to the project (whether vendor side or client side), the client PM and team are notified immediately with full disclosure so as to understand the risk, the cause of the risk, what actions are being taken to resolve the risk and the impact of the risk on the project. With this information the project team can make the appropriate decisions and work to resolution.

8.1.7.	Proposed Project Staff

Vendors must provide an outline of all proposed individuals, including their major areas of responsibility during the project and the percentage of time that each will be dedicated to the project.

Specific guidelines for the vendor’s project manager include the following:

•	Must be able to demonstrate a history of successful projects of similar size, nature, and complexity.

•	Must have a bachelor’s degree or equivalent work experience.

•	Must be able to demonstrate a minimum of 3 years’ project management experience.

Though not required, Project Management Professional (PMP) certification from the Project Management Institute, Inc. (PMI) would be a value-added qualification.

Resumes of all key proposed personnel are required and must include the following, at a minimum:

•	Experience with the vendor.

•	Experience with projects related to public safety, especially message switch solutions.

•	Experience with projects similar in size, scope, and complexity to this project.

•	System design and development experience.

•	System implementation and support experience.

•	System integration experience.

Vendors shall indicate any industry-acknowledged certifications (e.g., Capability Maturity Model Integration [CMMI], PMP, International Organization for Standardization [ISO]) that their organizations or key proposed personnel have attained or are actively pursuing.

The description of experience must include specific responsibilities of vendor personnel and the number of years of their experience.

Each project referenced in a resume should include the customer name, customer reference (including current telephone number), and time period of the project, as well as a very brief project description. Limit references to the last 5 years.

It is important to note that WSP reserves the right to approve or reject any changes to the vendor’s key personnel after the contract award. WSP also reserves the right to require key personnel changes, with reasonable notice to the vendor, following contract award if WSP determines that such changes are in the best interest of the project.

Mike Beck—Project Manager (PM) —10% of the PM’s time is allocated to project activities Qualifications:

Mike Beck brings 20 years of IT experience to Intellinetics including infrastructure, project management and leadership. Mike is a member of the Intellinetics leadership team and is responsible for overall solution delivery. Mike brings experience in project management and reporting. Prior to joining Intellinetics Mike was the project manager for a large voice and data infrastructure build out for a major retailer’s corporate headquarters and distribution center. The project was delivered on time and on budget. While at Intellinetics Mike was the project manager for a year-long project involving a custom developed application for managing elected officials financial disclosure information. That project was also delivered on time and on budget. Mike has also managed many other large and small projects and holds a Bachelors degree in Business Administration.

Neil Campbell—Development Manager—30% of the Development Managers time is allocated to project activities

Qualifications:

Neil Campbell offers 20 years of IT experience including infrastructure design and support, project management, consulting, and development management. Neil has excellent solution design qualifications and effectively manages a development team to produce highly functional and efficient applications. Neil has experience managing large scale, complex efforts to bring solutions in on time and on budget. Neil is responsible for the end-to-end product life cycle management from initial concept through development. Neil is responsible for the tactical and strategic policies and procedures for product development. Neil holds a Bachelors degree in Economics.

Amy Hedgpath—Business Process Analyst (BPA)—20% of the BPA time is allocated to project activities

Qualifications:

Amy Hedgpath brings five and one half years of experience in document imaging. She has excellent written and verbal communication skills. Amy has a deep knowledge of the Intellinetics products and understands workflow and the importance of processes. She is proficient in Intellinetics application and security design. Amy has had many years of user training experience with previous employers as well as with Intellinetics. Amy has been the lead business process analyst on many projects including a large project with a large agency spanning over more than one year and involving many departments. In addition, Amy has led the discovery process on many other projects for companies in the public and private sector.

John Savolaine—Technical Consultant (TC)—25% of the TC time is allocated to project activities Qualifications:

John Savolaine has many years of experience in the content and document management environment as well as Microsoft Windows server and SQL environments. Specifically, John is proficient in supporting Windows 2000, 2003, and 2008 server and SQL 2000, 2005 and 2008. John is also experienced at implementing all of the Intellinetics products. John has performed many implementations both large and small. He has performed application migrations and upgrades. John is customer focused and works to ensure clients are getting the most out of their application. John has been the lead in many instances when integrating Intellinetics products with other third party systems and applications. John holds the following certifications: MCDBA. MCSA. CDIA+ (Certified Document Management Architech). Hyland Software (OnBase)—Certified Installer, Certified Workflow Engineer, Work View certified, API certified. John has a Bachelors degree in Information Technology, a Bachelor of Science degree in Psychology and a Master of Arts degree in Education.

8.1.8.	Implementation Approach

Vendors must provide their approaches to implementation of the proposed WRECR solution, outlining the steps from the time of contract signing through complete acceptance and go-live of the future WRECR infrastructure in the production environment.

The project plan is based upon a phased approach where each phase builds upon the others, while accelerating WSP’s ability to use the new capabilities provide by each phase:

Phase I: Base Platform Deployment

•	Install Hardware

•	Install OS

•	Install Database

•	Install GX Platform

¡	ICMCore

¡	Host Site Manager

¡	Content Importer

o	Redactivue

•	Configure WRECR base Intellivue Application to support process numbers:

¡	5.1.1

¡	4.1

¡	4.121.10

¡	4.1.2.12

¡	4.1.2.1

¡	4.6.2

¡	4.6.3

¡	6.1

Phase II: Web Browser Deployment for Non-Authorized Requestors

•	Develop / Test / Deploy Web Browser User Inteface for Non-Authorized Users

¡	User Registration

¡	Search

¡	Select

¡	Pay

¡	Receive

•	Develop / Test / Deploy Bank Card Processing Interface

•	Configure WRECR web browser module which supports process numbers:

¡	4.1.2.5

¡	4.1

¡	4.1.2.10

¡	4.1.2.1

¡	4.6.2

¡	5.2

¡	4.1.2.4

¡	4.6.3

¡	4.6

Phase III: Web Browser Deployment for Authorized Requestors

•	Develop / Test / Deploy Web Browser User Interface for Authorized Users

¡	Manage Authorization lifecycle

¡	Forms

¡	Notifications

¡	Auditing

•	Configure WRECR web browser module which supports process numbers:

¡	4.6.2

¡	5.2

¡	4.1.2.4